PRELIMINARY COPY
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               AMENDMENT NO. 2 to
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       The Securities Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement Only

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             FirstFed Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|_|   No fee required.

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            Common Stock, par value $.01 per share
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      (2)   Aggregate number of securities to which transaction applies:

            1,300,000
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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            $11.00 per share subject to the Schedule 14A filing
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      (4)   Proposed maximum aggregate value of transaction:

            $14,300,000
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      (5)   Total fee paid:

            $2,860
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|X|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      --------------------------------------------------------------------------
      (1)   Amount previously paid:

      --------------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------
      (3)   Filing Party:

      --------------------------------------------------------------------------
      (4)   Date Filed:

      --------------------------------------------------------------------------

                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020

                               _____________, 2005

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of FirstFed Bancorp, Inc., on ____________ , 2005 at _____ p.m., local time, at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama.

      At the special meeting you will be asked to approve and adopt an Agreement and Plan of Merger. The merger agreement provides for the merger of FirstFed Bancorp, Inc., with FirstFed Merger Corporation, a wholly-owned subsidiary of FirstFed Bancorp, Inc., with FirstFed Bancorp, Inc. surviving the merger in what is commonly referred to as a "going private" transaction. The proposed merger would reduce the number of stockholders to fewer than the number required to allow us to elect to be taxed as a Subchapter S corporation for federal income tax purposes and terminate the registration of our common stock under the Securities Exchange Act of 1934, thereby avoiding the significant costs, personnel time commitment and burdensome regulation required with being a public company.

      Under the terms of the merger agreement,

      o each share of common stock owned by a stockholder who does not meet the requirements to be a "qualified stockholder" will be converted into cash in the amount of $11.00 per share; and

      o each share of common stock owned by a stockholder who meets the requirements to be a "qualified stockholder" will remain outstanding and continue to represent one share of common stock.

      The board of directors believes that the merger agreement is in the best interests of our company and stockholders and unanimously recommends that stockholders vote "FOR" the proposal to approve of the merger agreement, which must be approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting.

      We urge you to review carefully the enclosed proxy statement that describes the matters to be considered at the special meeting, including the merger agreement, in detail. Whether or not you plan to attend the special meeting, we urge you to sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope supplied for your convenience. On behalf of our board of directors, we appreciate your cooperation and continued support.

                                     Sincerely,


                                     B.K. Goodwin III
                                     Chairman of the Board,
                                     President and Chief Executive Officer

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD _______________, 2005

      TO THE STOCKHOLDERS OF FIRSTFED BANCORP, INC.:

      A special meeting of the stockholders of FirstFed Bancorp, Inc. will be held on _____________, 2005 at _____ p.m., local time, at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama, for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation and the transactions contemplated by the agreement;

      2. To consider and vote upon a proposal to approve any adjournment of the special meeting for the purpose of allowing additional time in order to solicit proxies in favor of Proposal 1 or to satisfy other conditions to the completion of the merger; and

      3. To consider any other business as may properly come before the special meeting or any adjournment of the special meeting.

      The matters to be considered at the special stockholders' meeting are more fully discussed in the attached proxy statement, which we urge you to read carefully. A copy of the Agreement and Plan of Merger is included as Appendix A to the proxy statement. Dissenting stockholders who comply with the procedural requirements of Delaware law will be entitled to receive payment of the fair cash value of their shares. We have included a copy of the procedural requirements for dissenting stockholders as Appendix F to the proxy statement.

      We have fixed the close of business on _______________, 2005, as the record date for the special meeting. Accordingly, only stockholders of record as of that date are entitled to notice of, to attend and to vote at, the special meeting and any adjournment or postponement of the special meeting.

      Your vote is very important, and you are cordially invited to attend the meeting in person. However, whether or not you expect to attend the meeting in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. For your convenience, we have enclosed a self-addressed, stamped envelope for the return of your proxy. Your prompt response will help reduce proxy solicitation costs, which are paid for by FirstFed Bancorp, Inc. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the section of the proxy statement titled "Questions and Answers -Questions and Answers About the Special Meeting" beginning on page 8 of the proxy statement.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     _____________________________________
                                     Lynn J. Joyce
                                     Secretary

_____________, 2005
Bessemer, Alabama

                     PROXY STATEMENT FOR THE SPECIAL MEETING
                  OF THE STOCKHOLDERS OF FIRSTFED BANCORP, INC.

      We are providing these proxy materials to you in connection with the solicitation of proxies by our board of directors for the special meeting of stockholders and for any adjournment of the special meeting. At the meeting, you will be asked to:

      o consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation and the transactions contemplated by the agreement;

      o consider and act upon a proposal to approve the adjournment of the special meeting in order to solicit additional proxies in favor of the Agreement and Plan of Merger; and

      o consider any other business as may properly come before the special meeting or any adjournment of the special meeting.

      In this proxy statement, when we refer to "FirstFed Bancorp," the "company," "our company," "we," "our" and "us," we are referring to FirstFed Bancorp, Inc. When we refer to the "Bank," we are referring to First Financial Bank. When we refer to the "interim company," we are referring to FirstFed Merger Corporation. Finally, when we refer to "the merger agreement," we are referring to the Agreement and Plan of Merger, dated as of September 30, 2005, by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation.

      The merger is being proposed to enable us to reduce the number of stockholders in order to meet the Internal Revenue Code Subchapter S requirements of no more than 100 stockholders. If the merger is approved by our stockholders and becomes effective, we will be eligible to elect with the Internal Revenue Service to be taxed as a Subchapter S corporation for federal income tax purposes. In addition, we will be eligible to terminate our registration under the Securities Exchange Act of 1934, as amended, and suspend the filing of annual and periodic reports with the Securities and Exchange Commission.

      This document provides you with detailed information about the proposed merger and the other matters to be considered at the special meeting and certain other information about us. Please see the section titled "Where You Can Find More Information" on page 75 for additional information about us on file with the Securities and Exchange Commission.

      We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of $4,000, plus reimbursement of normal expenses.

      This proxy statement and proxy card are being mailed to our stockholders beginning on or about __________, 2005.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction, or passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

      You are not to construe the contents of this proxy statement as legal, business or tax advice. You should consult your own legal counsel, accountants, business advisors and tax advisors as to legal, tax, business and financial aspects of the merger.

      The date of this proxy statement is ______________, 2005.

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                                TABLE OF CONTENTS


                                                                                                            Page
SUMMARY TERM SHEET REGARDING THE MERGER PROPOSAL...............................................................1
QUESTIONS AND ANSWERS..........................................................................................3
     Questions And Answers About The Merger....................................................................3
     Questions And Answers About The Special Meeting...........................................................8
SELECTED FINANCIAL INFORMATION................................................................................10
FORWARD-LOOKING STATEMENTS....................................................................................11
SPECIAL FACTORS...............................................................................................11
     Background of the merger.................................................................................11
     Purposes of and reasons for the merger proposal..........................................................20
     Determination of the terms of the merger.................................................................22
     Financial fairness.......................................................................................22
     Independent valuation....................................................................................22
     Recommendation of our board of directors.................................................................28
     Source and amount of funds for the transaction...........................................................33
     U.S. federal income tax consequences of the merger.......................................................37
     Security ownership of certain beneficial owners .........................................................39
     Intended common stock purchases in private placement offering by directors, executive officers and ESOP.........................................................................42
     Certain effects of the merger and the private placement offering on FirstFed Bancorp.....................42
     Certain effects of the merger on our stockholders........................................................44
CONSEQUENCES OF A SUBCHAPTER S ELECTION.......................................................................48
     Tax consequences of Subchapter S tax status..............................................................48
     Non-tax consequences of Subchapter S election............................................................50
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..................................................................50
MARKET FOR SECURITIES AND DIVIDEND INFORMATION................................................................55
     Distributions of S Corporation Earnings - FirstFed Bancorp...............................................55
     Distributions of S Corporation Earnings - The Bank.......................................................56
PROPOSAL ONE - THE PROPOSED MERGER............................................................................57
     Parties to the merger....................................................................................57
     Structure of merger......................................................................................57
     Qualified stockholder....................................................................................58
     Certain exceptions to "qualified stockholder" criteria ..................................................59
     Ownership minimum........................................................................................62
     Who may be an S corporation stockholder..................................................................64
     Conversion and exchange of stock certificates............................................................67
     Interests of certain persons in the merger...............................................................67
     Dissenting stockholders..................................................................................67
     Conditions to consummation of the merger.................................................................69
     Amendment or termination of the merger agreement.........................................................70
     Effective time of the merger.............................................................................70
     Regulatory approvals.....................................................................................70
     Expenses of the merger...................................................................................71
     Anticipated accounting treatment.........................................................................72
     Operations of FirstFed Bancorp and the Bank following the merger.........................................72
     Directors and executive officers of FirstFed Bancorp and FirstFed Merger Corporation.....................73
     Vote required to approve the merger......................................................................74
PROPOSAL TWO - ADJOURNMENT OF THE SPECIAL MEETING.............................................................74
OTHER MATTERS.................................................................................................74
COST OF SPECIAL MEETING AND SOLICITATION OF PROXIES...........................................................74
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING...............................................74
STOCKHOLDER COMMUNICATIONS....................................................................................75
WHERE YOU CAN FIND MORE INFORMATION...........................................................................75
ANNUAL REPORT ON FORM 10-KSB, QUARTERLY REPORTS
  ON FORM 10-QSB AND OTHER INFORMATION........................................................................75


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APPENDICES:.......
   AGREEMENT AND PLAN OF MERGER                                     Appendix A
   FORM OF CERTIFICATE OF ELIGIBILITY                               Appendix B
   FORM OF CONFORMED IRS ELECTION FORM                              Appendix C
   FORM OF STOCKHOLDERS' AGREEMENT                                  Appendix D
   FORM OF FAMILY ELECTION FORM                                     Appendix E
   DISSENTERS' RIGHTS PROVISIONS                                    Appendix F
VALUATION REPORT OF RP FINANCIAL, LC.                               Appendix G
   FAIRNESS OPINION OF FELDMAN FINANCIAL ADVISORS, INC.             Appendix H
   ANNUAL REPORT ON FORM 10-KSB FOR FISCAL YEAR
     ENDED DECEMBER 31, 2004                                        Appendix I
   QUARTERLY REPORT ON FORM 10-QSB FOR FISCAL
     QUARTER ENDED MARCH 31, 2005, AS AMENDED                       Appendix J
   QUARTERLY REPORT ON FORM 10-QSB FOR FISCAL
     QUARTER ENDED JUNE 30, 2005                                    Appendix K
   QUARTERLY REPORT ON FORM 10-QSB FOR FISCAL
     QUARTER ENDED SEPTEMBER 30, 2005                               Appendix L
   CURRENT REPORT FORM 8-K DATED NOVEMBER 17, 2005                  Appendix M


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                SUMMARY TERM SHEET REGARDING THE MERGER PROPOSAL

THE FOLLOWING SUMMARY TERM SHEET, TOGETHER WITH THE "QUESTIONS AND ANSWERS" FOLLOWING THIS SUMMARY TERM SHEET, HIGHLIGHT SELECTED INFORMATION FROM THIS PROXY STATEMENT ABOUT OUR PROPOSED MERGER AND THE SPECIAL MEETING. THIS SUMMARY TERM SHEET AND THE QUESTION AND ANSWER SECTION MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND, AND FOR A MORE COMPLETE DESCRIPTION OF THE MERGER PROPOSAL ON WHICH YOU WILL VOTE, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND ALL OF ITS APPENDICES BEFORE YOU VOTE. FOR YOUR CONVENIENCE, WE HAVE DIRECTED YOUR ATTENTION IN PARENTHESES TO THE LOCATIONS IN THIS PROXY STATEMENT WHERE YOU CAN FIND A MORE COMPLETE DISCUSSION OF EACH ITEM LISTED BELOW.

Reasons for the Merger (Page 20)

      Our primary reason for the merger is that it will enable us to, and we will, deregister our shares of common stock under the Exchange Act. As a result, we will no longer incur the costs and regulatory burden of maintaining such registration. In addition, the merger will enable us to become eligible to be taxed for federal income tax purposes under Subchapter S of the Internal Revenue Code for the purpose of generally eliminating our federal income tax liability at the corporate level.

The Merger Proposal and Consideration to be Received (Page 57)

      Pursuant to the merger proposal, FirstFed Merger Corporation, a newly-formed Delaware corporation, proposes to merge with and into FirstFed Bancorp. Under the terms of the merger proposal, if the merger is completed:

      o FirstFed Bancorp stockholders holding fewer than 10,000 shares of FirstFed Bancorp common stock as of the effective date of the merger will receive a cash payment of $11.00 per share, unless they perfect appraisal rights.

      o FirstFed Bancorp stockholders holding 10,000 or more shares of common stock as of the effective time of the merger will continue to hold such shares of FirstFed Bancorp, unless they perfect appraisal rights.

      o The officers and directors of FirstFed Bancorp at the effective time of the merger will continue to be the officers and directors of FirstFed Bancorp immediately after the merger.

The Parties to the Merger (Page 57)

      o FirstFed Bancorp is a Delaware corporation and the holding company for First Financial Bank.

      o FirstFed Merger Corporation is a recently-formed Delaware corporation organized to effectuate the merger.

      o The principal executive offices of both FirstFed Bancorp and FirstFed Merger Corporation are located at 1630 Fourth Avenue North, Bessemer, Alabama 35020.

      o The telephone number for both FirstFed Bancorp and FirstFed Merger Corporation is (205) 428-8472.

      o The executive officers and directors of FirstFed Bancorp and FirstFed Merger Corporation are the same individuals. See "Proposal One - Directors and executive officers of FirstFed Bancorp and FirstFed Merger Corporation."

Vote Required for the Merger (Page 74)

      o Approval of the merger agreement requires the approval of the holders of at least a majority of the shares of FirstFed Bancorp common stock entitled to vote at the Special Meeting of Stockholders.


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      o     FirstFed Bancorp's directors and executive officers have indicated
            that they will vote their shares of common stock in favor of the merger. As of November __, 2005, affiliated stockholders, which include the directors, executive officers and 10% stockholders, owned a total of 1,025,424 outstanding shares of FirstFed Bancorp common stock, or approximately 41.9% of the total votes eligible to be cast at the Special Meeting. See "SPECIAL FACTORS - Security ownership of certain beneficial owners."

      o At least a total of 200,001 shares, or approximately 8.2% of the total votes eligible to be cast, held by unaffiliated stockholders, must be voted in favor of the merger in order to approve the transaction. No unaffiliated stockholders have disclosed to FirstFed Bancorp how they intend to vote on this matter.

      o The private placement stock offering to finance the merger will be completed after the Special Meeting of Stockholders. Shares to be issued in the private placement will not be entitled to vote on the merger agreement.

      o Because the required vote of our stockholders to approve the merger is based on the number of outstanding shares of FirstFed Bancorp common stock entitled to vote, the failure by the holder of any shares to submit a proxy or to vote in person, including abstentions and broker non-votes, will have the same effect as a vote against the merger proposal.

Results of the Merger (Page 20)

      As a result of the merger:

      o FirstFed Bancorp will immediately deregister its shares of common stock under the Securities Exchange Act of 1934, as amended. Therefore, the merger is considered a "going private" transaction;

      o FirstFed Bancorp will be enabled to become eligible to be taxed for federal income tax purposes under Subchapter S of the Internal Revenue Code for the purpose of generally eliminating our federal income tax liability at the corporate level;

      o Cashed-out holders of FirstFed Bancorp common stock will no longer have an interest in, or be stockholders of, FirstFed Bancorp and therefore, they will not be able to participate in its future earnings and growth, if any; and

      o the number of record stockholders of common stock of FirstFed Bancorp will be reduced from approximately 375 to less than 100, and the number of outstanding shares of FirstFed Bancorp common stock will be increased from approximately 2,500,000 to approximately 2,650,000.

Conditions to the Completion of the Merger (Page 69)

      The completion of the merger depends upon the satisfaction of a number of conditions, unless waived, including:

      o approval of the merger agreement by the holders of at least a majority of the shares of common stock entitled to vote at the Special Meeting; o the successful sale of up to 1,650,000 shares of common stock in a private placement offering.

U.S. Federal Income Tax Consequences of the Merger (Page 37)

      The receipt of cash by stockholders in the merger will create either taxable income or taxable loss for federal income tax purposes depending on a stockholder's tax basis in his or her shares of common stock.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU WILL DEPEND ON YOUR OWN SITUATION. TO REVIEW THE MATERIAL TAX CONSEQUENCES IN GREATER DETAIL, PLEASE READ THE DISCUSSION UNDER "SPECIAL FACTORS - U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

Appraisal Rights in the Merger (Page 67)

      Under Delaware law, you are entitled to dissent from the merger and you may have appraisal rights in connection with the merger:


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      o     to exercise your appraisal rights, you must comply with all procedural requirements of Section 262 of the Delaware General Corporation Law;

      o a description of the Section 262 of the Delaware General Corporation Law is provided in "PROPOSAL ONE - THE PROPOSED MERGER - Dissenting stockholders" and the full text of the section is attached as Appendix F to this document; and

      o FAILURE TO TAKE ANY STEPS REQUIRED BY DELAWARE LAW MAY RESULT IN A TERMINATION OR WAIVER OF YOUR APPRAISAL RIGHTS.

Valuation of Common Stock (Page 22)

      RP Financial, LC has delivered to the board of directors of FirstFed Bancorp its written valuation, dated September 20, 2005, to the effect that, as of August 26, 2005, the value of the common stock of FirstFed Bancorp as a going concern is $9.50 per share. You should carefully read the discussion under "SPECIAL FACTORS."

Sources of Funds; Financing of the Merger (Page 33)

      We estimate that the total funds required for the payment of the consideration to cashed-out holders of our common stock and to pay fees and expenses relating to the merger will be approximately $14,500,000. These amounts will be paid for through a private placement offering of our common stock, which is expected to close on or before the effective time of the merger, and a loan of $6,000,000 from Alabama Bankers Bank to finance the ESOP's purchase of 600,000 shares. Certain directors and executive officers of FirstFed Bancorp currently intend to purchase up to an aggregate of 245,000 shares of common stock in the private placement offering, or $2,450,000 based on the offering price of $10.00 per share.

Recommendation of the Boards of Directors of FirstFed Bancorp and FirstFed Merger Corporation and Their Directors and Executive Officers Regarding the Merger (Page 28)

      The boards of directors of FirstFed Bancorp and FirstFed Merger Corporation and their directors and executive officers, individually, believe that the merger is fair to and in the best interests of FirstFed Bancorp and its stockholders, including both affiliated and unaffiliated stockholders, and unanimously recommend that stockholders of FirstFed Bancorp vote "FOR" the approval of the merger agreement.

                              QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

      We have sent this Notice of Special Meeting of Stockholders and Proxy Statement, together with the enclosed proxy card, because our board of directors is soliciting your vote at the special meeting to be held on ______________, 2005. This proxy statement contains important information about the proposals to be considered at the special meeting, including the "going private" merger transaction, and other information regarding our company.

      We urge you to read the entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Who are the parties to the proposed merger? (See page 58)

      FirstFed Bancorp, Inc. We are a Delaware corporation and a bank holding company that has registered as a financial holding company. We also are the holding company for First State Corporation, an Alabama corporation, which owns all of the outstanding stock of First Financial Bank, an Alabama state bank with its main office in Bessemer, Alabama.

      FirstFed Merger Corporation. FirstFed Merger Corporation is a shell Delaware corporation and wholly-owned subsidiary of FirstFed Bancorp organized solely for the purpose of facilitating this transaction. The interim


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company will merge with and into our company and will cease to exist after the merger. The interim company has no significant assets, liabilities or stockholders' equity.

Why is the merger being proposed? (See page 20)

      Our board of directors believes that the merger is in the best interests of our company, stockholders and banking community. The merger is being proposed for the following reasons:

      o The merger would enable us to terminate the registration of our common stock under the Securities Exchange Act for the purpose of avoiding the significant costs and personnel time commitment necessary for compliance with the Securities and Exchange Commission's reporting requirements and the other additional material costs associated with being a reporting company.

      o The merger would also enable us to become eligible to be taxed for federal income tax purposes under Subchapter S of the Internal Revenue Code for the purpose of generally eliminating our federal income tax liability at the corporate level.

What are the basic terms of the merger transaction? (See page 57)

      Under the merger agreement, each share of common stock owned by a stockholder who does not meet the requirements to be a "qualified stockholder" will be converted into cash in the amount of $11.00 per share. Each share of common stock owned by a stockholder who meets the requirements to be a "qualified stockholder" will continue to represent one share of common stock.

How was the cash price for shares of our common stock determined? (See page 22)

      We retained RP Financial, LC., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to assist our board of directors in determining a fair price for shares of our common stock. The board of directors considered the presentation by RP Financial and other factors that the board deemed relevant, and set the value of the cash consideration to be received under the merger agreement at $11.00 per share. We have attached a copy of the valuation report of RP Financial as Appendix G to this proxy statement.

Who will be a "qualified stockholder" under the merger agreement? (See page 58)

      Subject to certain exceptions, to be a "qualified stockholder" under the merger agreement, you must satisfy all of the following criteria:

      o Either individually or together with your spouse, if any, or through co-ownership, estates, Individual Retirement Accounts (subject to the Tax Corrections Act of 2005 becoming law prior to closing of the transactions) certain trusts or usufructs as outlined in pages 58-61, you must own of record at least 10,000 shares of common stock of FirstFed Bancorp. Stockholders that qualify for and make the family member election may aggregate their shares in order to meet the 10,000 share minimum. For reasons outlined in the section titled "Certain exceptions to `qualified stockholder' criteria" beginning on page 51, certain co-owners, trusts and estates are being excluded from being a "qualified stockholder".

      o You must be an eligible S corporation stockholder not precluded by one of the exceptions listed under "Proposal One - The Proposed Merger - Certain exceptions to `qualified stockholder' criteria" beginning on page 57 and deliver to us an executed certificate of eligibility, the form of which is attached as Appendix B to this proxy statement;

      o You and your spouse, if any, (or, if a trust or usufruct, the person(s) treated as the stockholder(s) under the Internal Revenue
            Code) must consent to our election to become an S corporation by delivering to us an executed conformed Internal Revenue Service election form, the form of which is attached as Appendix C to this proxy statement;


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      o     You and your spouse, if any, (and, if a trust or usufruct, certain other persons) must deliver to us an executed signature page to the Stockholders' Agreement between our company and stockholders, the form of which is attached as Appendix D to this proxy statement; and

      o If your ownership allows or is dependent upon making the election to treat members of a family as one stockholder, a member of the family must deliver an executed election form and a representation that the election will be included in the tax returns of the family members. The election form is attached as Appendix E to the proxy statement.

What if my stock is held in an IRA?

      Under the American Jobs Creation Act of 2004, IRAs are allowed to be stockholders of S corporation banks and are allowed to sell bank stock to the IRA beneficiary without violating the prohibited transaction rules. However, the Act did not include bank holding company stock like the common stock of FirstFed Bancorp. Under the Tax Technical Corrections Act of 2005 introduced in July 2005, IRAs would be allowed to hold S corporation stock in a depository institution which includes bank holding companies and sell depository institution stock to the IRA beneficiary as a part of making an S corporation election without violating the prohibited transaction rules. Should this Act be signed into law prior to closing the transaction, IRAs that meet all of the requirements to be a qualified stockholder as defined in the merger agreement will be considered a "qualified stockholder". The unrelated business taxable income rules that apply to other tax-exempt entities (other than an ESOP) apply to IRAs and Roth IRAs that hold S corporation stock.

What is the Stockholders' Agreement? (See page 64)

      The Stockholders' Agreement is an agreement between our company and qualified stockholders that is intended to restrict the transfer of shares of our common stock in certain situations that may jeopardize our continuing eligibility as an S corporation. We have also attached the form of the Stockholders' Agreement as Appendix D to this proxy statement.

When will FirstFed Bancorp determine whether I am a "qualified stockholder"?

      We will determine whether you are a "qualified stockholder" when the merger is completed. The deadline for delivering to us a properly executed certificate of eligibility, conformed Internal Revenue Service election form and Stockholders' Agreement signature page is ___:___ p.m. (Central Time) on ________________ __, 2005. If you wish to restructure your ownership interest or acquire additional shares of common stock from third parties to obtain the ownership minimum, you should do so by no later than ____ p.m. (Central Time) on ____________, 2005. However, if you were not a qualified stockholder on November 30, 2005, you will not be eligible to participate in the private placement offering as a FirstFed Bancorp stockholder.

What is the private placement?

      Concurrently with the merger, we are offering a minimum of 1,450,000 shares and up to a maximum of 1,650,000 shares of common stock to qualified stockholders as of November 30, 2005. The private placement stock offering will not commence until after the special meeting has been held and concluded. The purchase price of the common stock is $10.00 per share. The net proceeds of the equity offering, of which $6,000,000 will be funded with the ESOP debt financing, will be used to finance the merger. The terms of the stock offering are set forth in a separate Private Placement Memorandum, which is available to all qualified stockholders. In offering and selling shares in the stock offering, FirstFed Bancorp will rely on the so-called "private placement" exemption under Section 4(2) if the Securities Act of 1933, and expects to rely on Rule 506 in Regulation D under the 1933 Act.

What effects will the merger and related private placement have on my interest in FirstFed Bancorp?

      The effects of the merger and the related private placement on your interest will vary depending on whether you receive cash for some or all of your shares, whether you continue to remain a stockholder following the merger and whether you purchase additional shares in the private placement.


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      As to any shares that are exchanged for cash in the merger, you will (i)
receive cash in the amount of $11.00 per share, (ii) incur no brokerage costs,
(iii) have no ability to participate in any future potential earnings or growth of the company or any stockholder votes, (iv) have no ability to reacquire the shares except in a transaction with a third party, and (v) likely be required to pay federal and, if applicable, state and local income taxes on the amount of any gain. Each of these items is described more fully in the section titled "Special Factors--Certain effects of the merger on our stockholders--Cashed-out shares" beginning on page __.

      As to any shares that are not exchanged for cash in the merger, you will
(i) retain an ongoing equity interest in the company, including the ability to participate in any future potential earnings and growth; (ii) be required to include your pro rata share of our earnings in calculating your federal income tax liability; (iii) have decreased access to information regarding our company because our common stock will no longer be registered with the Securities and Exchange Commission and listed on the NASDAQ Small Cap Stock Market; (iv) have decreased liquidity in your shares; and (v) be restricted in your ability to transfer your shares as a result of the Stockholders' Agreement. On a pro forma basis, giving effect to the transaction, we expect that our earnings per share will increase (after a one-time charge-off of a deferred tax asset required in the election of Subchapter S taxation) as a result of the merger. We also expect that the collective share ownership of our directors and executive officers will increase as a result of the merger, and as a result of the completion of a private placement offering of a minimum of 1,450,000 shares and up to a maximum of 1,650,000 shares of common stock of FirstFed Bancorp concurrently with the merger, as financing for the merger. Each of these items is described more fully in the section titled "Special Factors--Certain effects of the merger on our stockholders--Remaining shares" beginning on page 44. Finally, stockholders who remain stockholders following the merger will also experience the consequences of becoming an S corporation stockholder. These consequences are discussed more completely in the section titled "Consequences of a Subchapter S Election" beginning on page 48.

What effects will the merger and the related private placement have on FirstFed Bancorp?

      We expect that the merger and the related private placement will have the following effects on our company:

      o     Reduction in number of stockholders;

      o     Reduction in liquidity of common stock;

      o     Termination of Securities Exchange Act registration;

      o Elimination of federal income tax liability, with certain exceptions;

      o     Expectation of quarterly distribution to cover estimated taxes; and

      o     Increase in share ownership of executive officers and directors.

Am I entitled to dissenters' rights? (See page 67)

      You may dissent from the merger by following the procedures set forth in section 262 of the Delaware General Corporation Law and receive the fair cash value of your shares of common stock. We have also attached a copy of section 262 as Appendix F to this proxy statement.

When will the merger be completed?

      We are working to complete the merger by December 31, 2005. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of our stockholders at the special stockholders' meeting and satisfy, or obtain a waiver of, a number of other conditions to the merger that are described more fully in the sections titled "Proposal One--The Proposed Merger--Conditions to consummation of the merger" and "--Regulatory approvals" beginning on pages 69 and 70, respectively.

What are the tax consequences of the merger to me? (See page 37)

      In general, if you are a "qualified stockholder" and do not receive any cash in the merger, we expect that the merger will be tax-free to you for federal income tax purposes. If you receive cash for your shares, you will likely recognize taxable gain or loss upon your receipt of cash. You should consult with your own tax advisor to determine the particular tax consequences of the merger that are applicable to you.

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Should I send in my stock certificates now? (See page 67)

      Do not send in your stock certificates now. When the merger is completed, we will send written instructions to you for use in exchanging your stock certificates for new stock certificates or cash.

May the merger agreement be amended or terminated? (See page 70)

      Yes. The merger agreement may be amended or terminated at any time before the merger is completed upon the mutual written consent of the boards of directors of FirstFed Bancorp and the interim company. With certain exceptions, additional stockholder action is generally not required.

Will there be restrictions on the transfer of my common stock after the merger? (See page 64)

      Yes. Stockholders following the merger will have executed the Stockholders' Agreement, which is intended to limit their ability to transfer their shares of stock to a person or entity who would jeopardize our continuing eligibility as an S corporation.

What does the board of directors recommend?

      Our board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" the proposal to approve the merger agreement and the transactions contemplated by the agreement. The board believes that these transactions are in the best interests of our Company and stockholders, and that the transactions are fair to all of our stockholders, including unaffiliated stockholders, those who will receive cash in the merger and those who will retain their shares following the merger.

Have FirstFed Bancorp's affiliates considered the fairness of the merger transaction?

      Yes. For purposes of this transaction, each of our directors and executive officers, as well as those of FirstFed Merger Corporation and our company's Employee Stock Ownership Plan, or ESOP, are considered affiliated persons engaged in the "going private" transaction. Accordingly, among other things, each is making a determination of the fairness of the merger transaction. As more fully described in the section titled "Special Factors--Recommendation of our board of directors--Determination of fairness by filing persons" beginning on page 28, each of our affiliates has determined that the merger and merger agreement are substantively and procedurally fair to all of our stockholders, including unaffiliated stockholders.

How will the merger be funded? (See page 33)

      We expect merger-related expenses to total approximately $200,000. In order to fund the merger, FirstFed Bancorp will issue a minimum of 1,450,000 and up to a maximum of 1,650,000 shares of common stock in a private placement offering. The proceeds of the private placement are expected to be at least approximately $14,300,000. With proceeds of a loan of $6,000,000 to FirstFed Bancorp, an ESOP will purchase 600,000 of the private placement offering shares and own approximately 28% of the outstanding common stock upon completion of the merger. Any funds raised in excess of the amount needed to fund the merger will be used to supplement operations of the Bank.

Will the merger affect the daily operations of FirstFed Bancorp or the Bank? (See page 72)

      We anticipate that the merger will have little effect on the operations of our company or the Bank, each of which will continue its existing operations in substantially the same manner as it now conducts them. The merger will not result in any changes to the board or management of our company or the Bank.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

When and where is the special stockholders' meeting?

      The special meeting will be held on ______________, 2005 at ____ p.m., local time, at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama.

What is the purpose of the special meeting?

      At the meeting, you will be asked to (i) consider and vote on a proposal to approve and adopt the merger agreement by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation and the transactions contemplated by the merger agreement; (ii) consider and vote upon a proposal to adjourn the special meeting for the purpose of allowing additional time to solicit proxies in favor of the merger or to satisfy other conditions to completion of the merger; and (iii) consider any other business that may properly come before the special meeting or any adjournment of the special meeting.

How many votes do I have?

      You have one vote for each share of common stock you owned on ___________, 2005, the record date for the special meeting.

How many votes can be cast by all stockholders?

      As of the record date for the special meeting, __________ shares of common stock were issued and outstanding and held of record by approximately 375 stockholders.

How many votes must be present to hold the special meeting?

      A majority of the votes that can be cast, or at least _______ votes, must be present in person or by proxy to hold the special meeting. The shares owned by stockholders present at the special meeting or represented at the special meeting by a properly executed proxy, but who abstained from voting on a particular proposal, and broker non-votes will be treated as shares that are present at the stockholders' meeting for determining whether a quorum exists, but will not be counted as a vote "FOR" or "AGAINST" that proposal.

What happens if the special meeting is adjourned?

      Stockholders may be asked to vote upon a proposal to adjourn the special meeting. Any adjournment could be used for the purposes of allowing additional time for soliciting votes from our stockholders to approve and adopt the matters to be considered at the special meeting or to satisfy other conditions to the completion of the merger that we elect to satisfy prior to seeking a vote of our stockholders in connection with the merger. Your proxy will still be good and may be voted at the adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What vote is required to approve the matters to be considered at the special meeting?

      The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting. The adjournment, if necessary, must be approved by a majority of the votes cast.

How do I vote?

      You may vote by completing and returning a proxy or by voting in person at the meeting. We encourage you to attend the special meeting, and execution of the enclosed proxy will not affect your right to attend the meeting and vote in person.

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                                                                PRELIMINARY COPY

      Voting by proxy. If you vote by proxy, your proxy will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote, your shares will be voted for the merger proposal and, if necessary, for the adjournment. The board of directors does not know of any other matters to be presented for a vote at the special meeting. If any other matters unknown to us a reasonable time before this solicitation are properly brought before the special meeting, the persons named in the proxies, acting under the proxy, would have the discretion to vote on those matters as determined by a majority of the board of directors.

      Voting in person. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

Can I change my vote after I have mailed my signed proxy?

      Yes, you may change your vote by delivering to the secretary of the company, prior to the time that the proxy is voted, a written, dated instrument stating that the proxy is revoked or a subsequent proxy that is signed by the person entitled to vote the shares. However, mere attendance at the special stockholders' meeting will not of itself revoke a proxy.

What if my shares are not registered in my name?

      If your shares are registered in "street name" (i.e. in the name of a broker, bank or other record holder), you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting. Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Who can help answer my questions?

      If you have any questions about the special stockholders' meeting or the merger, or if you need additional copies of the enclosed materials or proxy, you should contact: Lynn J. Joyce, Chief Financial Officer and Secretary, or B.K. ("Skipper") Goodwin III, Chairman of the Board, Chief Executive Officer and President, FirstFed Bancorp, Inc. at 1630 Fourth Avenue North, Bessemer, Alabama 35020. The telephone number is (205) 428-8472.

What do I need to do now?

      After you have carefully read this proxy statement, please indicate on the proxy card how you want to vote. Complete, sign, date and return the proxy card to us as soon as possible in the enclosed postage-prepaid return envelope so that your shares will be represented and voted at the special stockholders' meeting.

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                         SELECTED FINANCIAL INFORMATION

      The following table sets forth selected historical financial information and other data about the company at the dates and for the periods shown. The financial information for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 is derived from our audited consolidated financial statements. The financial information for the nine months ended September 30, 2005 and 2004 was derived from our unaudited consolidated financial statements. Historical results are not necessarily indicative of future results. There are no significant operations or assets of the company that are not reflected in the financial data appearing below. This financial information is only a summary and should be read in conjunction with our consolidated financial statements and other financial information, including the notes to our financial statements, contained in our annual reports on Forms 10-KSB and quarterly reports on Form 10-QSB for the periods described, each of which has been previously filed with the Securities and Exchange Commission. See "Where You Can Find More Information," beginning on page 75.

                                          Nine months ended
                                             September 30,                             Year ended December 31,
                                             -------------       ------------------------------------------------------------------
                                          2005         2004         2004          2003           2002          2001         2000
                                       ----------   ----------   ----------   -----------    -----------    ----------   ----------
                                                             (dollars in thousands, except per share data)
Summary Income Statement Data:
Total interest income                  $    7,921   $    7,249   $    9,851   $     9,005    $    10,665    $   13,269   $   13,157
Total interest expense                      3,449        3,060        4,190         4,037          4,916         6,853        6,165
Net interest income                         4,472        4,189        5,661         4,968          5,749         6,416        6,992
Provision for loan losses                     202          548          684         1,141          1,956            96          135
Non-interest income                         2,976        2,139        2,912         2,339          2,232         1,379          919
Non-interest expense                        6,464        5,240        6,899         5,777          5,925         5,916        5,307
Income before income taxes                    782          540          990           389            100         1,783        2,469
Income tax expense (credit)                   177           95          225           (14)          (101)          593          919
Net income                                    605          445          765           403            201         1,190        1,550
Per Share Income Data:
Weighted average shares                 2,404,923    2,350,332    2,361,694     2,314,055      2,277,916     2,400,247    2,459,148
outstanding
Earnings per common share              $      .25   $      .19   $      .32   $       .17    $       .09    $      .50   $      .63
Cash dividends per share               $      .28   $      .28   $      .35   $       .35    $       .35    $      .38   $      .35
Tangible book value per share          $     7.05   $     7.17   $     7.18   $      7.30    $      7.65    $     7.56   $     7.51
Book value per share                   $     7.51   $     7.67   $     7.67   $      7.81    $      8.07    $     7.99   $     7.94
Selected Balance Sheet Data:
Total assets                           $  205,805   $  212,274   $  214,443   $   194,211    $   177,570    $  182,227   $  157,204
Loans, net of allowance for loan          167,520      157,584      161,841       136,099        104,310       108,986      118,536
   losses
Deposits                                  162,327      159,824      157,545       151,109        139,931       146,069      136,417
Stockholders' equity                       18,379       18,331       18,418        18,552         18,808        18,466       20,160
Performance Ratios:
Return on average stockholders'
   equity                                     4.3%         3.2%         4.2%          2.2%           1.1%          6.1%         7.9%
Return on average assets                       .2%          .1%          .4%           .2%            .1%           .7%          .9%
Avg. stockholders' equity to avg
   assets                                     9.1%         8.6%         8.9%          9.9%          10.5%         10.7%        11.8%
Regulatory Capital Ratios:
Tier 1 leverage capital ratio (bank          11.6%        10.9%         8.8%          8.3%           8.3%          8.3%        11.8%
   level only)                               11.6%        10.9%         8.8%          8.3%           8.3%          8.3%        11.8%
Tier 1 risk-based capital ratio (bank
   level only)                               13.3%        12.9%        10.4%         10.8%          12.3%         11.7%        16.8%
Total risk-based capital ratio (bank
   level only)                               14.2%        13.8%        11.3%         11.7%          13.1%         12.3%        17.7%

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                           FORWARD-LOOKING STATEMENTS

      This proxy statement includes various forward-looking statements about FirstFed Bancorp and the Bank that are subject to risks and uncertainties. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives.

      Statements preceded by, followed by or that otherwise include the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "may increase," "may fluctuate" and similar expressions of future or conditional verbs such as "will," "should," "would" and "could" are generally forward-looking in nature and not historical facts. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. You should understand that the following important factors, in addition to those discussed elsewhere in this proxy statement or in the documents that are referenced by this proxy statement, could affect our future results following the merger and could cause results to differ materially from those expected in such forward-looking statements:

      o the effect of economic conditions and interest rates on a local, state or national basis;

      o the performance of the businesses of FirstFed Bancorp and the Bank following the merger;

      o     the competitive pressures in the financial services industry;

      o     the financial resources of, and products available to, competitors;

      o changes in laws and regulations to which FirstFed Bancorp, the Bank, our customers, competitors and potential competitors are subject, including those related to banking, tax, securities, insurance and labor;

      o the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; and

      o     opportunities that we may pursue following the merger.

      These forward-looking statements involve risks and uncertainties in addition to the factors described under "Special Factors" below. It is not possible to foresee or identify all such factors. You should consider the areas of risk described in this proxy statement in connection with any forward-looking statements that may be made by FirstFed Bancorp or the Bank or anyone acting for either or both institutions. Except for any ongoing obligations to disclose material information under federal or state securities laws, we do not undertake any obligation to update any forward-looking statement, or to disclose any facts, events or circumstances after the date of this proxy statement that may affect the accuracy of any forward-looking statements. The safe harbor provisions of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, do not apply to the merger.

                                 SPECIAL FACTORS

Background of the merger

      Election to be taxed as a Subchapter S corporation. In 1996, Congress enacted the Small Business Protection Act. One of the provisions of the Act amended certain sections of the Internal Revenue Code to permit financial institutions that meet certain requirements to be taxed under Subchapter S of the Internal Revenue Code. Since that date, numerous community banks have elected Subchapter S tax treatment. A corporation taxed under Subchapter S of the Internal Revenue Code is commonly referred to as an "S corporation." The primary advantage of being an S corporation is that S corporations are generally not subject to federal income taxes at the corporate level.

      The market for financial services and the regulatory environment in which our company and the Bank operate have changed substantially over the past several years. Our industry has undergone substantial consolidation, which has resulted in larger financial institution competitors further increasing their competitive advantage with respect to economies of scale and access to lower cost capital through public capital markets. In addition, following the passage of the Small Business Protection Act, numerous community bank competitors have elected to become Subchapter S corporations, which has generated a competitive advantage to those banks by generally eliminating their federal corporate income tax liability while we continue to incur corporate level taxes.

                                                                PRELIMINARY COPY

These banks are also avoiding the expenses associated with being a public company. Finally, as court decisions and regulations have expanded the banking powers of credit unions, we have experienced increased competition from these financial institutions, which--like Subchapter S banks--are not subject to federal income taxation. These changes have required our board of directors to reevaluate our long-term business plans and future opportunities in the competitive and highly regulated financial services industry. As a part of this process, the board has been evaluating a Subchapter S election for our company and the Bank.

      The Small Business Protection Act also provides that a parent corporation may elect to become an S corporation, treat any wholly-owned subsidiaries as "qualified Subchapter S subsidiaries" and receive beneficial Subchapter S tax treatment for its subsidiaries. Consequently, upon consummation of the merger, we would be able to elect to become an S corporation and elect for the Bank to become a qualified Subchapter S subsidiary. Thereafter, we would generally not be subject to federal income taxes at the corporate level.

      Electing to become an S corporation would enable us to realize significant tax savings and improve our profitability, increasing the likelihood that the Bank will remain an independent community bank, which is consistent with our current strategic plans.

      American Jobs Creation Act of 2004. In October 2004, the American Jobs Creation Act of 2004 was signed into law. This Act contains a variety of S corporation reforms that increase the flexibility of using an S corporation, including:

      o Increases the number of permissible stockholders of an S corporation from 75 to 100. This provision is effective for taxable years beginning after December 31, 2004.

      o Treats members of a family as one stockholder for purposes of determining the number of eligible stockholders. The Act defines the term "members of the family" as the common ancestor, lineal descendants of the common ancestor, and the spouses (or former spouses) of such lineal descendants or common ancestor. Under the Act, a common ancestor is an individual who is no more than six generations removed from the youngest generation of stockholders who otherwise would be members of the family. This provision is effective for taxable years beginning after December 31, 2004.

      o Provides relief for inadvertent invalid elections or terminations of an election to have members of a family treated as one stockholder. This provision applies to elections and terminations made after December 31, 2004.

      o Permits traditional and Roth IRAs to be stockholders of a bank that is an S corporation but only to the extent of the bank stock held by the IRA on the date of enactment. Under certain circumstances, the Act also allows the sale of the bank stock by the IRA to an IRA beneficiary. These provisions became effective on the date of enactment but do not apply to a bank holding company, such as the company. Accordingly, IRA stockholders of the company are currently not permissible S corporation stockholders, but may be if the Tax Technical Corrections Act of 2005 (discussed below) is enacted prior to completion of the merger.

      o Allows banks, bank holding companies and financial holding companies, such as the company, to exclude all interest income and dividends on assets required to be held by the bank or company, including stock, from passive income for purposes of applying the passive investment income rules. This provision is effective for taxable years beginning after December 31, 2004.

      Tax Technical Corrections Act of 2005. Under the American Jobs Creation Act of 2004, IRAs are allowed to be stockholders of S corporation banks and are allowed to sell bank stock to the IRA beneficiary without violating the prohibited transaction rules. The Act did not include bank holding company stock like the common stock of FirstFed Bancorp. Under the Tax Technical Corrections Act of 2005, introduced in July 2005, IRAs will be allowed to hold S corporation stock in a depository institution which includes bank holding companies and sell depository institution stock to the IRA beneficiary as a part of making an S corporation election without violating the prohibited transaction rules. Should this Act be signed into law prior to closing the transaction, IRAs that meet all of the requirements to be a qualified stockholder as defined in the merger agreement will be considered a "qualified stockholder". The unrelated business taxable income rules that apply to other tax-exempt entities (other than an ESOP) apply to IRAs and Roth IRAs that hold S corporation stock. Should this Act be signed into law, the definitions of adopted children and foster children will be conformed with the Working Families Tax

                                                                PRELIMINARY COPY

Relief Act of 2004. Thus, adopted children and foster children that meet the definitions outlined in the Working Families Tax Relief Act of 2004 may qualify to be included in the family member election. And, if shares are co-owned with an adopted child or foster child that meets the requirements under the Tax Technical Corrections Act of 2005, this co-ownership would be considered a "qualified stockholder" as long as the family election is made.

      Termination of registration. At the time that we formed our holding company, we registered our common stock under section 12(g) of the Securities Exchange Act. By registering our common stock, we became subject to a number of rules and regulations applicable to companies having a class of stock registered with the Securities and Exchange Commission, which are commonly referred to as "reporting companies."

      As a reporting company:

      o we are required to file annual reports with the Securities and Exchange Commission on Form 10-KSB, which include audited financial information, a comprehensive discussion of our financial condition and results of operations, disclosure regarding market risks, information about directors, executive officers and executive compensation, and a description of our business, properties and legal proceedings;

      o we are required to file quarterly reports with the Securities and Exchange Commission on Form 10-QSB, which include unaudited financial information for the quarter and year to date, a comprehensive discussion of our financial condition and results of operations for the period and year to date, disclosure regarding market risks, and a discussion of our legal proceedings;

      o we are required to file proxy statements and related materials as required by Regulation 14A under the Securities Exchange Act;

      o we are required to file other periodic reports with the Securities and Exchange Commission on Form 8-K to disclose certain other material developments;

      o our directors, executive officers and 10% stockholders are required to file ownership reports with the Securities and Exchange Commission and are subject to the "short swing" profit limitations of Section 16 under the Securities Exchange Act;

      o we (along with our officers and directors) are subject to potential civil and criminal liability resulting from violations of the Securities Exchange Act;

      o we are required to file certain schedules and other documents with the Securities and Exchange Commission prior to repurchasing shares of our common stock, with certain exceptions; and

      o we are subject to a number of new requirements and obligations resulting from the Sarbanes-Oxley Act of 2002, including enhanced financial disclosures.

      The costs associated with compliance with the myriad of rules and regulations applicable to us as a reporting company comprise a material overhead expense. We expect that these costs will continue to increase and become more as a result of the Sarbanes-Oxley Act of 2002 and the regulations promulgated under the Act. These costs include:

      o legal expenses to review Securities and Exchange Commission filings and advise us with respect to compliance;

      o     accounting fees;

      o costs of printing and mailing the Securities and Exchange Commission documents;

      o other filing costs associated with Securities and Exchange Commission reports and other filings;

      o     NASDAQ fees;

      o review and testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and

      o     directors' and officers' liability insurance premiums.

      In addition to the direct costs associated with compliance with Securities and Exchange Commission rules and regulations, we are also affected by indirect costs to our business associated with the diversion of employees from core banking operations to compliance activities. While these indirect costs are less susceptible to quantification, management believes these indirect costs are real and material.

      The direct and indirect costs of compliance with Securities and Exchange Commission rules and regulations and of being a reporting company have been increasing over the years, and we believe that they will continue to increase, in light of the Sarbanes-Oxley Act of 2002 and the additional rules and regulations


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promulgated by the Securities and Exchange Commission as a result of that Act.
In particular, we expect accounting fees and insurance premiums paid by reporting companies to increase in the near future at a significantly higher rate than those paid by nonreporting companies.

      Management discussions. After considering the experiences and results over the last few years of other financial institutions and bank holding companies that have elected to become S corporations, the increased flexibility of using an S corporation provided by the American Jobs Creation Act, as well as the costs of compliance as a reporting company, the burden on management required for compliance with Securities and Exchange Commission rules and regulations, and the additional requirements of the Sarbanes-Oxley Act of 2002, our executive officers held internal discussions, in late 2004, concerning the possibility of terminating our Securities Exchange Act registration and electing to be taxed as an S corporation for federal income tax purposes. In considering the experience of other banks and bank holding companies that have elected to become Subchapter S corporations since 1996 and the recent S corporation reforms, our executive officers concluded that the elimination of double taxation of corporate earnings has enabled these institutions to strengthen their capital condition to support growth opportunities, become more competitive in pricing loans and deposits and/or increase the distribution rate to stockholders. Our executive officers further concluded that these effects have generally increased their respective competitive positions and enhanced their respective franchise values.

      Although our executive officers were generally aware of the burdens and purported benefits associated with remaining a reporting company, our executive officers believed that the costs of being registered with the Securities and Exchange Commission were likely to materially increase as a result of the corporate and regulatory environment and that we had been realizing minimal benefit as a result of our status as a registered company. Furthermore, our executive officers believed that, in order to continue as a reporting company, our existing compliance programs would need to be enhanced to comply with new laws and regulations.

      Based upon these internal discussions, our executive officers concluded that they should further investigate the benefits and costs associated with making a Subchapter S election and terminating our registration and consult with corporate counsel and our independent accountants in evaluating these matters.

      At the regular December 21, 2005, board of directors meeting, our chairman, president and chief executive officer initiated a discussion with our board to review the results of the investigation conducted by the executive officers regarding a possible "going private" transaction and the related Subchapter S election. The discussion included a detail of cost savings associated with eliminating compliance requirements of the Sarbanes-Oxley Act. Also discussed were the various alternative structures to reduce the stockholder base and the effect of purchasing stockholders' shares at an appropriate price. A private placement to generate funds to finance the transaction was also discussed in general terms. The discussion included an analysis of the return on investment for a projected sales price. This analysis included an estimate of earnings to be retained in capital for growth and capital strength and earnings that could be used to pay dividends. The need for a financial advisor to assist the board to determine the price was discussed. Our chief executive officer discussed the possibility that our ESOP might purchase shares in the private placement and the need for approval by the Federal Reserve for such a transaction. The merits of employee ownership and the resulting effects on the operations of First Financial Bank also were discussed. The board concluded that this potential transaction could be the best course of action for our company and the Bank and authorized management to continue the investigation and work associated with this transaction and to file a preliminary draft application with the Federal Reserve.

      At a special meeting of the board of directors held on March 14, 2005, called by our chairman of the board, president and chief executive officer, our executive officers and outside legal counsel who advise our board of directors with respect to corporate, securities, regulatory and benefit plan matters, met with our board to discuss legal issues associated with "going private" transactions, including the benefits of, and burdens associated with, remaining a Securities and Exchange Commission reporting company. Management and our legal counsel discussed the reporting requirements and our other obligations under the Securities Exchange Act, which are described in the initial paragraphs of this "--Background of the merger" section. In addition, management addressed generally each of the items discussed in the section titled "--Purposes of and reasons for the merger proposal," beginning on page 20. Management and our legal counsel also described a number of the additional requirements that are being or will be imposed upon us as a result of the Sarbanes-Oxley Act of 2002. Our executive officers explained generally the newly-enacted provisions relating to audit committees and our independent auditors as well as the increased exposure of our directors and executive officers to criminal and civil liability. The board of directors and our


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executive officers were generally aware of the costs associated with remaining a
SEC reporting company and the likelihood of cost increases.

      In addition, our executive officers discussed a proposed Subchapter S election for our company, including (i) the effects on both our company and stockholders of making a Subchapter S election, (ii) the requirements to become an S corporation, (iii) certain tools that we could use to maintain our S corporation election after the election is made, (iv) termination of the S corporation election (voluntarily or inadvertently), and (v) the proposed structure of a transaction to become eligible to make an S corporation election.

      Management and our legal counsel also discussed with the board regulatory issues associated with the transaction, including applications required to be filed with the Federal Reserve Board which regulates our holding company.

      Finally, management and our legal counsel discussed with the board a proposed private placement offering of our common stock to our directors, executive officers, ESOP and other stockholders. Management explained the manner in which the ESOP purchase would be financed, including the general terms and conditions of a loan to the ESOP by an unaffiliated lender.

      Our legal counsel reviewed the effects of the transaction on our company's various benefit plans. Our deferred compensation plan, which holds approximately 240,000 shares of our common stock, would be an ineligible stockholder for a Subchapter S company. It was determined that the shares could be bought out in a merger transaction, and an alternative investment would be held by the deferred compensation plan trust.

      Management and our legal counsel discussed termination of the defined benefit pension plan. The plan was considered to be both costly to maintain and difficult for employees to understand. It was discussed that the pension plan could be terminated and replaced with a 401(k) or the ESOP. The board approved the termination of the pension plan independent of the "going private" transaction.

      Our legal counsel also described the company's various stock option plans and the revisions to be made to these plans.

      Following the discussion on the costs and benefits of remaining a reporting company and of making a Subchapter S election, management and our legal counsel explained that the transaction would be subject to the review of the Securities and Exchange Commission in the form of a Schedule 13e-3 filing. Management, our legal counsel and our board of directors also discussed the fiduciary duties owed by the board of directors in the context of a going private transaction such as the proposed merger, including that the transaction be fair, procedurally and substantively, to all stockholders.

      Our legal counsel also reviewed with the board of directors other related matters, including procedures for dissenting stockholders, liquidation of shares held by stockholders who are not qualifying stockholders, the required stockholder vote to approve the transaction, the engagement and responsibility of financial advisors, and a possible timetable to complete the required actions.

      At the regular meeting of the board of directors held on May 17, 2005, our chairman, president and chief executive officer reported that the Federal Reserve had determined that it would not approve the ESOP transaction until a pending regular examination of the Bank had been completed.

      At the regular meeting of the board of directors held on June 21, 2005, the chairman, president and chief executive officer presented and discussed various tax matters prepared for the company by our tax advisor. The taxation of a Subchapter S company was discussed in detail, including the issuance of a K-1 to each stockholder. Management noted that the State of Alabama does not recognize Subchapter S status for state taxation purposes, and qualifying stockholders would continue to pay state taxes on cash distributions as dividends. Also discussed was the need for the company to write-off the federal portion of the deferred tax asset that is recorded on the books, as the company will no longer pay federal taxes. The deferred tax asset would be maintained and used when determining taxable income of the stockholders.


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      On July 13, 2005, the company filed a FRY-3 Application to the Board of
Governors of the Federal Reserve System to authorize the ESOP's proposed purchase of up to an additional 600,000 shares of common stock in the transaction. Federal Reserve Board approval of the application was received on August 23, 2005.

      At the regular August 16, 2005, meeting, the chairman of the board, president and chief executive officer initiated the process of evaluating and retaining financial advisors. At the meeting, the board agreed to have a valuation of our common stock prepared to assist the board in determining a fair price for our common stock. The credentials of RP Financial, L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions with significant experience in valuing and advising community banks were considered. The board authorized the engagement of RP Financial as our independent financial advisor and directed RP Financial to prepare a valuation of our common stock.

      At the August 16, 2005, meeting, the board also considered the credentials of Feldman Financial Advisors, Inc., a financial advisor experienced in the financial analysis and evaluation of financial institutions with significant experience in valuing and advising community banks. In considering the firm's independence, management noted that Feldman Financial had not previously been engaged by our company and the Bank. The board authorized the engagement of Feldman Financial as our independent financial advisor and directed Feldman Financial to prepare an opinion to the board of directors to the effect that the price per share to be paid in the private placement stock offering is fair from a financial point of view to all stockholders.

      Prior to the August 16, 2005 meeting, with the assistance of our legal advisors, our executive officers evaluated three alternative structures for reducing our stockholder base - a tender offer, a reverse stock split and a merger:

      o Tender offer. Our executive officers considered an issuer tender offer to repurchase shares of our outstanding common stock to reduce the number of stockholders to fewer than 100. However, our executive officers determined that the results of the tender offer would be unpredictable due to its voluntary nature. Moreover, because a tender offer would be voluntary, the board noted that the transaction could be more expensive and take significantly longer to complete, which could jeopardize our ability to terminate our registration in a timely manner. A tender offer would not provide any assurance that we would be eligible to make a Subchapter S election even after the tender offer because all remaining stockholders would still be required to be eligible S corporation stockholders and to consent to the election. The tender offer process would not afford us the ability to compel an ineligible stockholder to sell his shares or an eligible stockholder to consent to the Subchapter S election. Finally, a tender offer would not provide us with any assurances that we would be able to maintain our Subchapter S election after it is made because the tender offer process would not afford us the ability to require a stockholder to execute the Stockholders' Agreement. See "Proposal One--The Proposed Merger--Structure of merger--Execution of Stockholders' Agreement" beginning on page 57. Accordingly, our executive officers concluded that an issuer tender offer was not a viable alternative for the proposed transaction.

      o Reverse stock split. Our executive officers also considered declaring a reverse stock split with cash payments for resulting fractional shares to reduce the number of stockholders to fewer than
            100. The involuntary nature of a reverse stock split would give us assurances that the number of stockholders could be reduced to fewer than 100. However, although specific cost estimates were not prepared, our executive officers noted that a reverse stock split would likely require a significantly greater capital commitment to repurchase shares than would a merger because we would be required to pay cash for all fractional shares, including shares owned by those who would remain stockholders following the reverse stock split. In addition, unlike a merger, a reverse stock split would not provide stockholders with statutory appraisal rights under Delaware law. See "Proposal One--The Proposed Merger--Dissenting stockholders" beginning on page 65. Most importantly, however, a reverse stock split would not provide any assurance that we would be eligible to make a Subchapter S election even after the reverse stock split because all remaining stockholders would still be required to be eligible S corporation stockholders and to consent to the election. The reverse stock split process would not afford us the ability to compel an ineligible stockholder to sell his shares or an eligible stockholder to consent to the Subchapter S


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            election. Finally, a reverse stock split would not provide us with any assurances that we would be able to maintain our Subchapter S election after it is made because the reverse stock split process would not afford us the ability to require a stockholder to execute the Stockholders' Agreement. See "Proposal One--The Proposed Merger--Structure of merger--Execution of Stockholders' Agreement" beginning on page 57. Accordingly, our executive officers concluded that a reverse stock split was not a viable alternative for the proposed transaction.

      o Merger. Finally, our executive officers considered a merger transaction as a means to reduce the number of stockholders in order to meet the Internal Revenue Code Subchapter S requirement of no more than 100 stockholders. Our executive officers noted that the involuntary nature of the transaction would provide reasonable assurances that the number of stockholders would be reduced in order to meet the Subchapter S requirement of no more than 100 stockholders. In addition, the merger could be structured so that only those stockholders who are eligible to hold S corporation stock, consent to the Subchapter S election and execute the Stockholders' Agreement would be eligible to remain stockholders following the merger. Accordingly, our executive officers concluded that a merger transaction was the most effective alternative to achieve the proposed objectives.

      The board agreed with our executive officers' assessment that the burden on management and the expense of the Securities and Exchange Commission reporting and other filing obligations outweighed any benefit from being a reporting company. In addition, the board agreed that making a Subchapter S election would be beneficial to our company and stockholders. Accordingly, after further discussion, the board of directors unanimously resolved to move forward with the transaction to enable us to terminate the registration of our common stock and to elect Subchapter S federal income tax treatment.

      Following its decision to move forward with a transaction, the board considered the structure of the transaction and agreed with our executive officers' analysis that the transaction should be structured as a merger.

      A September 20, 2005, board meeting was initiated by our financial advisors to present the results of their analysis. Representatives of RP Financial and Feldman Financial Advisors were present. RP Financial made a presentation to the board of directors regarding its valuation of our common stock and its valuation conclusion of $9.50 per share. As a part of its presentation, RP Financial described the methodologies used in preparing the appraisal and explained the detailed procedures performed and the financial analyses supporting its valuation conclusion. The board had a full and unlimited opportunity to ask and have answered all questions regarding RP Financial and the analyses supporting RP Financial's conclusions.

      In describing the methodologies utilized in preparing the independent valuation, RP Financial explained that it relied primarily on two valuation methodologies: (i) the market value approach; and (ii) the discounted cash flow approach. In its valuation, RP Financial also considered recent trading in FirstFed Bancorp's common stock, which trades on the NASDAQ SmallCap Market under the ticker symbol "FFDB". In this regard, based on the trading information available for calendar 2005 through August 26, 2005, FirstFed Bancorp stock has traded at prices ranging from $7.13 to $9.34 per share, and the stock closed at $8.60 per share as of August 26, 2005. While RP Financial considered recent trading activity in FirstFed Bancorp's stock in its valuation process, because the trading activity in the stock is limited, RP Financial's valuation was derived primarily through the two methodologies described below.

      Thereafter, RP Financial discussed the application of the market value approach, in which RP Financial compared the financial market performance of FirstFed Bancorp's financial and operating ratios to a peer group of publicly traded bank holding companies. In the peer group selection process, RP Financial included banks and bank holding companies which were traded on NASDAQ or listed on the American or New York stock exchanges, were located in the southeast region of the United States, were comparably sized and had reasonably similar operating and financial characteristics. From this analysis, RP Financial explained that it had derived a value of $9.25 per share of FirstFed Bancorp common stock.

      RP Financial next indicated that the discounted cash flow approach derived a per share value from the present value of FirstFed Bancorp's earnings into perpetuity, derived by projecting earnings forward for five years

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and calculating terminal values based on earnings and book values projected at the end of five years. RP Financial utilized the assumptions described more completely in the section captioned "Independent Valuation" beginning on page
22. Using a discount rate of 12.5%, RP Financial explained that the discounted cash flow analysis indicated a range value of $8.25 per share (rounded), at the low end of the range pursuant to the book value approach, to $14.00 per share (rounded) at the high end of the range, pursuant to the earnings approach.

      The two valuation approaches utilized in the independent valuation prepared by RP Financial indicated a per share range of $8.25 to $14.00. RP Financial placed greatest weight on the market value approach in its valuation analysis and concluded with a value of $9.50 per share for FirstFed Bancorp's common stock.

      At the September 20, 2005, board meeting, the full board of directors agreed that $11.00 per share was a fair value to be paid for the shares of common stock to be purchased as a result of the merger. In its determination of fair value for the common stock, the board of directors considered the results of RP Financial's independent valuation, which concluded with a value of $9.50 per share, as well as supplemental data provided by RP Financial regarding premiums paid relative to the pre-announcement trading prices (i.e., the closing market price one day prior to announcement) in selected "going private" transactions completed or announced by financial institutions over the 12 months ended August 26, 2005. As described more fully in the section captioned "Independent Valuation" beginning on page 22, the data presented by RP Financial reflects that the premiums paid relative to the trading prices one day prior to announcement in the selected going private transactions ranged from 7.1% to 38.8%, with average and median premiums paid of 17.7% and 14.2%, respectively.

      In the board's determination, the $11.00 price balanced the need to pay a price to the stockholders receiving cash that was high enough to be fair to those stockholders, after considering the results of RP Financial's independent valuation as well as other relevant data presented by RP Financial pertaining to premiums paid in other going private transactions, with the need to pay a price that was not so high as to be unfair to those stockholders who would remain stockholders following the proposed transaction.

      The board considered the structure of the ownership minimum for remaining a stockholder following the proposed merger. Our chairman of the board, president and chief executive officer presented an internally prepared analysis of the impact of an ownership minimum of 5,000 and 10,000 shares. See the section titled "Proposal One--The Proposed Merger--Structure of merger--Reasons for ownership minimum" beginning on page 57.

      At the September 20, 2005, board meeting, the directors discussed the appropriate level of share ownership required to remain as a stockholder of FirstFed Bancorp upon the election of Subchapter S treatment for Federal income tax purposes. This was considered to be important because FirstFed Bancorp must satisfy a requirement of having not more than 100 qualifying stockholders in order to achieve Subchapter S corporation status. A vital point in determining the proper level was the requirement that there must be not more than 100 qualifying stockholders as the company operates as a going concern subsequent to the time of the initial election. Therefore, at the time of the initial election, it was considered important to have significantly less than 100 qualifying stockholders as protection against future stock transfers that could increase the number of record stockholders above the 100 qualifying stockholder limit.

      Based on information then available related to existing record stock ownership, there were 30 individuals with ownership of 10,000 shares or more. It was estimated that about 10 stockholders with ownership under 10,000 shares would possibly, or probably, buy additional shares to reach the ownership level of 10,000 shares. Since an estimated $8.5 million must be raised, and approximately $2.5 million of that amount is expected to be contributed by directors and executive officers, the remainder would be raised from other stockholders owning over 10,000 shares and new stockholders. In the board's opinion, assuming that $2.0 million would be raised from qualifying stockholders owning over 10,000 shares, $4.0 million would be raised from new stockholders. The directors concluded that a level of 10,000 shares would result in a total of not more than 60 stockholders.

      If the level of ownership were decreased to 5,000 shares or more, then approximately 45 stockholders would be added as qualifying stockholders to the 60 stockholders identified above. The result would be that FirstFed would be in jeopardy of qualifying for Subchapter S election for Federal income tax purposes. The directors considered this alternative to be unacceptable.

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      In conclusion, the directors determined that a level of ownership of at least 10,000 shares would allow FirstFed Bancorp to initially qualify for a Subchapter S election, and provide for the possibility of future additional qualifying stockholders, without jeopardizing the Subchapter S Federal income tax treatment.

      The board considered RP Financial's valuation, dated September 20, 2005, and the appropriateness of a premium in excess of the valuation amount, as well as other materials prepared and presented by management. The board of directors concluded that the cash consideration to be paid in the merger transaction, $11.00 per share, is fair from a financial point of view to all of our stockholders, including those stockholders who are not directors or executive officers of FirstFed Bancorp, those stockholders who would receive cash for their shares and those stockholders who would remain stockholders following the merger.

      The board was presented with and reviewed a draft of the proposed merger agreement. After its review and a discussion, the board approved the merger agreement and authorized management to execute the merger agreement on behalf of the company. Our board of directors also determined that the merger was procedurally and substantively fair to all of our stockholders, including unaffiliated stockholders. The board also adopted resolutions authorizing management to seek stockholder approval at the special meeting.

      The board also considered drafts of the filings to be made with the Securities and Exchange Commission in connection with the "going private" transaction, including the Schedule 13E-3 Transaction Statement and this proxy statement. After its review and discussion, the board approved the drafts and authorized management to make all necessary filings with the Securities and Exchange Commission with respect to the proposed transactions.

      We have determined to pursue the "going private" transaction at this time because management has resolved all of the regulatory issues that are ancillary to the proposed transactions, has determined that it has adequately evaluated the alternatives to the proposed transactions and has concluded that the transactions continue to be in the best interests of all of our stockholders, including unaffiliated stockholders. For the reasons described in this proxy statement, our board of directors has also determined that the proposed merger is in the best interests of the company.

      In electing to submit the merger agreement to our stockholders for their approval and to recommend that stockholders vote to approve the merger proposal, the board unanimously determined that the merger proposal was fair to all of our stockholders, including unaffiliated stockholders, those stockholders who would receive cash for their shares and those stockholders who would remain stockholders following the merger. For further discussion on the factors considered by the board, see the section titled "--Recommendation of our board of directors," beginning on page 28. In making this determination, the board did not structure the merger transaction to require separate approval by a majority of the unaffiliated stockholders.

      The board did not consider any other alternatives to the proposed transactions, including a possible sale of our company for a number of reasons. First, no firm offers had been presented to the board and no determination had been made that such a sale would be in the best interests of our stockholders. In addition, our board of directors did not view a sale of our company as a viable alternative because such a transaction would be inconsistent with the board's belief that it is in the best interest of our company, our employees and the community that we continue to operate as an independent banking organization. The objective of the proposed transactions was not intended to terminate our operations as an independent community banking organization, but rather to enhance our profitability by terminating our reporting obligations and eliminating our federal income tax liability. Our board was under no legal obligation to solicit third party bids and was aware of no firm offers from interested parties at the time it considered the "going private" transaction. Finally, our directors, in their capacities as stockholders, and related parties, owned collectively a sufficient number of shares to prevent stockholder approval of any transaction, such as a merger, that would have caused us to cease to operate as an independent community banking organization. Accordingly, the board considered the $11.00 price to be paid in this transaction to be fair for the reasons described in the section titled "--Financial fairness" beginning on page 22.

      At the September 20, 2005, board meeting Feldman Financial Advisors made a presentation to the board of directors regarding a fair market value price to be offered in the private placement. As a part of the presentation, Feldman Financial considered the company as a Subchapter S corporation for tax purposes and considered other similar transactions in the industry. Financial information, including historical and projected earnings, was provided by the company. An analysis, including the market for common shares of closely held community banks, was

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reviewed and discussed. Feldman Financial indicated $10.00 per share was an appropriate amount based on the firm's analysis and similar transactions in the industry. After further discussion, the board of directors determined that $10.00 per share would be the price of shares to be offered in the private placement stock offering and to be purchased by the ESOP.

      After consideration, each director indicated the amount of stock they then intended to purchase in the private placement to finance the merger. The amount of intended common stock purchases by our directors and executive officers is disclosed in the section titled "Intended common stock purchases in the private placement offering by directors, officers and ESOP" on page 42.

Purposes of and reasons for the merger proposal

      Our board of directors believes that the proposed merger is in the best interests of our company, stockholders and banking community. The merger is being proposed for the following reasons:

      o to enable us to become eligible to make an election to be taxed for federal income tax purposes as an S corporation; for the purpose of generally eliminating our federal income tax liability at the corporate level; and

      o to enable us to terminate the registration of our common stock under the Securities Exchange Act of 1934 for the purpose of avoiding the significant costs and personnel time commitment necessary for compliance with the Securities and Exchange Commission's reporting requirements and the other additional material costs associated with being a reporting company.

      Election to be taxed as a Subchapter S corporation. The proposed merger will enable us to become eligible to be taxed for federal income tax purposes under Subchapter S of the Internal Revenue Code. The primary advantage of being an S corporation is that S corporations are generally not subject to federal income taxes at the corporate level. Electing to become an S corporation would enable us to realize significant tax savings and improve our profitability, increasing the likelihood that our banking subsidiary will remain an independent community bank.

      Without Subchapter S tax treatment, a corporation's earnings that are distributed to its stockholders would be taxed once at the corporate level, at a federal tax rate of up to 34%, and again at the stockholder level in the form of a dividend, at a federal rate of up to 15%. The combined impact of two levels of tax can be an effective tax rate of approximately 44%. The effective tax rate would be expected to be higher after December 31, 2008 if the provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003, reducing the maximum tax rate on dividends, are not renewed. Prior to enactment of the tax rate reductions, dividends were taxed at a maximum federal tax rate of 38.6%.

      However, because S corporation earnings are generally taxed only at the stockholder level and not at the corporate level, S corporation stockholders generally realize a benefit on every dollar earned and distributed to its stockholders by electing Subchapter S tax treatment.

      For further discussion on the consequences of becoming an S corporation, please see the section titled "Consequences of a Subchapter S Election," beginning on page 48.

      Termination of registration. The proposed merger will also enable us to terminate the registration of our common stock under the Securities Exchange Act, which the board believes will reduce expenses, save anticipated future costs and create stockholder value. We are aware that the advantages to being a reporting company, with a listed security, including potential investment liquidity and the possibility for use of company securities to raise capital or make acquisitions, may be important to some companies. However, we have not been in a position to take advantage of these benefits and do not expect to be in a position to do so in the foreseeable future.

      Despite the fact that we are a Securities and Exchange Commission reporting company and our common stock is listed on the NASDAQ Small Cap Stock Market our stockholder base is small as compared to the vast majority of all other reporting companies. The lack of liquidity in our common stock is not expected to improve in

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the foreseeable future. As a result of the illiquidity of our common stock, our ability to utilize our common stock as currency to raise capital or make acquisitions is extremely limited.

      As discussed above, we incur direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies by the Securities and Exchange Commission. These costs include substantial indirect costs as a result of, among other things, the executive time spent to prepare and review such filings. Since we have relatively few executive personnel, these indirect costs can be substantial. Our direct and indirect costs related to being a reporting company were estimated to be approximately $155,000 annually, which consist of the following items:

Independent auditors                                   $ 76,500
Printing, mailing and filing                           $ 15,000
Legal and consulting                                   $ 35,000
NASDAQ fees                                            $ 17,500
Other expenses                                         $ 11,000
                                                       --------
Total                                                  $155,000
                                                       ========

      While management expects that we will realize immediate savings following the suspension of our reporting obligations with the Securities and Exchange Commission, management expects greater long-term benefits to be realized through our ability to avoid anticipated cost increases associated with our remaining a reporting company following full implementation of the Sarbanes-Oxley Act of 2002 and the regulations promulgated under that Act. For example, our accountants have informed us that we should expect an increase of approximately $50,000 - $75,000 in our accounting fees, as compared to 2004 fees paid, if we remain a reporting company because of significant increases in insurance, liability and other costs that would be incurred by their firm in connection with the provision of accounting services to a reporting company. We expect that consulting fees associated with complying with Section 404 of The Sarbanes-Oxley Act of 2002 will be $75,000-$100,000. We expect that legal and consulting fees would increase by approximately $20,000 annually, as compared to 2004 expenses, to retain securities counsel to advise us with respect to our continuing obligations as a reporting company and to review corporate communications.

      On the other hand, if we terminate the registration of our common stock, we would expect to realize substantial cost savings. We would expect our accounting fees to remain stable or slightly decrease, as compared to 2004 fees paid. Although we would continue to have audited financial statements prepared, accounting fees related to quarterly public reporting requirements would be eliminated. In addition, we would avoid the fee increases described above. Moreover, because substantially all of the legal and consulting fees paid in 2004 were associated with our status as a reporting company, we would expect to eliminate these expenses going forward. Likewise, because internal compliance costs were attributable solely to compliance with public reporting requirements, these costs would be expected to be eliminated.

      Finally, the projected reduction in the number of total record stockholders from 361 to less than 50 will also result in reduced expenses and less burden on management because we will have approximately 20% of our current number of stockholders. The decrease in the number of stockholders reduces the volume of communications and amount of postage and related expenses associated with the issuance of dividend checks to, and other communications with, our stockholders. In addition, disclosure to the remaining stockholders would be substantially less complicated as a private company.

      Although the exact amount of savings anticipated is not calculable, management expects that the costs and expenses identified in the table above would be reduced in the aggregate by at least 60%. These savings will not begin to be realized until after the proposed transaction has been consummated and we make the appropriate filings with the Securities and Exchange Commission. In the board's judgment, the registration of our common stock under the Securities Exchange Act yields minimal advantages and, therefore, no sufficient justification exists for the continuing direct and indirect costs of registration with the Securities and Exchange Commission.

      Purposes of interim company and other filing persons. The interim company was organized as a wholly-owned subsidiary of FirstFed Bancorp for the sole purpose of facilitating the merger transaction. Its directors

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and executive officers are directors and executive officers of FirstFed Bancorp.
In addition, our officers and directors are also deemed to be filing persons for purposes of this transaction. In each case, the purpose and reasons for engaging in the merger transaction by the interim company and the other filing persons are the same as ours.

Determination of the terms of the merger

      The structure and terms of the merger agreement were determined by our current executive officers and board of directors and cannot be considered the result of arm's-length negotiations between unrelated parties. Accordingly, the board retained RP Financial Inc., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to value the common stock. The cash consideration to be paid for the common stock under the merger agreement was determined by the board of directors, in part, in reliance on RP Financial's valuation.

Financial fairness

      The board of directors believes that the merger proposal is fair to, and in the best interests of, all of our stockholders, including unaffiliated stockholders, those who will receive cash in exchange for their shares and those who will remain stockholders following the merger. The board of directors also believes that the process by which the merger is to be approved is fair.

      Although the merger transaction is not structured to require the approval of at least a majority of those stockholders who are not officers and directors or who will receive only cash as a result of the merger, the board of directors believes that the merger proposal is fair. Also, no independent member of the board of directors acted solely on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the merger agreement.

      Although not required by the Securities and Exchange Commission, the board did obtain an independent valuation from an unaffiliated third party relating to the value of the shares of FirstFed Bancorp's common stock on a going concern basis.

Independent Valuation

      The board retained RP Financial to render its opinion as to the value of the common stock as a going concern. In requesting RP Financial's valuation, the board did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial might wish to conduct to enable it to give its opinion as to value. RP Financial has delivered its written valuation report to the board dated September 20, 2005. The independent valuation does not express an opinion as to fairness of the proposed merger transaction to either qualified stockholders or non-qualified stockholders.

      RP Financial was selected by the board to provide the independent valuation because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes. RP Financial is a financial consulting firm that, among other things, specializes in the valuation of the equity and debt securities issued by financial institutions and their subsidiary companies. RP Financial has been approved as a qualified financial institution appraisal firm by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and numerous state banking agencies. The principals and staff of RP Financial have served as appraisers and consultants for over 500 financial institutions pursuant to initial and secondary offerings (including rights offerings), business combinations, mutual-to-stock conversions, mutual holding company formations, employee stock ownership plans and stock option plans, audited financial statement disclosure and other purposes. RP Financial has also provided valuations and fairness opinions in other going-private transactions. Neither RP Financial nor its employees have any present or contemplated future interest in the common stock, FirstFed Bancorp or their principals, or any other interest that might tend to prevent RP Financial from rendering a fair and unbiased opinion as to the value of FirstFed Bancorp's common stock.

      RP Financial was engaged by the Company in August 2005. RP Financial estimates that it will receive from FirstFed Bancorp total professional fees of approximately $25,000 for this engagement, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the preparation of an independent valuation.

                                                                PRELIMINARY COPY

      In preparing the independent valuation, RP Financial reviewed the following materials: (i) audited financial information for the years ended December 31, 2000 through 2004; (ii) unaudited stockholder information and internal financial information through June 30, 2005; (iii) FirstFed Bancorp's 2005 business plan and financial projections through December 31, 2007; (iv) known trading activity in FirstFed Bancorp's common stock during the last year; and (v) related management discussions. All information received has been accepted by RP Financial to be correct and accurate with no further investigation. More specifically, RP Financial has not performed a review or appraisal of individual loans or other assets or liabilities of FirstFed Bancorp.

      Management provided FirstFed Bancorp's 2005 budget and three-year business plan through December 31, 2007, to the advisor. The financial projections for the first-year of the business plan are the same as the 2005 budget. The budget includes a budget for each branch location and corporate headquarters.

      The budget for fiscal 2005 projects total assets of $219.0 million, net income of $1.3 million (before unusual items), and a return on assets, or ROA, of 0.59%. The fiscal 2005 budget assumes a growth rate of 5% and interest rate spread increases of 25 basis points effective both July 1, 2005 and October 1, 2005. The business plan for fiscal 2006 and 2007 projects total assets of $235 million and $259 million, respectively, with net income and ROA of $1.7 million, or .76% ROA, and $2.2 million, or .90% ROA, respectively. The business plan assumes a growth rate of 7.5% in fiscal 2006 and 10% in fiscal 2007. There are no assumed changes in interest rates and conditions for 2006 and 2007 in the business plan.

      Valuation Approaches Employed. In connection with rendering the independent valuation dated September 20, 2005, RP Financial performed a variety of financial analyses that are summarized below. Although the assessment of FirstFed Bancorp's value was to some extent subjective based on the experience and judgment of RP Financial, and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of the independent valuation is a complex process and is not necessarily susceptible to partial analyses or summary description. RP Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's independent valuation. In its analyses, RP Financial took into account its assessment of general business, market, financial and economic conditions, industry performance and other matters, many of which are beyond the control of FirstFed Bancorp, as well as RP Financial's experience in securities valuation. With respect to the application of the market value approach described below, no public company utilized as a comparison is identical FirstFed Bancorp, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the values of the companies concerned.

      RP Financial prepared the independent valuation on a going concern basis and relied primarily on two valuation methodologies: (i) the market value approach; and (ii) the discounted cash flow approach. In its valuation, RP Financial also considered the recent trading in FirstFed Bancorp's stock which trades on the NASDAQ SmallCap Market under the ticker symbol "FFDB". In this regard, based on the trading information available for calendar 2005 through August 26, 2005, FirstFed Bancorp's stock has traded at prices ranging from $7.13 to $9.34 per share, and the stock closed at $8.60 per share as of August 26, 2005. While RP Financial considered the recent trading activity in FirstFed Bancorp's stock in the valuation process, because the trading market in FirstFed Bancorp's stock was limited, RP Financial's valuation of FirstFed Bancorp's shares was derived primarily through the two valuation methodologies described below.

      Market Value Approach. In applying the market value approach, RP Financial compared the financial market performance of a company, based on various financial measures, to a peer group of publicly-traded bank holding companies. In the peer group selection process, RP Financial included banks and bank holding companies which met at least the following criteria:

            o Publicly traded banks and bank holding companies that were traded on NASDAQ, or listed on the American or the New York Stock Exchange;

            o Based in the southeast region of the United States, excluding the State of Florida;

            o     Total assets between $50 million and $500 million;

                                                                PRELIMINARY COPY

            o The peer group selection process was focused on identifying companies with relatively similar return on assets ("ROA") measures of between 0.20% and 1.00%, as compared to 0.56% for FirstFed Bancorp adjusted to exclude gains on the sale of assets on a tax-effected basis; and

            o The focus of the peer group selection process was on identifying companies with relatively similar return on equity ("ROE") measures in comparison to FirstFed Bancorp and thus, the peer group roster was limited to banks and bank holding companies with return on equity of less than 9.00% - the peer group average return on equity was 6.78% versus 6.30% for FirstFed Bancorp.

      The peer group selected by RP Financial in the application of the market value approach included a total of 10 companies based in the southeast region of the United States and is shown below. As discussed in the foregoing, RP Financial selected the peer group companies because they are located in the Southeast and their business and operations are reasonably similar to those of FirstFed Bancorp. No comparable company identified below is exactly identical to FirstFed Bancorp.

         Company Name                                     Ticker                  City                State
         ------------                                     ------                  ----                -----
     Habersham Bancorp                                    HABC                Cornelia                 GA
     Union Financial Bancshares, Inc.                     UFBS                Union                    SC
     Carolina Bank Holdings, Inc.                         CLBH                Greensboro               NC
     Bank of Wilmington                                   BKWW                Wilmington               NC
     Community Capital Bancshares, Inc.                   ALBY                Albany                   GA
     Pinnacle Bancshares, Inc.                            PLE                 Jasper                   AL
     Village Bank & Trust Financial Corp.                 VBFC                Midlothian               VA
     Bank of Oak Ridge                                    BKOR                Oak Ridge                NC
     Bank of McKenney                                     BOMK                McKenney                 VA
     Carolina Trust Bank                                  CART                Lincolnton               NC

      The following table compares selected performance and financial ratios of FirstFed Bancorp.

                                                                                       Peer Group
                                                       FirstFed Bancorp                 Average
                                                       ----------------                 -------

         Financial Characteristics
         -------------------------
         Assets ($Mil)                                     $ 205                       $ 239
         Equity/assets (%)                                  9.27%                       9.80%
         Tangible equity/assets                             8.71                        9.47
         Return on average assets (%)                       0.80                        0.67
         Return on average equity (%)                       9.10                        6.78
         Core Return on average assets (1)(%)               0.56                        0.67
         Core Return on average equity (1)(%)               6.30                        6.84
         Non-performing assets/total assets                 0.78                        0.87
         Reserves/Loans                                     0.94                        1.22

(1) Earnings exclude net non-operating gains and losses on a tax effected basis.

      RP Financial compared these peer group companies to FirstFed Bancorp on the basis of their capitalization, profitability, asset quality, perceived risk profile and future growth prospects. In summary, relative to FirstFed Bancorp, the peer group companies were slightly larger, generated lower profitability measures on a reported basis but maintained a higher ROA and ROE on a core basis excluding non-operating gains and losses on a tax-effected basis. Non-performing assets for FirstFed Bancorp were below the peer group average while the ratio of reserves/loans was also lower for FirstFed Bancorp.

                                                                PRELIMINARY COPY

      The average and median pricing ratios for the Peer Group employed in the application of the market value approach are shown below.

                                                              Price/                            Price/
                                             Price/            Core            Price/          Tangible
                                            Earnings         Earnings           Book             Book
                                            --------         --------           ----             ----
                                               (x)              (x)              (%)              (%)
     FirstFed Bancorp@ $9.25/Share           13.21x           18.88x           118.59%           126.19%

     Peer Group
     ----------
       Average                               23.5x            23.5x            137.4%            143.0%
       Medians                               22.0x            22.5x            133.2%            146.2%

      Taking into account the comparisons made with respect to the relative financial condition, operations and risk characteristics in relation to the peer group, RP Financial determined that FirstFed Bancorp's value pursuant to the market value approach was $9.25 per share and the resulting pricing ratios in comparison to the peer group shown in the table above.

      Discounted Cash Flow Approach. The discounted cash flow approach derives a per share value from the present value of FirstFed Bancorp's earnings into perpetuity, derived by projecting operations forward for five years and calculating terminal values based on earnings and book value projected at the end of the fifth year. For purposes of preparing the projections, FirstFed Bancorp's future earnings are based upon management's current estimate of earnings for the last six months of fiscal 2005 and projected earnings on a consolidated basis for the annual periods of fiscal 2006 and 2007. Thereafter, in fiscal 2008 and 2009, the discounted cash flow projections prepared by RP Financial maintain the 10% asset growth rate projected by FirstFed Bancorp for fiscal 2007 with no increase in the ROA given the level of profitability projected, which translated into 10% annual earnings growth for fiscal 2008 and fiscal 2009 relative to the prior fiscal year. RP Financial further assumed that the FirstFed Bancorp's dividend policy remains unchanged equal to $0.35 per share annually over the projection horizon.

      A terminal value was estimated based on the projected earnings and tangible book value per share as of the close of fiscal 2009, based on the current market multiples determined for FirstFed Bancorp pursuant to the market value approach. Specifically, RP Financial computed the terminal value based on
18.9 times projected fiscal 2009 earnings and 1.26 times projected fiscal 2009 tangible book value. The projected cash flows (both the dividends and terminal value) were discounted back to present value at a 12.5% annual rate, which is the approximate total return generated by small capitalization stocks over the long term as measured by Ibbotson Associates, a well known stock market research firm. The foregoing analysis indicated a range value of from $8.25 per share (rounded) at the low end of the range pursuant to the book value approach to $14.00 per share (rounded) at the high end of the range pursuant to the earnings approach.

      Valuation. The two valuation approaches utilized in the independent valuation prepared by RP Financial indicated a range of value of $8.25 to $14.00. RP Financial concluded with a value on a public equivalent basis of $9.50 per share. A $9.50 per share value indicates the following pricing ratios in relation to the peer group of publicly traded banks and bank holding companies identified by RP Financial for valuation purposes.

                                                        Peer Group
                                FirstFed                ----------
                                 Bancorp        Median          Average
                                 -------        ------          -------

       Price/Earnings             13.57x        22.00x           23.45x
       Price/Core Earnings        19.39         22.50            23.54
       Price/Book                  1.22x         1.33x            1.37x
       Price/Tangible Book         1.30x         1.46x            1.43x
       Price/Assets               11.29%        13.54%           13.50%

                                                                PRELIMINARY COPY

      Premiums Paid In Other Going Private Transactions. RP Financial provided the board of directors with the independent valuation, which reflects its estimate of value for FirstFed Bancorp's shares as a going concern. However, "going private" transactions have become increasingly frequent in recent years as the costs of being a public company have increased while the benefits have diminished and it is apparent that premiums relative to the public trading value are typically paid in "going private" transactions.

      RP Financial provided the board of directors with supplemental data set forth below regarding premiums paid relative to the pre-announcement trading price (i.e., the closing price one day prior to announcement) in selected "going private" transactions completed or announced by financial institutions over the twelve months ended August 26, 2005. RP Financial limited the selected transactions to those announced or completed by companies with a common stock traded on the OTC bulleting board, the NASDAQ market, or an exchange. The data reflects that the premium paid relative to the trading price one day prior to announcement ranged from a low of 7.1% to a high of 38.8% with an average and median premium paid of 17.7% and 14.2%, respectively. These comparable "going private" transactions involved an average of 6.6% of the shares outstanding ranging up to 21.9% of the outstanding shares for one transaction.

                                                                PRELIMINARY COPY

                                                                                                 Premium Analysis
                                                                                     ------------------------------------------
                                                                                          Pre-Annc.        Going
                                                                                        Announcement      Private
                                                                       Date                Price/         Price/
Issuer (Ticker/Exchange)                                  State     Announced               Share          Share     Premium
------------------------                                  -----     ---------               -----          -----     -------
Iowa First Bancshares (IFST - NASDAQ)                     IA           7/26/2005           $34.50           $38.00       10.1%
Guaranty Bancshares, Inc. (GNTY - NASDAQ)                 TX           6/13/2005           $22.40           $24.00        7.1%
FFD Financial Corp. (FFDF - NASDAQ)                       OH           5/24/2005           $15.45           $19.00       23.0%
Home Loan Financial Corp. ( HLFC- NASDAQ)                 OH           5/18/2005           $14.95           $20.75       38.8%
Community Investors Bancorp, Inc.  (CIBI - NASDAQ)        OH           5/17/2005           $13.25           $15.00       13.2%
United Tennessee Bancshares, Inc.  (UTBI - NASDAQ)        TN           4/14/2005           $18.26           $22.00       20.5%
Northeast Indiana Bancorp, Inc. (NEIB - NASDAQ)           IN           3/16/2005           $21.28           $23.50       10.4%
ASB Financial Corp. (ASBP - NASDAQ)                       IN            3/3/2005           $20.25           $23.00       13.6%
First Manitowoc Bancorp, Inc. (FWBV - NASDAQ)             WI           2/25/2005           $15.25           $19.60       28.5%
Benchmark Bancshares, Inc. (BMRB - OTCBB)                 VA          12/23/2004           $17.00           $19.00       11.8%
KS Bancorp, Inc.  (KSAV - NASDAQ)                         NC          12/22/2004           $20.00           $24.00       20.0%
Commercial National Fin. Corp. (CEFC - NASDAQ)            MI          11/18/2004           $11.00           $12.50       13.6%
Fidelity Federal Bancorp  (FFED - NASDAQ)                 IN          11/17/2004            $1.68            $1.85       10.1%
Central Federal Corporation (CEFC - NASDAQ)               OH          10/22/2004           $12.70           $14.50       14.2%
Blackhawk Bancorp, Inc. (BKHB - NASDAQ)                   WI          10/22/2004           $12.00           $15.25       27.1%
Sturgis Bancorp, Inc. (STBI - NASDAQ)                     MI           9/29/2004           $13.55           $16.00       18.1%
Southern Michigan Bancorp, Inc. (SOMC - OTCBB)            MI            9/3/2004           $24.10           $29.00       20.3%
                                                                                                                         -----

Average                                                                                                                  17.7%
Median                                                                                                                   14.2%
High                                                                                                                     38.8%
Low                                                                                                                       7.1%

                                                                PRELIMINARY COPY

      Conclusion. Based on the information provided by RP Financial in the independent valuation, which indicates a value for FirstFed Bancorp's stock of $9.50 per share, and the supplemental information provided by RP Financial indicating the range of premiums paid in other "going private" transactions, the board of directors determined that the cash consideration of $11.00 per share, which represents a 16% premium to the value as determined by RP Financial pursuant to the independent valuation, is fair in the merger transaction.

      Independence of financial advisor. We selected RP Financial based upon the firm's qualifications, expertise and reputation. RP Financial specializes in providing a range of investment banking and financial advisory services to financial institutions and regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and other corporate transactions. RP Financial has been actively involved in advising and evaluating community financial institutions for more than 18 years. Neither RP Financial nor any of its principals has a present or contemplated future ownership interest in our company or makes a market in the stock of any company, banking or otherwise. We have agreed to pay a fee of approximately $25,000 for the firm's services. No portion of the fee was contingent upon the conclusions reached in the valuation. No additional fees have been paid to RP Financial during the preceding two years, except that in 2004 we paid RP Financial a fee of $3,500 for consulting services in connection with a possible acquisition transaction by our company.

      The foregoing discussion is only intended to provide you with a summary of selected information from the valuation rendered by RP Financial This discussion does not purport to be a complete description of the valuation and may not contain all of the information that is important to you. The valuation is directed only to the financial terms of the transaction and does not constitute a recommendation to you as to how you should vote at the meeting.

Recommendation of our board of directors

      After careful consideration, our board of directors determined that the merger agreement and the merger are fair to, and in the best interests of, our unaffiliated stockholders. In evaluating the merger proposal, our board of directors considered the effect of the merger on unaffiliated stockholders, including those unaffiliated stockholders who would receive cash in the merger and those who would retain their shares of common stock in the merger. Our board of directors also believes that the process by which the transaction is to be approved is fair. Accordingly, our board of directors unanimously adopted the merger agreement and the transactions contemplated by the merger agreement and recommends that our stockholders vote "FOR" the merger proposal at the special meeting. In addition, as of the date of this proxy statement, each member of our board of directors and each of our executive officers advises us that he intends to vote his shares in favor of the merger proposal. Our directors and executive officers owned, in the aggregate, _____ shares of our outstanding common stock, or approximately ___% of the shares entitled to vote at the special meeting. See "Security Ownership of Certain Beneficial Owners" beginning on page 39.

      The board of directors has retained for itself the absolute authority to reject (and not implement) the merger proposal, even after approval by our stockholders, if it determines subsequently that the merger proposal is not then in the best interests of our company and stockholders.

      The board of directors considered a number of factors in determining to approve the merger agreement. The board also considered alternative transactions to accomplish the proposed going-private transaction, but ultimately approved the merger proposal. Please see the discussion under "--Background of the merger," beginning on page 11, for a description of the alternatives considered by the board.

      Benefits and costs of becoming an S corporation. As discussed above, a primary reason for the merger is to enable us to become an S corporation for federal income tax purposes. Our board considered the benefits of generally eliminating our company's obligation to pay federal income taxes. In addition, the board considered the benefit to our continuing stockholders of having our corporate earnings taxed only at the stockholder level and thus generally eliminating the double taxation of corporate earnings paid to stockholders as dividends. The board also considered the risks of being an S corporation, including that our stockholders would be required to pay taxes on their pro rata share of corporate earnings regardless of whether any distributions are made to them. The board considered certain other

                                                                PRELIMINARY COPY

consequences of becoming an S corporation, including those described in the section titled "Consequences of a Subchapter S Election," beginning on page 46. On balance, however, the board determined that the net benefits expected to be realized by becoming an S corporation were factors tending to support its recommendation to approve the merger.

      Benefits and costs of terminating our registration. As discussed above, one of the primary reasons for the merger is to enable us to terminate the registration of our common stock under the Securities Exchange Act, which management expects to result in immediate cost savings. In addition, management believes that "going private" will enable us to avoid significant cost increases that we anticipate will result from newly enacted federal securities laws and regulations. Our board considered the views of management relating to the immediate and prospective cost savings to be achieved by terminating our registration. The board also considered certain derivative cost savings associated with the proposed transaction, including the decrease in expense and burden of dealing with public stockholders. The board determined that the positive impact of anticipated cost savings was a factor tending to support its recommendation to approve the merger. On the other hand, the board also considered the possibility that the cost savings associated with "going private" may not be realized as quickly as anticipated or in amounts anticipated and that the reduction in the number of stockholders may result in a reduction in business from those persons who are no longer stockholders. The board determined that the potential loss of business was a factor tending not to support its recommendation to approve the merger. Additionally, the board considered that remaining unaffiliated stockholders would have decreased access to information about our company following the merger although periodic financial information regarding FirstFed Bancorp and the Bank would continue to be publicly available from the Federal Reserve Board and the Federal Deposit Insurance Corporation. See "Certain effects of the merger and the private placement offering on FirstFed Bancorp--Termination of Securities Exchange Act registration" beginning on page 42. On balance, however, the board determined that the net benefits expected to be realized by terminating our registration were factors tending to support its recommendation to approve the merger.

      Financial services industry. The board considered current and prospective industry and economic conditions facing the financial services industry generally, including continuing consolidation in the industry and increasing competition. The board considered the fact that many of our larger competitors have the benefits of operational scale and greater financial resources and that the proposed merger would enable us to reduce overhead expenses and improve our ability to compete, on a relative basis. The board concluded that the positive impact of a reduction in overhead expenses was a factor tending to support its recommendation to approve the merger.

      Effects on liquidity. The board considered the effect that the reduction in the number of stockholders and the termination of the registration of our common stock would have on the market for our common stock and the ability of the remaining stockholders to buy and sell shares. The board determined that, even though our common stock is registered, there is, and will continue to be following the merger, only a very limited market for our shares, especially for sales of large blocks of shares. Although we currently have approximately 375 stockholders of record, approximately 39% of our shares are held by nine stockholders. The board also considered the absence of any material trading volume in our common stock in determining that our stockholders derived little liquidity, if any, from our status as a reporting company. The reduction in liquidity was a factor that tended not to support the board's decision to recommend approval of the proposed transaction. However, in light of the fact that our common stock is illiquid at present, the board considered the marginal reduction in liquidity not to be a substantial negative factor.

      Cash merger consideration vs. market prices. Our board of directors also considered the sales prices of transactions in our common stock from January 1, 2005, through September 7, 2005, the day prior to the public announcement of the merger. Because of the lack of trading volume in our shares (i.e., the average monthly trading volume for 2005 was only slightly more than 1% of the shares outstanding), the board considered the trades that were executed in its evaluation of the fairness of the merger consideration but also relied on fundamental valuation techniques as applied in the independent valuation. The per share stock trading range was $6.10-$9.21 for 2003, $7.00-$9.74 for 2004, and $7.13-$9.34 for 2005 (through the date of the public announcement of the merger). Please see the section titled "Market for Securities and Dividend Information", beginning on page 55, for more information regarding the market for our common stock, including further analysis by quarters. At $11.00 per share, the board noted that, relative to the trading price from January 1, 2005, through the date of public announcement of the merger transaction,


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the cash merger consideration was 54.3% higher than the lowest sales price known to us and 17.8% higher than the highest sales price known to us.

      Cash merger consideration vs. book value. As of June 30, 2005, the tangible book value per share of our common stock was approximately $7.33 and the book value per share was approximately $7.80. Although book value was a factor, among others, that was considered by the board in determining the cash consideration to be paid in the merger, the board determined it was not directly relevant because book value is a historical number that may not reflect the fair market values of our assets and liabilities. However, the board noted that the per share cash price to be paid in the merger reflected premiums of greater than 41% and 50% of the book value and tangible book value of our company, as of June 30, 2005, respectively.

      Earnings. The board reviewed our earnings for the previous three fiscal years. For the three years ended December 31, 2004, 2003 and 2002, we reported net income of $765,000, $403,000 and $201,000, respectively. The board considered that, as a multiple of 2004 earnings per share, the cash merger consideration represented a multiple of 34.4 times earnings. The board considered the price-earnings multiple to be consistent with its understanding of price-earnings multiples for the banking industry and, accordingly, considered the cash consideration, in light of the price-earnings multiple indicated, as a factor tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to unaffiliated stockholders, including those unaffiliated stockholders who would receive cash for their shares and those who would retain their shares following the merger.

      Tax consequences. The board considered that the merger would not result in a taxable event for stockholders who retain their shares in the merger, as a majority of our executive officers and directors are entitled to do. The board also considered that, except with respect to unaffiliated stockholders who have acquired their shares in the past twelve months, the cash merger consideration would be taxed as a long-term capital gain for unaffiliated stockholders terminating their actual and constructive stock ownership in the company. The fact that the transaction would not result in a taxable event to stockholders who would retain their shares following the merger contributed to the board's recommendation and its conclusion as to the fairness of the transaction to unaffiliated stockholders who would retain their shares following the merger. Although the fact that the transaction would result in a taxable event to unaffiliated stockholders who would receive cash for their shares as a result of the merger was determined by the board to be a negative factor, this factor was mitigated somewhat by the positive factor that the cash consideration to be received by these stockholders would likely receive tax-advantaged long-term capital gains treatment.

      Independent valuation; going concern value. The board engaged RP Financial, LC. to render a value of our common stock. RP Financial's valuation indicated that, as of August 26, 2005, the value for our common stock was $9.50 per share. The board of directors considered RP Financial's value, the factors underlying the valuation and the methodologies used in preparing the valuation. The board considered the results of the independent valuation of our company as a going concern and the analysis underlying the valuation to be factors tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to stockholders, including stockholders who would receive cash for their shares and those who would retain their shares following the merger. In determining the fairness of the transaction, our board of directors relied upon the factors considered by and the analyses and conclusions set forth in the independent valuation, as well as supplemental data presented by RP Financial as to the premiums paid in going private transactions relative to the pre-announcement trading prices, and adopted these factors, analyses and conclusions as its own.

      Purchase prices paid. The board considered purchase prices paid in similar transactions by other companies in connection with its determination. However, the trading market in FirstFed Bancorp's stock is limited, and the company has not repurchased any outstanding shares in more than two years.

      Effect on other constituencies. The board considered the effect of the proposed merger on constituencies other than our stockholders, including customers and employees and the community that we serve. The board expects the proposed merger to be transparent to these constituencies and does not expect that the merger will have a material adverse effect on any of these constituencies, either in the short or long term. The board believes that a transaction that had a material adverse effect on any of these constituencies could result in a material adverse effect with respect to our


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company. Accordingly, the absence of such material adverse effect was a factor tending to support the board's recommendation to approve the merger.

      Opportunity to liquidate shares of common stock. The board considered the opportunity that the merger proposal presents to stockholders who are not "qualified stockholders," or who simply desire to receive cash for their shares, to liquidate their holdings without incurring brokerage costs, particularly given the illiquid market for our common stock. In doing so, the board considered that the merger consideration to be paid to these persons is all cash, which provides certainty of value and immediate liquidity. The board considered the opportunity to provide liquidity to certain stockholders as a result of the merger as a factor tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to unaffiliated stockholders who would receive cash in the merger.

      No firm offers. The board considered the absence of any firm offers for the acquisition of our company, the fact that the board has no plans to seek the acquisition of our company in the foreseeable future, and the opinion that in light of the size of our company and the market in which we operate, it is unlikely that any firm offers would be forthcoming as a factor tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to stockholders, including stockholders who would receive cash for their shares and those who would retain their shares following the merger.

      Structure of transaction. The board considered that by structuring the transaction as a merger, stockholders who comply with the requirements of section 262 of the Delaware General Corporation Law would be entitled to dissent from the merger transaction to the extent permitted by Delaware law. The board considered that structuring the transaction to provide for dissenters' rights to the extent permitted by Delaware law would be favorable to our company and to stockholders entitled to receive cash for their shares by providing a reasonable method of adjudicating claims related to the fairness of the cash consideration. The board also considered this factor in connection with its conclusion as to the procedural fairness of the transaction to unaffiliated stockholders who would receive cash for their shares as a result of the merger.

      In connection with its determination, the board did not consider the liquidation value of our company given its determination that the merger consideration represented a premium over book value in light of the following reasons. First, because the vast majority of a financial institution's assets and liabilities are monetary assets whose book values generally approximate their fair market values, the liquidation values of these assets and liabilities would generally command material discounts both to fair market value and, accordingly, book value. In addition to the liquidation discounts, because the liquidation of a financial institution is an extremely expensive and time-consuming process involving significant regulatory procedures and numerous regulatory approvals, the costs of the liquidation of a financial institution further reduce any net assets that would otherwise be available to stockholders following liquidation. Accordingly, in light of these factors and because the merger consideration was greater than the book value of our company, the board of directors concluded that the determination of a liquidation value of the company was not material to the financial fairness of the transaction. However, it is not possible to predict with certainty the future value of our assets or liabilities or the intrinsic value that those assets or liabilities may have to a specific buyer that has not been identified. Accordingly, we cannot assure you that the liquidation of our assets and liabilities would not produce a higher value than our value as a going concern.

      No firm offers of which the board is aware have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of our company into or with that person, (ii) the sale or other transfer of all or any substantial part of our assets, or (iii) the purchase of a number of shares of our common stock that would enable the holder to exercise control of our company.

      The transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. Our board of directors determined that any such voting requirement would usurp the power of the holders of more than a majority of our shares present at the meeting to consider and approve the merger agreement as provided under our certificate of incorporation. The board also considered such a provision unnecessary in light of the right of stockholders, whether affiliated or unaffiliated, to dissent from the merger. No unaffiliated representative acting solely


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on behalf of the stockholders for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal was retained by us or by a majority of directors who are not employees of our company or the Bank. We have not made any provision in connection with the merger to provide unaffiliated stockholders with counsel or appraisal services at the company's expense. The board did not consider these necessary or customary. We also have not made any provision in connection with the merger to grant unaffiliated stockholders access to our corporate files, because the board determined that this proxy statement, together with our other filings with the Securities and Exchange Commission, provide adequate information for unaffiliated stockholders to make an informed decision with respect to the merger proposal. The board also considered the fact that under Delaware corporate law, and subject to certain conditions set forth under Delaware law, stockholders have the right to review our relevant corporate records.

      In rendering its fairness determination, the board of directors concluded that the transaction is fair because the merger agreement treats all affiliated stockholders (including directors and executive officers) and unaffiliated stockholders identically. Affiliated stockholders include stockholders owning over 10% of the outstanding stock, and all directors and executive officers. Within the group of stockholders are six board members and two executive officers. Including stock ownership in a deferred compensation plan, an analysis in September 2005, based on the most accurate information then available, reflected that directors and executive officers owned, or will own upon the exercise of stock options before the transaction is effective, approximately 24.0% of the total shares outstanding. However, 8.4% of the total outstanding shares would be purchased from these individuals in the going private transaction, in the same manner as unaffiliated stockholders, because the ownership is in a plan not allowed in a Subchapter S election for Federal income tax purposes. Also, 1.1% of the total outstanding shares would be purchased from one director and one executive officer, in the same manner as unaffiliated stockholders, resulting in no ownership at the completion of the going private transaction. In summary, 24.0% of total ownership is now held by directors and executive officers, and 9.5% of the total outstanding shares, would be purchased from these individuals in the same manner as purchased from unaffiliated stockholders. Directors and executive officers have indicated that they would purchase approximately 9.3% of the total outstanding shares in the private placement transaction, in the same manner as unaffiliated stockholders. If the private placement offering is completed as currently proposed, these affiliated stockholders would then own 23.8% of the total outstanding shares, which would approximate their level of initial ownership before the going private transaction. Some unaffiliated stockholders would have their ownership decreased, while others would have their ownership increased. Directors and executive officers, other affiliated stockholders and unaffiliated stockholders would be considered on the same basis in the going private transaction.

      In making the determination of fairness, the board also considered the other procedural safeguards that were implemented. In that regard, the board noted that an independent financial advisor was engaged by the company. Because the board obtained the valuation from an unaffiliated entity, the board determined that the cost of obtaining a fairness opinion or valuation from an unaffiliated representative would not provide any meaningful additional benefit. Finally, the board considered the fact that the transaction was approved by a majority of directors who are not employees of FirstFed Bancorp. After consideration of the factors described above, the board believes that the transaction is procedurally fair.

      Our board of directors concluded that the anticipated benefits of the proposed merger were likely to substantially outweigh the preceding risks. The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but includes the material factors considered by our board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. The board considered all the factors as a whole in reaching its determination. In addition, individual members of our board of directors may have given different weights to different factors. The board collectively made its determination with respect to the merger based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the merger substantively and procedurally is fair to, and in the best interests of, our unaffiliated stockholders, including those unaffiliated stockholders who would receive cash for their shares and those who would retain their shares following the merger.

      In meeting its fiduciary obligations to FirstFed Bancorp, as required under the Delaware General Corporation Law, our board of directors has also determined that the proposed merger is in the best interests of the company. In reaching this determination, our board of directors considered all of the factors described in this section.


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      Determination of fairness as to affiliated stockholders. In accordance with Delaware corporate law, the board of directors considered the fairness of the proposed transaction from the perspective of all stockholders, including affiliated stockholders. In so doing, the board determined that the merger agreement and merger are substantively and procedurally fair to, and in the best interests of, all of our stockholders. In reaching this conclusion and its decision to recommend the approval of the merger proposal, the board of directors considered the same factors, conducted the same analyses, and came to the same conclusions as those described above with respect to unaffiliated stockholders.

      Determination of fairness of the proposed transaction by filing persons. The interim company, its directors and executive officers, and our directors and executive officers are considered to be filing persons for purposes of this transaction. These directors and executive officers consist of Messrs. Goodwin, Blair, Koikos, Moore, Mulkin and Russell and Ms. Joyce. See the section titled "Directors and executive officers of FirstFed Bancorp and FirstFed Merger Corporation" beginning on page 73 for additional information regarding each of these persons. Each of these filing persons believes that the merger agreement and merger are substantively and procedurally fair to, and in the best interests of, all of our stockholders, including unaffiliated stockholders, those who will receive cash for their shares and those who will retain their shares following the merger. In reaching this conclusion, these filing persons relied upon the factors considered by and the analyses and conclusions of our board of directors and adopted these factors, analyses and conclusions as their own. See "--Recommendation of our board of directors" beginning on page 28. The belief of each of these filing persons is their individual belief and does not constitute investment advice. Each of our directors and executive officers intends to vote in favor of the merger proposal.

      Board Consideration of Feldman Financial Analysis. The board considered the opinion of Feldman Financial that, as of the date of the opinion and based on and subject to certain matters stated therein, the cash consideration of $10.00 per share to be paid in the private placement stock offering is fair, from a financial point of view. The board considered and reviewed the financial analyses presented to it in connection with the opinion and adopted Feldman Financial's conclusions and analyses as its own. The board also considered the conclusions drawn in the fairness opinion as additional factors tending to support its recommendation to approve the private placement stock offering.

Source and Amount of Funds For the Transaction

      We expect merger-related expenses to total approximately $200,000. Please see the section titled "Proposal One--The Proposed Merger--Expenses of the merger" beginning on page 71, for a description of the fees and expenses that we expect to incur in connection with the merger.

      In order to fund the merger, FirstFed Bancorp will issue a minimum of 1,450,000 shares of common stock in a private placement offering to qualified stockholders as of November 30, 2005. The private placement stock offering will not commence until after the special meeting has been held and concluded. The net proceeds of the private placement are expected to be approximately $14.3 million. Any funds raised in excess of the amount needed to finance the merger will be used to supplement operations of the Bank.

      The amount needed to finance the merger is approximately $14.5 million. Fees and expenses associated with the merger, estimated to be $200,000, would be deducted from the $14.5 million, for a net of $14.3 million. The financing would be generated from the proceeds of a private placement offering of common stock of $8.5 million plus proceeds from common stock purchased by the ESOP of $6.0 million, for a total of $14.5 million. The directors of the company intend to purchase $2,450,000 of the $8,500,000 offered in the private placement. The remaining shares would be offered and sold to unaffiliated stockholders owning over 10,000 shares and then, if necessary, to stockholders interested in purchasing at least 20,000 shares.

      ESOP Loan. The ESOP would purchase the common stock with funds borrowed by the company from Alabama Bankers Bank. Terms and conditions of the loan commitment by Alabama Bankers Bank are as follows:

      o     the loan will be for a period of 15 years;

      o     the loan will be secured by all outstanding shares of Bank stock;
            and


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      o     the rate on the loan will be the Wall Street Journal Prime Rate floating daily (7.00% at November 1, 2005).

      o     Loan covenants will include the following:

      o     capital/asset ratio will not fall below 7.00%;

      o     no adverse regulatory action;

      o     no material change in control; and

      o     no other debt of the holding company.

      Feldman Financial Opinion. The board obtained an opinion from Feldman Financial Advisors, Inc., an unaffiliated third party, relating to the fairness of the terms of the private placement stock offering. We engaged Feldman Financial to evaluate the fairness, from a financial point of view, of the fair market value of the $10.00 per share offering price of the stock sold through the private placement offering. Feldman Financial Advisors, Inc., delivered its written opinion, dated _____________, 2005, to the board of directors to the effect that, based upon and subject to the factors and assumptions set forth in that opinion, as of ____________, 2005, the $10.00 per share price is fair, from a financial point of view.

      We have agreed to pay a fee of approximately $20,000 for Feldman Financial's services. No portion of the fee was contingent upon the conclusions reached in the valuation. No additional fees have been paid to Feldman Financial during the preceding two years.

      The full text of Feldman Financial's fairness opinion, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Feldman Financial, is included as Appendix H to this proxy statement. The opinion is directed to our board of directors and relates only to the fairness of the price per share in the private placement from a financial point of view, does not address any other aspect of any related transaction and does not constitute a recommendation as to how any stockholder should vote with respect to the merger. The following summary of the opinion is qualified in its entirety by reference to the full text of the Feldman Financial's fairness opinion. We urge you to read the opinion carefully and in its entirety.

      In rendering the fairness opinion, Feldman Financial reviewed, analyzed and relied upon certain financial and other factors as it deemed appropriate under the circumstances, including, among others:

      o our historical, current and pro forma financial position and results of operations, including information related to interest income, interest expense, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on stockholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in our financial statements;

      o FirstFed Bancorp's operating and financial performance estimates which Feldman Financial assumed, as of the date such estimates were prepared, they represented the best estimates and judgments of management

      o our assets and liabilities, on a historical and pro forma consolidated basis, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

      o results of recent regulatory examinations of FirstFed Bancorp and the Bank;

      o certain other publicly available financial and other information concerning FirstFed Bancorp and the Bank;

      o the general economic, market and financial conditions affecting our operations and business prospects;

      o the competitive and economic outlook for our trade area and the banking industry in general; and

      o publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger or share exchange transactions involving banks or bank holding companies.

      In addition, Feldman Financial reviewed a draft of the proxy statement and assumed that the merger would be consummated in accordance with its terms. In addition, management provided supplemental information to Feldman Financial regarding the historical results of operations and financial condition of the Bank, as well as the results of


                                       34
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recent regulatory examinations. All material assumptions made or used by Feldman
Financial were incorporated into the fairness opinion prepared by Feldman Financial. Feldman Financial also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks and bank holding companies generally. The opinion is based upon conditions as they existed, and could be evaluated, on the date of the opinion and upon information made available to Feldman Financial through that date.

      In rendering its fairness opinion, Feldman Financial relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the information. Feldman Financial has not independently verified the adequacy of loan losses and assumed, without independent verification, that the aggregate allowances for loan losses is adequate to cover the losses. Feldman Financial did not make or obtain any evaluations or appraisals of our properties, nor did it examine any individual loan credit files. Concerning the financial impact to our stockholders who have an ongoing equity interest in our company following the merger and subsequent recapitalization, Feldman Financial considered only the financial impact on our company of the common stock to be repurchased under the merger agreement and to be issued in the private placement and did not ascribe a material financial impact to the regulatory or legal considerations associated with the effects of the proposed merger. Feldman Financial's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

      In performing its analyses, Feldman Financial made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FirstFed. The analyses performed by Feldman Financial are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as a part of Feldman Financial's evaluation of the fairness from a financial point of view of the private placement offering at a fair market price, as determined by the board of directors, after FirstFed Bancorp has completed a "going private" transaction in connection with the rendering of Feldman Financial's opinion. As described above, Feldman Financial's opinion and the information provided by Feldman Financial to the FirstFed Bancorp board were among various factors taken into consideration by our board in making its determination.

      In formulating its opinion to the board, Feldman Financial prepared a variety of financial and comparative analyses, including those described below. The following is a summary of the material financial analyses performed by Feldman Financial and reviewed with our board in connection with Feldman Financial's opinion, and does not purport to be a comprehensive description of the analyses underlying the opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most relevant and appropriate methods of financial analyses and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Accordingly, Feldman Financial believes that its analyses must be considered as a whole and selecting portions of the analyses and factors, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

      Comparable Company Analysis. Feldman Financial used publicly available financial information to compare selected financial performance for FirstFed Bancorp with commercial banks with total assets between $125 million and $300 million, referred to collectively as the FirstFed Bancorp comparable group. The FirstFed Bancorp comparable group consisted of a total of 212 companies. Feldman Financial also compared FirstFed Bancorp with a subset of this comparable group, commercial banks with total assets between $125 million and $300 million and headquartered in the Southeast.

      The following table compares selected financial performance and trading market ratios of FirstFed Bancorp with the median ratios for the banks composing the FirstFed Bancorp comparable group. The series of historical financial data used in connection with the ratios below was as of or for the 12 months ended June 30, 2005 and trading market price data was as of August 26, 2005.


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                             FirstFed                        Southern
                             Bancorp       Comparables      Comparables
                            ----------     -----------      -----------

Total assets ($000)           205,292         205,032          224,752
Equity/Assets                    9.30            8.90             9.01
Tang. Equity/Tang. Assets        8.80            8.84             8.85
LTM ROAA                         0.80            0.89             0.85
LTM ROAE                         9.09            9.73             9.18
Market Value ($mil)              21.0            29.4             28.8
Price/Book                     110.30          159.65           154.30
Price/Tang. Book               117.30          162.90           154.45
Price/LTM EPS (x)               12.46           18.20            18.20
Price/QTR EPS (x)                8.96           17.10            17.55
Current Dividend Yield           3.26            0.50             0.40

      Discounted Cash Flow Analysis. Feldman Financial performed a discounted cash flow analysis to determine a range of present values per share of FirstFed Bancorp common stock based upon FirstFed Bancorp remaining a publicly traded company for the next five years. Based upon discussions with management, earnings for the first two years were based upon internal estimates with a growth rate of 10.0% used to project earnings over the final three years. To approximate the terminal value of FirstFed Bancorp's stock at the end of year 5, Feldman Financial applied price/earnings multiples ranging from 10.0X to 20.0X and multiples of book value ranging from 100% to 200%. The dividend stream and terminal values were discounted to present values using discount rates from 12% to 16%. Based on the above assumptions, this present value analysis yielded an imputed range of values per share of FirstFed Bancorp common stock of between $6.93 and $15.06 per share when applying the price to earnings multiples, and an imputed range of values of between $5.96 and $12.73 per share when applying the price to book value ratios.

      Feldman Financial noted that the discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including, but not limited to earnings growth rates, discount rates and price/book and price/earnings multiples, and the results thereof are not necessarily indicative of actual values or actual future results.

      Financial Impact Analysis. Feldman Financial performed a pro forma analysis that projected balance sheet and income statement information of FirstFed Bancorp assuming the share repurchase and subsequent recapitalization. Certain assumptions regarding adjustments and cost savings were used to calculate the financial impact that the share repurchase and subsequent private placement offering would have on certain projected financial results. Feldman Financial analyzed the impact under three separate scenarios: (a) the dollar amount of recapitalization is equal to the share repurchase; (b) an additional $1 million is raised in the recapitalization; and, (c) an additional $2 million is raised in the recapitalization.

      This analysis indicated that the pro forma earnings per share is expected to be higher as compared to FirstFed Bancorp's earnings per share projections within the first 12 months. This analysis also indicated that the pro forma combined company's book value per share is expected to be lower while tangible book value per share is also expected to be lower as compared, respectively, to FirstFed Bancorp's book value per share and tangible book value per share as of June 30, 2005.

      Assuming, no additional capital infusion, earnings per share were projected to increase by $0.16, or 18.2%, book value per share was projected to decline by $2.72, or 34.9%, and tangible book value per share was projected to decline by $2.70, or 36.8%. Assuming an additional $1.0 million is raised, earnings per share were projected to increase by $0.13, or 15.6%, book value per share was projected to decline by $2.53, or 32.5%, and tangible book value per share was projected to decline by $2.49, or 34.0%. Assuming, an additional $2.0 million is raised, earnings per share


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were projected to increase by $0.11, or 13.0%, book value per share was projected to decline by $2.36, or 30.3%, and tangible book value per share was projected to decline by $2.31, or 31.5%.

      This analysis was based in part on internal projections provided by FirstFed Bancorp's management team. The actual results achieved by the company may vary from the projected results, and the variation may be material.

      Management provided FirstFed Bancorp's 2005 budget and three-year business plan through December 31, 2007, to the advisor. The financial projections for the first-year of the business plan are the same as the 2005 budget. The budget includes a budget for each branch location and corporate headquarters.

      The budget for fiscal 2005 projects total assets of $219.0 million, net income of $1.3 million (before unusual items), and a return on assets, or ROA, of 0.59%. The fiscal 2005 budget assumes a growth rate of 5% and interest rate spread increases of 25 basis points effective both July 1, 2005 and October 1, 2005. The business plan for fiscal 2006 and 2007 projects total assets of $235 million and $259 million, respectively, with net income and ROA of $1.7 million, or .76% ROA, and $2.2 million, or .90% ROA, respectively. The business plan assumes a growth rate of 7.5% in fiscal 2006 and 10% in fiscal 2007. There are no assumed changes in interest rates and conditions for 2006 and 2007 in the business plan.

U. S. federal income tax consequences of the merger

      The following discussion summarizes the material U. S. federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively. This discussion does not address any tax consequences under state, local or foreign laws.

      The discussion that follows neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. We do not intend to obtain a ruling from the Internal Revenue Service or a written opinion from tax counsel with respect to the federal income tax consequences discussed below.

      This discussion assumes that you hold your shares of common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code. This discussion does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

      o     stockholders who are not citizens or residents of the United States;

      o     financial institutions;

      o tax-exempt organizations and entities, including individual retirement accounts;


      o     insurance companies;

      o     dealers in securities; and

      o stockholders who acquired their shares of common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

      Federal income tax consequences to stockholders who do not receive cash in the merger. If you remain a stockholder following the merger and you receive no cash as a result of the merger, you will not recognize gain or loss as a result of the merger. The merger will not affect the original adjusted tax basis or holding period of any shares of common stock that you continue to own following the merger. Once the S corporation election is made, your adjusted basis in the stock will change based on certain events. See "Consequences of Subchapter S Election" beginning on page 48 which describes these adjustments.

      Federal income tax consequences to stockholders who receive cash in the merger. The exchange of our common stock for cash under the terms of the merger agreement will be a taxable transaction. Similarly, if you dissent


                                       37
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from the merger and receive cash in exchange for your shares under the dissenters' rights statute, the receipt of cash will be a taxable transaction. The exchange of our common stock for cash will be treated as a redemption under section 302 of the Internal Revenue Code.

      In general, under section 302, if you receive cash in exchange for your shares as a result of the merger, you will realize and recognize taxable gain or loss. The gain or loss will be measured by the difference between the amount of cash that you receive, $11.00 per share, and the adjusted tax basis of your shares of common stock. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have owned your shares of stock for more than twelve months at the time the merger is completed. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 35% for short-term capital gains and 15% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder will be subject to a maximum rate of 35%.

      Under certain circumstances, however, the receipt of cash in exchange for shares may be treated as a dividend. The receipt of cash will not be treated as a dividend if the exchange meets one of the following three tests:

            o the exchange results in a "complete termination" of your equity interest in FirstFed Bancorp;

            o the exchange is "substantially disproportionate" with respect to you; or

            o the cash received is "not essentially equivalent to a dividend" with respect to you.

      For purposes of these tests, in addition to the shares you actually own, you will be deemed to own constructively certain shares under the constructive ownership rules of section 318 of the Internal Revenue Code. Generally, the constructive ownership rules under section 318 of the Internal Revenue Code treat a stockholder as owning:

            o shares of stock owned by certain relatives, related corporations, partnerships, estates or trusts, and

            o     shares of stock the stockholder has an option to acquire.

      Because the constructive ownership rules are complex, you should consult your tax advisor as to the applicability of these rules.

      Complete termination test. You will satisfy the "complete termination" test if you completely terminate your direct and constructive ownership interest in FirstFed Bancorp. If you would otherwise satisfy the complete termination requirement but for your constructive ownership of shares held by family members, you may, in certain circumstances, be entitled to disregard such constructive ownership. You should check with your own tax advisor as to whether you would be entitled to disregard such constructive ownership and the required filings with the Internal Revenue Service pursuant to such a decision.

      Substantially disproportionate distribution test. The receipt of cash for your shares will be treated as "substantially disproportionate" with respect to you if immediately after the merger you actually and constructively own less than 50% of the total combined voting power of all classes of our common stock and your percentage interest in FirstFed Bancorp (i.e. the number of voting shares actually and constructively owned by you divided by the number of outstanding shares) is less than 80% of your percentage interest in FirstFed Bancorp immediately prior to the merger.

      Not essentially equivalent to a dividend test. You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your percentage interest in FirstFed Bancorp, as described above, constitutes a "meaningful reduction of your proportionate interest" given your particular facts and circumstances. The Internal Revenue Service has indicated in published rulings that a minority stockholder whose relative stock interest is minimal (i.e., less than 1%) and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" generally if the stockholder has some reduction in the stockholder's stock ownership percentage.


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      If you satisfy one of these three tests, you should recognize gain or loss on the exchange of your stock as a result of the merger, and the merger consideration should not be treated as a dividend. If you do not satisfy one of these three tests, you will be treated as having received a dividend to the extent of our current and accumulated earnings and profits, which we anticipate will be sufficient to cover the amount of any such dividend. If the merger consideration is treated as a dividend to you, the full amount of the merger consideration will be includible as dividend income, without reduction for the tax basis of your shares. If the exchange is treated as a dividend, your tax basis in the shares sold generally will be added to your tax basis in your remaining shares. To the extent that cash received in exchange for shares is treated as a dividend to a corporate stockholder, the stockholder may be: (i) eligible for a dividends-received deduction (subject to applicable limitations); and (ii) subject to the "extraordinary dividend" provisions of the Internal Revenue Code. To the extent, if any, the cash received by you exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in the shares surrendered and thereafter as a capital gain.

      Federal income tax consequences to FirstFed Bancorp and the Bank. Neither FirstFed Bancorp nor the Bank will recognize gain or loss for U. S. federal income tax purposes as a result of the merger.

      Backup withholding. You may be subject to backup withholding on any cash consideration that you receive in connection with the merger. Backup withholding will not apply, however, if you:

            o furnish to us a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of the completion of the merger;

            o provide a certification of foreign status on Form W-8 or successor form; or

            o     are otherwise exempt from backup withholding.

      Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the Internal Revenue Service.

      This discussion is not intended to be a complete analysis or description of all potential U. S. federal income tax consequences of the merger, and this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger that are applicable to you.

Security ownership of certain beneficial owners

      Principal owners of common stock. Persons and groups beneficially owning more than 5% of the company's common stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission detailing such ownership. The following table sets forth information, as of the record date for the special meeting with respect to any person, including any group of persons, known by the company to be the beneficial owner of more than 5% of our issued and outstanding common stock. Other than as disclosed below, we know of no person who beneficially owned more than 5% of the common stock at the record date.

                                                                PRELIMINARY COPY

                  Name and Address of                        Amount and Nature of             Percentage of Common
                   Beneficial Owner                         Beneficial Ownership(1)            Stock Outstanding
                   ----------------                         --------------------               -----------------
FirstFed Bancorp, Inc.
Employee Stock Ownership Plan and Trust
     1630 Fourth Avenue North
     Bessemer, Alabama 35020                                       183,457(2)                         7.5%

The Trust Company of Sterne, Agee & Leach, Inc.
     800 Shades Creek Parkway, Ste. 125
     Birmingham, Alabama 35209                                     423,005(3)                        17.3%

First Financial Fund, Inc. (4)
     1680 38th Street, Ste. 800
     Boulder, Colorado 80301                                       252,000                           10.3%

------------

(1) Based on information furnished by the respective beneficial owners. In accordance with Rule 13d-3 under the Securities Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, if that person either has, or shares, voting or investment power with respect to the common stock, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of common stock.

(2) Shares of common stock initially were acquired by the Employee Stock Ownership Plan and Trust in connection with the mutual-stock conversion of First Federal Savings Bank, the company's wholly-owned thrift subsidiary which merged with and into First Financial Bank, the company's wholly-owned commercial bank subsidiary, in 2002. A committee consisting of all directors of the company administers the ESOP. The Trust Company of Sterne Agee & Leach, Inc., an unrelated corporate trustee for the ESOP, has been appointed by the board of directors, which may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. Shares held by the ESOP and allocated to participating employees must be voted in accordance with the instructions received from the participating employees. Unallocated shares, and allocated shares for which no instruction has been received, will be voted in the same proportion as the allocated shares for which instruction has been received. As of the record date, 157,098 shares of common stock in the ESOP had been allocated to participating employees, and, therefore, the ESOP Trustee will vote the remaining 26,359 unallocated shares in the same proportion as allocated shares.

(3) The Trust Company is the beneficial owner of 183,457 shares as the ESOP trustee. See footnote 2 above. The Trust Company is also the beneficial owner of 239,548 shares as trustee for the FirstFed Bancorp, Inc. Deferred Compensation Plan. As trustee of such plans, the Trust Company has the power to vote, or to direct the vote, of 423,005 shares, and the power to dispose or to direct the disposition, of 396,646 shares.

(4) As reported in the latest Schedule 13G filed by such persons, First Financial Fund, Inc. is a registered closed-end investment company which has sole voting and shared dispositive power with respect to 252,000 shares, and Wellington Management Company, LLP is the investment adviser to First Financial Fund, Inc.

                                                                PRELIMINARY COPY

      Stock ownership of management. The following table sets forth, as of the record date, the beneficial ownership of our common stock by each of the company's directors and executive officers and by all executive officers and directors as a group.

                                                    Amount and Nature of                     Percent of
                    Name                          Beneficial Ownership(1)                 Outstanding Stock
                    ----                          --------------------                    -----------------
Fred T. Blair                                              48,814                                1.99%
B.K. Goodwin III                                          118,501  (2)                           4.71
James B. Koikos                                            58,002                                2.36
E.H. Moore, Jr.                                            94,846                                3.94
James E. Mulkin                                           108,229                                4.42
G. Larry Russell                                           64,558                                2.63
Lynn J. Joyce                                              65,160  (2)                           2.63
V. Jeff Williams                                           15,234  (2)                           0.62
All directors and executive officers as
     a group (8 persons)                                  573,344  (2)                          21.64%

------------
(1) For the definition of beneficial ownership, see footnote 1 to the previous table. Includes certain shares of common stock owned by businesses in which the director or executive officer is an officer or major stockholder or by spouses, by immediate family members, or as a custodian or trustee for minor children, over which shares the director or executive officer effectively exercises sole, or shares, voting and/or investment power, unless otherwise indicated. Includes 19,544 shares, 78,910 shares, 19,786 shares, 15,044 shares, 10,524 shares, 14,471 shares, 38,518 shares, 13,910 shares and 210,707 shares of common stock, as to which shares directors Blair, Goodwin, Koikos, Moore, Mulkin and Russell, Mrs. Joyce and Mr. Williams, and all executive officers and directors as a group, respectively, have the right to purchase pursuant to stock options exercisable within 60 days after the record date.

(2) Includes 10,283 shares, 14,962 shares, 913 shares and 26,128 shares of common stock owned by the ESOP and allocated to the accounts of Mr. Goodwin, Mrs. Joyce, Mr. Williams and all executive officers as a group, respectively.

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Intended common stock purchases in private placement offering by directors, executive officers and ESOP.

      We intend to finance the merger with the net proceeds raised in a private placement of common stock, which will not commence until after the special meeting has been held and concluded. FirstFed Bancorp intends to offer for sale a minimum of 1,450,000 shares and to a maximum of 1,650,000 shares of common stock at a price of $10.00 per share. With proceeds of a loan of $6,000,000 to FirstFed Bancorp, the ESOP will purchase 600,000 of the shares to be sold in the private placement. The following table sets forth certain information regarding the currently intended purchases by the company's directors and executive officers. None of these individuals have entered into a binding commitment to purchase these shares.

                                                  Number of         Dollar
Name                                                Shares          Amount
----                                                ------          ------

Fred T. Blair                                         --              --
B.K. Goodwin III                                     20,000         $200,000
James B. Koikos                                      45,000         $450,000
E.H. Moore, Jr.                                      20,000         $200,000
James E. Mulkin                                     140,000       $1,400,000
G. Larry Russell                                     20,000         $200,000
Lynn J. Joyce                                         --              --
V. Jeff Williams                                      --              --
FirstFed Bancorp, Inc.
  Employee Stock Ownership Plan and Trust(1)        600,000       $6,000,000

-----------
(1)   Funded by debt financing.

      The Bank has established an Employee Stock Ownership Plan and Trust, or ESOP, for the benefit of all employees. The ESOP currently is funded by a loan from FirstFed Bancorp to purchase common stock for distribution to employees. The Bank will transfer the ESOP and all allocated and unallocated shares to FirstFed Bancorp upon completion of the merger. To fund the ESOP, FirstFed Bancorp has received a commitment from the Alabama Bankers Banks for a loan of $6,000,000, for a term of 15 years at prime rate. We will use the loan proceeds to make a loan to the FirstFed Bancorp ESOP under the same terms. Interest and principal payments on the loan to FirstFed Bancorp will be made annually, and cash accumulated by the ESOP from distributions will be used to pay interest. Principal will be paid by FirstFed Bancorp from dividend payments by the Bank.

      For income tax purposes, our payments to the ESOP will be tax deductible. These payments will be used primarily to repay principal on the loan. Distribution of earnings by FirstFed Bancorp to the ESOP will not be tax deductible, but may be used to repay the ESOP loan. As an S corporation stockholder, the ESOP will not pay income tax on its pro rata share of our earnings.

Certain effects of the merger and the private placement offering on FirstFed Bancorp

      The merger will have various effects on our company, including those described below.

      Reduction in the number of stockholders. We believe that the merger will reduce the number of record stockholders from approximately 375 to less than 50. If the merger was completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," we estimate that 1,300,000 shares of our common stock held by 325 stockholders would have been exchanged for cash in the merger.

      Private placement offering. In connection with the merger, we are conducting a private placement offering to finance the "going private" transaction. The offering is being made to qualified stockholders, including directors and

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                                                                PRELIMINARY COPY

executive officers, who will continue to be FirstFed stockholders after consummation of the merger and completion of the "going private" transaction. The offering consists of a minimum of 1,450,000 shares of common stock for a subscription price of $10.00 per share. The offering is designed to enable us to raise capital while allowing qualified stockholders to avoid or limit dilution of their ownership subsequent to our "going private" transaction. The offering is being made by a separate Private Placement Memorandum. If all of the shares being offered are not sold in the offering, we intend to sell the balance of the shares to other qualified stockholders who are not currently FirstFed Bancorp stockholders.

      Termination of Securities Exchange Act registration. At this time, we are required to file annual, quarterly and periodic reports that provide our stockholders and the general public with information about us. On an annual basis, we are required to file reports with the Securities and Exchange Commission that include audited financial information, a comprehensive discussion of our financial condition and results of operations, disclosure regarding market risks, information about directors, executive officers and executive compensation, and a description of our business, properties and legal proceedings. We are required to file quarterly reports with the Securities and Exchange Commission that include unaudited financial information for the quarter and year to date, a comprehensive discussion of our financial condition and results of operations for the period and year to date, and a discussion of our legal proceedings. We are also required to file other periodic reports with the Securities and Exchange Commission to disclose certain other material developments. In addition to our periodic reporting obligations, we are required to file with the Securities and Exchange Commission all proxy solicitation materials prepared in connection with meetings of our stockholders.

      If the merger is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file any of these reports or be subject to a number of other securities laws applicable to reporting companies unless the number of record stockholders of the company increases to 300 or more as of the beginning of any year following termination of our Securities Exchange Act registration. As bank holding companies, we and the ESOP would continue to be required to file certain financial information with the Federal Reserve Board, and our banking subsidiary, which represents our only material asset, would continue be required to file certain financial information on a quarterly basis with the Federal Deposit Insurance Corporation. This financial information should be available to the public through Internet websites maintained by the respective bank regulatory agencies following the suspension of our Securities and Exchange Commission reporting requirements. However, because the Securities and Exchange Commission's reporting requirements are more broad and comprehensive than the reporting requirements of the bank regulatory agencies, the decreased access to information available to our stockholders following the suspension of our Securities and Exchange Commission reporting obligations may impair their ability to monitor the activities of, and evaluate their investment in, the company.

      Effect on market for shares. Although our common stock is registered with the Securities and Exchange Commission, there is no established trading market for our common stock, and no market is expected to develop following the merger. In addition, following the merger, we will no longer be a reporting company and the number of stockholders will be substantially reduced. If the merger had been completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," the number of stockholders of record would have been reduced from approximately 375 to approximately 35. The absence of an established trading market or a larger stockholder base may restrict your ability to transfer your shares of stock following the merger. Currently, there is minimal liquidity in our shares of common stock and there will be a further reduction in the liquidity of our common stock following the merger. Consequently, stockholders following the merger may be unable to liquidate their investment in the company and must be able to bear the economic risk of their investment indefinitely.

      Elimination of federal income tax liability. Following the merger, we intend to elect to be taxed as a S corporation, which generally will eliminate our federal income tax liability at the corporate level, subject to limited exceptions. As a result, subject to these limited exceptions, electing Subchapter S federal income tax treatment will enable us generally to avoid double taxation of corporate earnings distributed to our stockholders. As an S corporation, our income will be deemed to accrue ratably to our stockholders throughout the year on a daily basis. See "Consequences of a Subchapter S Election" beginning on page 48.

                                                                PRELIMINARY COPY

      Dividends. As an S corporation, distributions of the company's S corporation earnings will no longer be classified for federal income tax purposes as dividends. Since the stockholders of an S corporation are required to pay the income tax liability on their pro rata share of the S corporation's earnings, the distribution of these earnings is not taxed as a dividend to the S corporation stockholders for federal income tax purposes. We will pay distributions from our S corporation earnings out of legally available funds as and when declared by our board of directors, in its sole discretion. As an S corporation, we expect to be able to make distributions in amounts sufficient to enable our stockholders to pay their respective income tax liabilities for our earnings. However, we cannot guarantee that we will have the financial ability to make these distributions, or if distributions are made, that the distributions will be sufficient to enable stockholders to pay their respective income tax liabilities for our income. We are not obligated to make distributions. See "Consequences of a Subchapter S Election" beginning on page 48, and "Market for Securities and Dividend Information--Distributions of S Corporation earnings--FirstFed Bancorp" beginning on page 55.

      However, even if we cannot make distributions to cover the estimated taxes on our income, each stockholder will be required to include his pro rata share of our net income in calculating his quarterly estimated tax payments and annual tax payments. Under these circumstances, stockholders would be required to recognize taxable income for federal income tax purposes before receiving cash distributions related to that income.

      Increased share ownership of executive officers and directors. As a result of the merger and the related private placement offering, we expect that the collective ownership percentage of our directors and executive officers will increase. As of the date of this proxy statement, our executive officers and directors beneficially owned approximately 22% of our outstanding common stock. Assuming the merger and the private placement were completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares became "qualified stockholders," the collective ownership interest of our directors and executive officers would have increased to approximately 29%.

      If our executive officers, directors and ESOP collectively own at least a majority of our common stock, they can control the election of directors and all matters requiring stockholder approval by simple majority vote, including the amendment of our bylaws and other matters of general corporate governance, in each case without regard to other stockholders. If our executive officers and directors collectively own at least two-thirds of our outstanding common stock, they will have substantially more control with respect to all matters requiring stockholder approval, including extraordinary matters such as mergers, the sale of our company or amendment of our certificate of incorporation. Accordingly, following the merger, these persons will have a greater influence over the business, policies and affairs of our company than before the merger.

Certain effects of the merger on our stockholders

      The proposed merger will have the same effects on stockholders regardless of whether they are affiliated or unaffiliated stockholders.

      Benefits and detriments to FirstFed. There are currently approximately 375 stockholders of our company. The stock is listed and publicly traded on the NASDAQ SmallCap Market. Costs of approximately $155,000 per year are incurred to maintain status as a public company reporting to the Securities and Exchange Commission. As a corporation for Federal income tax purposes, FirstFed Bancorp now pays Federal income taxes at the applicable rate based on its level of earnings. Normally, we pay an effective rate of around 33%. Dividends are then paid to stockholders, who are taxed at their applicable personal income tax rate. By reducing the number of stockholders to not more than 100, the company can "go private" and elect Subchapter S corporation tax treatment. In doing so, the cost of $155,000 per year to remain public would be saved. In addition, net income would be increased by 50% due to income tax savings. For instance, as a C corporation, earnings of $3,000,000 are taxed $1,000,000 for a net income of $2,000,000; but, as a Subchapter S corporation, earnings of $3,000,000 are not taxed, resulting in net income of $3,000,000, or an increase of $1,000,000. As a result, more earnings should be available to pay dividends to stockholders or increase the level of capital in the company or the Bank.

                                                                PRELIMINARY COPY

      On the other hand, the stock of FirstFed Bancorp is currently thinly traded on NASDAQ and not very liquid. As a private company with less stockholders, the stock would not be publicly traded and be more illiquid than as a public company.

      Benefits and detriments to affiliated stockholders. Affiliated stockholders holding over 10,000 shares of stock would continue to own stock in our company in the same manner as before the going private transaction, except stock in the deferred compensation plan or an IRA or an unqualified trust would not be eligible for ownership and must be sold to FirstFed Bancorp in the going private transaction. The price to be paid for the stock was based on an independent appraisal performed by RP Financial.

      Two (out of eight) directors and executive officers who are affiliated stockholders will not own at least 10,000 shares at the date of the transaction, and their stock will be liquidated. The price, as established by the board of directors, is at a premium to book value and trading value. Based on the analysis by RP Financial, the stock has a trading value of $9.50, but a premium of $1.50, or about 16%, was added to this amount. Ownership of affiliated stockholders, individually and as a group, will be reduced in the transaction.

      Affiliated stockholders will have an opportunity to make an additional investment in our company. The price to purchase stock is $10.00, as determined by Feldman Financial Advisors, Inc., an independent financial appraiser. Feldman Financial determined this value based on comparative financial information for similar transactions within the industry, and the fact that the stock will be an investment in a private Subchapter S company rather than a public C corporation. At an investment of $10.00 per share, using earnings levels equal to the projected net income amount for 2005 ($1.2 million, excluding unusual items), increasing capital at the same level as under C corporation treatment, and paying the same amount of dividends relative to the amount of earnings, the return on investment, or ROI, has been computed as about 5.75%. Also, the ROI would increase if the per share stock value increases above $10.00. The return to a stockholder is dependent upon the future earnings success of FirstFed Bancorp.

      The risks associated with the transaction include dependence upon earnings of FirstFed Bancorp, dividends paid by FirstFed Bancorp, and the illiquid nature of the stock. Also, the ownership of affiliated stockholders would be diluted unless additional shares are purchased. This is caused by the fact that the dollar amount of capital is intended to remain the same, but shares are being bought from existing stockholders at $11.00 per share and sold at $10.00 per share. The pricing difference is created by the premium on the purchase of shares and the difference in the method of taxation. Both amounts were analyzed by separate independent investment firms, and agreed to by our board of directors.

      The ownership positions of directors and executive officers, before and after the transaction, differ depending on each individual affiliated stockholder. This was dependent on the personal financial condition and plans of each holder. Based on the current intent of each director and executive officer, the ownership holdings before and after the transaction are as follows: James E. Mulkin - 139,000/228,000, E. H. Moore, Jr. - 121,000/100,000, Jimmy Koikos -
86,000/88,000, B. K. Goodwin III -110,000/92,000, G. Larry Russell -
69,000/70,000, Fred T. Blair - 55,000 (held in various family names below 10,000 each) /0, Lynn J. Joyce - 42,000/42,000, and V. Jeff Williams - 1,000/0. The above changes in ownership assume:

      o     Shares owned by immediate family members are included;

      o Shares in the deferred compensation Plan (which will liquidated in the transaction) are included;

      o Stock options that will remain outstanding after the transaction are not included; and

      o IRA accounts holding stock continue to hold the stock upon completion of the transaction. James E. Mulkin, E.H. Moore, Jr., B.K. Goodwin III, and Fred T. Blair own 33,000 shares, 22,000 shares, 4,000 shares and 4,000 shares, respectively, in IRA accounts.

      o     Total outstanding shares are currently approximately 2,600,000.

As a group, the ownership level for directors and executive officers is approximately the same when compared to existing holdings.

      The shares of common stock being issued in the private placement offering would be identical to the common stock being purchased in the going private transaction. No new class of stock is being created. Purchased shares will


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represent treasury stock, and newly issued shares will be made from previously authorized common stock shares by stockholders.

      The following table sets forth the impact to affiliated stockholders' interest in the company's pro forma net book value and net earnings upon completion of the going private transaction and based on their current intent.

                                                            Pro Forma                              Pro Forma
                                                         Net Book Value                          Net Earnings
                                                ----------------------------------     ----------------------------------
                                                Dollar Amount              %           Dollar Amount              %
                                                ------------------    ------------     ------------------    ------------
Fred T. Blair                                   $       --                 --%         $       --                  --%
B.K. Goodwin III                                $       502,800           3.5%         $     39,600               3.5%
James B. Koikos                                 $       488,500           3.4%         $     38,400               3.4%
E.H. Moore, Jr.                                 $       546,000           3.8%         $     42,900               3.8%
James E. Mulkin                                 $     1,264,000           8.8%         $     99,400               8.8%
G. Larry Russell                                $       388,000           2.7%         $     30,500               2.7%
Lynn J. Joyce                                   $       229,900           1.6%         $     18,100               1.6%
Jeff V. Williams                                $       --                 --%         $       --                  --%
FirstFed Bancorp, Inc.                          $     4,410,100          30.1%         $    340,100              30.1%
  Employee Stock Ownership Plan

      Benefits and detriments to unaffiliated stockholders. The benefits and detriments to unaffiliated stockholders are the same as those to affiliated stockholders, as described above.

      Benefits and detriments to new stockholders. The benefits and detriments to new stockholders are the same as those to affiliated stockholders, as described above. It is expected that new stockholders would make an initial investment of at least 20,000 shares in order to keep the number of stockholders well below 100 for Subchapter S corporation Federal income tax treatment.

      Impact on net earnings. Net income for the company would be increased by 50% due to income tax savings, assuming an existing effective tax rate of 33%. For example, net income of $2,000,000 as a C-corp would approximate $3,000,000 when taxed as a Subchapter S corporation. As a result, more earnings should be available to pay dividends. Assuming the same ratio of dividends are paid from net income of the company as a C-corp, the level of dividends paid to each stockholder (whether affiliated, unaffiliated, new, or otherwise) would increase approximately 67%. For example, dividends of $3,000 from the C-corp company would be $5,000 as a Subchapter S corporation.

      Impact on net book value. Additional earnings caused by the transaction are assumed to be paid as a dividend to stockholders. Increases to capital, and thus net book value, are assumed to remain at the same level for our company as a C-corp or Subchapter S corporation for income tax purposes. Therefore, net book value would increase by the same amount from earnings for all stockholders (whether affiliated, unaffiliated, new or otherwise).

      The effects of the merger to a stockholder will vary depending on whether the stockholder (i) receives cash for all of his shares, (ii) receives cash for some, but not all, of his shares and remains a stockholder, or (iii) does not receive cash for any of his shares and continues to hold the same number of shares following the merger. Because a stockholder may own shares in more than one capacity, a stockholder may receive cash for some of his shares while retaining ownership of the remaining shares following the merger. The following sections describe certain of the material effects that we expect to result from the merger with respect to shares that are exchanged for cash and shares that are unaffected by the merger. A stockholder may experience a combination of these effects if he receives cash for some of his shares while retaining ownership of other shares.

      Cashed-out shares. As to shares of our common stock that are exchanged in the merger for the cash merger consideration, stockholders will experience the following effects.

      o Receipt of cash. Stockholders will receive $11.00 in cash per share, without interest.

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      o     No trading costs. Stockholders will be able to liquidate their ownership interest without incurring brokerage costs.

      o Loss of ownership interest. Stockholders will no longer have any equity or voting interest in FirstFed Bancorp and, therefore, will not participate in any future potential earnings or growth of the company or in any stockholder votes.

      o Reacquisition. Stockholders will be unable to reacquire an ownership interest in FirstFed Bancorp unless they acquire shares from a remaining stockholder. We have no basis for determining whether remaining stockholders will transfer their shares to third parties.

      o Taxes. Stockholders likely will be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the merger. See "--U.S. federal income tax consequences of the merger" beginning on page 30.

      Remaining shares. As to shares of our common stock that are not exchanged in the merger for the cash merger consideration, stockholders will experience the following effects.

      o Continuing interest. Stockholders will retain an ongoing equity interest in FirstFed Bancorp and, therefore, the ability to participate in any future potential earnings or growth.

      o Tax liability on pro rata share of earnings. If the merger is completed, we intend to elect to become an S corporation for federal income tax purposes. As an S corporation, our income will be deemed to accrue ratably to our stockholders throughout the year on a daily basis. That is, if you own 10% of the common stock, 10% of the income, expenses, losses and gains will be passed through to you, and you will be liable for the taxes on that amount. Our board of directors anticipates that we will make quarterly distributions to our stockholders to enable them to meet their personal tax obligations for our income. However, we cannot guarantee that we will have the financial ability to make these distributions. Even if we cannot make these distributions, each stockholder will be required to include his or her pro rata share of our net income in calculating his or her quarterly estimated tax payments and annual tax payments. Consequently, there could be circumstances where stockholders would be required to recognize taxable income for federal income tax purposes before receiving cash distributions related to that income. This Subchapter S election will have other important tax and non-tax consequences for our company and stockholders. See the sections titled "--Certain effects of the merger and the private placement offering on FirstFed Bancorp--Dividends," and "Consequences of a Subchapter S Election" beginning on pages 42 and 48, respectively.

      o Decreased access to information. If the merger is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file periodic reports with the Securities and Exchange Commission. See "--Certain effects of the merger on FirstFed Bancorp--Termination of Securities Exchange Act registration" beginning on page 42.

      o Decreased liquidity. The liquidity of the shares of our common stock is expected to decrease as a result of the reduction in the number of stockholders from approximately 375 to less than 50, the removal of our common stock from NASDAQ listing, and the transfer restrictions under the Stockholders' Agreement to maintain our Company's status as an Subchapter S corporation. The absence of an established trading market or a larger stockholder base may restrict your ability to transfer your shares of stock following the merger. See "--Certain effects of the merger on FirstFed Bancorp--Effect on market for shares" beginning on page 43.

      o Reduction in book value per share. Assuming the merger was completed as of June 30, 2005, the book value per share of our common stock as of June 30, 2005, would have been reduced from approximately $7.80 per share on a historical basis to approximately $6.92 per share on a pro forma basis (computation reflects ESOP shares as being fully allocated).

      o Effects of Subchapter S election. Becoming a stockholder of a Subchapter S corporation will have material tax and non-tax consequences to remaining stockholders. These consequences are described more completely in the section that follows.

      o Restrictions on transfer. Stockholders will have more limitations on their ability to transfer their shares of common stock than they currently have with respect to their shares. The Stockholders' Agreement will limit a stockholder's ability to transfer his or her shares of stock by prohibiting transfers to any person or entity that is not eligible to be a stockholder of an S corporation or who might otherwise jeopardize our status as an S corporation once the election has been made. See "Proposal One--The Proposed Merger--Structure of merger," beginning on page 57. The potential inability to freely transfer your shares may


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            result in liquidity problems depending on a stockholder's particular financial situation and the potential tax liability that could arise from having to recognize S corporation taxable income before receiving cash distributions related to that income. See "Consequences of a Subchapter S Election" below.

CONSEQUENCES OF A SUBCHAPTER S ELECTION

      If the merger is completed, we intend to elect to become an S corporation for federal income tax purposes. This election will have important tax and non-tax consequences for our company and stockholders. The following section discusses certain of these consequences, and we urge you to consider this section carefully in considering the merger proposal.

Tax consequences of Subchapter S tax status

      Double taxation of earnings distributed to stockholders as dividends is avoided for federal income tax purposes. The primary reason for a corporation to become an S corporation for tax purposes is that, with four exceptions discussed below, S corporations are not subject to federal income taxes at the corporate level. As a result, subject to these limited exceptions, electing Subchapter S federal income tax treatment will enable us generally to avoid double taxation of corporate earnings distributed to our stockholders. Without Subchapter S tax treatment, our earnings that are distributed to our stockholders would be taxed once at the corporate level, at a federal tax rate of up to 34%, and again at the stockholder level, at a federal tax rate of up to 15%. The combined impact of two levels of tax can be an effective federal tax rate of approximately 44%. However, because S corporation earnings are generally taxed only at the stockholder level and not at the corporate level, S corporation stockholders generally realize a benefit on every dollar earned and distributed to its stockholders by electing Subchapter S tax treatment.

      Although our stockholders will report their pro rata share of the company's earnings on their federal income tax returns, under Alabama law the company will continue to be subject to the payment of state taxes following the Subchapter S election. Since the company will continue to be required to pay the taxes on its earnings to the State of Alabama, our stockholders will not be obligated to pay Alabama tax on their pro rata share of the company's earnings, and distributions received by our stockholders which are not taxed as dividends on their federal income tax returns will be taxed as dividends for Alabama income tax purposes. For an individual stockholder, the Alabama tax return asks whether the taxpayer has income taxed on his/her federal income tax return not taxed on their Alabama tax returns. The stockholder will list in this section of the return the name of the company, the federal identification number, and the amount of his/her pro rata earnings of the company reported on his/her federal income tax return. The individual stockholder also will be required to report as dividend income the amount of distributions received from the company.

      An S corporation will be subject to federal income taxes at the corporate level in four situations.

      o Built-in gains. Any built-in gains (such as appreciation in the value of the Bank's facilities, its bond portfolio or its other real estate) in the assets we hold on the date of conversion to Subchapter S status generally will be subject to corporate-level tax if those assets are sold within 10 years after conversion. However, most of our consolidated assets either do not have built-in gains or will not be sold in the ordinary course of business. This can be a consideration if FirstFed Bancorp or the Bank were to sell property for a premium (e.g., the sale of a branch), if the Bank were to reposition its bond portfolio and take gains in the process, or if we were to sell the stock of the Bank after we have made the election to be taxed as an S corporation. If we were to sell the stock of the Bank, we would generally be required to obtain prior stockholder approval, as long as the stock of the Bank constitutes substantially all of our assets and the sale were not in the ordinary course of business. The corporate level tax on built-in gains will not be imposed after a corporation has been an S corporation for ten years.

      o Change to specific charge-off method. In order to become eligible to be an S corporation, a financial institution that uses the reserve method of accounting for bad debts must change to the specific charge-off method of accounting for bad debts. Because we currently use the reserve method of accounting for bad debts, we intend to file the necessary documents with the Internal Revenue Service to make the change in accounting method following the merger. As a result of the conversion, we generally will be required to restate our excess reserve for bad debts to zero for federal income tax purposes and include the amount of

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            our reserves in our taxable income ratably over the next four tax years. As of June 30, 2005, our excess reserve account was zero. Accordingly, we will not have to increase our taxable income for the next four years. As a result of the change to the specific charge-off method, we will not be subject to a corporate-level tax for the next four years on the built-in gain recognized from this change. See "--Built-in gains," above.

      o Passive investment income. If for any taxable year an S corporation has passive investment income (as such term is defined in the Internal Revenue Code) in excess of 25% of its gross receipts, it may be subject to a corporate level tax at the highest rate on the excess passive investment income. In addition, if we were to have passive investment income in excess of 25% of our gross receipts for three consecutive tax years where C corporation earnings and profits existed, our Subchapter S election would terminate. For these purposes, Treasury regulations generally provide that passive investment income excludes gross receipts directly derived in the ordinary course of a taxpayer's lending or financing business (e.g., interest income on loans). Our board of directors does not anticipate distributing funds to its stockholders that would be additionally taxable as ordinary income.

      o Prior Subchapter C corporation earnings and profits. Distributions by an S corporation to a stockholder generally are not taxable to the extent of the stockholder's accumulated adjustments account and basis in the stockholder's S corporation stock. However, if an S corporation has C corporation earnings and profits from prior C corporation years (as we do), future distributions of C corporation earnings and profits by the S corporation to its stockholders may be treated as ordinary income (i.e., dividends). Distributions made by an S corporation are deemed to come first from the S corporation's accumulated adjustments account, which generally tracks the earnings of the S corporation over its lifetime. We do not anticipate that we will distribute funds to our stockholders that would be additionally taxable as ordinary income.

      Stockholder liability for income taxes on corporate earnings. As an S corporation, our income will be deemed to accrue ratably to our stockholders throughout the taxable year on a daily basis. Consequently, an S corporation is taxed like a partnership. That is, if you own 10% of the common stock, 10% of the income, expenses, losses and gains will be passed through to you and you will be liable for the taxes on that amount. Moreover, separately stated items of income and loss will pass directly through to stockholders, retaining the character of each separately stated item (e.g., capital gain, capital loss). Our board of directors anticipates that we will make quarterly distributions to our stockholders to enable them to meet their personal tax obligations. Please note, however, that we cannot guarantee that we will have the financial ability to make these distributions. Even if we cannot make these distributions, each stockholder will be required to include his or her pro rata share of the company's income in calculating his or her quarterly estimated tax payments and annual tax payments. Consequently, there could be circumstances where stockholders would be required to recognize taxable income for federal income tax purposes before receiving cash distributions related to that income.

      On or before the date that we file our tax return (Form 1120S) for each taxable year, we will provide to each of our stockholders a completed Schedule K-1 (Form 1120S) reflecting the stockholder's pro rata share of the income, losses, deductions and credits of the company for the most recently completed year.

      Losses, if any, are available to shelter stockholder income. If we should incur losses during any taxable year, each stockholder's pro rata share of the losses generally will be available to offset the stockholder's income during that year, subject to certain limitations, including the basis rules, the "at risk" rules, and the "passive activity loss" rules.

      Adjusted tax basis in common stock will increase by S Corporation earnings. A stockholder's adjusted tax basis in stock of a C corporation is generally what the stockholder paid for the stock when it was acquired. When the corporation earns and retains profits as stockholders' equity, the book value and typically the market value of the stock increase, but the stockholder's tax basis remains the same. When the stockholder subsequently sells his stock, he generally pays federal income taxes on this increase in value over his cost basis at a federal capital gains rate of up to 15% if the stock was held as a capital asset for more than one year. By contrast, a stockholder's basis in S corporation stock generally will be increased by his pro rata share of the S corporation's income and will be decreased by his pro rata share of the S corporation's losses. In addition, any distributions made by the company to the stockholder will reduce his basis in S corporation stock. Any net increase in basis will reduce the amount of gain on the sale of stock by

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the stockholder, and any net decrease in basis will increase the amount of gain on such sale. Consequently, stockholders can benefit from S corporation status due to the overall increase in stock basis as a result of S corporation earnings not distributed to the stockholders but retained by the company.

      Loss of certain tax benefits. The carryforward of net operating losses, minimum tax credits and capital loss carryovers from C corporation status to S corporation status is not permitted, except to offset the payment by the corporation making the election to be taxed as an S corporation of corporate level taxes. We currently have no operating loss carry forwards or tax credits.

      Alternative minimum tax. As an S corporation, we would not be subject to the federal corporate alternative minimum tax or the accumulated earnings tax.

      Additional record keeping. Finally, record keeping and tax preparation for you will become more complex because you will need to maintain records, for federal income tax purposes, of your adjusted tax basis in your shares of FirstFed Bancorp common stock and to report each separately stated item of income and loss individually on your tax returns. You will also likely be required to pay estimated taxes on a quarterly basis.

Non-tax consequences of Subchapter S election

      Continuation of business, management and stockholders. Our decision to pursue S corporation status will not materially affect the continuing business or operations of either FirstFed Bancorp or the Bank. Each entity will continue to be governed by its articles of incorporation and bylaws, and each of the officers and directors of FirstFed Bancorp and the Bank will continue to serve in the positions each now holds. The rights of stockholders generally will be unaffected, except that our stockholders following the merger will have certain additional limitations on their ability to transfer their shares of common stock as a result of the Stockholders' Agreement.

      Prohibition on multiple classes of stock. Among the other criteria discussed in this proxy statement, to qualify for the election to be taxed as an S corporation, a corporation must have only one class of stock outstanding. Differences in voting rights between shares of stock of a corporation are disregarded in determining whether a corporation has more than one class of stock. Our certificate of incorporation authorizes two classes of stock, common and preferred, but we have no present plan or intention to issue preferred stock in the foreseeable future.

      The foregoing does not attempt to describe all of the possible consequences to you of our proposed Subchapter S election. You are strongly urged to consult with your individual tax advisor for a more thorough understanding of the personal tax consequences of the proposed Subchapter S election, based upon your specific circumstances.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma financial information, gives effect to the proposed merger, private placement stock offering and Subchapter S election. This information should be read together with our historical financial information contained in, or incorporated by reference into, this proxy statement. The unaudited pro forma financial information has been prepared on a consolidated basis and assumes that:

      o The merger occurred as of September 30, 2005 for purposes of the balance sheet, and as of December 31, 2004 and September 30, 2005 for purposes of the statement of income.


      o A total of 1,300,000 shares of our common stock was exchanged for cash in the merger at a price of $11.00 per share, or approximately $14.3 million in the aggregate.

      o A total of $200,000 in costs and expenses was incurred in connection with the transaction.

      o The private placement offering of a minimum of 1,450,000 shares for net proceeds of $14.5 million and a maximum of 1,650,000 shares for net proceeds of $16.5 million was completed.


      o The cash required to complete the merger was funded through the sale of common stock in the private placement of which the Employee Stock Ownership Plan, or ESOP, purchased 600,000 shares in the transaction with borrowed funds.

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
                                                           Minimum             Maximum
                                                       -------------        --------------
         Sources of Funds:
              Proceeds from common stock
                private placement offering             $   8,500,000        $   10,500,000
              Proceeds from common stock
                purchased by ESOP with
                borrowed funds                             6,000,000             6,000,000
                                                       -------------        --------------

         Total Proceeds of Funds                       $  14,500,000        $   16,500,000
                                                       =============        ==============

         Uses of Funds:
              Total consideration paid
                for shares cashed out                  $  14,300,000)       $  (14,300,000)
              Estimated fees and expenses                   (200,000)             (200,000)
                                                       -------------        --------------

         Total Uses of Funds                           $ (14,500,000)       $  (14,500,000)
                                                       =============        ==============

      o The ESOP expenses were offset by a reduction in expense of the recently terminated pension plan.

      o Approximately 160,000 stock options were exercised at an average price of $7.50.

      o Approximately 110,000 stock options were accounted for as non-incentive stock options.

      o     None of the anticipated annual cost savings have been realized.

      o The elimination of federal income tax liability as a result of the Subchapter S election.

      o The write-off of the federal portion of a net deferred tax asset of $475,000 resulting from the Subchapter S election.

The unaudited pro forma information is for illustrative purposes only. The financial results may have been different had the merger actually taken place at the respective time periods specified. You should not rely on the pro forma financial information as being indicative of our future results.

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                        UNAUDITED PRO FORMA BALANCE SHEET
                            as of September 30, 2005

                                                   Effect of          Effect of
                                                  Transaction        Transaction         Pro Forma       Pro Forma
                                      Actual       (Minimum)          (Maximum)          (Minimum)       (Maximum)
                                     -------------------------------------------------------------------------------
                                                        (dollars in thousands, except per share data)
Cash and cash equivalents            $   7,483   $       1,200      $       3,200      $       8,683   $      10,683
Securities available for sale            7,340              --                 --              7,340           7,340
Loans held for sale                      1,013           1,013              1,013
Loans (net of allowance)               167,520              --                 --            167,520         167,520
Bank owned life insurance                6,649              --                 --              6,649           6,649
Goodwill and other intangibles           1,129              --                 --              1,129           1,129
Premises and fixed assets                7,695              --                 --              7,695           7,695
Other assets                             6,976              --                 --              6,976           6,976
                                     ---------   -------------      -------------      -------------   -------------

Total assets                         $ 205,805   $       1,200      $       3,200      $     207,005   $     209,005
                                     =========   =============      =============      =============   =============

Deposits                             $ 162,327   $          --      $          --      $     162,327   $     162,327
Borrowings                              18,000           6,000              6,000             24,000          24,000
Subordinated debentures                  6,000              --                 --              6,000           6,000
Other liabilities                        1,099            (140)              (140)               959             959
                                     ---------   -------------      -------------      -------------   -------------

Total liabilities                      187,426           5,860              5,860            193,286         193,286

Common stock                                33               2                  2                 35              35
Paid in capital                          8,850           1,338(1)           3,338(1)          10,188          12,188
Retained earnings                       15,899              --                 --             15,899          15,899
Less: treasury stock                    (6,088)             --                 --             (6,088)         (6,088)
Unearned compensation                     (241)         (6,000)            (6,000)            (6,241)         (6,241)
Accum. other comp. income                  (74)             --                 --                (74)            (74)
                                     ---------   -------------      -------------      -------------   -------------

Total stockholders' equity              18,379          (4,660)            (4,660)            13,719          15,719
                                     ---------   -------------      -------------      -------------   -------------
Total liabilities and stockholders'
   equity                            $ 205,805   $       1,200      $       3,200      $     207,005   $     209,005
                                     =========   =============      =============      =============   =============

--------------------

     (1)    Options exercised                        $   1,198       $    1,198
            Proceeds in excess of
            consideration paid                              --            2,000
               for shares cashed out
            Tax effect of non-incentive stock              140              140
                                                     ---------       ----------
            options
            Total adjustment to paid in capital      $   1,338       $    3,338
                                                     =========       ==========


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                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                      for the year ended December 31, 2004

                                                 Effect of     Effect of
                                                Transaction   Transaction       Pro Forma     Pro Forma
                                     Actual      (Minimum)     (Maximum)        (Minimum)     (Maximum)
                                    ---------   -----------   -----------      -----------   -----------
                                               (dollars in thousands, except per share data)
Interest income:
Interest on loans                   $   8,688   $        --   $        --      $     8,688   $     8,688
Interest on investment securities       1,150            --            --            1,150         1,150
Other interest income                      13            --            80               13            93
                                    ---------   -----------   -----------      -----------   -----------
Total interest income                   9,851            --            80            9,851         9,931
                                    ---------   -----------   -----------      -----------   -----------

Interest expense:
Interest on deposits                    2,957            --            --            2,957         2,957
Interest on borrowed funds              1,233            --            --            1,233         1,233
                                    ---------   -----------   -----------      -----------   -----------
Total interest expense                  4,190            --            --            4,190         4,190
                                    ---------   -----------   -----------      -----------   -----------

Net interest income                     5,661            --            --            5,661         5,661
Provision for loan losses                 684            --            80              684           764

Noninterest income:
Service and other charges
  on deposits                           2,253            --            --            2,253         2,253
Bank owned life insurance                 359            --            --              359           359
Other income                              300            --            --              300           300
                                    ---------   -----------   -----------      -----------   -----------
Total noninterest income                2,912            --            --            2,912         2,912
                                    ---------   -----------   -----------      -----------   -----------

Noninterest expense:
Salaries and employee benefits          3,400            --            --            3,400         3,400
Occupancy and equipment expense           889            --            --              889           889
Other expenses                          2,610            --            --            2,610         2,610
                                    ---------   -----------   -----------      -----------   -----------
Total noninterest expense               6,899            --            --            6,899         6,899
                                    ---------   -----------   -----------      -----------   -----------

Income before income tax
  expense                                 990            --            80              990         1,070
Income tax expense                        225           277(1)        277(1)           502           502
                                    ---------   -----------   -----------      -----------   -----------

Net income                          $     765   $       277   $       197      $       488   $       568
                                    =========   ===========   ===========      ===========   ===========
Net income per share - basic        $     .32            --            --      $       .18   $       .20
                                    =========                                  ===========   ===========
Net income per share - diluted      $     .32            --            --      $       .18   $       .20
                                    =========                                  ===========   ===========

-------------------

     (1)    Elimination of federal income tax        $  (198)
            expense
            Write-off of federal deferred tax asset      475
                                                     -------
                                                     $   277
                                                     =======

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                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                  for the nine months ended September 30, 2005

                                                 Effect of     Effect of
                                                Transaction   Transaction    Pro Forma     Pro Forma
                                     Actual      (Minimum)     (Maximum)     (Minimum)     (Maximum)
                                    ---------   -----------   -----------   -----------   -----------
                                             (dollars in thousands, except per share data)
Interest income:
Interest on loans                   $   7,588   $        --   $        --   $     7,588   $     7,588
Interest on investment securities         235            --            --           235           235
Other interest income                      98            --            40            98           138
                                    ---------   -----------   -----------   -----------   -----------
Total interest income                   7,921            --            40         7,921         7,961
                                    ---------   -----------   -----------   -----------   -----------

Interest expense:
Interest on deposits                    2,485            --            --         2,485         2,485
Interest on borrowed funds                964            --            --           964           964
                                    ---------   -----------   -----------   -----------   -----------
Total interest expense                  3,449            --            --         3,449         3,449
                                    ---------   -----------   -----------   -----------   -----------

Net interest income                     4,472            --            40         4,472         4,512
Provision for loan losses                 202            --            --           202           202

Noninterest income:
Fees and other noninterest income       2,341            --            --         2,341         2,341
Gain on sale of investments               354            --            --           354           354
Bank owned life insurance                 281            --            --           281           281
                                    ---------   -----------   -----------   -----------   -----------
Total noninterest income                2,976            --            --         2,976         2,976
                                    ---------   -----------   -----------   -----------   -----------

Noninterest expense:
Salaries and employee benefits          2,608            --            --         2,608         2,608
Occupancy and equipment expense           632            --            --           632           632
Pension plan termination expense          843            --            --           843           843
Other expense                           2,381            --            --         2,381         2,381
                                    ---------   -----------   -----------   -----------   -----------
Total noninterest expense               6,464            --            --         6,464         6,464
                                    ---------   -----------   -----------   -----------   -----------

Income before income tax expense          782            --            40           782           822
Income tax expense                        177      8(1)          8(1)               185           185
                                    ---------   -----------   -----------   -----------   -----------

Net income                          $     605   $         8   $        32   $       597   $       637
                                    =========   ===========   ===========   ===========   ===========

Net income per share - basic        $     .25            --            --   $       .22   $       .22
                                    =========                               ===========   ===========
Net income per share - diluted      $     .25            --            --   $       .22   $       .22
                                    =========                               ===========   ===========

---------------------

     (1)    Elimination of federal income tax expense           $ (467)
            Write-off of federal deferred tax asset                 475
                                                                -------
                                                                $     8
                                                                =======

                                                                PRELIMINARY COPY

                 MARKET FOR SECURITIES AND DIVIDEND INFORMATION

                                            Stock Market

                                            Price Range
                                   -------------------------------

                                         Low            High                Per Share Cash Dividends
                                   -------------------------------      --------------------------------
2003
First Quarter                           $6.10           $7.69                         $.14
Second Quarter                          $6.28           $7.78                         $.07
Third Quarter                           $7.25           $8.12                         $.07
Fourth Quarter                          $8.00           $9.21                         $.07

2004
First Quarter                           $8.31           $9.69                         $.14
Second Quarter                          $7.50           $9.74                         $.07
Third Quarter                           $7.35           $8.75                         $.07
Fourth Quarter                          $7.00           $8.00                         $.07

2005
First Quarter                           $7.13           $8.55                         $.14
Second Quarter                          $7.45           $9.34                         $.07
Third Quarter                           $8.31          $10.90                         $.07
Fourth Quarter
   through November 8,
   2005)                               $10.60          $10.95                         $.07

Distributions of S Corporation Earnings--FirstFed Bancorp

      Our stockholders are entitled to receive distributions of S corporation earnings out of legally available funds as and when declared by our board of directors, in its sole discretion. Because our investment in the Bank is our only significant investment, our board is committed to continue cash distributions only at levels that are consistent with the financial condition and business objectives of the Bank. In determining whether or not to make distributions and, if made, the amount of the distributions, the board generally considers many factors, including:

      o     the earnings and earnings potential of our company and the Bank;

      o     our present and anticipated future funding requirements;

      o     our working capital needs;

      o     our general financial condition;

      o     the quality of the assets and the financial condition of the Bank;

      o     any acquisitions or potential acquisitions under examination;

      o our obligation to maintain the Bank's regulatory capital ratios at certain levels; and

      o other laws, regulations and other restrictions on distributions applicable to our company and the Bank.

      Following the merger, our earnings distribution policy generally will remain unchanged. However, consistent with our current dividend policy, we expect to be able to make distributions to our stockholders on a quarterly basis sufficient to enable them to pay their respective income tax liabilities for our earnings. However, we cannot guarantee that we will have the financial ability to make these distributions, or if distributions are made, that the distributions will be sufficient to enable stockholders to pay their respective income tax liabilities for our income. We are not obligated to make distributions.

                                                                PRELIMINARY COPY

      As with all other stockholders following the merger, distributions will be paid to the ESOP. However, it is anticipated that the ESOP will not be taxed on these distributions. Rather, employee-participants in the ESOP will be taxed on distributions from the ESOP upon retirement.

      As a Delaware corporation, we are subject to certain restrictions on distributions under Delaware law. Generally, a Delaware corporation may make distributions to its stockholders out of its surplus (the excess of its assets over its liabilities and capital) or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

      As a registered bank holding company, we are also subject to certain restrictions on distributions under applicable banking laws and regulations. Consistent with its policy that bank holding companies should serve as a source of financial strength for their subsidiary banks, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of distributions to stockholders unless its net income available has been sufficient to fully fund the distributions, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In addition, we are subject to certain restrictions on the making of distributions as a result of the requirement that the Bank maintain an adequate level of capital.

      As previously discussed, we do not engage or presently intend to engage in separate business activities of a material nature. As a result, our ability to make distributions to our stockholders depends upon the distributions received by us from the Bank. As more fully described below, the Bank is limited in its ability to make distributions.

Distributions of S Corporation Earnings--The Bank

      The present dividend policy and the future earnings distribution policy of the Bank is subject to the discretion of its board of directors. In determining whether to pay earnings distributions to us and, if made, the amount of the distribution, the board will consider many of the same factors discussed above with respect to FirstFed Bancorp. The board of directors of the Bank cannot guarantee that the Bank will have the financial ability to pay distributions to us, or if distributions are paid, that they will be sufficient for us to make distributions to our stockholders to enable them to pay their respective income tax liabilities for our income. The Bank is not obligated to pay distributions.

      As an Alabama state bank, the Bank is prohibited from paying any dividend or other capital distribution if, after the distribution, it would be undercapitalized under applicable regulations. In addition, under Alabama law, the approval of the Alabama Superintendent of Banks is required if the total of all the dividends or distributions declared in any calendar year exceeds net income as defined for that year combined with retained net income for the preceding two calendar years.

      In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, the Bank may not pay any dividend or distribution if the Bank is undercapitalized or the payment of the dividend or distribution would cause it to become undercapitalized. The Federal Deposit Insurance Corporation may further restrict the payment of dividends or distributions by requiring that a financial institution maintain a higher level of capital than would otherwise be required to be adequately capitalized for regulatory purposes. Moreover, if, in the opinion of the Federal Deposit Insurance Corporation, the Bank is engaged in an unsound practice (which could include the payment of dividends or other distributions), the Federal Deposit Insurance Corporation may require, generally after notice and hearing, that the Bank cease such practice. The Federal Deposit Insurance Corporation has indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe banking practice. The Federal Deposit Insurance Corporation has also issued policy statements providing that insured depository institutions generally should pay dividends or distributions only out of current operating earnings.

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                        PROPOSAL ONE--THE PROPOSED MERGER

      At the special meeting, you will be asked to consider a proposal to approve the merger agreement by and between FirstFed Bancorp, Inc. and the interim company and the transactions contemplated by the merger agreement. This section describes the material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the proposed merger, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to in this proxy statement, including the merger agreement attached to this proxy statement as Appendix A, for a more complete understanding of the merger. The discussion is qualified in its entirety by reference to the merger agreement.

Parties to the merger

      FirstFed Bancorp, Inc. FirstFed Bancorp, Inc., a Delaware corporation, is a financial holding company located in Bessemer, Alabama. Through our subsidiary, First Financial Bank, an Alabama-chartered commercial bank, we serve portions of Jefferson, Shelby, Bibb and Tuscaloosa counties. In March 2002, First Financial Bank was created by the merger of two subsidiaries of the company, First Federal Savings Bank and First State Bank of Bibb County. The resulting institution then adopted its current corporate title, "First Financial Bank". Offices of the Bank are located in Bessemer, Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock, Alabama.

      Our principal activities are providing assistance in the management and coordination of the financial resources of the Bank and providing capital, business development and long-range planning services for the Bank. We derive our revenues primarily from the operations of the Bank in the form of dividends paid to us from the Bank.

      As of June 30, 2005, on a consolidated basis, we had total assets of $205.3 million, total loans (net of allowance for loan loses) of $162.2 million, total deposits of $162.2 million and stockholders' equity of $19.0 million. Our principal executive offices are located at 1630 Fourth Avenue North, Bessemer, Alabama, and our telephone number is (205) 428-8472.

      FirstFed Merger Corporation. The interim company is a newly-formed Delaware corporation and wholly-owned subsidiary of FirstFed Bancorp organized solely for the purpose of facilitating the proposed transaction. The interim company will merge with and into our company and will cease to exist after the merger. The interim company has no significant assets, liabilities or stockholders' equity and has conducted no material activities other than those incidental to its formation, its negotiation and execution of the merger agreement, and its assistance in preparing various Securities and Exchange Commission filings related to the proposed transaction. The principal executive offices of the interim company are located at 1630 Fourth Avenue North, Bessemer, Alabama, and its telephone number is (205) 428-8472.

Structure of merger

      The merger has been structured so that, upon consummation of the merger, we will be in a position to (i) terminate the registration of our common stock under the Securities Exchange Act and (ii) elect to be taxed as an S corporation for federal income tax purposes. To terminate our registration, we must have fewer than 300 record stockholders. We must satisfy certain other criteria to be eligible to be taxed as an S corporation. These criteria include:

      o We must have no more than 100 stockholders as defined by the Internal Revenue Code;

      o All of our stockholders must meet the definition of a "qualified stockholder"; and

      o All of our stockholders at the time of the election must consent to the Subchapter S election;

      o     All of our stockholders must execute a Stockholders' Agreement.

                                                                PRELIMINARY COPY

      We have recently organized FirstFed Merger Corporation as a wholly-owned subsidiary to facilitate the merger transaction. The interim company will be merged with and into our company in accordance with the terms of the merger agreement, and our company will be the surviving corporation in the merger. If completed, the merger will have the following effects:

      o If you are a "qualified stockholder" each share of common stock that you own of record will remain outstanding and continue to represent one share of common stock.

      o If you are not a "qualified stockholder" or you otherwise elect not to remain a stockholder, each share of common stock that you own of record will be converted into the right to receive a cash payment of $11.00 per share, unless you are entitled and elect to dissent from the merger. If your shares are converted into cash as a result of the merger, you will not have to pay any service charges or brokerage commissions in connection with the merger or payment of the cash consideration. After the merger, you will have no further interest in FirstFed Bancorp.

      o The outstanding share of FirstFed Merger Corporation common stock will be cancelled.

      You will be entitled to dissent from the merger by following the procedures set forth in section 262 of the Delaware General Business Corporation law and receive the fair value of your shares of common stock. For a more complete discussion of the rights of stockholders to dissent from the merger, please read the section entitled "Proposal One--The Proposed Merger--Dissenting stockholders," beginning on page 65. We have also included a copy of section 262 as Appendix E to this proxy statement. As a result of the merger, "qualified stockholders" will own all of the issued and outstanding common stock of FirstFed Bancorp.

Qualified Stockholder

      Subject to certain exceptions, which are discussed below, to be a "qualified stockholder" under the merger agreement, you must satisfy all of the following criteria:

      o Either individually or together with your spouse (if any), or through certain types of co-ownership, estates, Individual Retirement Accounts (subject to the Tax Technical Corrections Act of 2005 becoming law prior to closing of the transaction), trusts or usufructs described in pages 58-59, you must own of record at least 10,000 shares of common stock. The only exception to the 10,000 share minimum will be for individuals, certain trust or usufructs that make the family member election. All family members that qualify and agree to make the family member election may aggregate their shares in order to meet the 10,000 share minimum. For more information regarding the reasons that our board of directors set the ownership minimum at 10,000 shares, please see the section titled "Proposal One--The Proposed Merger--Ownership Minimum" beginning on page 62. For reasons outlined in the section titled "Certain exceptions to `qualified stockholder' criteria" beginning on page 59, certain co-owners, trusts, and estates are being excluded as "qualified stockholders".

      o You must be eligible under applicable provisions of the Internal Revenue Code to be a stockholder of an S corporation and deliver to us an executed certificate of eligibility. The types of stockholders who are eligible to be stockholders of an S corporation are described in the section titled "Proposal One--The Proposed Merger--Ownership minimum" beginning on page 62. We have attached a form of certificate of eligibility as Appendix B to this proxy statement. Please see the section titled "Proposal One--The Proposed Merger--Ownership minimum" beginning on page 62 for more information regarding the eligibility of a stockholder. As discussed under "Certain exceptions to `qualified stockholder' criteria" below, not all eligible S corporation stockholders will be "qualified stockholders".

      o You and your spouse, if any (or, if a trust or usufruct, the person(s) treated as the stockholder(s) under the Internal Revenue
            Code), must consent to our election to be taxed as an S corporation by delivering to us an executed conformed Internal Revenue Service election form. We have attached a conformed Internal Revenue Service election form and instructions for its execution as Appendix C to this proxy statement. Please see the section titled "Proposal One--The Proposed Merger--Ownership minimum," beginning on page 62 for more information regarding the execution of the election form.

      o You and your spouse, if any, must deliver to us an executed signature page to the Stockholders' Agreement. In addition, if you are a trust or your shares are held in usufruct, certain other persons will

                                                                PRELIMINARY COPY

            be required to execute a signature page. We have attached a copy of the Stockholders' Agreement as Appendix D to this proxy statement. The purpose and terms of the Stockholders' Agreement and the persons required to execute a signature page are discussed below in the section titled "Proposal One--The Proposed Merger--Ownership minimum," beginning on page 62.

      o If your ownership allows or is dependent upon making the election to treat members of a family as one stockholder, a member of the family must deliver an executed election form and representation that the election will be included in the tax returns of the family members, the election form which is attached as Appendix E to the proxy statement.

Certain Exceptions to "qualified stockholder" criteria

      In addition to the requirements described above, additional restrictions will apply to certain special classes of stockholders in determining whether those stockholders will be deemed to be "qualified stockholders" for purposes of the merger agreement. Each of the special stockholder classes is discussed below. Accordingly, if you fall into one of the stockholder classes discussed below, you should pay particular attention to the additional restrictions that may apply to you.

      Co-owned shares. Although individuals are not prohibited under the Internal Revenue Code from owning shares of S corporation stock jointly with other individuals, we have elected not to permit joint ownership of shares of our common stock as a result of the merger, except joint ownership by a husband and a wife and joint ownership by family members that make an election under Internal Revenue Code Section 1361(c)(1)(A) to be treated as one stockholder. We have made this determination because every co-owner of shares is included as a stockholder for purposes of the 100 person stockholder limit for an S corporation, with two exceptions:

      o a husband and a wife are considered one stockholder, even if they own their shares of common stock jointly; and

      o members of the same family that make a family election are treated as one stockholder.

      Accordingly, 10 unrelated individuals could jointly own 10,000 shares of common stock, thereby satisfying the ownership minimum of 10,000 shares. The joint owners are considered one stockholder of record in an S corporation. However, for purposes of Subchapter S, we would be deemed to have 10 separate stockholders resulting from the jointly held shares. Together with our other stockholders who individually own at least 10,000 shares, holders of co-owned shares could jeopardize our Subchapter S election. Accordingly, if you own shares of stock jointly with another stockholder other than your spouse or a family member who will join you in a family member election, you will receive cash for those shares.

      In July 2005, the Tax Technical Corrections Act of 2005 was introduced in Congress proposing changes to the family election rules under Subchapter S of the Internal Revenue Code. Should this Act be signed into law, the definitions of adopted children and foster children will be conformed with the definitions in the Working Families Tax Relief Act of 2004. Thus, adopted children and foster children that meet the definitions set forth in the Working Families Tax Relief Act of 2004 may qualify to be included in the family member election. And, if shares are co-owned with an adopted child or foster child that meets the requirements under the Tax Technical Corrections Act of 2005, this co-ownership would be considered a "qualified stockholder" as long as the family election is made.

      Estates. Although the Internal Revenue Code permits estates to hold S corporation stock, the merger agreement purposefully prohibits estates from becoming "qualified stockholders." Estates have been excluded from the definition of "qualified stockholder" because of the risks associated with the inadvertent termination of our S corporation election that may result following the constructive termination of an estate under Internal Revenue Service regulations.

      The Tax Technical Corrections Act of 2005 was introduced in July 2005. This Act proposes changes to the American Jobs Creation Act of 2004 pertaining to the family member election under Subchapter S of the Internal Revenue Code. Should this Act be signed into law prior to closing of the proposed transaction by FirstFed Bancorp,

                                                                PRELIMINARY COPY

an estate will be considered a "qualified stockholder" under the terms of the merger agreement as long as the estate qualifies to be included in a family member election.

      Individual Retirement Accounts (IRAs). Under the American Jobs Creation Act of 2004, IRAs are allowed to be stockholders of S corporation banks and are allowed to sell bank stock to the IRA beneficiary without violating the prohibited transaction rules. However, the Act did not include bank holding company stock like the common stock of FirstFed Bancorp. Under the Tax Technical Corrections Act of 2005 introduced in July 2005, IRAs would be allowed to hold S corporation stock in a depository institution which includes bank holding companies and sell depository institution stock to the IRA beneficiary as a part of making an S corporation election without violating the prohibited transaction rules. Should this Act be signed into law prior to closing the transaction, IRAs that meet all of the requirements to be a qualified stockholder as defined in the merger agreement will be considered a "qualified stockholder". The unrelated business taxable income rules that apply to other tax-exempt entities (other than an ESOP) apply to IRAs and Roth IRAs that hold S corporation stock.

      An exemption from the prohibited transaction rules is provided for a sale of stock by an IRA to the individual beneficiary of the IRA if:

      o the stock is stock in a bank, but not a bank holding company such as FirstFed Bancorp (unless the Tax Technical Corrections Act of 2005 is enacted prior to closing this transaction);

      o     the stock is held by the IRA on October 22, 2004;

      o     the sale is pursuant to an S corporation election by the bank;

      o the sale is for fair market value (as established by an independent appraiser) and is on terms at least as favorable to the IRA as the terms that would apply on an unrelated party;

      o the IRA incurs no commissions, costs, or other expenses in connection with the sale; and

      o the stock is sold in a single transaction for cash not later than 120 days after the S corporation election is made.

      Certain trusts. Although the Internal Revenue Code permits certain types of trusts to hold S corporation stock, the merger agreement purposefully prohibits certain of these trusts from becoming "qualified stockholders." Accordingly, if you are a trust described in section 1361(c)(2)(A)(iv) of the Internal Revenue Code, you will be deemed not to be a "qualified stockholder" under the merger agreement unless all beneficiaries of the trust would qualify to make the family member election under Internal Revenue Code section 1361(c)(1)(A) to be treated as one stockholder. If you are a trust described in section 1361(c)(2)(A)(ii) or (iii) of the Internal Revenue Code, you will be deemed not to be a "qualified stockholder" unless you are eligible to be a stockholder of an S corporation under a provision of the Internal Revenue Code other than sections 1361(c)(2)(A)(ii), (iii) and (iv). Finally, if you are an "electing small business trust" having more than two "potential current beneficiaries," you will be deemed not to be a "qualified stockholder." The following discussion describes each of the types of prohibited trusts as well as the justification for their exclusion from the definition of "qualified stockholder."

      A trust described under section 1361(c)(2)(A)(iv) of the Internal Revenue Code is a voting trust. This type of trust is an eligible S corporation stockholder, but has been excluded from the definition of "qualified stockholder" because every beneficial owner of a voting trust is included as a stockholder for purposes of the 100 person stockholder limit for an S corporation. For example, 10 unrelated stockholders owning 1,000 shares each could hold their shares in a voting trust. As the record stockholder, the voting trust would be deemed to own the ownership minimum of 10,000 shares. For purposes of Subchapter S, we would be deemed to have 10 stockholders resulting from the voting trust. However, if all beneficiaries of the voting trust qualify to make a family member election, then the beneficiaries will be treated as one stockholder. Together with our other stockholders who individually own at least 10,000 shares, unrelated holders of beneficial interests in the voting trust could jeopardize our Subchapter S election. Accordingly, a voting trust will be deemed not to be a "qualified stockholder" unless it meets the family member election requirements.

                                                                PRELIMINARY COPY

      A trust described under section 1361(c)(2)(A)(ii) is a trust that was a grantor trust immediately before the death of the deemed owner. This type of trust is an eligible S corporation stockholder, but only for the two-year period beginning on the day of the deemed owner's death. Accordingly, this type of trust has been excluded from the definition of "qualified stockholder" because of the risk associated with the inadvertent termination of our Subchapter S election by lapse of the two-year period following the deemed owner's death. Accordingly, unless such trust is eligible to be a stockholder of an S corporation under any provision of the Internal Revenue Code other than sections 1361(c)(2)(A)(ii), (iii) and (iv), such trust will be deemed not to be a "qualified stockholder."

      A trust described under section 1361(c)(2)(A)(iii) is a testamentary trust. This type of trust is an eligible S corporation stockholder, but only for the two-year period beginning on the day on which our common stock is transferred to it. Accordingly, this type of trust has been excluded from the definition of "qualified stockholder" because of the risk associated with the inadvertent termination of our Subchapter S election by lapse of the two-year period following the transfer of the stock to the trust. Accordingly, unless a testamentary trust is eligible to be a stockholder of an S corporation under any provision of the Internal Revenue Code other than sections 1361(c)(2)(A)(ii),
(iii) and (iv), such trust will be deemed not to be a "qualified stockholder."

      Finally, an electing small business trust having more than two non-family members which are "potential current beneficiaries" is an eligible S corporation stockholder, but has been excluded from the definition of "qualified stockholder" because every "potential current beneficiary" of an electing small business trust is included as a stockholder for purposes of the 100 person stockholder limit for an S corporation unless all "potential current beneficiaries" are members of the same family, and the family makes an election under Internal Revenue Code Section 1361(c)(1)(A) to be treated as one stockholder. A "potential current beneficiary" includes any person who at any time during the year is entitled to, or at the discretion of any person may receive, a distribution from the principal or income of the trust. Accordingly, an electing small business trust could hold 10,000 shares of common stock, sufficient to satisfy the ownership minimum, and have any number of "potential current beneficiaries." If the electing small business trust had 20 non-family "potential current beneficiaries," we would be deemed to have 20 stockholders resulting from the electing small business trust for purposes of Subchapter S. Together with our other stockholders who individually own at least 10,000 shares, non-family "potential current beneficiaries" of the electing small business trust could jeopardize our Subchapter S election. We have determined that limiting the number of "potential current beneficiaries," who do not qualify for and make the family member election, to two beneficiaries substantially reduces the likelihood that an electing small business trust could jeopardize our Subchapter S election. Accordingly, unless an electing small business trust has no more than two "potential current beneficiaries" or has all of its "potential current beneficiaries" of the same family that make the family member election to be treated as one stockholder, the trust will be deemed not to be a "qualified stockholder."

      Usufructs. In addition to the requirements set forth above, the merger agreement provides that shares held in usufruct under certain circumstances will be deemed not to be held by a "qualified stockholder." Shares of common stock held in usufruct will be deemed not to be owned by a "qualified stockholder" unless the usufructuary would satisfy the requirements to be a "qualified stockholder" in his own right, the naked owner is not a minor and is competent under law to enter into the Stockholders' Agreement, and the naked owner (along with his or her spouse, if any) executes and delivers to us a signature page to the Stockholders' Agreement. These restrictions are necessary to reduce the likelihood that shares held in usufruct could jeopardize our Subchapter S election.

      Minors. Finally, the merger agreement provides that a minor holding shares of record in his name will be deemed not to be a "qualified stockholder." A minor may own shares beneficially through a trust, which may be deemed a "qualified stockholder" if it satisfies the terms and conditions of the merger agreement described above. A minor may also co-own shares with a family member that joins in making a family election and executes the Stockholders' Agreement. However, minors who hold shares of record in their own name have been excluded from the definition of "qualified stockholder" because of the risks associated with the potential inability to enforce the provisions of a Stockholders' Agreement entered into by or on behalf of a minor. See "Proposal One--The Proposed Merger--Ownership Minimum" below.


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Ownership Minimum

      When the ownership minimum will be measured. The determination of the number of shares held by a stockholder will be made at the time the merger becomes effective. The deadline for delivering to us a properly executed certificate of eligibility, conformed Internal Revenue Service election form and Stockholders' Agreement signature page is ___:___ p.m. (Central Time) on ____________ __, 2005. Accordingly, if you wish to restructure your ownership interest or acquire additional shares of common stock from third parties to obtain the ownership minimum, you should do so no later than _:__ p.m. (Central
Time) on ___________ __, 2005. After the merger is completed, you will be unable to (i) deliver the required documents described above or (ii) restructure your ownership interest or acquire additional shares of common stock to obtain the ownership minimum, for the purpose of becoming a "qualified stockholder." If you were not a qualified stockholder on November 30, 2005, you will not be eligible to participate in the private placement offering as a FirstFed Bancorp stockholder.

      How to determine ownership minimum. For the purpose of determining the number of shares owned by a stockholder, we will refer to the person who is identified as the owner of the shares on the books and records of the corporation, subject to the following additional rules:

      o Shares held of record by a corporation, a partnership or other organization will be deemed to be owned by the entity or organization as one person and not by its individual stockholders, members or other beneficial owners.

      o Shares held of record by a trust (other than a grantor trust) or estate or by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust (other than a grantor trust), estate or account will be deemed to be owned by the trust, estate or account as one person and not by the fiduciary or fiduciaries.

      o Shares held of record by a grantor trust or by one or more persons as trustees of a grantor trust will be deemed to be owned by the grantor in his individual capacity, unless there are multiple grantors, in which case the shares will be deemed co-owned by the grantors.

      o Shares held of record in a usufruct will be deemed to be owned by the usufructuary, and not by the naked owner(s), in his individual capacity, unless there are multiple usufructuaries, in which case the shares will be deemed co-owned by the usufructuaries.

      o Shares held of record in "street name" by a broker, bank or other nominee will be deemed to be owned by the beneficial owner of the shares. Shares held of record in "street name" by a broker, bank or other nominee for which we do not receive beneficial ownership information will be deemed to be owned by persons holding fewer than 10,000 shares of common stock.

      The number of shares owned by a record stockholder will be calculated separately from all other record stockholders. This means that if you own shares of record in several capacities, you will not be permitted to combine these shares together for purposes of determining the ownership minimum, except for those shares owned jointly with a spouse or those shares aggregated with shares of other family members making a family member election. Rather, the shares owned in each capacity will be considered independently.

Example No. 1 You own:

      o     5,000 shares of record in your own name;

      o     2,000 shares of record with your spouse;

      o     3,000 shares jointly of record with your child;

      o     10,000 shares of record in your IRA; and

      o     1,000 shares of record by a corporation you control.

Under these circumstances, upon completion of the merger:

      o You would receive cash for the 10,000 shares held in your IRA unless the Tax Technical Corrections Act of 2005 is enacted prior to closing this transaction.

      o You would receive cash for the 1,000 shares held of record by your corporation.


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      o     If you restructure your ownership so that the 10,000 shares held in your IRA (an ineligible stockholder) and the 1,000 shares held in your corporation (an ineligible stockholder) were transferred to you in your individual capacity, all 11,000 shares would remain outstanding following the merger.

      o Assuming you made a family member election in accordance with the requirements described in this proxy statement, the 10,000 shares you own in the aggregate in your name (5,000), with your spouse (2,000) and jointly with your child (3,000) would remain outstanding after the merger. If the election is not made, you would receive cash for those 10,000 shares.

Example No. 2  Four members of the same family:

      o Own 5,000 shares each of record and in their individual names, or 20,000 shares in the aggregate; and

      o All four family members agree to make the family member election and do so in accordance with the requirements described in the proxy statement.

By making the family member election, upon completion of the merger:

      o The members of the family would be allowed to aggregate their 20,000 shares in order to satisfy the 10,000 shares minimum ownership requirement.

      o Each family member would be deemed for Subchapter S corporation purposes to own the 20,000 shares.

      Reasons for ownership minimum. As discussed above, to become a "qualified stockholder," you must, among other things, own at least 10,000 shares of common stock. The 10,000 share ownership minimum was selected for a number of reasons, including to ensure that:

      o we would have fewer than 100 stockholders as defined by the Internal Revenue Code, which is the maximum number permitted for an S corporation;

      o our stockholders would have the ability to make limited transfers (e.g., for estate planning purposes or otherwise) of their stock following the merger;

      o we would have sufficient flexibility to issue stock in the future for corporate purposes, including raising equity capital for our company or the Bank or attracting and retaining qualified employees, directors or executive officers; and

      o we would have sufficient flexibility to enter into an extraordinary transaction, such as a merger or other acquisition, in the future and issue shares of our common stock to certain stockholders of the target entity without jeopardizing our Subchapter S election.

      Out of a total of approximately 375 stockholders of record, less than 50 qualified stockholders owned of record at least 10,000 shares of our common stock as of the date of this proxy statement. These qualified stockholders owned, in the aggregate, approximately 50% of the issued and outstanding shares of our common stock as of the date of this proxy statement.

      How is the 100 stockholder limited determined under the Internal Revenue Code? As a result of the American Jobs Creation Act of 2004, S corporations are allowed to increase the number of permissible stockholders from 75 to 100. However, a stockholder of record may not necessarily qualify as a permissible S corporation stockholder. For example, a trust may be the stockholder of record, but for purposes of determining the number of permissible S corporation stockholders under the Internal Revenue Code, all of the beneficiaries of a trust, unless they are members of a family and have elected to be treated as one stockholder, are generally considered separate stockholders for purposes of the 100 stockholder limit.

      As a result of an exception enacted under the American Jobs Creation Act of 2004, family members are allowed to be treated as one S corporation stockholder. Family members include those members that have the same common ancestor, lineal descendants of the common ancestor, and spouses or former spouses of the lineal descendants or common ancestor for up to six generations. If a family makes the election to be treated as one


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stockholder under Internal Revenue Code Section 1361(c)(1)(A), an S corporation may have multiple stockholders of record who only count as one stockholder for purposes of the 100 stockholder limitation.

      The following are examples of how the 100 stockholder limit is determined:

            o     Individual with no family election; treated as one stockholder

            o Husband and wife (individually, jointly or as tenants in common); treated as one stockholder (no family election required for husband and wife to be treated as one stockholder);

            o Co-owners with no family election; each co-owner is treated as one stockholder;

            o Trusts generally; each beneficiary or potential beneficiary is considered as one stockholder for purposes of the 100 stockholder limit;

            o Family election; if at least one member of the family makes an election under Internal Revenue Code Section 1361(c)(1)(A), then all family members that own stock individually, jointly, or through certain trusts are treated as one stockholder.

Who may be an S corporation stockholder

      For reasons outlined in the section captioned "Certain Exceptions to Qualified Stockholder Criteria", certain qualified S corporation stockholders described below have been purposely excluded from the definition of a "qualified stockholder." Subchapter S of the Internal Revenue Code currently provides that only the following persons are eligible to be stockholders of an S corporation:

      o     an individual who is a United States citizen or resident;

      o     an estate;

      o a grantor trust that is a United States citizen or resident (a husband and wife owning a trust together are treated as a single owner);

      o a trust that would have been a grantor trust immediately before the death of the deemed owner and that continues in existence after his or her death for a period of two years;

      o a trust created by a will for a period of up to two years following the transfer;

      o an electing small business trust, which is defined under section 1361(e) of the Internal Revenue Code (does not include a foreign trust);

      o a qualified Subchapter S trust, which is defined under section 1361(d) of the Internal Revenue Code;

      o a tax exempt qualified trust, such as an employee stock ownership plan (ESOP), created or organized in the United States and forming part of a stock bonus, pension, or profit-sharing plan of an employer for the exclusive benefit of its employees or their beneficiaries, as provided in section 401(a) of the Internal Revenue Code; and

      o a tax exempt corporation, community chest, fund, or foundation, organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary, or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to children or animals, as provided in section 501(c)(3) of the Internal Revenue Code.

      Non-resident aliens, taxable corporations, partnerships, including limited partnerships, limited liability companies (other than single member limited liability companies) and individual retirement accounts are not eligible to be stockholders of an S corporation. However, if the Tax Technical Corrections Act of 2005 is signed into law prior to the closing of this transaction, individual retirement accounts, or IRAs, will be eligible to be S corporation stockholders. In addition, certain types of trusts are not eligible stockholders. Special rules apply with regard to certain tax-exempt entities, such as section 501(c)(3) corporations.

      Execution of certificate of eligibility. If you desire to become a "qualified stockholder," you will be required to represent that you are eligible to be an S corporation stockholder by executing a certificate of eligibility.


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We have attached a form of the required certificate of eligibility as Appendix B to this proxy statement. If you are a trust that wishes to become a "qualified stockholder," you may provide us with a copy of all applicable trust documentation (including executed forms for any election to be made by the trust, either as an electing small business trust or a qualified Subchapter S trust) for our counsel to review at no cost to you. Alternatively, you will be required to provide us with a written legal opinion from a law firm with demonstrable competence in the areas of estate, trust and tax laws, stating that the trust is eligible to be a stockholder of an S corporation and that the terms of the trust will not jeopardize our continuing eligibility as an S corporation. If we do not receive the necessary documentation to determine whether the trust or other entity is a "qualified stockholder," we intend to make the determination that the trust is not a "qualified stockholder," even if a fully executed certificate of eligibility is returned to us.

      We will determine whether you are eligible to be an S corporation stockholder, and that determination will be final and binding. Upon our request, you may be required to provide additional documentation, certifications and legal opinions to enable us to verify your Subchapter S eligibility.

      We have enclosed a blank certificate of eligibility with this proxy statement. If you have not provided evidence to our satisfaction, in our sole discretion, before the merger is completed, which will not occur before _:__ p.m. (Central Time) on ___________ __, 2005 that you are eligible to be a stockholder of an S corporation, we intend to make the determination that you are not a "qualified stockholder" under the merger agreement and to pay to you the cash consideration for your shares of common stock.

      Execution of election form. For a corporation to make an election to be taxed as an S corporation, the Internal Revenue Code requires the written consent of all of the persons treated as stockholders of the corporation. Therefore, to be deemed a "qualified stockholder" under the merger agreement, you and your spouse, if any, must deliver to us an executed conformed Internal Revenue Service Subchapter S Corporation Election Form 2553. A stockholder that is a qualified Subchapter S trust will be required to complete the section titled "Qualified Subchapter S Trust (QSST) Election Under Section 1361(d)(2)." Where the record owner is an individual, that individual will be treated as the stockholder under the Internal Revenue Code. Special rules apply in the case of minors, trusts, usufructs and similar entities. We have attached an election form and instructions for its execution as Appendix C to this proxy statement. Please contact us if you have any questions regarding the person who would be considered by the Internal Revenue Service to be the holder of your shares. We will file the election forms with the Internal Revenue Service when we make the election to be taxed as an S corporation.

      We have enclosed a blank conformed election form and instructions with this proxy statement. If you have not provided a properly executed election form to us before the merger is completed, which will not occur before _:__ p.m. (Central Time) on ___________ __, 2005, we intend to make the determination that you are not a "qualified stockholder" under the merger agreement and to pay to you the cash consideration for your shares of common stock.

      Execution of Stockholders' Agreement. In addition to being eligible to be an S corporation at the time we make the Subchapter S election, we must maintain our eligibility as an S corporation thereafter to continue to receive Subchapter S tax treatment (i.e., under current tax statutes, we must continue to have, at all times, no more than 100 stockholders, all of whom must be individuals or qualifying trusts).

      The Stockholders' Agreement is an agreement between our company and the persons who remain stockholders following the merger that restricts the transfer of shares of common stock in certain situations that, in the opinion of our board of directors, could jeopardize our continuing eligibility as an S corporation. Because of the importance to our stockholders and to us of our continued eligibility as an S corporation, the merger agreement provides that for you to become a "qualified stockholder," you and your spouse, if any, must enter into the Stockholders' Agreement and deliver to us a fully executed signature page to the Stockholders' Agreement. If you are a trust, in addition to the trustee executing the Stockholders' Agreement on behalf of the record holder, each beneficial owner and his or her spouse, if any, will be required to deliver a fully executed signature page to the Stockholders' Agreement to us. Finally, if your shares are held in usufruct, in addition to executing the Stockholders' Agreement as the beneficial owner, the beneficial owner and his or her spouse, if any, will be required


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to deliver to us a fully executed signature page to the Stockholders' Agreement.
We have included a copy of the Stockholders' Agreement as Appendix D to this proxy statement.

      We have enclosed a duplicate signature page to the Stockholders' Agreement with this proxy statement. If you have not provided a properly executed Stockholders' Agreement signature page to us before the merger is completed, which will not occur before _:__ p.m. (Central Time) on ___________ __, 2005, we intend to make the determination that you are not a "qualified stockholder" and to pay to you the cash consideration for your shares of common stock.

      The Stockholders' Agreement provides that the stockholders of our company following the merger will not be permitted to transfer their shares of common stock (i) to a person who is not eligible to be a stockholder of an S corporation; (ii) to certain other persons or entities, including certain trusts and, under certain circumstances, usufructs or minors; (iii) to a person who would not own a stockholder slot following the transfer; (iv) if the transfer would cause, or create a material risk of causing, us to become ineligible to be an S corporation; or (v) if the transfer does not otherwise comply with the terms and provisions of the Stockholders' Agreement, including, among other things, that the transferee (and his or her spouse, if any) agrees in writing to accept the stock subject to all of the terms of the Stockholders' Agreement. Our board of directors will determine whether the transfer is permitted or prohibited for purposes of the Stockholders' Agreement.

      If, in the opinion of the board, a proposed transfer of stock is not a permitted transfer, the Stockholders' Agreement provides that the transferring stockholder will be notified and given the opportunity to (i) maintain ownership of the shares; (ii) locate another person to whom, in the opinion of the board, a transfer of stock would be permitted; (iii) grant the company, first, the remaining stockholders, on a pro rata basis, second, and an assignee or assignees of the company, third, the right to purchase the stock at the price agreed upon by the stockholder and the company at the "fair value" of the shares. Under the terms of the Stockholders' Agreement, fair value of a share of stock means the value of a share of stock as determined by a current appraisal of an independent, qualified financial consultant satisfactory to the board, in its sole determination, and using fair market value as the standard of valuation.

      In conjunction with the Stockholders' Agreement, stockholders would be issued slots, the number of which will be determined, in part, by the number of shares of common stock that each stockholder owns. The maximum number of slots available for issuance will be 100, which is equal to the maximum number of stockholders of an S corporation. Issuing slots will allow us to keep the number of stockholders below 100 while permitting certain transfers of common stock. Under the Stockholders' Agreement, a stockholder may transfer shares of stock only if (i) the transferring stockholder has a slot that may be transferred to the proposed transferee, (ii) the proposed transferee owns a slot by virtue of the fact that he or she is already a stockholder, or (iii) the proposed transferee otherwise obtains a slot prior to the consummation of the proposed transfer. A stockholder who transfers shares of stock may not retain any shares unless he or she also retains a slot. Slotting will not affect a stockholder's ability to transfer all of his or her shares to a third party because the stockholder can transfer the slot along with the shares. Slotting will not affect a stockholder' ability to transfer some of his or her shares to another stockholder because, by definition, that transferee stockholder will already have a slot. Slotting will only affect a stockholder's ability to transfer some of his or her shares to a third party who is not already a stockholder.

      Because our common stock will be subject to restrictions on transfer as a result of the Stockholders' Agreement, the Stockholders' Agreement provides that a legend will be placed on each stock certificate, noting that the shares are subject to the provisions of the Stockholders' Agreement. These actions are necessary to comply with applicable law and avoid inadvertent termination of S corporation status.

      The foregoing is only a summary of the selected information from the Stockholders' Agreement and may not contain all of the information that is important to you. We have attached a copy of the Stockholders' Agreement as Appendix D to this proxy statement and urge you to read the Stockholders' Agreement carefully.


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Conversion and exchange of stock certificates

      We expect the merger to be completed after the restructuring period described in this proxy statement. As soon as practicable after the merger is completed, we will mail to you a transmittal letter and instructions for use in surrendering your stock certificates. When you deliver your stock certificates to us along with the letter of transmittal and any other required documents, your stock certificates will be cancelled and you will be issued, as applicable, a check in the amount of $11.00 per share of common stock that you owned when the merger became effective or new stock certificates representing your shares of common stock with the additional legends required by the Stockholders' Agreement. In our discretion, we may elect to affix the required legends to the surrendered stock certificates of qualified stockholders and return the surrendered certificates, rather than issue new stock certificates.

      When the merger is completed, the shares of common stock owned by each stockholder who is not a "qualified stockholder" will automatically be converted into the right to receive the cash consideration, without any further action on his or her part. If you are not a "qualified stockholder," you will not be entitled to any dividends or other distributions that are declared after the effective time of the merger, regardless of whether you have surrendered your stock certificates to the company. You will, however, be entitled to any dividends on your common stock declared prior to the date on which the merger becomes effective, even if it is not paid until after the time the merger is completed.

      Stockholders will not receive any interest, and no interest will accrue, on the merger consideration between the date we complete the merger and the date the stockholder receives the merger consideration. No service charge will be payable by stockholders in connection with the cash payments or otherwise, and all expenses will be borne by the company.

      We will not be liable to any former stockholder for any amount delivered in good faith to a public official under any applicable abandoned property, escheat or similar laws. If your stock certificate has been lost, stolen or destroyed, we will issue the consideration due to you under the merger agreement upon receipt of appropriate evidence of the loss, theft or destruction, appropriate evidence of your ownership of the shares, and your indemnification of us. In our discretion, we may also require an indemnity bond.

      Please do not surrender your stock certificates until you receive the letter of transmittal.

Interests of certain persons in the merger

      Our executive officers and directors who are also stockholders will participate in the merger in the same manner and to the same extent as all of the other stockholders. Executive officers and directors of the interim company who are also stockholders of the company will participate in the merger in the same manner and to the same extent as all of the other stockholders of the company. See "Special Factors--Determination of the terms of the merger" and "--Financial fairness" beginning on page 22. However, a majority of our directors and executive officers and those of the interim company own at least 10,000 shares and will, therefore, retain their shares as a result of the merger, unlike many other stockholders who will be required to relinquish their interest in the company as a result of the merger.

      In addition, if the merger is completed, the respective ownership percentages of each of the directors and executive officers, as well as each of the other stockholders, who remains a stockholder following the merger, will increase. If the merger was completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," the collective ownership interest of our directors and executive officers would have increased from approximately 22% to approximately 29%. See "Security Ownership of Certain Beneficial Owners" beginning on page 39.

Dissenting stockholders

      Pursuant to section 262 of the Delaware General Corporation Law, a stockholder who desires to object to the merger and to receive the fair value of his or her shares of our stock in cash by following the procedure


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described below may do so by complying with the provisions of Delaware law pertaining to the exercise of dissenters' rights. Only those stockholders entitled to vote on the merger are entitled to dissent and receive the fair value of their shares. All of the holders of our capital stock are entitled to vote on the merger and all of the holders may dissent and receive the fair value of their shares. The following is a summary of the provisions of Delaware law and it is qualified in its entirety by reference to Delaware law. A copy of the relevant provisions is attached to this proxy statement as Appendix F. A written demand for appraisal of your shares must be delivered by you to us before the vote on the merger is taken. Your written demand must be separate from any proxy or vote abstaining from or voting against approval and adoption of the merger. Voting against approval and adoption of the merger, abstaining from voting or failing to vote with respect to approval and adoption of the merger will not constitute a demand for appraisal within the meaning of section 262. By voting against approval and adoption of the merger or by abstaining from voting in favor of the merger, you may preserve your rights of appraisal as a dissenting stockholder. If you elect to exercise your appraisal rights under section 262 you must not vote for approval and adoption of the merger. A vote against approval and adoption of the merger is not required in order for you to exercise your appraisal rights. However, if you return a signed proxy but do not specify a vote against approval and adoption of the merger or a direction to abstain, the proxy, if not revoked, will be voted for approval and adoption of the merger, which will have the effect of waiving your appraisal rights. A demand for appraisal will be sufficient if it reasonably informs us of your identity and that you intend to demand appraisal. If your shares of our capital stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If your shares of our capital stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a FirstFed Bancorp stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner or owners. If you elect to exercise your appraisal rights, you should mail or deliver your written demand to us at our executive offices located at 1630 Fourth Avenue North, Bessemer, Alabama 35020, or deliver your demand to us at the special meeting. The demand should specify your name and mailing address and the number of shares of our capital stock owned by you. It is your responsibility to ensure that your written demand exercising your appraisal rights is received by us before the vote is taken at the special meeting.

      Within 10 days after the effective time of the merger, we must provide notice to all our stockholders who have complied with Section 262(d), summarized above, and have not voted for approval of the merger. Within 120 days after the effective time of the merger, any of our stockholders who have complied with the provisions of sections 262(a) and (d), summarized above, is entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our capital stock not voted in favor of approval and adoption of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request for it has been received by us or within 10 days after expiration of the time for delivery of demands for appraisal under section 262(d), whichever is later. Within 120 days after the effective time of the reorganization, either we or any holder of our capital stock who has complied with the required conditions of sections 262(a) and (d) and who is otherwise entitled to appraisal rights may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of such holders shares of our capital stock.

      If a petition for an appraisal is timely filed, at a hearing on such petition, the court will determine which of our stockholders are entitled to appraisal rights and will appraise the shares of our capital stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the court is to take into account all relevant factors.

      If you are considering seeking appraisal you should be aware that the fair value of your shares determined under section 262 could be more than, the same as or less than the value of the consideration you would receive under the merger if you did not seek appraisal of your shares. Both fairness opinions and appraisal proceedings review many different aspects of a company's financial and business circumstances under accepted valuation techniques, but the perspectives differ. A determination that a transaction is fair from a financial point of view may be based on a finding that the price term of a transaction falls within a range of values that would be fair for other


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companies involved in similar types of transactions and circumstances. Such a finding does not determine what the best possible price would be, but looks at the transaction as a whole and determines whether entering the transaction is a reasonable business decision. In reaching the determination that an offered price is fair from a financial point of view, consideration is given to the fact that a purchaser of an entire company may be willing to pay a "control premium" in excess of the fair market value of the stock. A determination of fair value in an appraisal proceeding attempts to reduce all of the elements of value of a company to a set amount rather than focusing on the range of values in similar transactions. A judicial finding of fair value attempts to ensure that each dissenting stockholder receives the substantial equivalent of his proportionate interest in a company before the merger occurred. An appraisal proceeding does not attempt to consider the effects, if any, of the merger transaction itself on the value of the stock of a company. The cost of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, be charged against the value of their shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

      Any of our stockholders who have duly demanded appraisal in compliance with section 262 will not, after the effective time of the merger, have any rights in respect of shares subject to such demand except for appraisal rights and the right to receive payment of dividends or other distributions, if any, on such shares payable to our stockholders of record as of a date prior to the effective time. At any time within 60 days after the effective time of the merger, you will have the right to withdraw your demand for appraisal and to accept the terms of the merger; after this period, you may withdraw your demand for appraisal only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, your rights to appraisal will cease. As we have no obligation to file such a petition, if you desire to file such a petition, you are advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

      The provisions of section 262 are technical in nature and complex. If you desire to exercise your appraisal rights and obtain appraisal of the fair value of your shares of our capital stock, you should consult legal counsel, since failure to comply strictly with the provisions of section 262 may defeat your appraisal rights.

      If you do not follow the prescribed procedures, you will not be entitled to dissenters' rights with respect to your shares.

      Because of the complexity of the procedures necessary to exercise the rights of a dissenting stockholder, we recommend that any stockholder wishing to exercise the right to dissent consult with his or her own legal counsel.

Conditions to consummation of the merger

      The boards of directors of FirstFed Bancorp and the interim company have unanimously approved the merger agreement and authorized the consummation of the merger, and FirstFed Bancorp, as the sole stockholder of the interim company, has approved the merger. The completion of the merger depends upon a number of events, including:

      o     the approval of the merger agreement by our stockholders;

      o the receipt of all required regulatory approvals (see "Proposal One--The Proposed Merger--Regulatory approvals" beginning on page
            70);

      o the accuracy of the representations and warranties of each of the parties as of the date of the merger agreement and the effective date of the merger;

      o the satisfaction of certain obligations by the parties as more fully set forth in Article V of the merger agreement; and


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      o     the successful sale of up to 1,650,000 shares of common stock in a private placement offering, or the company's determination that a lower number of shares is sufficient to finance and complete the merger.

Amendment or termination of the merger agreement

      The merger agreement may be amended at any time before the merger is consummated by mutual written agreement of the boards of directors of our company and the interim company, generally without the necessity of further action by our stockholders. However, stockholder approval is required for any modification or amendment that:

      o changes the amount or kind of consideration that you will receive for your shares;

      o     changes any provision of our certificate of incorporation; or

      o changes any of the terms of the merger agreement if the change would adversely affect your rights as a stockholder.

      No amendments or modifications to the merger agreement are presently contemplated. However, if there is any material amendment to the merger agreement before the stockholders' meeting, we will notify you and provide you with information relating to the amendment prior to the meeting.

      The merger agreement may be terminated by the mutual consent in writing of our company and the interim company at any time before the merger is completed. At this time, the parties have no intention of terminating the merger agreement.

Effective time of the merger

      We expect that the merger will become effective at the time set forth in the certificate of merger filed with the Secretary of State of the State of Delaware. The certificate of merger is expected to be filed as soon as practicable following the deadline for delivering to us a properly executed certificate of eligibility, conformed Internal Revenue Service election form and Stockholders' Agreement signature page, unless all of the conditions precedent to the consummation of the merger have not been satisfied or waived. We are working to complete the merger by December 31, 2005. However, delays in obtaining stockholder approval could delay completion of the merger. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "--Conditions to consummation of the merger," beginning on page 69.

Regulatory approvals

      In connection wit the merger and deregistration of FirstFed Bancorp's common stock under the Securities Exchange Act, we will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies, including:

      o approval from the Federal Reserve Bank of Atlanta for FirstFed Bancorp to complete a private placement offering of its shares of common stock to finance the cashing-out of the FirstFed Bancorp common stock;

      o the ESOP will own more than 10% of the voting shares of FirstFed Bancorp as a result of the private placement offering and must receive approval from the Federal Reserve Bank of Atlanta to purchase such shares as a condition to the effectuation of the merger;

      o filing of articles of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law after the approval of the merger agreement by our stockholders;

      o complying with federal and state securities laws, including FirstFed Bancorp's filing, before the date of this proxy statement, of a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission;

      o filing a Form 15 with the Securities and Exchange Commission to deregister the shares of common stock of FirstFed Bancorp after the effective time of the merger.


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      As of the date of this proxy statement, we have received the necessary approvals from the Federal Reserve Bank of Atlanta.

      We are not aware of any other regulatory approvals required for completion of the merger. Should any other regulatory approvals be required, we anticipate, but cannot guarantee, that any and all required regulatory approvals would ultimately be obtained. However, the receipt of any required regulatory approvals would reflect only the view of that regulatory body that the transaction does not contravene applicable law. The approval would not include any evaluation that the transaction is in your best interests. No regulatory approval should be interpreted as an opinion that the regulatory body has considered the adequacy of the terms of the merger or that the merger is favorable to you from a financial point of view. The receipt of any regulatory approval in connection with the proposed transaction would in no way constitute an endorsement of, or recommendation for, the merger.

Expenses of the merger

      We estimate that merger-related expenses, consisting primarily of financial advisory fees, Securities and Exchange Commission filing fees, fees and expenses of our attorneys and accountants, and other related charges, will total approximately $200,000, assuming the merger is completed. This amount consists of the following estimated fees:


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                                                                PRELIMINARY COPY

         Description                                     Amount
         -----------------------------------------------------------

         Legal fees and expenses                         $  75,000
         Advisory and consulting fees and expenses $ 95,000 Accounting fees and expenses
         Filing fees                                     $  10,000
         Printing, solicitation and mailing costs        $   5,000
         Miscellaneous expenses                          $  10,000
                                                         $   5,000
                                                         ---------

         Total                                           $ 200,000
                                                         =========

Anticipated accounting treatment

      We anticipate that we will account for the purchase of our common stock in the merger as a treasury stock transaction.

Operations of FirstFed Bancorp and the Bank following the merger

      Following the merger, we expect the operations and business of FirstFed Bancorp and the Bank to continue substantially in the same manner as they are currently being conducted. The executive officers and directors of our company and the Bank immediately prior to the merger will be the executive officers and directors of our company and the Bank after the merger. The corporate existence of neither the company nor the Bank will be affected by the merger, and the certificate of incorporation and bylaws of the company and the Bank will remain in effect and unchanged by the merger. After the merger is completed, the company and the Bank will continue to be regulated by the same bank regulatory agencies as before the merger, and the Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation.

      We expect to terminate the registration of our common stock under the Securities Exchange Act following the merger. By terminating our registration, we would not, among other things, be required to prepare and file with the Securities and Exchange Commission annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, proxy statements on Schedule 14A or periodic reports on Form 8-K. For more information on the effects of terminating our registration, please see the section titled "Special Factors--Purposes of and reasons for the merger proposal" beginning on page 20. Management expects immediate cost savings as a result of the termination of our reporting obligations and the reduction in our stockholder base. In addition, management expects greater long-term benefits to be realized through our ability to avoid cost increases associated with the Sarbanes-Oxley Act of 2002 and the regulations promulgated under the that Act. These cost savings are expected to have a positive impact on our net income.

      In addition to the cost savings expected as a result of the termination of the registration of our common stock, we expect immediate cost savings as a result of the elimination of our federal income tax liability.

      Other than as described in the proxy statement, we have no current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business.


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Directors and Executive Officers of FirstFed Bancorp and FirstFed Merger
Corporation

      Information regarding the directors and executive officers of FirstFed Bancorp is set forth below:

B.K. Goodwin III

      Position: Chairman of the Board, President and Chief Executive Officer of
                FirstFed Bancorp and First Financial Bank

      Current Occupation: Same as position
      Business Name and Address: First Financial Bank, Bessemer, Alabama Occupation During Last Five Years: Same as position

Fred T. Blair

      Position:  Director
      Current Occupation: Retired former Chairman of the Board, President and
                          Chief Executive Officer of FirstFed Bancorp and First Financial Bank
      Business Name and Address:  Not applicable
      Occupation During Last Five Years:  Not applicable

James B. Koikos

      Position:  Director
      Current Occupation:  Restaurateur
      Business Name and Address: Bright Star Restaurant, Bessemer, Alabama Occupation During Last Five Years: Same as current occupation

E.H. Moore, Jr.
      Position:  Director
      Current Occupation: President and owner of trucking company Business Name and Address: Buddy Moore Trucking, Inc., Birmingham,
                                  Alabama
      Occupation During Last Five Years:  Same as current occupation

James E. Mulkin

      Position:  Director
      Current Occupation:  President and owner of a diversified business operation
      Business Name and Address: Mulkin Enterprises, Bessemer, Alabama Occupation During Last Five Years: Same as current occupation

G. Larry Russell

         Position:  Director
         Current Occupation: Self-employed Certified Public Accountant Business Name and Address: G. Larry Russell, CPA, Bessemer, Alabama Occupation During Last Five Years: Same as current occupation

Lynn J. Joyce

         Position: Chief Financial Officer, Executive Vice President, Secretary
                   and Treasurer of FirstFed Bancorp and First Financial Bank Current Occupation: Same as position
         Business Name and Address: First Financial Bank, Bessemer, Alabama Occupation During Last Five Years: Same as position

V. Jeff Williams

         Position: Senior Vice President of FirstFed Bancorp and First
                   Financial Bank
         Current Occupation:  Same as position
         Business Name and Address: First Financial Bank, Bessemer, Alabama Occupation During Last Five Years: Same as position (2003-current), Vice President of FirstFed Bancorp and First Financial Bank (2001 -
         2003), Vice President of the Associates First Capital Corporation (1999 - 2001)


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      Mr. Goodwin is also Chairman of the Board, President and Chief Executive
Officer of FirstFed Merger Corporation. Ms. Joyce is a director, Secretary and Treasurer of FirstFed Merger Corporation.

Vote required to approve the merger

      The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of FirstFed Bancorp common stock entitled to vote at the special meeting.

      Your board of directors unanimously recommends a vote "FOR" the merger proposal. If you return a signed proxy without indicating your vote with respect to the merger proposal, your shares will be voted "FOR" the merger proposal.

               PROPOSAL TWO - ADJOURNMENT OF THE SPECIAL MEETING

      In the event that there are not sufficient votes to constitute a quorum or to approve the adoption of the merger at the time of the special meeting, the merger could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. An adjournment could also be used to allow additional time to satisfy other conditions to the completion of the merger that we elect to satisfy prior to seeking a vote of our stockholders. In order to allow proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, we will submit the question of adjournment as a separate matter for consideration at the special meeting. The adjournment, if necessary, must be approved by a majority of the votes cast. The board of directors of FirstFed Bancorp unanimously recommends that stockholders for "FOR" the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned, if the special meeting is adjourned for 30 days or less.

                                  OTHER MATTERS

      We are not aware of any other matters to be acted upon at the special meeting, other than the merger described in this proxy statement. If, however, any other matters are properly brought before the meeting, the persons named as proxy holders, acting under the proxy, will have discretion to vote on those matters, as directed by a majority of the board of directors.

               COST OF SPECIAL MEETING AND SOLICITATION OF PROXIES

      We will pay the expenses associated with the special meeting and with preparing, assembling, printing and mailing this proxy statement and the materials used for the solicitation of proxies to be voted at the special meeting. We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of $4,000, plus reimbursement of normal expenses. In addition, directors, officers and other employees of our company or the Bank may solicit proxies in person, by telephone or by facsimile. None of these persons will receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, we request that brokers, custodians, nominees and other record holders of common stock forward copies of this proxy statement, proxy and solicitation materials to beneficial owners for whom they hold shares.

                   SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
                               2006 ANNUAL MEETING

      In accordance with the rules established by the Securities and Exchange Commission, any stockholder who intends to present a proposal at the 2006 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for the meeting must submit the proposal in writing to Lynn J. Joyce, our Secretary, at the address on the cover of the proxy statement. The proposal must be received no later than November 23, 2005. To be included, such proposals must meet the requirement of, and not be subject to exclusion under, applicable law,


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including Rule 14a-8 under the Securities Exchange Act. However, it the merger is completed and we terminate the registration of our common stock, we will no longer be subject to the Securities and Exchange Commission rules, described above, related to the submission of stockholder proposals.

                           STOCKHOLDER COMMUNICATIONS

      Stockholders may communicate directly with a member or members of the board of directors or the individual chairman of standing board of directors committees by writing directly to those individuals at the following address:
1630 Fourth Avenue North, Bessemer, Alabama 35020. The company's general policy is to forward, and not to intentionally screen, any mail received at the company's corporate office that is sent directly to an individual, unless the company believes the communication may pose a security risk. The board of directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy's purposes.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Because the merger is a "going private" transaction, the company and the interim company have filed with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with respect to the merger and a Schedule 14A with respect to the proxy solicitation. This proxy statement is a part of the Rule 13e-3 Transaction Statement and constitutes a proxy statement of the company for the special meeting. As permitted by Securities and Exchange Commission rules, this proxy statement does not contain all of the information that stockholders can find in the Rule 13e-3 Transaction Statement.

      You may read and copy any report, statements or other information that we file, including the Rule 13e-3 Transaction Statement, at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

         ANNUAL REPORT ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB
                             AND OTHER INFORMATION

      This proxy statement incorporates by reference our annual report on Form 10-KSB for the year ended December 31, 2004, a copy of which is included as Appendix I to this proxy statement. This proxy statement also incorporates by reference our quarterly reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2005, as well as our current report on Form 8-K dated November 17, 2005. Copies of these reports are included as Appendices J-M to this proxy statement. These reports contain important information about our company and its financial condition. We will specifically amend this proxy statement and our related Schedule 13E-3 Transaction Statement to include any additional material disclosures that we may file with the Securities and Exchange Commission under the Securities Exchange Act between the date of this document and the date of the special meeting.

      You should rely only on the information contained in or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with any information that is different from the information contained in, or incorporated by reference into, this proxy statement. If anyone does give you different or additional information, you should not rely on it.


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      This proxy statement is dated ______, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to our stockholders will not create any implication to the contrary.

                                       By Order of the Board of Directors

                                       _______________________________________
                                       Lynn J. Joyce
                                       Secretary


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

                                 REVOCABLE PROXY

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020
                                 (205) 428-8472

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ____________, 2005

      The undersigned hereby appoints _____________ and _______________, and each of them separately, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of FirstFed Bancorp, Inc. (the "Company") owned of record by the undersigned at the Special Meeting of Stockholders, to be held at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama, on ____________, 2005, at ____ p.m., local time, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement and as directed by a majority of the Board of Directors with respect to any other business that may properly come before the Special Meeting. Any prior proxy or voting instructions are hereby revoked.

      I. PROPOSAL TO APPROVE the Agreement and Plan of Merger dated as of ___________, 2005, by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation, and the transactions contemplated by the agreement.

            [ ]  FOR           [ ]  AGAINST             [ ]  ABSTAIN

      II. PROPOSAL TO APPROVE any adjournments of the special meeting for the purpose of allowing additional time in order to solicit proxies in favor of Proposal I or to satisfy other conditions to the completion of the merger.

            [ ]  FOR           [ ]  AGAINST             [ ]  ABSTAIN

      III. Such other matters that may properly come before the Special Meeting or any adjournment of the Special Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                This Proxy Is Solicited by the Board of Directors

      This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies as directed by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

      The undersigned acknowledges receipt from the Company, before the execution of this proxy, of a Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                 ______________________________________
                                 SIGNATURE OF STOCKHOLDER

                                 ______________________________________
                                 SIGNATURE OF CO-HOLDER (IF ANY)

Date:

                                 UNITED STATES

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 30th day of September, 2005, by and between FIRSTFED BANCORP, INC., a Delaware corporation (the "Company"), and FIRSTFED Merger Corporation, a Delaware corporation in organization ("MergerCorp").

                                    RECITALS

      WHEREAS, the Company is a corporation duly incorporated and existing under the laws of the state of Delaware, having authorized capital stock consisting of 10,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 2,439,350 shares are currently outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which no shares are issued and outstanding;

      WHEREAS, there are issued and outstanding options to acquire 305,719 shares of Common Stock granted under the Company's stock benefit plans (the "Options");

      WHEREAS, MergerCorp is a corporation duly incorporated and existing under the laws of the state of Delaware, formed for the sole purpose of facilitating the merger transaction described herein and having authorized capital stock consisting of 100 shares of common stock, par value $0.01 per share ("MergerCorp Stock"); and

      WHEREAS, the boards of directors of MergerCorp and the Company deem it advisable and to the benefit of MergerCorp and the Company and their respective stockholders that MergerCorp and the Company participate in a merger ("Merger") pursuant to which MergerCorp shall merge with and into the Company and the separate corporate existence of MergerCorp shall cease.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

      1.01. The Merger

            (a) Merger of MergerCorp and the Company. Subject to the terms of this Agreement, at the Effective Time (as such term is defined in Section 1.05 hereof), MergerCorp shall be merged with and into the Company pursuant to the provisions of subchapter IX of the Delaware General Corporation Law ("DGCL").

            (b) Effects of the Merger. The Merger shall have the effects set forth in section 259 of the DGCL. Following the Merger, the Company shall continue in existence under the same legal name as it existed immediately prior to the Merger, and the separate corporate existence of MergerCorp shall cease. The offices and facilities of the Company immediately prior to the Merger shall be the offices and facilities of the Company following the Merger. At the Effective Time, all rights, title and interests to all assets of every kind and character owned by MergerCorp shall be allocated to and vested in the Company without reversion or impairment, without further act of deed and without any transfer of assignment, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of MergerCorp shall be allocated to and vested in the Company.

            (c) Conversion of Common Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder:

      (1) Each share of Common Stock owned of record as of the Effective Time (as defined herein) by a Qualified Stockholder (as such term is defined in Section 1.02 hereof) who is not a Dissenting Stockholder (as such term is defined in Section 1.01(e) hereof) shall remain outstanding and continue at the Effective Time to represent one share of Common Stock; and

      (2) Each share of Common Stock owned of record as of the Effective Time by a stockholder of the Company who is not a Qualified Stockholder shall be canceled and converted into the right to receive $11.00 in cash payable in the form of a Company check.

            (d) Conversion of MergerCorp Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder, each share of MergerCorp Stock shall be, without any action on the part of the holder thereof, be canceled.

            (e) Options. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder, the outstanding Options held by Qualified Stockholders shall remain outstanding, with such changes in their respective terms and conditions as are necessary and appropriate to comply with applicable Option plans and agreements. No other Options shall remain outstanding subsequent to the Merger.

            (f) Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, a stockholder of the Company ("Stockholder") who complies with the procedural requirements of the DGCL (a "Dissenting Stockholder") shall be entitled to receive the fair cash value of the Dissenting Stockholder's shares. In the event that a Stockholder fails to perfect, withdraws or otherwise loses such holder's dissenters' rights pursuant to the relevant provisions of the DGCL, the Stockholder shall be entitled only to receive the consideration specified in Section 1.01(c) of this Agreement.

            (g) Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be unaffected by the Merger and shall remain in effect thereafter, unless and until amended or repealed as provided by applicable law.

            (h) Directors and Officers. The directors and officers of the Company immediately prior to the Merger shall continue as the directors and officers of the Company following the Merger, and each of such persons shall continue to hold office in the manner provided in the Certificate of Incorporation and Bylaws of the Company, as in effect at that time, or as otherwise provided by law.

            (i) Stockholder Approval. This Agreement shall be submitted to a vote of (i) the Stockholders at a meeting duly called by the board of directors of the Company as soon as is practicable following the execution hereof and (ii) the sole stockholder of MergerCorp. Upon approval by the requisite vote of the Stockholders and the approval of the sole stockholder of MergerCorp, this Agreement shall be made effective in the manner provided in Section 1.05 hereof.

      1.02. Qualified Stockholder. Except as provided below and, as applicable, subject to the Tax Technical Corrections Act of 2005 or other federal legislation becoming law prior to the Effective Time, a "Qualified Stockholder" is a stockholder who: (i) either individually, or (A) with his or her spouse,
(B) with other family members that make an election under Section 1361(c)(1)(A) (a "Family Election") of the Internal Revenue Code of 1986, as amended ("Code"),
(C) through other co-ownership, (D) through an individual retirement account, or
(E) through an estate that makes a Family Election, owns of record or through the Family Election at least 10,000 shares of Common Stock, (ii) is eligible to be a stockholder of a corporation taxed pursuant to Subchapter S ("S Corporation") of the Code and executes and delivers to the Company a certificate of eligibility ("Certificate of Eligibility"), in the form provided by the Company, (iii) consents (along with his or her spouse, if any) to the election by the Company to be taxed as an S Corporation ("Subchapter S Election") by executing and delivering to the Company a Confirmed Internal Revenue Service Subchapter S Corporation Election Form 2553 ("Election Form"), in the form provided by the Company, and (iv) enters into (along with his or her spouse) and delivers to the Company a stockholders' agreement ("Stockholders' Agreement"), in the form provided by the Company. Members of a family making the Family Election may aggregate their shares in order to satisfy the 10,000 share ownership requirement and be treated as one Qualified Stockholder if each family member executes and delivers to the Company a tax election form representing that the election will be included in the tax returns of the family members making the Family Election ("Family Tax Election Form"), in the form provided by the Company.

      For the purposes of this Agreement and the determination of who is a Qualified Stockholder, the following limitations shall apply: If the record holder is a minor, he or she shall be deemed not to be a Qualified Stockholder. However, a minor may own shares beneficially through a trust, which may be deemed a Qualified Stockholder if it satisfies the terms and conditions of this Agreement. A trust described in section 1361(c)(2)(A)(ii) or (iii) of the Code shall be deemed not to be a Qualified Stockholder unless (i) the trust is a trust described in section 1361(c)(2)(A)(iv) of the Code and all beneficiaries of the trust qualify to make the Family Election or (ii) the trust is eligible to be a Stockholder of an S Corporation under a provision of the Code other than section 1361(c)(2)(A)(ii) or (iii) of the Code. A trust described in section 1361(c)(2)(A)(v) of the Code having more than two "potential current beneficiaries," as defined in section 1361(e)(2) of the Code, shall be deemed not to be a Qualified Stockholder.

A stockholder shall be deemed not to be a Qualified Stockholder as to any shares of Common Stock that the Stockholder owns of record jointly with any person other than the Stockholder's spouse or another member of the Stockholder's family as defined in Section 1361(c)(1)(B) of the Code with respect to which an election is in effect under Section 1361(c)(1)(D) of the Code. Shares of Common Stock held in usufruct shall be deemed not to be owned by a Qualified Stockholder unless the usufructuary would satisfy the requirements to be a Qualified Stockholder in the usufructary's own right; no naked owner who is a minor or is otherwise incompetent under law shall be eligible to enter into the Stockholders' Agreement; and each naked owner (along with his or her spouse, if any) shall execute and deliver to the Company a signature page to the Stockholders' Agreement. Shares of Common Stock held by a trust will be deemed not to be owned by a Qualified Stockholder unless (i) the trust, (ii) each person who is deemed an owner of the trust under the Code (and his or her spouse) and (iii) each beneficial owner of the trust (and his or her spouse) execute a signature page to the Stockholders' Agreement. All shares held in "street name" shall be deemed to be held by a Stockholder who is not a Qualified Stockholder.

      In the event that a Stockholder would satisfy the requirements to be a Qualified Stockholder, except for the fact that the Stockholder does not own of record at least 10,000 shares of Common Stock, for purposes of satisfying this
Agreement: (i) the Stockholder shall also be deemed to own all other shares that the Stockholder owns beneficially in a trust that satisfies the requirements to be a Qualified Stockholder (except for the ownership minimum); and (ii) the Stockholder shall also be allowed to aggregate the Stockholder's shares of Common Stock owned of record by other family members who execute and deliver the Family Tax Election Form.

      If the Tax Technical Corrections Act of 2005, or other federal legislation which expands the eligibility to be a Stockholder of an S Corporation, is enacted prior to the Effective Time, individual retirement accounts and estates that qualify for a Family Election, if then authorized, shall be Qualified Stockholders, and the Company may, but shall not be obligated to, include within the definition of a Qualified Stockholder under this Agreement any other category of Stockholder authorized by such legislation to be an eligible S Corporation Stockholder; provided however, that any such additional Qualified Stockholder shall have executed and delivered to the Company the applicable required docmentation.

      The Company shall have the sole authority to determine whether a Stockholder is a Qualified Stockholder, and that determination, after consultation with counsel, shall be final and binding.

      1.03. Exchange Procedures.

            (a) As soon as practicable after the Effective Time, the Company (acting as exchange agent) or such other exchange agent as may be appointed by the Company shall mail to each holder of record of one or more certificates which immediately prior to the Effective Time evidence outstanding shares of Common Stock ("Certificate(s)") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Company and which may contain such other terms as determined by the Company) and instructions for use in effecting the surrender of the

Certificates in exchange for the cash consideration set forth in Section 1.01(c) hereof or for certificates with the additional legends as provided thereof by the Stockholders' Agreement, as applicable.

            (b) Upon surrender of a Certificate for cancellation, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange thereof the cash consideration set forth in Section 1.01(c) hereof or certificates with the additional legends as provided therefor by the Stockholders' Agreement, as applicable.

            (c) The Company may withhold any amount otherwise due to a Stockholder pursuant to this Agreement or any future distribution with respect to Common Stock held by a Stockholder if such Stockholder fails to follow the exchange procedures set forth in this Agreement. No interest in respect of the cash consideration set forth in Section 1.01(c) or any other distribution will be paid or will accrue to holders of Certificates pursuant to the provisions of this Agreement or otherwise.

            (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company or the exchange agent, as applicable, may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Company or the exchange agent, as applicable, shall deliver in exchange for such lost, stolen or destroyed Certificate the cash consideration set forth in
Section 1.01(c) hereof or new Company certificates with the additional legends as provided therefor by the Stockholders' Agreement, as applicable.

            (e) Notwithstanding the foregoing, none of the Company, MergerCorp or any exchange agent shall be liable to any former Stockholder or holder of a Certificate for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

      1.04 Family Election. Treats members of a family as one Qualified Stockholder for purposes of determining the number of Qualified Stockholders. "Members of the family" shall mean the common ancestor, lineal descendants of the common ancestor, and spouses (or former spouses) of such lineal descendants or common ancestor. A common ancestor is an individual who is no more than six generations removed from the youngest generation of stockholders who otherwise would be members of the family. The Family Election can be made by any member of the family. Once made, the election remains in effect until such time it is revoked.

      1.05. Effective Time. The Merger will become effective in the manner set forth in the DGCL ("Effective Time").

      1.06. Closing. The closing of the transactions contemplated by this Agreement shall take place at such time and place as the parties may mutually agree.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to MergerCorp as follows:

      2.01. Corporate Organization, Authorization, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease. The Company has full corporate power and authority to enter into this Agreement and, subject to the requisite approval of its Stockholders, to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company and, subject to such approval, is a valid and binding agreement of the Company in accordance with its terms, subject to laws relating to creditors' rights generally.

      2.02. Authorized and Outstanding Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, 2,439,350 shares of Common Stock are issued and outstanding. As of the date hereof, no shares of Preferred Stock are issued and outstanding. There are no preemptive rights with respect to the Common Stock.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF MERGERCORP

      MergerCorp hereby represents and warrants to the Company that:

      3.01. Corporate Organization, Authorization, etc. At the Effective Time, MergerCorp shall be a corporation duly incorporated, validly existing and in a good standing under the laws of the State of Delaware and have full corporate power and authority to conduct its business as it is then being conducted and to own or lease the properties and assets it owns or holds under lease. MergerCorp has full corporate power to enter into this Agreement and, subject to the approval of its sole stockholder, to consummate the transactions completed herein. This Agreement has been duly executed and delivered by MergerCorp and, subject to such approval, is a valid and binding agreement of MergerCorp in accordance with its terms, subject to laws relating to creditors' rights generally.

      3.02. Authorized and Outstanding Stock. The authorized capital stock of MergerCorp consists of 100 shares of common stock, par value $0.01 per share. As of the Effective Time, one share of MergerCorp Stock shall be fully paid, validly issued and outstanding. There are no preemptive rights with respect to the MergerCorp Stock.

                                   ARTICLE IV
               OBLIGATIONS PRIOR AND SUBSEQUENT TO EFFECTIVE TIME

      4.01. Filing Requirements. MergerCorp and the Company will promptly comply with all filing requirements that federal, state or local law may impose on MergerCorp or the Company with respect to this Agreement and the transactions contemplated hereby.

      4.02. Stockholder Approval. Promptly following the execution of this Agreement, the Company and MergerCorp shall commence to take such actions as may be necessary to obtain requisite approvals of this Agreement by the Stockholders of the Company and the sole stockholder of MergerCorp, including, without limitation, the calling of a Stockholders' meeting and the preparation of proxy soliciting materials for a meeting of Stockholders to be held as soon as practicable.

      4.03. Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

                                    ARTICLE V
                            CONDITIONS AND PRECEDENT

      5.01. Conditions to the Company's Obligations. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the Company:

            (a) Representations and Warranties. The representations and warranties of MergerCorp set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) as of the Effective Time, as though made as of such time.

            (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Stockholders in accordance with applicable law.

            (c) Performance of Obligations of MergerCorp.. MergerCorp shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time.

            (d) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for consummation of the Merger, for prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have material adverse effect on, the business, results of operations, prospects or financial condition of MergerCorp upon the consummation of the Merger, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired. No approval obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall contain any term or condition which in the judgment of the Board of Directors of the Company renders inadvisible the consummation of the Merger.

      5.02. Conditions to MergerCorp's Obligations. The obligations of MergerCorp to effect the Merger are subject to the satisfaction of the following conditions, unless waived by MergerCorp:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) as of the Effective Time, as though made as of such time.

            (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the sole stockholder of MergerCorp in accordance with applicable law.

            (c) Performance of Obligations of the Company. The Company shall have performed all obligations and covenants requested to be performed by it under this Agreement prior to the Effective Time.

            (d) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for consummation of the Merger, for prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a material adverse effect on, the business, results of operations, prospects or financial condition of the Company upon the consummation of the Merger, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired.

                                   ARTICLE VI
                           TERMINATION AND ABANDONMENT

      6.01. Right of Termination. Anything herein to the contrary notwithstanding, prior to the Effective Time, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the mutual consent in writing of the boards of directors of the Company and MergerCorp, whether before or after any action thereon by the Stockholders.

      6.02. Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE VI, the same shall be of no further force or effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of MergerCorp, the Company or any of the directors, officers, employees, or agents, or stockholders of either of them, except as to any liability for breach of any duty, representation, warranty or obligation under this Agreement arising prior to the date of termination.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      7.01. Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by written agreement duly authorized by the boards of directors of MergerCorp and the Company at any time prior to the Effective Time; provided, however, that Stockholder approval shall be required for any modification or amendment that alters or changes the amount or kind of consideration to be received in exchange for or on conversion of all or part of the shares of Common Stock.

      7.02. Waiver of Compliance. Any failure of MergerCorp or the Company to comply with any obligation, covenant, agreement or condition herein may be expressly waived (to the extent permitted under applicable law) in writing by the President of MergerCorp or the Company, as the case may be; provided, however, that such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      7.03. Notice. All notices or communications required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be by hand, by a nationally recognized overnight courier service, by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party as shall be specified by like notice):

            (a) if given to MergerCorp, at the mailing address of MergerCorp set forth below:

                  FirstFed Merger Corporation
                  1630 Fourth Avenue North
                  Bessemer, Alabama 35020
                  Attention: B.K. Goodwin III
                  Chairman of the Board, President and Chief Executive Officer

            (b) if given to the Company, at the mailing address of the Company set forth below:

                  FirstFed Bancorp, Inc.
                  1630 Fourth Avenue North
                  Bessemer, Alabama 35020
                  Attention: B.K. Goodwin III
                  Chairman of the Board, President and Chief Executive Officer

            (c) if given to a stockholder of MergerCorp or the Company, at the address ser forth on the books and records of MergerCorp or the Company, respectively.

      Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to received such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Secretary of MergerCorp or the Company, as applicable, but such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      All notices or communications shall be deemed delivered upon actual receipt thereof by the appropriate person if delivered by hand, upon the date of receipt confirming the delivery if transmitted by facsimile, upon the next business day following deposit with a nationally recognized overnight courier service, or upon the third succeeding business day following deposit in the United States mail.

      7.04. Severability. If any provision of this Agreement, or the application thereof, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

      7.05. Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or as a result of any other dispute, in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other cots and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      7.06. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the respective parties hereto without the prior written consent of the other parties. No such assignment shall relieve MergerCorp or the Company of its obligations hereunder.

      7.07. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws rules or of any other state.

      7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      7.09. Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement or any provision thereof.

      7.10. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year first above written.

                                                FIRSTFED BANCORP, INC.


                                                By: ____________________________


                                                FIRSTFED MERGER CORPORATION


                                                By: ____________________________

                                                                      APPENDIX B

                                            Stockholder ________________________
                                                                      Print Name

                                                      CERTIFICATE OF ELIGIBILITY

To:   FirstFed Bancorp, Inc.
      1630 Fourth Avenue North
      Bessemer, Alabama 35020

Attention:  ___________________

Ladies and Gentlemen:

      In accordance with the terms of the Agreement and Plan of Merger dated as of ______, 2005 (the "Merger Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and FirstFed Merger Corporation, I understand that, in order to remain a stockholder of the Company after consummation of the merger contemplated by the Merger Agreement, I must be qualified to be a stockholder ("Qualified Stockholder") of a corporation organized under Subchapter S of the Internal Revenue Code of 1986, as amended ("Code").

      Accordingly, I hereby represent, warrant and certify to the Company as follows:

[CHECK EITHER 1 OR 2 BELOW]:

____ 1. I am qualified to be a stockholder of a corporation organized under Subchapter S of the Code, as I am [CHECK ONE OF THE FOLLOWING]:

      ____ (a) An individual, other than a non-resident alien of the United States;

      ____ (b) An individual retirement account, as described in section 408 of the Code; provided, however, that the Tax Technical Corrections Act of 2005 or other authorizing federal legislation is enacted prior to consummation of the merger;

      ____ (c) An estate; provided, however that: (i) the Tax Technical Corrections Act of 2005 or other authorizing federal legislation is enacted prior to consummation of the merger and (ii) the estate qualifies for and makes a Family Election;

      ____ (d) A trust all of which is treated as owned by an individual grantor (who is a United States citizen or United States resident), as described in section 1361(c)(2)(A)(i) of the Code. For purposes of such section, a husband and wife owning a trust together are treated as an individual owner;

      ____ (e) An electing small business trust, the interests in which have been acquired by reason of gift, bequest or similar transfer, as described in section 1361(c)(2)(A)(v) of the

      Code. I understand that an electing small business trust is defined by section 1361(e) of the Code as a trust that (i) does not have as a beneficiary any person other than an individual, an estate, or an organization described in paragraph (2), (3), (4), or (5) of section 170(c) of the Code (which includes, generally, a tax exempt corporation, trust, or community chest, fund or foundation created or organized under the law of the United States, any State, the District of Columbia, or any possession of the United States; organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to children or animals (paragraph (2) of section 170(c)); a post or organization of war veterans, or an auxiliary unit or society of, or trust or foundation for, any such post of organization, organized in the United States or any of its possessions (paragraph (3) of section 170(c)), a domestic fraternal society, order or association, operating under the lodge system, but only if such contribution or gift is to be used exclusively for religious, charitable, scientific, literary, or educational purposes, or for the prevention of cruelty to animals (paragraph (4) of section 170(c)); and a cemetery company owned and operated exclusively for the benefit of its members, or any corporation chartered solely for burial purposes as a cemetery corporation and not permitted by its charter to engage in any business not necessarily incident to that purpose, if such company or corporation is not operated for profit (paragraph (5) of section 170(c)), (ii) no interest in such trust was acquired by purchase, and (iii) a timely election is made by the trust to be treated as an electing small business trust. I understand that an electing small business trust does not include, however, any qualified subchapter S trust if an election has been made by such trust to be treated as a qualified subchapter S trust, any tax-exempt trust or any charitable remainder annuity trust to charitable remainder unitrust (as defined in section 664(d) of the Code). I understand that the trust cannot have more than two non-family member "potential current beneficiaries";

I understand that paragraphs (d) and (e) do not apply to foreign trusts:

      ____ (f) A qualified Subchapter S trust, which is defined under section 1361(d) of the Code as a trust, the terms of which require that (i) (a) there is only one income beneficiary of the trust, during the lifetime of the current income beneficiary, (b) any corpus distributed during the life of the current income beneficiary may be distributed only to such beneficiary, (c) the income interest of the current income beneficiary in the trust shall terminate on the earlier of such beneficiary's death or the termination of the trust, and (d) upon the termination of the trust during the life of the current income beneficiary, the trust shall distribute all of its assets to such beneficiary, and (ii) all of the income of the trust is distributed (or required to be distributed) currently to one individual who is a citizen or resident of the United States;

      ____ (g) An entity described in section 1361(c)(6) of the Code, referred to in section 401(a) of the Code, and generally described as a tax exempt qualified trust created or organized in the United States and forming part of a stock bonus, pension, or profit- sharing plan of an employer for the exclusive benefit of its employees or their beneficiaries, and in compliance with section 401(a) of the Code; or

      ____ (h) An entity described in section 1361(c)(6) of the Code, referred to in section 501(c)(3) of the Code, and generally described as a tax exempt corporation, community chest, fund, or foundation, organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary, or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to animals, as provided in section 501(c)(3) of the Code.

I make the foregoing representation after consultation with my tax advisors. [NOTE, IF YOU HAVE CHECKED ANY OF ITEMS (c), (d) OR (e), YOU MUST ENCLOSE A COPY OF THE TRUST (AND EXECUTED FORMS FOR ANY ELECTION TO BE MADE BY THE TRUST TO HOLD SUBCHAPTER S STOCK) AND AN OPINION OF COUNSEL WITH DEMONSTRABLE COMPETENCE IN ESTATE, TRUST AND TAX LAWS THAT THE TRUST IS A QUALIFIED S CORPORATION STOCKHOLDER. IF YOU HAVE CHECKED EITHER ITEM (f) OR (g), YOU MUST ENCLOSE THE MOST RECENT DETERMINATION LETTER FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE TAX EXEMPT STATUS OF THE ENTITY ALONG WITH AN OPINION OF COUNSEL WITH DEMONSTRABLE COMPETENCE IN TAX LAW THAT THE ENTITY IS A QUALIFIED S CORPORATION STOCKHOLDER.]

      ____ 2. I have not determined whether I am eligible to be a stockholder of a corporation under Subchapter S of the Code. I have enclosed herewith copies of all trust or other organizational documentation (including executed forms for any election to be made by any trust, either as an electing small business trust or a qualified Subchapter S trust, or determination letters with respect to any tax exempt entity) for the Company's counsel to review in order to make a determination regarding whether I am a Qualified Stockholder.

      I understand that due to the importance to the Company and its stockholders of the Company's continuing eligibility as an S corporation, the Company reserves the right to require such other documentation, certifications and legal opinions as the Company and its counsel deem appropriate to verify Subchapter S eligibility. I further understand that if I have not provided evidence satisfactory to the Company, in its sole discretion, before ___ p.m. (Central Time) on _____, 2005, that I am a Qualified Stockholder, then the Company intends to make the determination that I am not a Qualified Stockholder and pay cash to me for my shares of common stock of the Company as a result of the merger described in the Merger Agreement.

      I understand that the representations made herein will be relied upon by the Company in determining whether I am a Qualified Stockholder. I understand the meaning and legal consequences of the representations made herein, and I agree to indemnify and hold harmless the Company from and against any and all loss, damage or liability due to or arising out of any misrepresentation made by me herein.

      IN WITNESS WHEREOF, I have executed this Certificate of Eligibility as of the day of , 2005.


IF A TRUST OF OTHER ENTITY:             IF AN INDIVIDUAL (and Spouse if jointly
                                        held):


________________________________        ________________________________________
(Name of Entity)                                     (Signature)


                                        ________________________________________
                                        (Print Name)

By: _____________________________       ________________________________________
                                        (Signature of Spouse, if jointly held)
  Name: _________________________

  Title: ________________________       ________________________________________
                                        (Print Name of Spouse, if applicable)

                                                                      APPENDIX C

                           CONFORMED IRS ELECTION FORM
                     INSTRUCTIONS FOR STOCKHOLDER'S CONSENT
                           TO SUBCHAPTER S ELECTION BY
                             FIRSTFED BANCORP, INC.

                 PLEASE READ THE FOLLOWING BEFORE EXECUTING AND
                      COMPLETING THE ATTACHED ELECTION FORM

Background

      For a corporation to become an S corporation, each stockholder is required to consent to the corporation's Subchapter S election by signing Item K on Form 2553 and providing the information in Items J, L, M, and N of the form, or by signing a separate statement attached to Form 2553. FirstFed Bancorp, Inc. (the "Company") has elected to use a separate statement, which has been conformed to the appropriate items of Form 2553 ("Election Form"). In order for you to validly complete the Election Form, the following information will be required:
(i) your name (and the name of your spouse, if any); (ii) your address; (iii) your taxpayer identification number (as well as the taxpayer identification number of your spouse, if any); (iv) the number of shares of Company stock that you will own following the merger, which is equal to the number of shares of stock of the Company you currently own; (v) that date(s) on which you acquired your shares; and (vi) the date on which your taxable year ends (most stockholders use the calendar year, i.e. December 31). You and your spouse, if any, must sign the Election Form under penalties of perjury.

Rules for Who Must Consent

      The following rules apply in determining the persons required to consent to the Company's Subchapter S election:

      (1) Spouses. If you are married, you and your spouse must consent to the election.

      (2) Minor. The consent of a minor should be made by the legal representative of the minor (or by a natural or adoptive parent of the minor if no legal representative has been appointed).

      (3) Estates. The consent of an estate must be made by an executor or an administrator thereof, or by any other fiduciary appointed by testamentary instrument or appointed by the court having jurisdiction over the administration of the estate.

      (4) Trusts. In the case of a grantor trust, a Qualified Subchapter S Trust ("QSST") or an Electing Small Business Trust ("ESBT") (each trust discussed more fully below), only the person treated as the stockholder for purposes of section 1361(b)(1) of the Code (i.e., the stockholder counting rules) must consent to the election. If the Company's stock is to be held by a trust, both husband and wife must consent to any election if either the husband or the wife has an interest in the trust property. Before proceeding with completion of the attached Election Form, you must have previously provided a copy of the governing trust document(s), including any amendment(s), to the Company for the Company's and its counsel's review.

      (a) Grantor trust. In the case of a grantor trust, the grantor of the trust (and not the trust itself) is treated as the stockholder. As a result, the grantor and his or her spouse, if any, generally are required to consent to the election.

      (b) QSST. In the case of a QSST, the income beneficiary of the trust is treated as a stockholder. As a result, the income beneficiary and his or her spouse, if any, generally are required to consent to the election.

      (c) ESBT. In the case of an ESBT, each potential current beneficiary of the trust (limited to no more than two non-family members) is treated as a stockholder (however, if for any period there is no potential current beneficiary of the trust, then the trust is treated as a stockholder during such period). Nevertheless, the IRS has issued guidance which indicates that only the trustee of the trust is required to consent to the election.

How the Consent is Made

      All owners or deemed owners (including spouses of owners) as described above must complete and execute the Election Form.

Special S Corporation Election Procedures for Trusts

      In addition to requiring the necessary consents as discussed above, the IRS also requires that particular types of trusts follow additional election procedures and, due to the complications inherent here, we urge you to contact the Company if you have any questions.

      QSST Election. For QSST, the trust must make an election, called a QSST election. The form for making the necessary QSST election is provided on Page 2 of the Election Form and must be completed by the income beneficiary of the QSST.

      ESBT Election. For an ESBT, the trust must make an election, called an ESBT election. Due to the complexities of an ESBT election, please contact Lynn
J. Joyce, at (205) 428-8472, who will direct you to the Company's advisors for assistance in this regard.

Further Questions

      If you have any questions regarding these instruction, please call Lynn J. Joyce, at (205) 428-8472.

              Stockholder's Consent to Election Under Subchapter S
                             FIRSTFED BANCORP, INC.
                         To be filed with IRS Form 2553

      Under penalties of perjury, we declare that we consent to the election of FirstFed Bancorp, Inc. (the "Company") to be an S corporation under section 1362(a) of the Internal Revenue Code of 1986, as amended. We have examined this consent statement, including accompanying schedules and statements, and to the best of our knowledge and belief, it is true, correct and complete. We understand that this consent is binding and may not be withdrawn after the Company has made a valid election. Pursuant to Treasury Regulation section 1.1362-6(b), the following information is submitted:

Name of Corporation:    FirstFed Bancorp, Inc.

Address:                1630 Fourth Avenue North, Bessemer, Alabama 35020

Employer Identification Number: 63-1048648

Deemed Owners:                    Stockholder                   Spouse

Name:                      _________________________   _________________________

Address:                   _________________________   _________________________

                           _________________________   _________________________

Social Security #:         _________________________   _________________________

Number of Shares:          _________________________   _________________________

Dates Shares Acquired:     _________________________   _________________________

Tax Year Ends:                       12/31                       12/31

      Dated this     day of         , 2005

IF A TRUST OF OTHER ENTITY:                   IF AN INDIVIDUAL:


__________________________________            __________________________________
(Name of Entity)                              (Signature of Stockholder)

By:_______________________________            __________________________________
                                              (Signature of Spouse)
Name:_____________________________

Title: ___________________________

      Qualified Subchapter S Trust (QSST) Election Under Section 1361(d)(2)

Income beneficiary's name and address:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Social Security Number: ________________________________________________________

Trust's name and address:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Employer identification number: ________________________________________________

Date on which stock of the Company was transferred to the trust (month, day, year):

________________________________________________________________________________

In order for the trust named above to be a QSST and thus qualifying stockholder of the S corporation for which this Form 2553 if filed, I hereby make the election under section 1361(d)(2). Under penalties of perjury, I certify that the trust meets the definitional requirements of section 1361(d)(3) and that all other information provided herein is true, correct, and complete.


________________________________________________________________________________
Signature of income beneficiary or signature and title of legal representative or other qualified person making the election


___________________
Date

                                                                      APPENDIX D

                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT ("Agreement") is made and entered into as of the ______ day of _____________, 2005, by and between FirstFed Bancorp, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and each of the persons made a party hereto (each a "Stockholder" and, collectively, the "Stockholders").

                                    RECITALS

      WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its Stockholders to take steps to support the continued independent ownership and control of the Company and its subsidiaries (collectively, the "Subsidiaries"); and

      WHEREAS, in that regard, the Company and the Stockholders have determined that the Company should elect to be taxed as an "S corporation" under section 1361 of the Internal Revenue Code of 1986, as amended, and should make the election on behalf of the Subsidiaries to become qualified Subchapter S subsidiaries; and

      WHEREAS, the Stockholders collectively own all of the issued and outstanding common stock of the Company, par value $0.01 per share, and the Stockholders and the Company desire to enter into this Agreement to protect and preserve the Company's ability to maintain its qualification to be taxed as an S corporation for federal income tax purposes; and

      WHEREAS, the Stockholders and the directors of the Company, having considered the provisions of this Agreement, believe that it is in each of their respective best interests to enter into this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED AS
FOLLOWS:

      1. Definitions.

            (a) "Agreed Price" means the agreed-upon price for the Offered Shares of a Transferring Stockholder that is the result of arm's-length negotiations between the Transferring Stockholder and the Company or the Exercising Stockholders, as the case may be, pursuant to Section 5.

            (b) "Assignee" means a Qualified Stockholder to whom the Company has assigned its Purchase Right pursuant to Section 6.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which First Financial Bank is substantially closed for business.

            (e) "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Common Stock" means the common stock, par value $0.01 per share, of the Company or any interest therein.

            (g) "Company Reply" has the meaning ascribed to it in Section 3(b).

            (h) "Exercise Notice" has the meaning ascribed to it in Section
6(c).

            (i) "Exercising Stockholder" has the meaning ascribed to it in
Section 6(d).

            (j) "Fair Value" of a share of Common Stock means the appraised value of the Common Stock as determined by the most recent (not older than 12 months) appraisal by an independent, qualified investment banking firm or financial consultant satisfactory to the Board in its sole discretion, using such valuation methodologies as the appraiser deems reasonable.

            (k) "Family Election" is an election under Internal Revenue Code
Section 1361(c)(1)(A) to treat "members of the family" as one stockholder for purposes of Subchapter S of the Internal Revenue Code. The term "members of the family" means family that has the same common ancestor, lineal descendants of the common ancestor, and the spouses (or former spouses) of such lineal descendants or common ancestor. A common ancestor is an individual who is no more than six generations removed from the youngest generation of stockholders who otherwise would be members of the family. The Family Election can be made by any member of the family. Once made, the election remains in effect until such time it is revoked.

            (l) "Number of Stockholders" means the number of stockholders of the Company at any time, calculated for an S Corporation as provided in section 1361 of the Code and regulations promulgated thereunder.

            (m) "Offered Shares" has the meaning ascribed to it in Section 3(a).

            (n) "Permitted Transfer" means any Transfer that is made in accordance with the terms of this Agreement and is not a Prohibited Transfer, as determined by the Board in its sole discretion.

            (o) "Prohibited Transfer" means any Transfer that (i) would not comply with the provisions of this Agreement, (ii) would be to a party that is not a Qualified Stockholder, (iii) would be to one or more parties who would not own a Stockholder slot as described in Section 7 hereof following the Transfer, or (iv) would cause, or would create a material risk of causing, the Company to be ineligible to be an S Corporation. The determination of what constitutes a Prohibited Transfer shall be made in the sole discretion of the Board and shall be conclusive for all purposes. In making such determination, the Board may require representations, documentation, legal opinions and other information and assurances with respect to any Proposed Transfer and the Proposed Transferee(s) and may consult with counsel. For purposes of this definition and without limiting its discretion hereunder, the Board may determine that a proposed Transfer that would increase the Number of Stockholders to more than the number that is equal to approximately 85% of the maximum number of stockholders then permissible for an S Corporation (after rounding down to the nearest whole number) would, for that reason alone, create a material risk of causing the Company to be ineligible to be an S Corporation and is, therefore, a Prohibited Transfer.

            (p) "Proposed Transfer" has the meaning ascribed to it in Section 3(a).

            (q) "Proposed Transferee" means, with respect to any proposed Transfer, the party to whom the Transferring Stockholder's shares of Common Stock are proposed to be transferred.

            (r) "Pro Rata Basis" means according to a calculation whereby the number of shares of Common Stock owned by the affected Stockholder is divided by the number of shares of Common Stock owned by all Exercising Stockholders times the Offered Shares subject to the Purchase Right.

            (s) "Purchase Price" has the meaning ascribed to it in Section 6(a).

            (t) "Purchase Right" has the meaning ascribed to it in Section 6.

            (u) "Purchase Right Notice" has the meaning ascribed to it in
Section 6(d).

            (v) "Qualified Stockholder" means, except as provided below and, as applicable, subject to the prior enactment of authorizing federal legislation, a stockholder who: (i) either individually, or (A) with his or her spouse, (B) with other family members that make a Family Election, (C) through other co-ownership, (D) through an individual retirement account, or (E) through an estate that makes a Family Election, owns of record or through the Family Election shares of Common Stock, (ii) is eligible to be a stockholder of a corporation taxed pursuant to Subchapter S ("S Corporation") of the Code and executes and delivers to the Company a certificate of eligibility ("Certificate of Eligibility"), in the form provided by the Company, (iii) consents (along with his or her spouse, if any) to the election by the Company to be taxed as an S Corporation ("Subchapter S Election") by executing and delivering to the Company a Confirmed Internal Revenue Service Subchapter S Corporation Election Form 2553 ("Election Form"), in the form provided by the Company, and (iv) enters into (along with his or her spouse) and delivers to the Company this Agreement. Members of a family making the Family Election may be treated as one Qualified Stockholder if each family member executes and delivers to the Company a tax election form representing that the election will be included in the tax returns of the family members making the Family Election ("Family Tax Election Form"), in the form provided by the Company.

      For the purposes of this Agreement and the determination of who is a Qualified Stockholder, the following limitations shall apply: If the record holder is a minor, he or she shall be deemed not to be a Qualified Stockholder. However, a minor may own shares beneficially through a trust, which may be deemed a Qualified Stockholder if it satisfies the terms and conditions of this Agreement. A trust described in section 1361(c)(2)(A)(ii) or (iii) of the Code shall be deemed not to be a Qualified Stockholder unless (i) the trust is a trust described in section 1361(c)(2)(A)(iv) of the Code and all beneficiaries of the trust qualify to make the Family Election or (ii) the trust is eligible to be a Stockholder of an S Corporation under a provision of the Code other than section 1361(c)(2)(A)(ii) or (iii) of the Code. A trust described in section 1361(c)(2)(A)(v) of the Code having more than two "potential current beneficiaries," as defined in section 1361(e)(2) of the Code, shall be deemed not to be a Qualified Stockholder. A stockholder shall be deemed not to be a Qualified Stockholder as to any shares of Common Stock that the Stockholder owns of record jointly with any person other than the Stockholder's spouse or another member of the Stockholder's family as defined in Section 1361(c)(1)(B) of the Code with respect to which an election is in effect under Section 1361(c)(1)(D) of the Code. Shares of Common Stock held in usufruct shall be deemed not to be owned by a Qualified Stockholder unless the usufructuary would satisfy the requirements to be a Qualified

Stockholder in the usufructary's own right; no naked owner who is a minor or is otherwise incompetent under law shall be eligible to enter into the Stockholders' Agreement; and each naked owner (along with his or her spouse, if any) shall execute and deliver to the Company a signature page to the Stockholders' Agreement. Shares of Common Stock held by a trust will be deemed not to be owned by a Qualified Stockholder unless (i) the trust, (ii) each person who is deemed an owner of the trust under the Code (and his or her spouse) and (iii) each beneficial owner of the trust (and his or her spouse) execute a signature page to the Stockholders' Agreement. All shares held in "street name" shall be deemed to be held by a Stockholder who is not a Qualified Stockholder.

      For purposes of satisfying this Agreement: (i) a Stockholder shall also be deemed to own all other shares that the Stockholder owns beneficially in a trust that satisfies the requirements to be a Qualified Stockholder; and (ii) the Stockholder shall also be allowed to aggregate the Stockholder's shares of Common Stock owned of record by other family members who execute and deliver the Family Tax Election Form.

      If federal legislation which expands the eligibility to be a Stockholder of an S Corporation is enacted, individual retirement accounts and estates that qualify for a Family Election, if then authorized, shall be Qualified Stockholders, and the Company may, but shall not be obligated to, include within the definition of a Qualified Stockholder under this Agreement any other category of Stockholder authorized by such legislation to be an eligible S Corporation Stockholder; provided however, that any such additional Qualified Stockholder shall have executed and delivered to the Company the applicable documentation required under this Agreement.

      The Company shall have the sole authority to determine whether a Stockholder is a Qualified Stockholder, and that determination, after consultation with counsel, shall be final and binding.

            (w) "S Corporation" means an "S corporation" within the meaning of section 1361 of the Code.

            (x) "Stockholder Reply" has the meaning ascribed to it in Section 5.

            (y) "Transfer" means any disposition of Common Stock or any interest in Common Stock including, without limitation, by sale, gift, bequest or devise or pursuant to agreement or settlement, or by operation of law or as a result of a court order or proceeding (including, by way of example and not limitation, bankruptcy and divorce), and shall specifically include a Transfer to a Voting Trust, a Transfer from a trust to a beneficiary of such trust, or a pledge of or grant of a security interest in Common Stock. In addition, the term "Transfer" specifically includes the transfer of an interest in shares of Common Stock as a result of the termination of a usufruct and (i) the related transfer to a successive usufructuary or (ii) the restoration of full ownership in the naked owner(s). A Transfer shall be deemed to have occurred upon the entry of a decree of divorce of a Stockholder. For purposes of this definition, upon the death of a Stockholder, a Transfer shall not be deemed to have occurred with respect to Common Stock solely by reason of the appointment of an executor, administrator or personal representative to administer the estate of the deceased Stockholder; provided, however, that the shares of Common Stock continue to be held by the estate of the deceased Stockholder. Notwithstanding the foregoing, any disposition of such Common Stock from the estate of a deceased Stockholder or from a trust, whether by operation of law or court order, shall be deemed to be a Transfer.

            (z) "Transfer Date" has the meaning ascribed to it in Section 6(g).

            (aa) "Transfer Notice" has the meaning ascribed to it in Section
3(a).

            (bb) "Transferring Stockholder" means a Stockholder proposing to effect a Transfer.

            (cc) "Valuation Date" has the meaning ascribed to it in Section
5(b).

      2. Restriction on Transfers.

            (a) No Stockholder shall make or effect a Prohibited Transfer of all or any part of such Stockholder's shares of Common Stock, whether now owned or hereafter acquired; and no Stockholder shall make or effect any Transfer (including a Permitted Transfer) of all or any part of such Stockholder's shares of Common Stock, whether now owned or hereafter acquired, except in accordance with the provisions of this Agreement. Any purported or attempted Transfer not made in compliance with this Agreement shall be void ab initio as against the Company, and the Company will not recognize the purported transferee as a Stockholder of the Company for any purpose, including, without limitation, the accrual or payment of dividends or other distributions and the exercise of voting rights.

            (b) Any attempted or purported Transfer of shares of Common Stock by operation of law, by court order or otherwise not in compliance with the provisions of this Agreement shall be deemed to be a Prohibited Transfer, and except as otherwise agreed upon in writing by the Company, the shares subject to such attempted or purported Transfer shall immediately become subject to the Purchase Right procedures set forth in Section 6(a) through 6(g). For purposes of such provisions, the shares subject to such Transfer shall be deemed to be Offered Shares and the Purchase Price shall be the Fair Value of the Offered Shares.

            (c) Notwithstanding anything in this Agreement to the contrary, if any Stockholder for any reason ceases to be a Qualified Stockholder, then immediately and without any action by the Stockholder or any other person, the Stockholder shall be deemed to have sold all of his shares of Common Stock to the Company and such shares shall be immediately transferred to the Company. This sale shall be deemed to have occurred regardless of whether the Stockholder or the Company has any actual knowledge as of the date of transfer that the Stockholder is no longer a Qualified Stockholder. For purposes of this Section 2(c), the Purchase Price shall be equal to the Fair Value of the shares of Common Stock as of the date the transfer was executed, and the Company shall not be required to pay any interest on the Purchase Price between the date the transfer was executed and the date the Purchase Price is paid.

            (d) In the case of a trust created to hold shares of Common Stock for the benefit of a minor, the transfer from the trust to the beneficiary shall be deemed a Prohibited Transfer unless the beneficiary is a Qualified Stockholder and has executed a counterpart of this Agreement. For purposes of such provisions, the trust shall be deemed a Transferring Stockholder, the shares subject to such Transfer shall be deemed to be Offered Shares and the Purchase Price shall be the Fair Value of the Offered Shares.

      3. Notice of Proposed Transfer and Action by the Board.

            (a) Prior to making or effecting any Transfer (whether to another Stockholder or otherwise), the Transferring Stockholder shall inform the Company by notice in writing, substantially in the form of Exhibit A attached hereto ("Transfer Notice"), of such Transferring Stockholder's intent to Transfer ("Proposed Transfer") all or any portion of such Transferring Stockholder's shares ("Offered Shares") of Common Stock. Such Transfer Notice, which shall be dated and signed by the Transferring Stockholder, shall contain all relevant information regarding the Proposed Transfer including, but not limited to, the following: (i) the name and address of the Proposed Transferee; (ii) the number of shares of Common Stock and slots proposed or intended to be transferred;
(iii) all other terms and conditions of the Proposed Transfer; and (iv) reasonable detail as to why the Proposed Transfer qualifies as a Permitted Transfer, including evidence sufficient to document that such Proposed Transferee is a Qualified Stockholder and evidence that the Proposed Transfer complies with Section 7 hereof.

            (b) Within thirty-five (35) calendar days following receipt of the Transfer Notice, the Company shall advise the Transferring Stockholder in writing substantially in the form of Exhibit B attached hereto ("Company Reply") whether such Proposed Transfer is a Permitted Transfer or a Prohibited Transfer. If the Company Reply is not sent to the Transferring Stockholder within thirty-five (35) calendar days following the Company's receipt of the Transfer Notice, the Transferring Stockholder may deem the Proposed Transfer to be a Permitted Transfer, provided all remaining provisions of this Agreement are met, including, by way of example and not limitation, the prohibition against making Transfers which would cause, or would create a material risk of causing, the Company to become ineligible to be taxed as an S Corporation.

      4. Consummation of Permitted Transfers. If a Proposed Transfer would be a Permitted Transfer, the Company shall deliver a copy of this Agreement to the Proposed Transferee along with a request that the Proposed Transferee execute such Agreement. It shall be a condition precedent to the consummation of a Permitted Transfer that, and no Permitted Transfer shall be effective unless and until the Company shall have received a counterpart of this Agreement executed by the Proposed Transferee and his spouse, if any (unless the Proposed Transferee is already a Stockholder and the Proposed Transferee and his or her spouse, if any, have previously executed this Agreement). If the Proposed Transferee is a trust, no Permitted Transfer shall be effective unless and until the Company shall have received a counterpart of this Agreement executed by the trust and each beneficial owner of the trust and such beneficial owner's spouse, if any. If the Proposed Transfer will result in the Offered Shares being held in usufruct, no Permitted Transfer shall be effective unless and until the Company shall have received a counterpart of this Agreement executed by each usufructuary and each naked owner and each person's spouse, if any. Notwithstanding the foregoing, no counterpart of this Agreement shall be required of any party who has previously executed a counterpart of this Agreement. After execution of a counterpart of this Agreement, the Proposed Transferee will thereafter be considered a "Stockholder" for all purposes of this Agreement and, as a result, be bound by the terms and subject to the conditions contained herein. No Permitted Transfer shall be effective if consummated in a manner materially different, as determined by the Board in its sole discretion, from that described in the Transfer Notice and any such purported Transfer shall be void, ab initio, as against the Company and the Proposed Transferee.

      5. Prohibited Transfers.

            (a) If the Proposed Transfer would be a Prohibited Transfer, then the provisions of this Section 5 and Section 6 shall apply, unless the Transferring Stockholder elects not to pursue any Transfer.

            (b) In the case of a Prohibited Transfer, the Company Reply shall advise the Transferring Stockholder of the per share price at which the Company would offer to purchase the Offered Shares as of the date of the Transfer Notice ("Valuation Date"). Within fifteen (15) calendar days following receipt of the Company Reply, the Transferring Stockholder shall advise the Company in writing substantially in the form of Exhibit C attached hereto ("Stockholder Reply") of his intention to (i) Transfer the Offered Shares in accordance with the provisions of Section 6, or (ii) no longer pursue any Transfer. If the Transferring Stockholder elects to transfer the Offered Shares in accordance with Section 6, then the Transferring Stockholder must inform the Company in his Stockholder Reply either of (x) his agreement to accept the price proposed by the Company or (y) his proposed counteroffer representing a price at which the Transferring Stockholder would be willing to sell the Offered Shares to the Company. If the Transferring Stockholder rejects the price offered by the Company and proposes his counteroffer in the Stockholder Reply, then the Transferring Stockholder and the Company shall have the option to continue to negotiate until the parties reach an Agreed Price; provided, however, that if an Agreed Price is not reached within fifteen (15) calendar days following the Company's receipt of the Stockholder Reply, then the Fair Value, if one exists, shall be the final price for the Offered Shares. If no Fair Value exists, the parties may agree to have the Fair Value determined, the costs of which shall be borne equally by the Company and the Transferring Stockholder unless otherwise agreed upon in writing prior to such determination. The Fair Value shall be non-negotiable and shall govern for purposes of Section 6 in the event that the Transferring Stockholder desires to pursue the Proposed Transfer. If the Transferring Stockholder and the Company do not elect to have the Fair Value of the Offered Shares determined, or the Transferring Stockholder fails to provide the Stockholder Reply in a timely manner, the Transferring Stockholder will be deemed to be pursuing no longer a Transfer unless or until another Transfer Notice is received in accordance with the provisions of Section 3(a).

      6. Purchase Right. If the Transferring Stockholder receives a Company Reply stating that the Proposed Transfer is a Prohibited Transfer and such Transferring Stockholder elects in the Stockholder Reply to Transfer the Offered Shares pursuant to this Section 6, or if the Proposed Transfer is deemed to be a Prohibited Transfer pursuant to this Agreement, then the Company, first, the other Stockholders (i.e., other than the Transferring Stockholder) on a Pro Rata Basis, second, and an Assignee, third, in that order, shall have the right to purchase ("Purchase Right") the Offered Shares on the following terms and conditions:

            (a) The purchase price for the Offered Shares ("Purchase Price") shall be the Agreed Price or the Fair Value, as the case may be, less any cash distributions with respect to the Offered Shares that are paid or payable after the Valuation Date to Stockholders of record as of a date prior to the Transfer Date (as defined in Section 6(g)). If a stock dividend or stock split becomes payable after the Purchase Price is determined but before the Transfer Date, any shares received by the Transferring Stockholder because of such stock split or stock dividend with respect to the Offered Shares shall be treated as part of the Offered Shares being transferred.

            (b) If a reclassification, reorganization, merger or consolidation occurs after the Purchase Price is determined but before the Transfer Date, the shares received as result of such occurrence with respect to the Offered Shares shall be treated the same as the Offered Shares being transferred.

            (c) If the Company determines to exercise its Purchase Right with respect to all of the Offered Shares, then the Company shall deliver to the Transferring Stockholder notice of its exercise of its Purchase Right substantially in the form of Exhibit D attached hereto ("Exercise Notice"). The Exercise Notice shall specify (i) the Purchase Price for the Offered Shares,
(ii) the place where certificates for such shares are to be surrendered for payment of the Purchase Price, (iii) the estimated time required by the Company to make the funds for the Purchase Price available to the Transferring Stockholder and (iv) the form in which such funds will be made available to the Transferring Stockholder.

            (d) If the Company determines not to exercise its Purchase Right with respect to any or all of the Offered Shares, the Company shall promptly provide the remaining Stockholders with notice thereof, which notice shall include the number of Offered Shares that may be purchased and the Purchase Price for such shares, in the form of Exhibit E attached hereto ("Purchase Right Notice"). Any Stockholder desiring to exercise such Stockholder's Purchase Right ("Exercising Stockholder") shall notify the Company within fifteen (15) calendar days following the date of the Purchase Right Notice and shall specify the number of such remaining Offered Shares such Exercising Stockholder wishes to acquire (which number may be more than such Existing Stockholder's pro rata share). If fewer than all of the remaining Stockholders are Exercising Stockholders, the number of shares that each Exercising Stockholder may purchase will be allocated on a pro rata basis among the Exercising Stockholders up to the number of shares that such Exercising Stockholder is willing to purchase in response to the Purchase Right Notice. If fractional shares would be issued as a result of an Exercising Stockholder acquiring such Exercising Stockholder's pro rata share, such fractional share will be rounded down to the next whole share; provided, however, that the Board shall have the discretion to round up for those Exercising Stockholders whose fractional interest is nearest to a whole share in order that the largest number of Offered Shares may be purchased. If the Company and the Exercising Stockholders determine not to exercise their Purchase Rights with respect to any or all of the Offered Shares, the Company may thereafter promptly assign its Purchase Right with respect to such remaining Offered Shares to an Assignee. The Company shall thereafter determine the allocation of such Offered Shares to be purchased by the Company, if any, the Assignee, if any, and/or the Exercising Stockholders, if any ("Purchased Shares").

            (e) Within ninety (90) calendar days following the Company's receipt of the Stockholder Reply, the Company shall deliver to the Transferring Stockholder the Exercise Notice indicating whether any parties exercised their Purchase Rights and specifying the number of Purchased Shares that each party will acquire ("Allocated Shares"), the Purchase Price, the Transfer Date and the place where certificates for such shares are to be surrendered for payment of the Purchase Price; provided, however, that any lapse of time due to an appraisal to calculate the Fair Value shall be disregarded in the computation of time frames in this Agreement.

            (f) If any of the Offered Shares remain unallocated following the exercise of all Purchase Rights, the Exercise Notice shall specify the number of Offered Shares that have not been so allocated. The Transferring Stockholder will thereafter have the option to (i) Transfer the Allocated Shares and retain the rest, or (ii) not Transfer any of the Offered Shares. The

Transferring Stockholder shall advise the Company in writing of such Transferring Stockholder's election within fifteen (15) calendar days following receipt of the Exercise Notice. If the Transferring Stockholder does not notify the Company to the contrary, the Transferring Stockholder will be deemed to elect to Transfer the Allocated Shares and retain the rest. In the event that the Transferring Stockholder does not Transfer any or all of the Offered Shares as set forth in this Section 6, such shares may not be Transferred under the Proposed Transfer, and such shares will thereafter remain subject to the terms and conditions of this Agreement.

            (g) The effective date of the Transfer of the Allocated Shares ("Transfer Date") shall occur at a mutually agreeable time within fifteen (15) calendar days following the date of the Exercise Notice; provided, however, that if the Company or an Exercising Stockholder is prevented from consummating the purchase of the Allocated Shares on the Transfer Date because of any action or threatened action by any court, regulatory agency or governmental authority or because any required approval by any court, regulatory agency or governmental authority has not been obtained, then the Transfer Date shall be delayed until a date mutually agreed upon by the Transferring Stockholder, the Company, the Exercising Stockholder(s), if any, and/or the Assignee, if one, which date is not more than fifteen (15) calendar days after any such actions or threatened actions are withdrawn or resolved and all such approvals have been obtained. The Company and each party who exercised a Purchase Right shall use all reasonable best efforts to obtain any necessary regulatory approval as promptly as possible. On the Transfer Date, the Transferring Stockholder shall deliver certificates representing the Allocated Shares, free and clear of all claims, liens and encumbrances, and in proper form for transfer to each party who exercised his Purchase Right, and each such party shall pay in cash to the Transferring Stockholder the Purchase Price for the Allocated Shares. All shares transferred shall continue to remain subject to the terms and conditions of this Agreement.

      7. Stockholder Slots.

            (a) There shall be a number of slots equal to the maximum number of stockholders permitted by law for an S Corporation.

            (b) As of the effective time of this Agreement, each person who is deemed to be a stockholder of the Company under section 1361 of the Code shall be allocated at least one slot. (For purposes of determining slots, shares of Common Stock owned by spouses and by members of the family with respect to which a Family Election is in effect under section 1361(c)(1)(D) of the Code may be aggregated notwithstanding the fact that such shares are held of record as separate property.) Any slots not allocated shall be held by the Company and may be allocated by the Board, from time to time, in its discretion. Stockholders shall have no rights, corporeal or incorporeal, in the slots allocated by the Company, which shall be used only to allocate, from time to time, the ability to Transfer shares of Common Stock. The Board shall also have the authority to require that allocated slots shall revert back to the Company in the event that a Stockholder reduces or terminates such Stockholder's ownership of Common Stock. A notation shall be entered on the stock transfer records of the Company indicating the number of slots held by each Stockholder.

            (c) Each person who is deemed to be a Stockholder of the Company under section 1361 of the Code must retain at least one slot to remain a Stockholder of the Company. Notwithstanding any other provision of this Agreement, no Transferring Stockholder may effect a Proposed Transfer unless (i) the Transferring Stockholder transfers a slot to the Proposed

Transferee, or (ii) the Proposed Transferee owns a slot by virtue of the fact that the Proposed Transferee is a Stockholder of the Company, or (iii) the Proposed Transferee otherwise acquires a slot prior to consummation of the Proposed Transfer. Only Stockholders of the Company may hold a slot. If a Stockholder transfers all of his or her shares of Company Stock, any slots retained by such Stockholder shall revert to the Company. Stockholders shall not be entitled to any remuneration of any kind or nature in respect of any slots that may revert to, or be reallocated by, the Company.

            (d) Upon consummation of any Permitted Transfer and notice to the Company thereof, a notation shall be entered on the stock transfer records indicating the number of slots allocated to the purchaser of such shares and any change in the number of slots held by the Transferring Stockholder(s). The Company shall be entitled to rely exclusively on its records with respect to the number of slots allocated to a Stockholder, and such reliance shall not be affected by any actual or constructive notice which the Company, or any of its directors, officers or agents, may have to the contrary unless such notice is given in writing to the President or Secretary of the Company in accordance with
Section 9.

      8. Pledge of Common Stock. For purposes of this Agreement, a pledge or encumbrance of or grant of a security interest in all or any portion of the shares of Common Stock held by any Stockholder shall not be considered a Prohibited Transfer unless the Board determines that the terms of the pledge would cause, or would create a material risk of causing, the Company to be ineligible to be an S Corporation. However, any attempt by a pledgee or secured party to register Common Stock in its own name or in the name of a nominee or to transfer Common Stock to any other party shall be a Transfer subject to all of the provisions of this Agreement. Furthermore, the affected Stockholder shall, not less than fifteen (15) calendar days prior to pledging, encumbering or granting a security interest in any shares of Common Stock, provide notice to the Company of such proposed pledge, encumbrance or other security interest (substantially in the form of Exhibit F), and concurrently with such pledge, encumbrance or grant of a security interest furnish the Company with the pledge or secured party's agreement in writing (substantially in the form of Exhibit G attached hereto) that any sale or other disposition of such shares of Common Stock shall be subject to all of the restrictions and conditions contained in this Agreement.

      9. Notices. Any notice or communication given pursuant to this Agreement must be in writing and may be given by personal delivery, overnight courier, U.S. Mail or registered or certified mail to such party at the address set forth below:

            (a) if given to the Company or to an officer thereof, in such officer's official capacity, at the Company's mailing address set forth below (or such other address as the Company may give notice of to the Stockholders):

                  FirstFed Bancorp, Inc.
                  1630 Fourth Avenue North
                  Bessemer, Alabama 35020
                  Attention: _______________

            (b) if given to a Stockholder, at the address set forth in the books and records of the Company.

      If notice is given by registered or certified mail, it shall be deemed to have been given and received three (3) Business Days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Any notice to the Company shall be directed to the __________ of the Company unless the notifying party is the ___________, in which case the notice shall be directed to another duly authorized officer of the Company.

      When this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Stockholders shall be filed with the Secretary of the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      10. Legends. Each certificate representing shares of Common Stock shall be endorsed with the legends substantially as follows:

            On the face of each certificate:

            SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. SEE REVERSE SIDE.

            On the back of each certificate:

            THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE TRANSFER AND PLEDGE THEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF , 2005, BY AND BETWEEN THE CORPORATION AND EACH OF ITS STOCKHOLDERS. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT WITHOUT CHARGE TO THE RECORD HOLDER OF THIS CERTIFICATE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      11. Limitation of Liability; Indemnification. To the fullest extent permitted by the corporation laws of the State of Delaware, as amended from time to time:

            (a) no officer or director of the Company shall have any liability to the Stockholders in any way arising from or related to any action taken or determination made under this Agreement, except in the case of the bad faith or willful misconduct of such officer or director; and

            (b) the Company shall indemnify and hold harmless each officer and director of the Company from and against any liability, claim or expense arising as a result of any action taken or determination made under this Agreement (except in the case of bad faith or willful misconduct of such officer or director) and shall advance expenses incurred by officers or directors in connection with any proceeding relating to any such action or determination.

      No repeal or amendment of this Section 11 shall limit its effect with respect to any act or omission of a person occurring prior to such repeal or amendment.

      12. Representations and Covenants of Stockholders.

            (a) Each Stockholder who is an individual represents and warrants to the Company and to the other Stockholders that such Stockholder exclusively owns, controls and has the power to vote the shares of Common Stock held of record by such Stockholder and is a Qualified Stockholder. For each Stockholder that is a trust, the undersigned trustee or deemed owner is duly authorized to execute this Agreement on behalf of such trust and owns, controls and has all requisite power and authority to bind the trust pursuant to the trust instrument. Such trustee or deemed owner further represents that such Stockholder that is a trust exclusively owns the shares of the Common Stock held of record by such trust and that it is a Qualified Stockholder. Irrespective of the type of stockholder, the undersigned Stockholder agrees to provide to the Company, promptly upon request, evidence sufficient to document that such Stockholder is the exclusive owner and a Qualified Stockholder.

            (b) It is the intent of the parties to this Agreement to qualify and to maintain the qualification of the Company as an S Corporation until the Company's Subchapter S election may be revoked in accordance with applicable law and this Agreement. No Stockholder shall take any action or fail to take any action that, in either case, would terminate the Company's status as an S Corporation prior to its revocation or result in a Prohibited Transfer.

            (c) Each Stockholder shall return his Common Stock certificates to the Company to be endorsed with the legends described in Section 10, or to be replaced with new certificates bearing such legends, after which the Company will return the certificates to the record owners.

            (d) Whenever a Transfer is effected pursuant to this Agreement, the Transferring Stockholder and the transferee of such shares shall do all things and execute and deliver all documents and make all transfers as may be necessary to consummate such Transfer in accordance with the applicable provisions of this Agreement including, without limitation, the execution of this Agreement by the transferee so that the transferee becomes a party to this Agreement.

            (e) This Agreement has been duly executed and delivered by the Stockholder and is a duly, authorized, valid, legally binding and enforceable obligation of the Stockholder. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, lien, charge, encumbrance or undertaking to which the Stockholder is a party or such Stockholder's Common Stock is subject.

            (f) Each Stockholder represents, warrants and covenants that such Stockholder shall pay all taxes lawfully due in connection with the Stockholder's ownership of Common Stock as and when due, unless the Stockholder is contesting the payment thereof in good faith in accordance with appropriate procedures, and hereby agrees to indemnify, hold harmless and, upon request, defend the Company and each of the other Stockholders from any and all liability, loss, cost, expense, assessment, interest or penalty as a result of the Stockholder's failure to pay all such taxes due. If the Company is assessed or otherwise made liable for the payment of any taxes, interest and/or penalties due to the State of Delaware by a Stockholder or incurs any expenses in connection with any claim involving the foregoing, such

Stockholder hereby agrees that the Company may withhold the payment of any and all distributions that may be due to the Stockholder and use those funds to offset any and all of such taxes, interest, penalties or assessments or to reimburse the Company for the payment of such taxes or for any expenses incurred in connection with the foregoing.

            (g) In the event of an inadvertent termination of the Company's status as an S Corporation, unless the Board determines that the Company's status as an S Corporation should not be continued, the Stockholders agree to use their best efforts to obtain from the Internal Revenue Service (IRS) a waiver of the terminating event on the grounds of inadvertency. The Stockholders further agree to take such steps, and make such adjustments, as may be required by the IRS pursuant to section 1362(f)(3) and (4) of the Code. A Stockholder causing the terminating event to occur shall bear the expense for procuring the waiver, including the legal, accounting and tax costs of taking such steps, and of making such adjustments as may be required. If the inadvertent termination is not waived by the IRS and the Company's status as an S Corporation is permanently terminated, the Stockholders agree to make the election under section 1362(e)(3) of the Code upon written request of the Company.

      13. Miscellaneous Provisions.

            (a) This Agreement is applicable to all shares of or beneficial interest in shares of Common Stock now owned or hereafter acquired by any Stockholder of the Company, and is binding upon and inures to the benefit of the Company and its successors and assigns. This Agreement is binding upon and inures to the benefit of each Stockholder and such Stockholder's heirs, legatees, legal representatives, successors and permitted assigns, and any receiver trustee in bankruptcy or representative of the creditors of each such person. Except as specifically permitted herein, no Stockholder hereto may assign such Stockholder's rights or obligations hereunder. Any assignment in violation of the foregoing shall be null and void. If a Stockholder ever ceases to be the owner of Common Stock, such Stockholder shall have no rights hereunder unless and until such Stockholder again becomes an owner of Common Stock.

            (b) If the Company's election to be taxed as an S Corporation is terminated by revocation under Section 1362(d)(1), this Agreement shall terminate without any further action of the Company or the Stockholders, effective as of the date of such revocation in accordance with applicable law. If the Company's election to be taxed as an S Corporation is terminated for any other reason, this Agreement shall remain in effect until such time as may be determined by the Board. Except as otherwise provided in this Section 13(b), this Agreement may be amended or terminated only by the written agreement of Stockholders owning at least two-thirds of the issued and outstanding shares of Common Stock. The termination of this Agreement shall not relieve any party hereto from any liability for any breach or violation of the Agreement that occurred prior to the termination.

            (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

            (d) The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof. All references to "Sections" contained herein unless otherwise defined herein, are references to sections of this Agreement. Whenever the singular number is used herein, the same shall include the plural where appropriate, words of any gender shall include each other gender where appropriate, and the word "person" shall include an individual or entity.

            (e) By executing this Agreement, the spouse of each Stockholder avows that any community property interest which he or she may have, or may subsequently acquire, in any shares of Common Stock of his or her spouse shall be subject to the terms and conditions of this Agreement and further consents to be bound by all of the terms and conditions of this Agreement.

            (f) This Agreement may be executed in a number of counterparts, each of which for all purposes is deemed to be an original. All counterparts so executed by the parties to this Agreement, whether or not such counterpart shall bear the execution of each of the parties, shall be deemed to be and shall be construed as one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

            (g) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel.

            (h) The parties to this Agreement declare that it is impossible to measure in money the damages that would accrue to a party to this Agreement, or to the heirs, executors, administrators and other legal representatives of a party to this Agreement, by reason of a failure to perform any of the provisions of this Agreement. Therefore, if a party to this Agreement, or the heirs, executors, administrators and other legal representatives of a party to this Agreement, shall institute any action or proceeding to enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of proving actual damages.

            (i) In any case where the date fixed for any action or event under this Agreement shall be a day that is not a Business Day, such action or event shall be made on the next succeeding Business Day with the same force and effect as if made on the date originally fixed for such action or event (and without any interest or other payment in respect of any such delay).

            (j) This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws rules thereof or of any other state.

            (k) This Agreement and the exhibits attached hereto set forth the entire understanding between the parties concerning the subject matter contained herein, supersedes all existing agreements among the parties concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged. There are no representations, agreements, arrangements or undertakings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

            Address:                                   COMPANY:
            1630 Fourth Avenue North                   FIRSTFED BANCORP, INC.
            Bessemer, Alabama 35020
            Attention: _______________________         By: _____________________

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

Date: _______________________________      Stockholder:

Shares of Common Stock: _____________      _____________________________________

                                           Print Name: _________________________

                                           Address:_____________________________

                                           _____________________________________

                                           _____________________________________

      If married, the Consent of Spouse must be completed.

                                CONSENT OF SPOUSE

      I, , spouse of , have read the foregoing Stockholders' Agreement ("Agreement") relating to shares of Common Stock of FirstFed Bancorp, Inc. (the "Company"). By signing below, I hereby consent and agree to the terms of such Agreement insofar as my consent and agreement are necessary pursuant to applicable marital property laws or otherwise in order to make such agreement binding and effective as it relates to my spouse, and I agree that all of my interest, if any, in the Common Stock shall be bound by the provisions of the Agreement.

                                           _____________________________________

                                           Print Name: _________________________

                      EXHIBIT A TO STOCKHOLDERS' AGREEMENT
                                 TRANSFER NOTICE

                                     [Date]

FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama  35020
Attention: __________________

Ladies and Gentlemen:

      The undersigned stockholder of FirstFed Bancorp, Inc. (the "Company") hereby provides notice of such stockholder's intention to transfer ("Proposed Transfer") shares of common stock of the Company ("Shares") in accordance with the requirements of the Stockholders' Agreement, dated , 2005, as may be amended from time to time, by and between the Company and each of the stockholders of the Company. The terms of the Proposed Transfer are as follows:

            1. The name and address of the proposed transferee is:

            ___________________________________________________

            ___________________________________________________

            ___________________________________________________

            2. The number of shares and the purchase price for the shares in the proposed transfer is as follows: _________________________________________.

            3. The number of slots that are proposed to be transferred with the shares pursuant to this Transfer Notice: ____________________.

            4. Does the transferor intend to transfer slots to a person other than the transferee? ________________ If yes, to whom and how many?
________________.

            5. The proposed transfer qualifies as a Permitted Transfer because (attach supporting information and indicate whether the proposed transferee already owns a slot or will be transferred a slot in the transfer):
_________________________________________.

            6. Describe all other terms and conditions of the Proposed Transfer. [ADDITIONAL INFORMATION FOR A TRUST]

            7. The names of each beneficiary (present or future) of the trust. If any beneficiary is a minor, please list the date of birth of such minor.

                                                Sincerely,


                                                ________________________________
                                                (name of stockholder)

                      EXHIBIT B TO STOCKHOLDERS' AGREEMENT
                                  COMPANY REPLY

                                     [Date]

[name and address of Transferring Stockholder]
__________________________________________________
__________________________________________________

Dear Stockholder:

      Reference is hereby made to the Stockholders' Agreement, dated , 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      The Company is in receipt of your Transfer Notice regarding the Proposed Transfer of ___________ share(s) of the common stock of the Company to
_________________.

      |_| The Company has determined that the Proposed Transfer is a Permitted Transfer. You may consummate the Proposed Transfer in accordance with the terms as outlined in your Transfer Notice and the Stockholders' Agreement. If there is to be any deviation from the terms of the Proposed Transfer as set forth in your Transfer Notice, you must notify the Company prior to effecting the Transfer. The Proposed Transferee must execute the Stockholders' Agreement. Any purported transfer of shares without the Proposed Transferee executing the Stockholders' Agreement shall be null and void, and the Company shall not recognize the Proposed Transferee as a stockholder of the Company.

      |_| After consultation with counsel, the Company has determined that the Proposed Transfer is a Prohibited Transfer. The reason the Proposed Transfer is a Prohibited Transfer is set forth in the explanation attached hereto. You now have the option to submit another Transfer Notice in the manner provided in
Section 3 of the Stockholders' Agreement, or to allow the Company and the other parties set forth in the Agreement to exercise their Purchase Right with respect to the shares. If you determine to grant the Company and the other parties their Purchase Right with respect to the shares, please submit your Stockholder Reply so indicating your intention within fifteen (15) calendar days of this Company Reply.

      The Company hereby offers to pay $__________ per share for the shares. [The Fair Value of a share of Common Stock as of the date of the Transfer Notice is $_____________.]

                                                Sincerely,


                                                _____________________________

                      EXHIBIT C TO STOCKHOLDERS' AGREEMENT
                                STOCKHOLDER REPLY

                                     [Date]

FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama  35020
Attention: ______________________

Ladies and Gentlemen:

      Reference is hereby made to the Stockholders' Agreement, dated ________________, 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      The undersigned stockholder of the Company is in receipt of the Company Reply with respect to the Proposed Transfer of my shares of Common Stock pursuant to which the Board has determined that the Proposed Transfer would be a Prohibited Transfer. In accordance with the Stockholders' Agreement, I hereby elect the following:

      |_| To allow the Company and the other parties set forth in the Agreement the right to exercise their Purchase Right with respect to such shares [at the price offered in the Company Reply, or at a price of $ per share].

      |_| Not to pursue any transfer of such shares at this time.

                                                Sincerely,


                                                _____________________________
                                                Stockholder

                      EXHIBIT D TO STOCKHOLDERS' AGREEMENT
                                 EXERCISE NOTICE

                                     [Date]

[name and address of stockholder]
_____________________________________
_____________________________________

Dear Stockholder:

      Reference is hereby made to the Stockholders' Agreement, dated __________________, 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      _______ The Company and/or the other Stockholders have determined to exercise their Purchase Right with respect to the following Offered Shares set forth in your Transfer Notice:

      _______ shares to be purchased by the Company shares to be purchased by the other Stockholders (see attached list for the name of each Stockholder and the number of shares to be acquired by each).

      _______ shares to be purchased by the Company's Assignee.

      Certificates representing the shares to be purchased, duly endorsed or accompanied by stock powers duly executed by the record holder of the shares for transfer, should be sent to the Company at the address set forth below on or before . The Company and/or the other Stockholders will issue to you a check in the amount of the total purchase price promptly upon receipt of the certificates in sufficient form for transfer. If your stock certificates have been lost, please notify the undersigned immediately.

                                                Sincerely,


                                                ______________________________

                      EXHIBIT E TO STOCKHOLDERS' AGREEMENT
                              PURCHASE RIGHT NOTICE

To the Stockholders of FirstFed Bancorp, Inc.:

      Reference is hereby made to the Stockholders' Agreement, dated ______________, 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      The Company has received a Transfer Notice from a Stockholder desiring to sell such Stockholder's shares of Common Stock, a copy of which is attached hereto. With respect to the Proposed Transfer, the following Offered Shares are available for subscription:

      ______ shares of Common Stock at a Purchase Price of $_____________ per share.

      If you wish to subscribe for some or all of these shares, please so indicate below, execute this Purchase Right Notice and return this notice to the Company at the address set forth below.

      |_| I wish to subscribe to purchase Offered Shares.

      |_| I do not wish to subscribe to purchase any Offered Shares

      TO BE CONSIDERED BY THE COMPANY, WE MUST RECEIVE THIS PURCHASE RIGHT NOTICE NO LATER THAN 15 CALENDAR DAYS AFTER THE DATE OF THIS NOTICE.

Dated: ____________________                  Signature:_________________________

                                             Name:______________________________
                                                  (please print)

                                             Sincerely


                                             ___________________________________

                      EXHIBIT F TO STOCKHOLDERS' AGREEMENT
                                  PLEDGE NOTICE

                                     [Date]

FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama  35020
Attention: _________________

Ladies and Gentlemen:

      Reference is hereby made to the Stockholders' Agreement, dated , 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      Pursuant to the provisions of the Stockholders' Agreement, the undersigned stockholder of the Company hereby notifies the Company of the stockholder's intention to pledge share(s) of the Common Stock represented by certificate(s) number(s) ("Pledged Share(s)") to ("Pledgee"). Concurrently with the pledge, the Pledgee has agreed to execute an agreement substantially in the form of Exhibit G to the Stockholders' Agreement that the Pledged Share(s) are subject to the provisions of the Stockholders' Agreement and will not be sold, transferred or otherwise disposed of except in accordance with the provisions of the Stockholders' Agreement.

                                                Sincerely,


                                                ________________________________
                                                Stockholder

                      EXHIBIT G TO STOCKHOLDERS' AGREEMENT
                     ACKNOWLEDGMENT AND AGREEMENT OF PLEDGEE

      The undersigned pledgee ("Pledgee") of shares of common stock of FirstFed Bancorp, Inc. ("Company") hereby acknowledges that the shares of common stock of the Company pledged or to be pledged to the Pledgee ("Pledged Shares") are subject to the provisions of the Stockholders' Agreement, dated as of __________________, 2005, as may be amended from time to time ("Stockholders' Agreement"), a copy of which has been furnished to the Pledgee who acknowledges receipt thereof. Pledgee further acknowledges that pursuant to the provisions of the Stockholders' Agreement, the Pledged Shares are subject to certain restrictions on the sale, transfer or other disposition thereof.

      Pledgee hereby agrees (i) to hold the Pledged Shares subject to the Stockholders' Agreement and the restrictions and conditions contained therein, and (ii) not to sell, transfer or otherwise to dispose of the Pledged Shares except in accordance with the provisions of the Stockholders' Agreement.

      Dated as of this ________ day of ____________________, ______.

                                       PLEDGEE:

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       NAME:

                                       TITLE (if applicable): __________________

                                                                      APPENDIX E

                TAX ELECTION TO TREAT MEMBERS OF THE SAME FAMILY
             AS ONE STOCKHOLDER FOR PURPOSES OF SUBCHAPTER S OF THE
                              INTERNAL REVENUE CODE

As provided in the American Jobs Creation Act of 2004, Section 1361(c)(1)(A)(ii) of the Internal Revenue Code was amended to allow members of the same family to make an election to be treated as one shareholder under Subchapter S.

Section 1361(c)(1)(B) defines family members to include a common ancestor, lineal descendants of the common ancestor, and the spouses (or former spouses) of the lineal descendants or common ancestor as long as the family member is not more than six generations removed.

Section 1361(c)(1)(D) states that the election by a family to be treated as one shareholder can be made by any member of the family and remains in effect until terminated.

                                    ELECTION

Our family desires to make the election under Internal Revenue Code Section 1361(c)(1)(A); our family has reviewed the definitional rules under Internal Revenue Code Section 1361(c)(1)(B) defining family and have determined that our family meets this definition; a member of our family hereby makes the family election under Internal Revenue Code Section 1361(c)(1)(D); our family understands this election shall remain in effect until terminated; each family member hereby agrees to include a copy of this election form in his or her tax return for the year the election is made.

The following "qualifying stockholders" are considered to be treated as one stockholder due to the family election under Subchapter S of the Internal Revenue Code:


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

                                                                      APPENDIX F

                  SECTION 262 OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

ss. 262. Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    * * * * *

                      -------------------------------------

                              FAIR MARKET VALUATION

                             FIRSTFED BANCORP, INC.
                                Bessemer, Alabama

                              Financial Data as of:
                                  June 30, 2005

                         Valuation Date: August 26, 2005

                      -------------------------------------




                                  Prepared By:

                              RP(R) Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

[LETTERHEAD OF RP(R) FINANCIAL, LC.]

                                                August 26, 2005

Board of Directors
FirstFed Bancorp, Inc.
1630 4th Avenue North
Bessemer AL 35021-0340

Members of the Board:

      Pursuant to your request, RP(R) Financial, LC. ("RP Financial") hereby provides an independent valuation (the "Valuation") of the estimated fair value of the common stock of FirstFed Bancorp, Inc. ("FFB" or the "Company") is FirstFed Bancorp, Inc. (the "Company"), a Delaware corporation, which is a bank holding company that has registered as a financial holding company. The Company also serves as the holding company for First State Corporation ("FSC"). FSC is the sole shareholder for First Financial Bank ("First Financial" or the "Bank"). First Financial is the principal operating subsidiary of FSC and the Company and is a federally-insured state-chartered commercial bank operating through the main office in Bessemer, Alabama, and through 7 branch offices in Bibb, Jefferson, Shelby and Tuscaloosa Counties, Alabama, consisting of its home office in Bessemer and seven other branches, one each in Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock. Each branch is a full-service facility.

Description and Purpose of the Merger
-------------------------------------

      The purpose of the Valuation is to provide additional relevant information to the Board of Directors of FFB with respect to the fair market value of the Company's stock as of the valuation date. In this regard, the transaction described below contemplates paying cash in an amount at least equal to the fair market value to any shareholder who is not a Qualified Shareholder. The Valuation utilizes financial data as of June 30, 2005, and market prices for bank stocks as of August 26, 2005.

      In accordance with the Agreement and Plan of Merger (the "Plan") by and between FirstFed Bancorp, Inc. a Delaware corporation ("FFB" or the "Company"), and FirstFed Merger Corporation, a Delaware corporation ("MergerCorp"), MergerCorp and the Company will participate in a merger ("Merger") pursuant to which MergerCorp shall merge with and into the Company and the separate corporate existence of MergerCorp shall cease. Following the Merger, the Company shall continue in existence under the same legal name as it existed immediately prior to the Merger, and the separate corporate existence of MergerCorp shall cease. The offices and facilities of the Company immediately prior to the Merger shall be the offices

Board of Directors
August 26, 2005
Page 2

and facilities of the Company following the Merger. At the Effective Time, all rights, title and interests to all assets of every kind and character owned by MergerCorp shall be allocated to and vested in the Company without reversion or impairment, without further act of deed and without any transfer of assignment, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of MergerCorp shall be allocated to and vested in the Company.

      Pursuant to the Plan: (1) each share of Common Stock owned of record as of the Effective Time by a Qualified Stockholder shall remain outstanding and continue at the Effective Time to represent one share of Common Stock; and (2) each share of Common Stock owned of record as of the Effective Time by a stockholder of the Company who is not a Qualified Stockholder shall be canceled and converted into the right to receive cash consideration as determined by the Board payable in the form of a Company check.

      It is our understanding that the Company is undertaking the Merger for two primary reasons as follows:

            o To enable the Company to become eligible to make an election to be taxed for federal income tax purposes as an S corporation for the purpose of generally eliminating its federal income tax liability at the corporate level; and

            o To enable the Company to terminate the registration of its common stock under the Securities Exchange Act of 1934 for the purpose of avoiding the significant costs and personnel time commitment necessary for compliance with the Securities and Exchange Commission's reporting requirements and the other additional material costs associated with being a reporting company.

RP(R) Financial, LC.
--------------------

      RP(R) Financial, LC. ("RP Financial") is a financial consulting firm that, among other things, specializes in the fair market valuation of the equity and debt securities issued by financial institutions and their subsidiary companies. RP Financial has been approved as a qualified financial institution appraisal firm by the Office of General Counsel of the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), and numerous state banking agencies. The principals and staff of RP Financial have served as fair market appraisers and consultants for over 500 financial institutions pursuant to initial and secondary offerings (including rights offerings), business combinations, mutual-to-stock conversions, mutual holding company formations, ESOPs and stock option plans, audited financial statement disclosure and other purposes.

      Neither RP Financial nor its employees have any present or contemplated future interest in the stock of the Company or its principals or any other interest that might tend to prevent RP Financial in making a fair and unbiased appraisal.

Board of Directors
August 26, 2005
Page 3

Valuation Approaches Employed
-----------------------------

      As required under Delaware corporate law governing such transactions, the Company's shares have been valued on a fair value basis. Pursuant to Delaware corporate law, the fair value of the Company is equal to FFB's enterprise value or the value of FFB as a going concern. For purposes of preparing the valuation, "fair value of the shares" means the value of the shares of a Company immediately before the effective date of the proposed Merger. Accordingly, in preparing the valuation, we relied primarily on two valuation methodologies to determine the Company's fair value as follows: (1) the Market Value Approach; and (2) the Discounted Cash Flow Approach.

Sources of Information Used
---------------------------

      Several sources of financial information and other information on the Company were used in this appraisal including: (i) audited financial information for the years ending December 31, 2000 through 2004; (ii) unaudited shareholder information and internal financial information through June 30, 2005; (iii) the Company's 2005 business plan and financial projections through December 31, 2008; (iv) known trading activity in the Company's stock during the last year; and (v) related management discussions. All information received has been accepted by RP Financial to be correct and accurate with no further investigation. More specifically, RP Financial has not performed a review or appraisal of individual loan or other asset files.

      RP Financial has had conversations with members of the Company's management regarding the Company's financial condition, operating results and other characteristics. In addition, where appropriate, RP Financial considered information based on other available published sources that are believed to be reliable, but RP Financial cannot guarantee their accuracy or completeness. Information on publicly-traded comparable companies used in the valuation was derived from data published by SNL Securities, a Charlottesville, Virginia-based company that maintains a financial database of publicly-traded bank and bank holding company, and RP Financial's own library of corporate reports and securities filings of publicly-traded banking institutions. Information on the surrounding market area was provided by Claritas, a company that maintains a comprehensive demographic data base, largely derived from government sources. Branch deposit data, reported by third parties, was derived from information provided by the OTS and the FDIC.

Limiting Factors and Considerations
-----------------------------------

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock will thereafter be able to buy or sell such shares at prices related to the foregoing valuation.

Board of Directors
August 26, 2005
Page 4

      RP Financial's valuation was determined based on the financial condition and operations of FFB as of June 30, 2005 and market prices as of August 26, 2005. Subsequent changes in circumstances herein may have an impact on the valuation.

      RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

      The valuation has been prepared on a going concern basis and does not consider the impact to value, if any, of the proposed reorganization.

      It is our opinion that, based on stock prices as of August 26, 2005, the fair value of the 2,439,350 shares outstanding was equal to $9.50 per share, or $23,173,825 in the aggregate.

                                                Respectfully submitted,

                                                /s/ James P. Hennessey

                                                James P. Hennessey
                                                Senior Vice President

RP(R) Financial, LC.

                                TABLE OF CONTENTS
                             FIRSTFED BANCORP, INC.
                                Bessemer, Alabama

                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------

CHAPTER ONE             INTRODUCTION AND DESCRIPTION
-----------

   Introduction                                                            1.1
   Financial Condition                                                     1.2
   Income Statement                                                        1.5
   Interest Rate Risk                                                      1.9
   Lending Activities and Strategy                                         1.10
   Asset Quality                                                           1.13
   Funding Composition and Strategy                                        1.14
   Legal Proceedings                                                       1.15

CHAPTER TWO             MARKET AREA ANALYSIS
-----------

   Primary Market Area                                                     2.1
   Competition and Market Share                                            2.4

CHAPTER THREE           COMPARATIVE ANALYSIS VERSUS PEER GROUP
-------------

   Selection of Peer Group                                                 3.1
   Balance Sheet Composition and Growth Rates                              3.3
   Loan Composition and Credit Risk                                        3.5
   Income and Expense Components                                           3.8
   Summary                                                                 3.10

CHAPTER FOUR            VALUATION ANALYSIS
------------

   Recent Trading Activity in the Company's Stock                          4.2
   1.  Market Value Approach                                               4.2
   2.  Discounted Cash Flow Approach                                       4.9
   Valuation Conclusion                                                    4.10
   Premiums Paid in Going Private Transactions                             4.10

RP(R) Financial, LC.

                                 LIST OF TABLES
                             FIRSTFED BANCORP, INC.
                                Bessemer, Alabama

TABLE
NUMBER     DESCRIPTION                                                      PAGE
------     -----------                                                      ----

 1.1       Historical Balance Sheets                                        1.3
 1.2       Historical Income Statements                                     1.6
 1.3       Non-Performing Assets                                            1.14

 2.1       Summary Demographic Data                                         2.2
 2.2       Top Employers in Birmingham MSA                                  2.3
 2.3       Unemployment Data                                                2.4
 2.4       Deposit Summary                                                  2.6

 3.1       Peer Group General Characteristics                               3.2
 3.2       Peer Group Balance Sheet Composition and Growth Rates            3.4
 3.3       Comparative Loan Composition and Credit Risk Measures            3.7
 3.4       Comparative Income Statement Analysis                            3.9

 4.1       Peer Group Market Pricing Table                                  4.8

RP(R) Financial, LC.
Page 1.1

                         I. INTRODUCTION AND DESCRIPTION

Introduction
------------

      FirstFed Bancorp, Inc. ("FFB" or the "Company") is FirstFed Bancorp, Inc. (the "Company"), a Delaware corporation, is a bank holding company that has registered as a financial holding company. The Company also serves as the holding company for First State Corporation ("FSC"). FSC is the sole shareholder for First Financial Bank ("First Financial" or the "Bank").

      The Company's operations are conducted through the main office in Bessemer, Alabama, and through 7 branch offices in Bibb, Jefferson, Shelby and Tuscaloosa Counties, Alabama, consisting of its home office in Bessemer and seven other branches, one each in Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock. Each branch is a full-service facility.

      While the Company sought to expand its retail branch network and balance sheet through a whole bank acquisition in the 1990s, growth in the early part of this decade was limited primarily owing to limited growth in the Company's market and substantial competition. More recently, the Company has been seeking to expand through more aggressive pricing of certificate of deposits and expanded use of borrowed funds, with the objective of funding growth in the portfolio of commercial adjustable rate mortgage loans as well as construction loans. The ability to achieve growth was enhanced through the issuance of $6.0 million of subordinated debentures by the Company, with $2.5 million of the proceeds downstreamed to the Bank as Tier 1 capital.

      The Bank is subject to examination, supervision and regulation by the Federal Deposit Insurance Corporation ("FDIC") and the State Banking Department of the State of Alabama (the "Banking Department") while the Company is regulated by the Federal Reserve. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposits are insured by the FDIC, with deposits insured up to the applicable limits for each depositor. As of June 30, 2005, the Company maintained total assets of $205.3 million, deposits of $162.2 million, and equity capital of $19.0 million, or 9.3% of assets.

RP(R) Financial, LC.
Page 1.2

Financial Condition
-------------------

      Table 1.1 displays key balance sheet trends from December 31, 2000, to June 30, 2005. The Company's balance sheet experienced relatively moderate growth through the period shown, with assets increasing at a 6.11% compounded annual rate since the end of fiscal 2000. Modest balance sheet growth is primarily the result of limited growth within the market and substantial competition, primarily from other banks. Additionally, over this period, declining interest rates spurred refinancing of the Company's fixed and adjustable rate mortgage portfolios into long-term fixed rate loans which were not retained for portfolio by the Company, which particularly impacted the Company through fiscal 2002, as the loan portfolio realized shrinkage.

      Importantly, recent loan portfolio growth has been achieved primarily as a result of increased loan originations of a new product; a U.S. Treasury indexed adjustable rate commercial mortgage loan program which has increased overall loan volumes and the resulting loan portfolio balances. Additionally, expansion of the construction loan portfolio has also been a factor in the growth of the portfolio overall. Asset growth has been funded with a mixture of retail deposits as well as expanded utilization of wholesale borrowings.

      As of June 30, 2005, the Company's whole loan portfolio consisted of residential mortgage loans ($50.1 million or 30.6% of gross loans receivable), multi-family and commercial mortgage loans ($59.5 million or 36.3% of gross loans) and construction loans ($40.5 million or 24.7% of gross loans). The balance of the loan portfolio consisted of modest balances of commercial and industrial ("C&I") loans and non-mortgage consumer loans. The current portfolio composition is reflective of the community banking strategy pursuant to which the Bank has operated over the last decade, which has resulted in a restructuring of the loan portfolio to include a higher proportion of commercial mortgage and construction loans and a diminishing ratio of residential mortgage loans.

      Investment securities including mortgage-backed securities ("MBS") totaled $7.4 million, or 3.6% of assets, as of June 30, 2005. The Company utilizes the investment portfolio primarily for liquidity purposes and as a means to earn a yield on excess investable funds. The investment portfolio was primarily comprised of U.S. agency securities as well as high quality corporate and municipal securities and MBS guaranteed by Freddie Mac, Fannie Mae and Ginnie Mae. As of

RP(R) Financial, LC.

                                    Table 1.1
                             FirstFed Bancorp, Inc.
                          Historical Balance Sheets(1)
                         (Amount and Percent of Assets)

                                                                             For the Fiscal Year Ended December 31,
                                        -----------------------------------------------------------------------------------------
                                                2000                   2001                   2002                   2003
                                        --------------------   --------------------   --------------------   --------------------
                                          Amount       Pct       Amount       Pct       Amount       Pct       Amount       Pct
                                          ------       ---       ------       ---       ------       ---       ------       ---
                                          ($000)       (%)       ($000)       (%)       ($000)       (%)       ($000)       (%)

Total Amount of:
 Assets                                  $157,204    100.00%    $163,761    100.00%    $177,570    100.00%    $194,211    100.00%
 Cash and Equivalents                       4,736      3.01%      22,605     13.80%      25,432     14.32%       7,621      3.92%
 Securities Held-For-Sale                   9,090      5.78%       6,577      4.02%      30,632     17.25%      29,395     15.14%
 Securities Held-To-Maturity               15,833     10.07%      28,840     17.61%           0      0.00%           0      0.00%
 Loans Held For Sale                          351      0.22%       2,158      1.32%       2,229      1.26%       1,033      0.53%
 Loans Receivable (net)                   118,536     75.40%     108,986     66.55%     104,310     58.74%     136,099     70.08%
 Goodwill                                   1,092      0.69%         983      0.60%         983      0.55%       1,216      0.63%
 Deposits                                 136,417     86.78%     146,069     89.20%     139,931     78.80%     151,509     78.01%
 FHLB Advances, Other Borrowed Funds            0      0.00%      17,000     10.38%      18,005     10.14%      23,780     12.24%
 Subordinated Debt                              0      0.00%           0      0.00%           0      0.00%           0      0.00%
 Stockholders Equity                       20,160     12.82%      18,466     11.28%      18,808     10.59%      18,552      9.55%
 Tangible Stockholders Equity              19,068     12.13%      17,483     10.68%      17,825     10.04%      17,336      8.93%

 End of Period Shares Outstanding       2,538,371              2,311,832              2,329,192              2,375,537
 Book Value/Share                           $7.94                  $7.99                  $8.07                  $7.81
 Tangible Book Value/Share                  $7.51                  $7.56                  $7.65                  $7.30

                                           For the Fiscal Year
                                            Ended December 31,
                                           --------------------         As of
                                                   2004              June 30, 2005       Annualized
                                           --------------------   --------------------     Growth
                                             Amount       Pct       Amount       Pct        Rate
                                             ------       ---       ------       ---        ----
                                             ($000)       (%)       ($000)       (%)         (%)

Total Amount of:
 Assets                                     $214,443    100.00%    $205,292    100.00%       6.11%
 Cash and Equivalents                          4,790      2.23%      10,472      5.10%      19.28%
 Securities Held-For-Sale                     22,941     10.70%       7,437      3.62%      -4.36%
 Securities Held-To-Maturity                       0      0.00%           0      0.00%    -100.00%
 Loans Held For Sale                             739      0.34%         301      0.15%      -3.36%
 Loans Receivable (net)                      161,841     75.47%     162,170     78.99%       7.21%
 Goodwill                                      1,167      0.54%       1,142      0.56%       1.00%
 Deposits                                    157,545     73.47%     162,190     79.00%       3.92%
 FHLB Advances, Other Borrowed Funds          31,494     14.69%      17,000      8.28%       N.A.
 Subordinated Debt                             6,000      2.80%       6,000      2.92%       N.A.
 Stockholders Equity                          18,418      8.59%      19,027      9.27%      -1.28%
 Tangible Stockholders Equity                 17,251      8.04%      17,885      8.71%      -1.41%

 End of Period Shares Outstanding          2,401,007              2,439,350
 Book Value/Share                              $7.67                  $7.80
 Tangible Book Value/Share                     $7.18                  $7.33

(1)   Ratios are as a percent of ending assets.

Source: FirstFed Bancorp's audited and unaudited financial reports.

RP(R) Financial, LC.
Page 1.4

June 30, 2005, the entire investment portfolio was classified as "available for sale". At the same date, there was a net unrealized loss on the available for sale portfolio of approximately $121,000.

      As of June 30, 2005, the Company's balance of cash and investments totaled $17.9 million in aggregate, or 8.7% of assets. The general objectives of the Company's investment policy are to: (1) maintain liquidity levels sufficient to meet the operating needs of the Company and applicable federal requirements; (2) assist in minimizing interest rate risk by managing the repricing characteristics of liquid assets; (3) reduce credit risk by investing primarily in U.S. Treasury and agency securities; and (4) absorb excess liquidity when loan demand is low and/or deposit growth is high. At June 30, 2005, the portfolio of cash and investments consisted of cash and interest-bearing deposits ($10.5 million) and various high quality investment securities ($7.4 million).

      In connection with an acquisition of another financial institution in 1996, and a branch acquisition completed in 2003, which were accounted for under the purchase method of accounting, the Company recognized approximately $1.85 million of intangibles, which included $250,000 core deposit intangibles (the "CDI"). Goodwill and CDI on the Company's balance sheet totaled $1.1 million as of June 30, 2005. The Bank tests its goodwill for impairment on an annual basis in conformity with SFAS 142.

      Funding needs are met with a combination of deposits, borrowings, internal cash flow and equity. Deposits are the largest source of funds, and totaled $162.2 million, or 79.0% of assets, at June 30, 2005. The balance of deposits has increased at a slower pace than assets over the last five fiscal years (by 3.92% on a compounded annual basis) reflecting a conscious decision by management to limit deposit costs and restrain growth in a market environment where attractive reinvestment opportunities at adequate risk adjusted spreads were limited. Moreover, the perceived need for deposit growth has been diminished as FFB has redeployed funds from the investment portfolio into loans.

      The Company has utilized borrowed funds to a moderate degree, both at the FFB and subsidiary bank levels. The Company typically utilizes borrowings: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; (3) to enhance

RP(R) Financial, LC.
Page 1.5

earnings when attractive revenue enhancement opportunities arise; and (4) to generate additional liquid funds, if required. A portion of the funds borrowed by the Company were infused into the Bank to bolster regulatory capital, and to provide funds for FFB's dividends. As of June 30, 2005, the Company's FHLB advances totaled $17.0 million, respectively, while trust preferred securities issued by the Company totaled $6.0 million.

      The Company's equity and tangible equity levels decreased in fiscal 2001 as earnings were more than offset by dividends and the consummation of modest stock repurchases. Subsequently, equity has remained relatively constant (fluctuating between $18 and $19 million) as the retention of earnings has largely been offset by dividends, particularly as earnings were adversely impacted by the relatively high loan loss provisions established in fiscal 2002 and 2003. As of June 30, 2005, stockholders' equity amounted to $19.0 million equal to 9.27% of assets, while tangible stockholders' equity totaled $17.9 million, or 8.71% of assets. Reported and tangible book value per common share outstanding was $7.80 and $7.33, respectively, at June 30, 2005.

Income Statement
----------------

      Table 1.2 presents historical income statements on a fiscal year basis since fiscal 2000, as well as unaudited information for the twelve months ended June 30, 2005. The data indicates that the Company has maintained profitable operations since fiscal 2000, when peak core earnings of $1.6 million, equal to 0.93% of average assets, was reported. Net income for the Company was comparatively modest in fiscal 2002 and 2003 reflecting the impact of loan loss provisions, and as a result of spread compression realized in the declining interest rate environment experienced at the time, in part, reflecting a conscious decision by management to retain a liquid balance sheet when it perceived interest rates poised for an increase. Net income has recently reflected an improving trend in fiscal 2004 and for the twelve months ended June 30, 2005, as provisions for loan losses have diminished and the Company's spreads and net interest income have increased. For the twelve months ended June 30, 2005, net income equaled $1.7 million, equal to 0.80% of average assets, translating into basic earnings per share of $0.70. Important from a valuation perspective, earnings for the twelve months ended June 30, 2005, have been supported by non-operating gains equal to $780,000 (0.37% of average assets) such

                                    Table 1.2
                             FirstFed Bancorp, Inc.
                          Historical Income Statements
                     (Amount and Percent of Average Assets)

                                                         --------------------------------------------------------------------
                                                                 2000                   2001                     2002
                                                         --------------------   --------------------     --------------------
                                                           Amount       Pct        Amount       Pct        Amount       Pct
                                                           ------       ---        ------       ---        ------       ---
                                                           ($000)       (%)        ($000)       (%)        ($000)       (%)
Interest Income                                            $13,157      7.89%      $13,269      7.36%      $10,665      5.84%
Interest Expense                                            (6,165)    -3.70%       (6,853)    -3.80%       (4,916)    -2.69%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income                                         $6,992      4.20%       $6,416      3.56%       $5,749      3.15%
Provision for Loan Losses                                     (135)    -0.08%          (96)    -0.05%       (1,956)    -1.07%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income after Provisions                        $6,857      4.11%       $6,320      3.51%       $3,793      2.08%

Other Income                                                  $919      0.55%       $1,379      0.76%       $1,750      0.96%
Operating Expense                                           (5,307)    -3.18%       (5,916)    -3.28%       (5,687)    -3.11%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Operating Income                                        $2,469      1.48%       $1,783      0.99%        ($144)    -0.08%

Gain(Loss) on Sale of Loans                                     $0      0.00%           $0      0.00%         $482      0.26%
Gain(Loss) on Sale of Investments                                0      0.00%            0      0.00%            0      0.00%
Gain(Loss) on Sale of an Equity Investment                       0      0.00%            0      0.00%            0      0.00%
Gain on Termination of Def. Benefit Pens. Plan                   0      0.00%            0      0.00%            0      0.00%
Non-Recurring Pension Expense                                    0      0.00%            0      0.00%         (238)    -0.13%
                                                         ---------     -----     ---------     -----     ---------     -----
Total Non-Operating Income/(Expense)                            $0      0.00%           $0      0.00%         $244      0.13%

Net Income Before Tax                                       $2,469      1.48%       $1,783      0.99%         $100      0.05%
Income Taxes                                                  (919)    -0.55%         (593)    -0.33%          101      0.06%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Inc(Loss) Before Extraordinary Items                    $1,550      0.93%       $1,190      0.66%         $201      0.11%
Extraordinary Items                                              0      0.00%            0      0.00%            0      0.00%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Income (Loss)                                           $1,550      0.93%       $1,190      0.66%         $201      0.11%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Net Income                                                  $1,550      0.93%       $1,190      0.66%         $201      0.11%
Add(Deduct): Non-Recurring (Inc)/Exp                             0      0.00%            0      0.00%         (244)    -0.13%
Tax Effect                                                       0      0.00%            0      0.00%           83      0.05%
                                                         ---------     -----     ---------     -----     ---------     -----
Earnings Excl. Non-Op./Extraord Items:                      $1,550      0.93%       $1,190      0.66%          $40      0.02%

Wghtd Avg Com/Com Eq. Shrs Out. (000)                    2,459,148               2,442,419               2,277,916
Earnings Per Share:                                          $0.63                   $0.49                   $0.09
Dividends:
   Amount                                                    $0.35                   $0.35                   $0.35
   Payout Ratio                                              55.53%                  71.84%                 396.65%

Memo:
   Efficiency Ratio                                          67.08%                  75.89%                  75.84%

                                                         --------------------------------------------     For the 12 Months
                                                                 2003                    2004            Ended June 30, 2005
                                                         --------------------    --------------------    --------------------
                                                           Amount       Pct        Amount       Pct        Amount       Pct
                                                           ------       ---        ------       ---        ------       ---
                                                           ($000)       (%)        ($000)       (%)        ($000)       (%)
Interest Income                                             $9,005      4.69%       $9,851      4.76%      $10,284      4.91%
Interest Expense                                            (4,037)    -2.10%       (4,190)    -2.03%       (4,467)    -2.13%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income                                         $4,968      2.59%       $5,661      2.74%       $5,817      2.78%
Provision for Loan Losses                                   (1,141)    -0.59%         (684)    -0.33%         (291)    -0.14%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income after Provisions                        $3,827      1.99%       $4,977      2.41%       $5,526      2.64%

Other Income                                                $2,040      1.06%       $2,905      1.41%       $2,935      1.40%
Operating Expense                                           (5,777)    -3.01%       (6,899)    -3.34%       (6,832)    -3.26%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Operating Income                                           $90      0.05%         $983      0.48%       $1,629      0.78%

Gain(Loss) on Sale of Loans                                     $0      0.00%           $0      0.00%           $0      0.00%
Gain(Loss) on Sale of Investments                              299      0.16%            7      0.00%          354      0.17%
Gain(Loss) on Sale of an Equity Investment                       0      0.00%            0      0.00%          363      0.17%
Gain on Termination of Def. Benefit Pens. Plan                   0      0.00%            0      0.00%           63      0.03%
Non-Recurring Pension Expense                                    0      0.00%            0      0.00%            0      0.00%
                                                         ---------     -----     ---------     -----     ---------     -----
Total Non-Operating Income/(Expense)                          $299      0.16%           $7      0.00%         $780      0.37%

Net Income Before Tax                                         $389      0.20%         $990      0.48%       $2,409      1.15%
Income Taxes                                                    14      0.01%         (225)    -0.11%         (732)    -0.35%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Inc(Loss) Before Extraordinary Items                      $403      0.21%         $765      0.37%       $1,677      0.80%
Extraordinary Items                                              0      0.00%            0      0.00%            0      0.00%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Income (Loss)                                             $403      0.21%         $765      0.37%       $1,677      0.80%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Net Income                                                    $403      0.21%         $765      0.37%       $1,677      0.80%
Add(Deduct): Non-Recurring (Inc)/Exp                          (299)    -0.16%           (7)     0.00%         (780)    -0.37%
Tax Effect                                                     102      0.05%            2      0.00%          265      0.13%
                                                         ---------     -----     ---------     -----     ---------     -----
Earnings Excl. Non-Op./Extraord Items:                        $206      0.11%         $760      0.37%       $1,162      0.56%

Wghtd Avg Com/Com Eq. Shrs Out. (000)                    2,314,055               2,361,694               2,387,917
Earnings Per Share:                                          $0.17                   $0.32                   $0.70
Dividends:
   Amount                                                    $0.35                   $0.35                   $0.35
   Payout Ratio                                             200.97%                 108.05%                  49.84%

Memo:
   Efficiency Ratio                                          82.43%                  80.54%                  78.06%

(1)   Ratios are as a percent of average assets.

Source: FirstFed Bancorp's audited financial statements.

RP(R) Financial, LC.
Page 1.7

that core earnings adjusted to exclude non-operating gains equaled $1.2 million, or 0.56% of average assets.

      The largest component of earnings is net interest income, which totaled $5.8 million, or 2.78% of average assets, for the twelve months ended June 30, 2005. However, net interest income declined from the peak level reported in fiscal 2000 (i.e., $7.0 million equal to 4.20% of average assets) to a fiscal year end low of $5.0 million, equal to 2.59% of average assets in fiscal 2003, owing to several factors including: (1) declining balances of higher yielding loans in fiscal 2001 and 2002; (2) accelerating prepayment rates on higher yielding fixed rate loans with reinvestment of the associated cashflows into loans and securities yielding comparatively lower market rates; and (3) while funding costs diminished, the reduction in the cost of funds did not keep pace with the reduction of the yield on interest-earning assets. Overall, as a result of the foregoing factors, FFB realized spread compression from fiscal 2000 to fiscal 2003.

      Net interest income increased modestly, both in dollar terms and as a percent of average assets in fiscal 2004 and for the twelve months ended June 30, 2005, primarily as a result of growth in higher yield loans which resulted in strengthening spreads and higher levels of interest income, which more than offset the growth of interest expense. In particular, growth in the loan portfolio and the resulting yield benefit was due to the increased portfolio originations in connection with a treasury-based, adjustable-rate commercial mortgage program which commenced in fiscal 2003.

      The level of loan loss provisions have been a key factor impacting the Company's earnings over the last five fiscal years. In this regard, while loan loss provisions reported by FFB were comparatively modest in fiscal 2000 and fiscal 2001, during fiscal 2002, loan loss provisions increased to $2.0 million, equal to 1.07% of average assets. A significant factor leading to the increase were regulatory mandated increases to the reserve account as a result of the consolidation of its thrift and bank charters into a single state-chartered commercial bank. In this regard, the Banking Department required that the Bank change certain methodologies previously used to evaluate loan losses, which resulted in additional loan loss provisions in order to maintain the allowance at a level believed appropriate to absorb losses inherent in the portfolio.
Additionally, loan chargeoffs related to a large non-performing loan approximated $1 million in fiscal 2002.

RP(R) Financial, LC.
Page 1.8

      During fiscal 2003, loan loss provisions diminished to $1.1 million, equal to 0.59% of average assets, but remained at relatively high levels in comparison to historical averages reflecting the impact of an increase in the level of non-performing assets ("NPAs"), from $2.6 million as of the fiscal 2002 year end, to $4.7 million as of the end of fiscal 2003. Provisions for loan losses have subsequently diminished as asset quality has improved (i.e., NPAs diminished from $4.7 million as of December 31, 2003, to $1.6 million as of June 30, 2005) and net chargeoffs have been at moderate levels. Future loan loss provisions will be determined in accordance with the asset classification and loss reserve policies based on management's assessment of local and national economic trends and overall loan portfolio risk.

      The level of non-interest operating income reflects a growth trend over the last five fiscal years, increasing from $919,000, equal to 0.55% of average assets in fiscal 2000, to $2.9 million or 1.40% of average assets for the twelve months ended June 30, 2005. Growth in non-interest income is primarily related to growth in the loan and deposit balances, and owing to increases in the cash surrender value of bank owned life insurance ("BOLI"), which is treated as non-interest income item for financial accounting purposes. During the last several years, deposit related fees have also increased with the implementation of an Overdraft Privilege Program.

      The Company's operating expenses have increased in recent years due to expanded business volumes which have resulted in growth of both the retail deposit base and loan portfolio. In this regard, such key elements of FFB's operating expenses including salary and employee benefits, including incentive pay, occupancy and equipment, data processing and other miscellaneous expenses have all been subject to increase. As a result, operating expenses have increased from $5.3 million, equal to 3.18% of average assets in fiscal 2000, to $6.8 million, or 3.26% of average assets for the twelve months ended June 30, 2005. In the future, management believes that expense levels may continue to grow, particularly as FFB seeks to open two new branches within the next year. At the same time, the Company will seek to offset its growing expense levels through expanded asset growth and offsetting revenues.

      Non-operating income items have had a significant impact on the income statement in recent periods. Specifically, net gains on the sale of investments equal to $354,000 (0.17% of average assets), and a net gain on the sale of an equity investment equal to$363,000 (0.17% of average assets) as well as a small gain on termination of the defined benefit pension plan equal to

RP(R) Financial, LC.
Page 1.9

$63,000, or 0.03% of assets. In aggregate, non-operating items enhanced earnings by $63,000, or 0.03% of average assets for the twelve months ended June 30, 2005.

      Importantly, the Company anticipates incurring a pension termination expense of approximately $810,000 ($525,000 on an after tax basis) during the three months ended September 30, 2005, which is expected to result in a loss for the quarter and which will substantially offset the foregoing gains for the first nine months of fiscal 2005.

      Reported basic earnings per share totaled $0.70 per share for the twelve months ended June 30, 2005, based on 2.4 million weighted average shares outstanding. Excluding non-operating items on a tax-effected basis, core earnings equaled $1.2 million, equal to $0.49 per share.

Interest Rate Risk
------------------

      The Company's earnings performance is subject to interest rate risk to the extent that interest-bearing liabilities with short and intermediate-term maturities reprice more rapidly or on a different basis than interest-earning assets, particularly in a rising rate environment. The Company has sought to reduce its exposure to changing interest rates by maintaining: (1) an interest-sensitive loan portfolio in the form of adjustable rate or short term-to-maturity residential, commercial real estate loans, including short-term construction loans; (2) a balance of short-term investment securities and liquidity investments; and, (3) funding primarily through a base of core deposits. As of June 30, 2005, adjustable rate or short-term to maturity loans (fixed rate loans with maturities of 5 years or less) comprised over 90% of the Company's loan portfolio.

      The Company measures exposure to changes in interest rates primarily by calculating the change in net interest income to measure net earnings at risk over a 12 month time horizon. On this basis, based on simulations performed for the 12 month period starting as of June 30, 2005, net income for the Company would increase by $344,000 or 28.3% pursuant to a 200 basis point permanent and instantaneous increase in interest rates and would decline by $443,000, or 36.4% pursuant to a 200 basis point permanent and instantaneous decrease in interest rates. This

RP(R) Financial, LC.
Page 1.10

simulation indicates that the Company would be positively impacted by rising interest rates and adversely impacted by declining interest rates.

      Similarly, the Company also measures interest rate risk through an analysis of the hypothetical Net Portfolio Value ("NPV"), or the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. As of June 30, 2005, the latest date for which information is available, the change in the NPV/Assets ratio equaled positive 13 basis points under a 200 basis point increase in interest rate scenario, and negative 104 basis points under a 200 basis point decrease in interest rates. Moreover, the post-shock NPV ratio as a percent of assets was above 10% pursuant to all rate shock scenarios. These figures are within limits set by the Board of Directors.

Lending Activities and Strategy
-------------------------------

      The lending strategy reflects: (1) management's expertise and experience in commercial lending coupled with perceived opportunities in this lending niche; and (2) the Company's historical strengths in the areas of residential mortgage lending; and (3) secondary market operations in which loans are originated for resale. In recent years, the Company has focused efforts on building the portfolio of commercial mortgage and construction loans, which are the only two elements of the loan portfolio which reflect growth since the end of fiscal 2000. Other components of the portfolio including 1-4 family residential mortgage loans, and non-mortgage consumer and commercial loans have diminished over this timeframe.

      As of June 30, 2005, the Company's whole loan portfolio consisted of residential mortgage loans ($50.2 million or 30.6% of gross loans receivable including mortgage-based home equity loans), multi-family and commercial mortgage loans ($59.5 million or 36.3% of gross loans) and construction loans ($40.5 million or 24.7% of gross loans). The balance of the loan portfolio consisted of modest balances of commercial and industrial ("C&I") loans and non-mortgage consumer loans. The current portfolio composition is reflective of the community banking strategy pursuant to which the Company has operated over the last decade, which has resulted in a restructuring of the loan portfolio to include a higher proportion of commercial mortgage and construction loans.

RP(R) Financial, LC.
Page 1.11

      Commercial Real Estate and Loan Loans
      -------------------------------------

            The Company's balance of commercial real estate loans, consisting of loans secured by multi-family properties and non-residential real estate, totaled $59.5 million, or 36.3% of gross loans receivable, at June 30, 2005. Commercial real estate lending has been an increasing part of the Company's lending strategy over the past several years; the commercial mortgage loan portfolio balance totaled only $17.4 million as of the fiscal 2002 year end. Commercial real estate loans originated by the Company include loans secured by office buildings, retail stores, warehouses, churches and other non-residential buildings, primarily in the local market area. FFB has historically not historically been active in multi-family mortgage lending but has made such loans on a select basis.

            The substantial majority of the Company's commercial mortgage loans are secured by properties in the local market and generally have maximum loan-to-value ratios of up to 80%, and are primarily adjustable rate loans indexed to the one year constant maturity treasury bond or the Prime Rate. Most commercial mortgage loans are generally for terms of up to 15 years.

      One-to-Four Family Residential Loans
      ------------------------------------

            The balance of residential mortgage loans has diminished modestly since the end of fiscal 2000 (from $65.1 million to $50.2 million as of June 30, 2005), primarily as a result of high prepayment rates as many loans refinanced in the declining rate environment experienced over the period and as FFB's appetite for long-term fixed rate loans for portfolio investment was limited. The Company offers adjustable rate mortgage loans ("ARMs") that reprice to rates indexed to U.S. Treasury securities of a corresponding term, with adjustment periods of up to five years. Fixed rate residential loans originated by the Company have terms of up to 30 years and are typically sold into the secondary market on a servicing released basis through such conduits as CitiMortgage and Countrywide Home Loans. Management has indicated that approximately 85 percent of the 1-4 family mortgage portfolio carried adjustable rates while the remaining balance of the portfolio consisted of generally short-term fixed rate loans. The Company's residential mortgage loans are originated by in-house loan officers and are secured almost entirely by local property.

RP(R) Financial, LC.
Page 1.12

            Residential loans are originated at a maximum LTV of 85%, and with private mortgage insurance ("PMI") up to 95%, or with an insured second mortgage up to 100% LTV. Exceptions to LTV guidelines must be approved by the Loan Committee or the Board prior to making the loan.

      Construction Loans
      ------------------

            The Company offers construction loans on residential property, and occasionally on commercial property, in the local market areas. Construction loans extended for the construction of 1-4 family residential properties can be made to the owner of the property with permanent financing upon the completion of the construction period; however, construction loans are also originated without the Company extending the permanent loan. Such loans generally require a take-out commitment from another lender. The Company will also extend construction loans for spec houses on a limited basis. The Company also originates construction loans on non-residential property, typically for the purpose of constructing an owner-occupied building but FFB will make spec loans to developers with very strong financials and a track record of success.

            The Company has increased the construction loan portfolio to approximately 25% of total loans. In this regard, FFB will seek to maintain the construction loan portfolio at its current proportion to total loans owing to:
(1) the attractive yields available on such loans; (2) the short-term maturities available on such loans (typically six months); and, (3) the opportunity these loans provide for the subsequent permanent loan on the property.

      Second Mortgage Loans and Home Equity Loans
      -------------------------------------------

            The Company offers second mortgage loans and home equity lines, although such loans now comprise a relatively small proportion of the Company's total loan portfolio (the outstanding principal balance totaled $9.4 million as of June 30, 2005). Second mortgage loans and home equity lines are offered as an additional product to customers and are generally adjustable rate in nature, with rates indexed to the one year constant maturity treasury bond or prime with terms of 10-15 years.

RP(R) Financial, LC.
Page 1.13

      Consumer Loans
      --------------

            Consumer loans consists of automobile loans, loans on deposits, home improvement and other secured personal loans. Consumer loans are offered as part of the Company's full service line of loan products, and are attractive due to the higher yields and shorter terms typical of these loans. Consumer loans originated by the Company carry rates based on market rates and risk classification.

      Commercial Loans
      ----------------

            Commercial business loans are also a strategic emphasis of the Company, and are generally shorter term loans to local businesses to meet various working capital or other operating needs. Commercial non-mortgage loans are frequently extended to commercial mortgage borrowers who also maintain a deposit relationship with FFB.

Asset Quality
-------------

      Table 1.3 displays various credit risk measures at the end of the last three fiscal years. Non-performing assets ("NPAs"), which have consisted of non-accruing loans and real estate owned ("REO"), as well as accruing loans 90 days or more delinquent have fluctuated significantly. NPAs peaked in fiscal 2003 primarily reflecting the delinquency of several large commercial assets. With the resolution of these large non-performing commercial assets, non-performing assets diminished over fiscal 2004 and remained at comparable levels through the first six month of fiscal 2005. As of June 30, 2005, NPAs totaled $1.6 million, equal to 0.78% of assets and was primarily comprised of REO (the largest relationship had an aggregate net book value equal to $720,000 as of June 30, 2005). The ratio of allowances to total loans equaled 0.94% while reserve coverage in relation to NPAs equaled 95.55%.

      Importantly, the nature of the Company's lending, particularly in the commercial and construction loan programs, is such that the ratio of NPAs/Assets can vary significantly from time to time owing to the delinquency of one or several large assets. Thus, the one potential risk area not reflected in the asset quality data is with respect to the limited seasoning and large size of many of the Company's commercial loans and construction loans. In this regard, such loans tend to be larger and FFB's largest borrower concentration ($3.9 million) includes loans secured

RP(R) Financial, LC.
Page 1.14

by a mix of properties with the largest being a residential ADC loan. Additionally, credit quality in the construction loan portfolio is typically dependent upon numerous factors including the strength of the builder and local real estate market, the ability of the builder to develop the property on a timely basis to cite a few. The Company has only recently become very active in commercial lending while the construction loan portfolio has increased significantly in recent years. Thus, FFB has a limited track record in this regard, and the portfolio is relatively unseasoned.

                                    Table 1.3
                             FirstFed Bancorp, Inc.
                              Non-Performing Assets

                                                  12/31/02    12/31/03    12/31/04    6/30/05
                                                  --------    --------    --------    -------
                                                   ($000)      ($000)      ($000)      ($000)
      Non-Accruing Loans                             $419        $289        $332         $85
      Real Estate Owned(Net)                        1,898       4,216         986       1,509
                                                   ------      ------      ------      ------
      Total NPAs                                   $2,317      $4,505      $1,318      $1,594

      90+ Day Accruing Loans                          236         162          21        --
                                                   ------      ------      ------      ------
         Total NPAs and 90+ Day Del                $2,553      $4,667      $1,339      $1,594

      NPAs + 90 Day Delinquencies
         as a % of Total Assets                      1.44%       2.40%       0.62%       0.78%
      Non-Accruing Loans + 90 Day Delinquencies
      as a % of Net Loans Receivable                 0.40%       0.21%       0.21%       0.05%

      MEMO:
      Allowance for Loan Losses                    $1,059      $1,397      $1,684      $1,523
      ALLs/Non-Accruing Loans                      252.74%     483.39%     507.23%    1791.76%
      ALLs/Net Loans Receivable                      1.02%       1.03%       1.04%       0.94%

      Source: The Company's Report on Form 10K for fiscal 2002 through 2004. Internal financial statements for June 30, 2005.

Funding Composition and Strategy
--------------------------------

      Deposits have consistently been the Company's primary source of funds. As of June 30, 2005, deposits totaled $162.2 million, which reflects 3.9% compounded annual growth since the

RP(R) Financial, LC.
Page 1.15

end of fiscal 2000. As discussed previously, the balance of deposits has increased modestly since fiscal 2002 reflecting a conscious decision by management to limit deposit costs and as the Company has focused its efforts on redeploying funds from the investment portfolio to fund loan growth.

      Importantly, the balance of transaction accounts (including checking and NOW accounts) have increased modestly in proportion to total deposits in conjunction with the Company's efforts to build core customer relationships and account balances. Conversely, the balance of CDs has remained relatively constant on an aggregate basis and thus, decreased modestly in proportion to total deposits. As of June 30, 2005, non-interest bearing checking, interest bearing demand accounts and savings accounts totaled $69.5 million, equal to 42.4% of total deposits, while CDs comprised the balance of deposits and equaled $94.3 million, or 57.6% of total deposits. Certificates of deposit with balances greater than $100,000 totaled $26.3 million, or 16.0% of total deposits.

      Borrowed funds have been utilized as a supplemental source of funds. As of June 30, 2005, the Company's borrowed funds consisted of FHLB advances totaling $17.0 million, equal to 8.30% of assets. The advances are at a fixed rate of 5.20% and have a contractual maturity of January 12, 2011. On January 12, 2006, the FHLB has the option to convert the whole advance to an advance indexed to the three month LIBOR rate, at which time the Company may terminate the advance.

      The issuance of the trust preferred securities was completed in June 2004 resulting in the sale of $6.0 million of securities. The trust preferred securities accrue and pay interest semiannually at a rate equal to three-month LIBOR plus 263 basis points. The trust preferred securities are redeemable in whole or part after five years, or earlier under certain circumstances. A portion of the proceeds from the issuance of trust preferred securities were infused into First Financial Bank for the purpose of increasing its Tier 1 capital ratio in order to facilitate future potential growth and to provide working capital for the Company.

Legal Proceedings
-----------------

      There were no significant legal proceedings underway or pending as of June 30, 2005.

RP Financial, LC.
Page 2.1

                            II. MARKET AREA ANALYSIS

Primary Market Area
-------------------

      The Company conducts operations from its headquarters office location in Bessemer, Jefferson County, Alabama and seven branch offices including two additional retail branches in Jefferson County (Bessemer and Birmingham), three branches in Bibb County (Centreville, West Blocton and Woodstock) and one office each in Shelby County (Pelham) and Tuscaloosa County (Vance). Management considers these counties to be the primary market area for lending and deposit activities.

      The city of Birmingham and Jefferson County are the most populous city and county in Alabama, respectively, and the economy of the Birmingham Metropolitan Statistical Area ("MSA") (consisting of Jefferson, Shelby, Blount, and St. Claire counties)has a significant impact on the statewide economy. The economy of the Birmingham MSA has become increasingly diversified over the past several decades, which has provided more of a cushion against any major downturn in the area's economy, which has historically been oriented toward the cyclical manufacturing sector. At the same time, population and household growth rates in the Company's largest markets are comparatively modest, which has impacted FFB's ability to realize significant loan, deposit, and earnings growth.

      FFB's future growth opportunities and financial strength largely depends on the growth in the local market area served. As presented in Table 2.1, the market area's demographic trends, economic condition and competitive environment have been examined to help analyze how the various market conditions could affect the Company's ability to realize earnings growth and increase shareholder value. Population in all the markets served by the Company has been increasing over the last five years and are projected to continue to increase in the next five years. Outlying Shelby and Tuscaloosa Counties have recorded higher rates of increase in population and households from 2000 to 2005, with Shelby County reporting a population base of 168,000 residents and Tuscaloosa County reporting 170,000 residents as of 2005. This characteristic reflects a trend of individuals to live in outlying areas away from the core central city area (although Jefferson County continues to contain the majority of the employment base).

RP(R) Financial, LC.
Page 2.2

                                    Table 2.1
                             FirstFed Bancorp, Inc.
                            Summary Demographic Data

                                             Year                        Growth Rate
                                -------------------------------     ---------------------
                                 2000        2005        2010       2000-2005   2005-2010
                                 ----        ----        ----       ---------   ---------
Population (000)
----------------
United States                   281,422     298,728     317,431        1.2%        1.2%
Alabama                           4,447       4,543       4,646        0.4%        0.4%
Jefferson County, AL                662         667         681        0.2%        0.4%
Shelby County, AL                   143         168         195        3.2%        3.0%
Bibb County, AL                      21          21          21        0.1%        0.4%
Tuscaloosa County, AL               165         170         175        0.6%        0.6%

Households (000)
----------------
United States                   105,480     112,449     119,777        1.3%        1.3%
Alabama                           1,737       1,808       1,868        0.8%        0.7%
Jefferson County, AL                263         270         278        0.5%        0.6%
Shelby County, AL                    55          65          76        3.6%        3.2%
Bibb County, AL                       7           8           8        0.6%        0.7%
Tuscaloosa County, AL                65          68          71        1.1%        0.9%

Median Household Income ($)
---------------------------
United States                   $42,164     $49,747     $58,384        3.4%        3.3%
Alabama                         $34,182     $38,177     $42,881        2.2%        2.4%
Jefferson County, AL            $36,869     $41,364     $46,672        2.3%        2.4%
Shelby County, AL               $55,368     $62,334     $71,486        2.4%        2.8%
Bibb County, AL                 $31,652     $35,028     $38,420        2.0%        1.9%
Tuscaloosa County, AL           $34,483     $38,375     $43,444        2.2%        2.5%

Per Capita Income ($)
---------------------
United States                   $21,586     $26,228     $32,206        4.0%        4.2%
Alabama                         $18,189     $21,075     $24,648        3.0%        3.2%
Jefferson County, AL            $20,892     $24,289     $28,832        3.1%        3.5%
Shelby County, AL               $27,176     $31,796     $37,563        3.2%        3.4%
Bibb County, AL                 $14,105     $16,221     $18,252        2.8%        2.4%
Tuscaloosa County, AL           $18,998     $21,679     $25,283        2.7%        3.1%

                                                      $25,000 to
2005 HH Income Dist. (%)                  <$25,000     $50,000      50000+
------------------------                  --------     -------      ------
United States                                    24%        26%         50%
Alabama                                          34%        29%         38%
Jefferson County, AL                             31%        28%         41%
Shelby County, AL                                16%        23%         61%
Bibb County, AL                                  37%        31%         32%
Tuscaloosa County, AL                            34%        27%         39%

Source: Claritas.

RP Financial, LC.
Page 2.3

Reflecting the suburban nature of Shelby County, with a higher proportion of younger professionals, median household and per capita income figures for that county are higher than the other comparative areas, while Bibb County, a more rural county, reported the lowest income levels in the primary market area. In general, the higher growth rates in population and households in Shelby and Tuscaloosa Counties may be expected to provide higher levels of business activity for financial institutions. The Jefferson County market while relatively large, has realized population and household growth rates which approximate the state average and thus, fall below the national average and below many areas of the southeast region of the U.S. which are experiencing relatively strong growth trends.

      As shown below, the Birmingham MSA economy is relatively broad based and includes a large service sector with employment in the areas of education, health care, and government. A number of manufacturing companies are also located in the county, particularly in the steel and metallurgy area.

                                    Table 2.2
                             FirstFed Bancorp, Inc.
                         Top Employers in Birmingham MSA

      Employer                                           Industry      Employers
      --------                                           --------      ---------
      University of Alabama at Birmingham                Education        18,750
      Baptist Health System                             Healthcare         5,890
      BellSouth                                          Utilities         5,696
      Jefferson County Board of Education                Education         5,000
      Birmingham Board of Education                      Education         5,000
      City of Birmingham                                Government         4,985
      AmSouth Bank                              Financial Services         4,200
      Jefferson County Commission                       Government         3,875
      South Trust Bank                          Financial Services         3,094
      Bruno's Supermarkets, Inc.                  Grocers - retail         3,477
      Children's Hospital                               Healthcare         3,067
      Shelby County Board of Education                   Education         3,034
      Alabama Power Company                              Utilities         3,000
      HealthSouth Company                               Healthcare         2,800
      Drummond Company, Inc.                         Manufacturing         2,800
      U.S. Postal Service                               Government         2,800
      Blue Cross and Blue Shield of Alabama             Healthcare         2,650
      Compass Bancshares, Inc.                  Financial Services         2,500
      American Cast Iron Pipe Company                Manufacturing         2,400
      United States Steel                            Manufacturing         2,400

      Source: Birmingham Regional Chamber of Commerce.

RP Financial, LC.
Page 2.4

      As another indication of the economic environment within which the Company operates, recent unemployment data for the primary market area is shown in Table
2.3. The data reveals that FirstFed's market area in Shelby and Tuscaloosa Counties are experiencing unemployment rates below both the statewide averages and the national average, reflecting these area's underlying economic strength. The data also shows that Bibb County has an unemployment rate which is above the state and national average while Jefferson County's unemployment rate has improved over the last twelve months to levels slightly above the state average and approximating the national average.

                                    Table 2.3
                             FirstFed Bancorp, Inc.
                                Unemployment Data

         Region                                  June 2004             June 2005
         ------                                  ---------             ---------

         United States                              5.6%                  5.0%
         Alabama                                    5.5                   4.4
         Jefferson County                           5.5                   4.9
         Shelby County                              3.3                   3.2
         Bibb County                                5.7                   5.5
         Tuscaloosa County                          4.9                   4.0

      Source: Bureau of Labor Statistics.

Competition and Market Share
----------------------------

      The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive in the future. Consolidation in the banking industry provides economies of scale to the larger institutions, while the increased presence of investment options provides consumers with attractive investment alternatives to financial institutions. The Company's market area for deposits primarily includes other local and regional commercial banks.

      FFB's retail deposit base is closely tied to the economic fortunes of the Birmingham MSA which includes Jefferson, Shelby, Bibb County, and Tuscaloosa Counties. Table 2.4 displays deposit market trends since 2002 for the Company's primary market area, with

RP Financial, LC.
Page 2.5

additional data presented for Alabama. The data indicates that deposit growth was positive for Alabama between June 30, 2002 and June 30, 2004 with savings institutions losing in overall deposit market share and commercial banks gaining in overall deposit market share. Within the primary market area, deposit growth in Jefferson, and Shelby Counties was modestly above the state average while deposit growth in Tuscaloosa and Bibb Counties fell short of the Alabama average.

      Importantly, deposit growth for the Company over the period shown has generally been below the market average. Thus, FFB's market share has generally been diminishing over the two year period through June 30, 2004. Overall, FFB's market share is below 1% in each county in which it operates with the exception of Bibb County where it holds nearly one-quarter of the deposit market.

      FFB continues to experience competitive pressures from other commercial banks, savings institutions, credit unions, and other financial intermediaries. Commercial bank competitors include several large regional banks and superregional banks such as Wachovia, AmSouth Bank and Regions Bank. FFB obtains a majority of business from residents either in or close to the cities in which it operates a branch office facility, and benefits from its status of a locally-owned financial institution, longstanding customer relationships and continued efforts to offer competitive products and services. Competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as non-bank financial services providers continue to proliferate.

RP(R) Financial, LC.
Page 2.6

                                    Table 2.4
                             FirstFed Bancorp, Inc.
                                 Deposit Summary

                                                            As of June 30,
                               --------------------------------------------------------------------------
                                              2002                                   2004
                               ----------------------------------    ------------------------------------      Deposit
                                               Market      # of                       Market       # of      Growth Rate
                                 Deposits      Share     Branches      Deposits       Share      Branches     2002-2004
                                 --------      -----     --------      --------       -----      --------     ---------
                                                             (Dollars in Thousands)                              (%)

State of Alabama               $ 55,492,761    100.0%      1,422     $ 62,638,358     100.0%       1,446         6.2%
  Commercial Banks               53,733,255     96.8%      1,390       60,908,709      97.2%       1,412         6.5%
  Savings Institutions            1,759,506      3.2%         32        1,729,649       2.8%          34        -0.9%

Jefferson County               $ 14,020,696    100.0%        189     $ 16,216,315     100.0%         197         7.5%
  Commercial Banks               13,018,174     92.8%        186       15,328,252      94.5%         196         8.5%
  Savings Institutions            1,002,522      7.2%          3          888,063       5.5%           1        -5.9%
     FirstFed Bancorp, Inc.         101,290      0.7%          3          110,147       0.7%           3         4.3%

Shelby County                  $  1,104,281      7.9%         41     $  1,519,740     100.0%          49        17.3%
  Commercial Banks                1,104,281      7.9%         41        1,519,740     100.0%          49        17.3%
  Savings Institutions                   --      0.0%         --               --       0.0%          --         0.0%
     FirstFed Bancorp, Inc.           9,053      0.8%          1           11,123       0.7%           1        10.8%

Bibb County                    $    141,870      1.0%          9     $    141,960     100.0%           8         0.0%
  Commercial Banks                  133,495      1.0%          8          141,960     100.0%           8         3.1%
  Savings Institutions                8,375      0.1%          1               --       0.0%          --      -100.0%
     FirstFed Bancorp, Inc.          31,260     22.0%          3           34,823      24.5%           3         5.5%

Tuscaloosa County              $  1,885,432     13.4%         46     $  2,090,487     100.0%          47         5.3%
  Commercial Banks                1,708,555     12.2%         42        1,938,364      92.7%          43         6.5%
  Savings Institutions              176,877      1.3%          4          152,123       7.3%           4        -7.3%
     FirstFed Bancorp, Inc.           4,546      0.2%          1            4,706       0.2%           1         1.7%

Source: FDIC.

RP(R) Financial, LC.
Page 3.1

                   III. COMPARATIVE ANALYSIS VERSUS PEER GROUP

      An analysis of the Company in relation to a group of comparable publicly-traded commercial banks or their holding companies (the "Peer Group") is essential to providing a basis for valuation pursuant to the market value approach. Factors determining market value, such as financial condition, credit risk and recent operating results, will be readily assessed in relation to the Peer Group, and market pricing of the Peer Group will then be used to assess the market value of the Company's stock pursuant to the market value approach.

Selection of Peer Group
-----------------------

      We consider the appropriate Peer Group to be comprised of those institutions which are publicly-traded and are listed on an exchange or are NASDAQ-listed since the trading activity for these stocks is regular and reported. Non-listed institutions are considered inappropriate since the trading activity is typically highly irregular in terms of frequency and price, and often the spreads between bid and asked prices are very wide. We excluded institutions subject to rumored or announced acquisition, newly chartered institutions or banks with unusual characteristics due to distortion in their pricing. From the universe of publicly-traded banks or bank holding companies, we selected ten institutions sharing characteristics similar to those of the Company. The selection criteria used, along with the identification of the Peer Group, is listed in Table 3.1 and is discussed below:

      o The comparatives should operate in the Company's market or in market areas with similar operating and economic environments. Accordingly, the Peer Group companies have been selected on a regional basis from the Southeast region of the country (excluding Florida) with a focus on companies operating in smaller metropolitan or rural markets comparable to the markets served by the Company.

      o The comparatives should have similar asset sizes to reflect comparable resource availability, which we defined as between $50 million and $500 million in total assets. However, total assets of the Peer Group members were slightly larger on average than the Company, and averaged $239 million, as compared to $205 million for the Company.

RP(R) Financial, LC.

                                    Table 3.1
                       Peer Group General Characteristics



                                                                                # of                    States of       # of
Ticker               Company Name                        City        State    Bank Subs    Exchange     Operation    of Offices
------               ------------                        ----        -----    ---------    --------     ---------    ----------

HABC      Habersham Bancorp                            Cornelia        GA         2         NASDAQ     GA(11)            11
UFBS      Union Financial Bancshares, Incorporated     Union           SC         1         NASDAQ     SC(7)              7
CLBH      Carolina Bank Holdings, Inc.                 Greensboro      NC         1         NASDAQ     NC(4)              4
BKWW      Bank of Wilmington                           Wilmington      NC         NA        NASDAQ     NC(3)              3
ALBY      Community Capital Bancshares, Inc.           Albany          GA         2         NASDAQ     GA(3),AL(2)        5
PLE       Pinnacle Bancshares, Inc.                    Jasper          AL         1          AMEX      AL(6)              6
VBFC      Village Bank and Trust Financial Corp.       Midlothian      VA         1         NASDAQ     VA(5)              5
BKOR      Bank of Oak Ridge                            Oak Ridge       NC         NA        NASDAQ     NC(2)              2
BOMK      Bank of McKenney                             McKenney        VA         NA        NASDAQ     VA(6)              6
CART      Carolina Trust Bank                          Lincolnton      NC         NA        NASDAQ     NC(4)              4

                                                                                                       Average:           6
                                                                                                       Median:            6

                                                                              As of August 26, 2005
                                                                     --------------------------------------
                                                       Fiscal Year     Total      Closing        Market
Ticker               Company Name                          End         Assets      Price     Capitalization
------               ------------                          ---         ------      -----     --------------
                                                                       ($000)       ($)          ($Mil.)
HABC      Habersham Bancorp                              December     $406,040     $21.50         $62.4
UFBS      Union Financial Bancshares, Incorporated       December     $375,246     $17.90         $34.1
CLBH      Carolina Bank Holdings, Inc.                   December     $324,524     $14.25         $32.3
BKWW      Bank of Wilmington                             December     $268,654     $10.50         $35.9
ALBY      Community Capital Bancshares, Inc.             December     $241,846     $11.76         $34.3
PLE       Pinnacle Bancshares, Inc.                      December     $219,572     $14.00         $21.7
VBFC      Village Bank and Trust Financial Corp.         December     $169,805     $12.98         $23.4
BKOR      Bank of Oak Ridge                              December     $150,482     $10.95         $19.6
BOMK      Bank of McKenney                               December     $141,850     $11.00         $21.2
CART      Carolina Trust Bank                            December      $96,135     $16.00         $20.5

                                                                      $239,415     $14.08         $30.5
                                                                      $230,709     $13.49         $27.9

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.3

      o The comparatives, to the extent possible, should have financial conditions and recent earnings histories similar to those of the Company and should also exhibit comparable return on equity and return on assets measures, as well as components of profitability. In this regard, the Peer Group companies were limited to those publicly-traded banks in the regional area fitting the size criteria which were profitable on a trailing twelve month basis and which reported return on equity measures below 9%.

      o The comparatives should employ operating strategies generally similar to those of the Company, i.e., a primary focus on mortgage lending including diversification into higher risk construction and commercial mortgage lending.

      The above criteria were the major factors in determining comparability since they affect the expected rates of return, risk, and overall attractiveness of a given institution from an investor perspective. While not all of the Peer Group members met all of the selection criteria listed above, we felt that, on average, the Peer Group represents a good comparable basis from which to derive a fair market value for the Company's common stock pursuant to the market value approach to valuation. The following sections present a comparison of the Company's financial condition, income and expense trends, and other key financial and operating characteristics versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Balance Sheet Composition and Growth Rates
------------------------------------------

      Table 3.2 displays comparative balance sheet measures for the Company and the Peer Group based on financial data as of June 30, 2005. The Company's proportion of loans is modestly above the Peer Group, based on figures of 79.1% and 70.1% of assets, respectively. The higher loan balance for the Company was offset by a modestly lower level of cash and securities (8.7% for the Company versus an average of 24.5% for the Peer Group). The higher level of loans and lower level of cash and investments for the Company reflects management's focus on restructuring the balance sheet to include a higher proportion of higher yielding loans. Total interest-earning assets ("IEA"), equaled 87.9% and 94.6% for the Company and the Peer Group, respectively, with the shortfall for FFB primarily reflecting its high ratio of non-interest earning assets including REO, intangible assets and BOLI.

RP(R) Financial, LC.

                              RP(R) Financial, LC.
                                    Table 3.2
                             FirstFed Bancorp, Inc.
              Peer Group Balance Sheet Composition and Growth Rates



                                                             Cash & Sec/   Net Loans/   Deposits/  Borrowings/    Equity/   Tangible
Ticker  Company Name                                              Assets       Assets      Assets       Assets     Assets        E/A
------  ------------                                              ------       ------      ------       ------     ------        ---
                                                                     (%)          (%)         (%)          (%)        (%)        (%)
FFDB    FirstFed Bancorp, Inc.             Bessemer      AL         8.70        79.10       79.00        11.20       9.30       8.70

Peer Group
        Average                                                    24.47        70.10       78.55        11.01       9.80       9.47
        Median                                                     24.31        70.11       79.70         9.81       9.64       9.46

BKOR    Bank of Oak Ridge                  Oak Ridge     NC           NA        70.19       73.94        15.86       9.86       9.86
ALBY    Community Capital Bncshrs, Inc.    Albany        GA        21.83        69.93       73.96        14.72      10.85       9.86
BKWW    Bank of Wilmington                 Wilmington    NC        17.37        79.62       85.53         5.21       8.93       8.93
HABC    Habersham Bancorp                  Cornelia      GA        24.42        70.02       76.83        10.27      12.07      11.53
CART    Carolina Trust Bank                Lincolnton    NC         7.91        89.59       81.45         5.36      12.89      12.67
VBFC    Village Bank and Trust Fin. Corp.  Midlothian    VA         6.40        87.25       84.38         5.44       9.42       9.05
BOMK    Bank of McKenney                   McKenney      VA        26.15        66.16       77.95        10.24      11.12      11.12
UFBS    Union Financial Bancshares, Inc.   Union         SC        45.95        49.23       62.88        29.25       6.93       5.95
CLBH    Carolina Bank Holdings, Inc.       Greensboro    NC        24.31        70.85       83.27         9.37       6.76       6.76
PLE     Pinnacle Bancshares, Inc.          Jasper        AL        45.91        48.15       85.33         4.36       9.14       9.01

                                                                                                                  Bank Level
                                                 Last Twelve Months - Growth                              ------------------------
                                           --------------------------------------       IEA/       IBL/   Leverage      Risk-Based
Ticker  Company Name                       Assets     Loans    Deposits    Equity     Assets     Assets      Ratio   Capital Ratio
------  ------------                       ------     -----    --------    ------     ------     ------      -----   -------------
                                              (%)       (%)         (%)       (%)        (%)        (%)        (%)             (%)
FFDB    FirstFed Bancorp, Inc.              (2.59)     3.41        2.31      5.16      87.90      90.21       9.94           12.44

Peer Group
        Average                             26.63     27.76       24.46     30.88      94.56      89.56      10.55           14.56
        Median                              28.99     26.26       23.15     10.27      94.44      89.75      10.77           14.29

BKOR    Bank of Oak Ridge                   32.90     45.10       36.51      4.46         NA      89.80      10.40           14.10
ALBY    Community Capital Bncshrs, Inc.     45.79     50.22       39.44     96.44      91.76      88.68      12.23           16.77
BKWW    Bank of Wilmington                  66.74     64.62       65.55     41.71      96.99      90.74       9.57           11.82
HABC    Habersham Bancorp                    7.49      4.29       13.37      6.51      94.44      87.10      11.14           15.94
CART    Carolina Trust Bank                 34.83     43.15       23.18    108.87      97.50      86.81         NA              NA
VBFC    Village Bank and Trust Fin. Corp.   25.51     33.06       23.12     15.82      93.65      89.82      11.70           13.80
BOMK    Bank of McKenney                     9.99      3.66        1.88      6.12      92.31      88.19      11.87           16.47
UFBS    Union Financial Bancshares, Inc.     6.26     13.58        4.01     10.10      95.18      92.13       8.16           14.48
CLBH    Carolina Bank Holdings, Inc.        32.46     19.45       34.49     10.43      95.16      92.64       9.32           13.11
PLE     Pinnacle Bancshares, Inc.            4.31      0.46        3.07      8.33      94.06      89.69         NA              NA

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.5

      The respective funding compositions of FFB and the Peer Group were relatively similar. In this regard, deposits comprised 79.0% of assets for the Company which compared closely to the Peer Group average of 78.6% of assets. Similarly, the ratio of borrowings for the Company and the Peer Group also were at comparable levels with borrowings equaling 11.2% and 11.0% for the Company and the Peer Group, respectively. Total IBL was higher at 90.2% of assets for the Company versus 89.6% of assets for the Peer Group.

      The tangible equity capital level for the Company totaled 8.7% of assets at June 30, 2005, which is modestly below the Peer Group average of 9.5%.

      Annual growth rates reflect the Company's management philosophy of only undertaking growth when it enhances long-term earnings per share. In this regard, the Company has recently been focusing on restructuring the balance sheet to include a higher proportion of loans to improve shareholder returns, while foregoing lending opportunities when they do not provide adequate risk-adjusted returns. As a result, the Company's total assets diminished slightly by 2.6% for the twelve months ended June 30, 2005. In contrast, the Peer Group has realized relatively strong balance sheet growth, with total assets increasing by 26.6% based on the average and 29.0% based on the median, for the twelve months ended June 30, 2005. Similarly, the Company's loan growth fell short of the Peer Group average (3.41% growth for the Company versus 27.76% growth for the Peer Group) as the Company's focus was on restructuring the loan portfolio composition rather than just achieve growth in the balance outstanding. Loan and asset growth for the Peer Group was supported by expanding deposit balance, which increased by 24.5% as compared to only 2.3% for FFB.

      Equity increased by 5.2% for the Company reflecting the FFB's earnings, less dividends paid during the year. The Peer Group's equity increased by 10.3% based on the median and 30.9% based on the average, with the higher average growth primarily reflecting the impact of secondary stock offerings completed by several of the Peer Group companies.

Loan Composition and Credit Risk
--------------------------------

      Table 3.3 presents data related to comparative loan portfolio composition and comparative credit risk exposure based on the most recent data. The Company's loan

RP(R) Financial, LC.
Page 3.6

composition reflects some similarities as well as some differences relative to the Peer Group's loan portfolio composition. In this regard, FFB was more actively engaged in mortgage lending than the Peer Group. Specifically, construction loans totaled 19.8% of assets for the Company versus 14.0% for the Peer Group on average while permanent 1-4 family mortgage loans equaled 24.4% of assets for the Company as compared to an average of 19.9% for the Peer Group. At the same time, loans secured by commercial and multi-family mortgage loans totaled 29.0% assets for the Company versus 19.5%for the Peer Group.

      In contrast, commercial non-mortgage loans for the Peer Group exceeded the Company's ratio based on ratios of 9.2% and 3.1%, respectively. Consumer loans were moderate for both in the range of 3% of assets.

      Credit risk measures for the Company and the Peer Group are also displayed in Table 3.3. As of June 30, 2005, the Company's total balance of NPAs
(consisting of non-accruing loans, accruing loans greater than 90 days delinquent and REO), totaled 0.78% of assets, which was modestly below the Peer Group average of 0.87% of assets. Additionally, reserve coverage in relation to NPAs equaled 95.55%, which fell within the range exhibited by the Peer Group average (161.53%) and median (87.60%). At the same time, reserve coverage in relation to total loans was below the Peer Group average (0.94% for the Company versus 1.22% for the Peer Group based on the average).

      Importantly, notwithstanding the Company's relatively favorable asset quality ratios, the nature of the Company's lending, particularly in the commercial and construction loan programs, is such that the ratio of NPAs/Assets can vary significantly from time to time owing to the delinquency of one or several large assets. In this regard, NPAs and loan losses provisions are below the historical average for the last five years. Additionally, credit quality in the construction loan portfolio is typically dependent upon numerous factors including the strength of the builder and local real estate market, the ability of the builder to develop the property on a timely basis to cite a few. The Company has only recently become very active in commercial lending and thus has a limited track record in this regard, and the portfolio is relatively unseasoned.

RP(R) Financial, LC.

                                    Table 3.3
                             FirstFed Bancorp, Inc.
              Comparative Loan Composition and Credit Risk Measures

                                                                                                 Loan Composition
                                                                                 --------------------------------------------------

                                                                                 Const/Dev Lns/    1-4 Fam Lns/    Multi-, Comm RE,
Ticker    Company Name                                 City             State            Assets          Assets     Farm Lns/Assets
------    ------------                                 ----             -----            ------          ------     ---------------
                                                                                            (%)             (%)                 (%)
FFDB      FirstFed Bancorp, Inc.                       Bessemer         AL               19.75%          24.43%              28.97%

          Peer Group
          Average                                                                        13.95%          19.86%              19.52%
          Median                                                                         12.77%          20.10%              18.55%

BKOR      Bank of Oak Ridge                            Oak Ridge        NC               14.02%          26.37%               7.24%
ALBY      Community Capital Bancshares, Inc.           Albany           GA                7.88%          22.39%              13.30%
BKWW      Bank of Wilmington                           Wilmington       NC               23.72%          14.65%              25.18%
HABC      Habersham Bancorp                            Cornelia         GA               20.41%          10.00%              29.22%
CART      Carolina Trust Bank                          Lincolnton       NC               19.68%          30.40%              16.25%
VBFC      Village Bank and Trust Financial Corp.       Midlothian       VA               23.94%          20.46%              20.85%
BOMK      Bank of McKenney                             McKenney         VA                1.89%          22.79%              32.11%
UFBS      Union Financial Bancshares, Incorporated     Union            SC               10.99%          19.74%              10.67%
CLBH      Carolina Bank Holdings, Inc.                 Greensboro       NC               11.52%          14.41%              28.38%
PLE       Pinnacle Bancshares, Inc.                    Jasper           AL                5.43%          17.40%              11.95%

                                                                         Loan Composition
                                                       ---------------------------------------------------
                                                                                 Agr./Other/
                                                       C & I Lns/   Cons Loans/     Leases/     Gross Lns/
Ticker    Company Name                                     Assets        Assets      Assets      Assets
------    ------------                                     ------        ------      ------      ------
                                                              (%)           (%)         (%)         (%)
FFDB      FirstFed Bancorp, Inc.                            3.13%         3.51%       0.07%      79.86%

          Peer Group
          Average                                           9.20%         2.94%       0.28%      65.75%
          Median                                            8.41%         2.58%       0.11%      66.56%

BKOR      Bank of Oak Ridge                                12.94%         2.06%       0.00%      62.62%
ALBY      Community Capital Bancshares, Inc.               13.24%         4.63%       0.41%      61.84%
BKWW      Bank of Wilmington                                5.06%         1.03%       0.02%      69.66%
HABC      Habersham Bancorp                                 4.82%         3.31%       0.02%      67.78%
CART      Carolina Trust Bank                              11.00%         3.95%       1.33%      82.61%
VBFC      Village Bank and Trust Financial Corp.           16.28%         2.64%       0.00%      84.16%
BOMK      Bank of McKenney                                  5.82%         2.52%       0.21%      65.34%
UFBS      Union Financial Bancshares, Incorporated          4.16%         1.53%       0.47%      47.57%
CLBH      Carolina Bank Holdings, Inc.                     13.45%         1.48%       0.33%      69.58%
PLE       Pinnacle Bancshares, Inc.                         5.26%         6.28%       0.02%      46.34%


                                                                                 Credit Risk Measures
                                                       --------------------------------------------------------------------
                                                       NPAs + 90+/      Reserves/    Reserves/       NCOs/        Rsk-Wghtd
Ticker    Company Name                                      Assets    NPAs + 90 +        Loans       Loans    Assets/Assets
------    ------------                                      ------    -----------        -----       -----    -------------
                                                               (%)            (%)          (%)         (%)              (%)
FFDB      FirstFed Bancorp, Inc.                              0.78          95.55         0.94        0.25            71.25

          Peer Group
          Average                                             0.87         161.53         1.22        0.12            78.65
          Median                                              1.08          87.60         1.24        0.05            83.28

BKOR      Bank of Oak Ridge                                   0.29         272.77         1.12        0.19               NA
ALBY      Community Capital Bancshares, Inc.                  0.21         370.67         1.10        0.03               NA
BKWW      Bank of Wilmington                                  0.46         227.06         1.30       (0.05)           84.76
HABC      Habersham Bancorp                                   1.08          87.60         1.34        0.06               NA
CART      Carolina Trust Bank                                   NA             NA         1.24        0.01               NA
VBFC      Village Bank and Trust Financial Corp.                NA             NA         1.10        0.00            93.53
BOMK      Bank of McKenney                                    1.37          52.54         1.08        0.02            72.50
UFBS      Union Financial Bancshares, Incorporated            1.14          57.52         1.33        0.10            59.16
CLBH      Carolina Bank Holdings, Inc.                        1.57          62.54         1.38        0.56            83.28
PLE       Pinnacle Bancshares, Inc.                             NA             NA         1.24        0.29               NA

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.8

Income and Expense Components
-----------------------------

      Table 3.4 shows comparable income statements for the Company and the Peer Group based on financial data for the twelve months ended June 30, 2005. The Company reported earnings equal to 0.80% of average assets, which was above the Peer Group average of 0.67% of average assets. The composition of the respective earnings of the Company and the Peer Group were also different, with the Company reporting a comparatively thin net interest margin which was offset by its relatively higher ratio of non-interest income as well its higher non-operating gains.

      The Company's net interest margin was equal to 2.78% of average assets for the twelve months ended June 30, 2005, which was below the average of 3.57% for the Peer Group. The lower ratio of net interest income is primarily the result of the Company's lower ratio of interest income to average assets as FFB's ratio of interest expense to average assets (and overall funding costs) were only modestly above the Peer Group average. The comparatively modest ratio of interest income to average assets is reflective in part, of the significant investment in BOLI ($6.6 million as of June 30, 2005) which is non-interest earning but which generates non-interest income as the cash surrender value increases over time.

      Non-interest operating income, consisting primarily of deposit account fees and charges, loan servicing fees and other banking fees, as well as income on BOLI, was higher for the Company than the Peer Group, measured at 1.40% and 0.84% of average assets, respectively. Both the Company and the Peer Group reported comparatively high ratios of non-interest operating income in comparison to all publicly-traded banks institutions (which reported non-interest income of 0.78% of average assets).

      Operating expenses for FFB fell within the range exhibited by the Peer Group average and median. Specifically, the Company's operating expense ratio equaled 3.26% of average assets which was above the Peer Group average of 3.18% of average assets and below the Peer Group median equal to 3.57% of average assets. The Company's operating expense ratio was in the range exhibited by the Peer Group notwithstanding its lower ratio of assets per employee, which equaled $2.4 million for the Company versus $3.3 million for the Peer Group based on the average and $2.7 million based on the median. Reflecting its comparatively lower rate of core

RP(R) Financial, LC.

                                    Table 3.4
                             FirstFed Bancorp, Inc.
                      Comparative Income Statement Analysis

                                                                                          Income Statement Ratios
                                                                      -------------------------------------------------------------
                                                                         Net       Int.       Int.   Net Int.    Ln Loss    Nonint.
Ticker    Company Name                      City            State     Income     Income    Expense     Income      Prov.     Income
------    ------------                      ----                      ------     ------    -------     ------      -----     ------
                                                                         (%)        (%)        (%)        (%)        (%)        (%)
FFDB      FirstFed Bancorp, Inc.            Bessemer        AL         0.80%      4.91%      2.13%      2.78%      0.14%      1.40%

          Peer Group
              Average                                                  0.67%      5.52%      1.95%      3.57%      0.32%      0.69%
              Median                                                   0.66%      5.51%      1.97%      3.56%      0.36%      0.67%

BKOR      Bank of Oak Ridge                 Oak Ridge       NC         0.41%      5.48%      2.00%      3.48%      0.39%      0.93%
ALBY      Comm. Capital Bcshrs, Inc.        Albany          GA         0.47%      5.53%      1.90%      3.63%      0.24%      0.79%
BKWW      Bank of Wilmington                Wilmington      NC         0.62%      5.46%      2.02%      3.44%      0.65%      0.44%
HABC      Habersham Bancorp                 Cornelia        GA         0.70%      5.66%      1.86%      3.80%      0.11%      0.60%
CART      Carolina Trust Bank               Lincolnton      NC         0.80%      6.35%      1.94%      4.41%      0.43%      0.67%
VBFC      Village Bank+Trust Fin. Corp.     Midlothian      VA         0.76%      5.85%      2.21%      3.64%      0.32%      0.53%
BOMK      Bank of McKenney                  McKenney        VA         0.98%      5.57%      1.41%      4.16%      0.03%      1.06%
UFBS      Union Financial Bcshrs, Inc.      Union           SC         0.62%      5.02%      2.21%      2.81%      0.40%      0.79%
CLBH      Carolina Bank Holdings, Inc.      Greensboro      NC         0.63%      5.30%      2.14%      3.16%      0.40%      0.42%
PLE       Pinnacle Bancshares, Inc.         Jasper          AL         0.68%      4.94%      1.77%      3.17%      0.27%      0.67%

                                                             Income Statement Ratios
                                            ------------------------------------------------------
                                                G&A      Gain/    NI Before       Inc.         Tax    Efficiency
Ticker    Company Name                      Expense       Loss        Taxes      Taxes        Rate         Ratio
------    ------------                      -------       ----        -----      -----        ----         -----
                                                (%)        (%)          (%)        (%)         (%)           (%)
FFDB      FirstFed Bancorp, Inc.              3.26%      0.37%        1.15%      0.35%      30.43%        77.99%

          Peer Group
              Average                         3.18%      0.10%        0.85%      0.18%      18.84%        71.81%
              Median                          3.57%      0.01%        0.81%      0.20%      25.79%        73.80%

BKOR      Bank of Oak Ridge                   3.61%      0.01%        0.41%      0.00%       0.00%        81.97%
ALBY      Comm. Capital Bcshrs, Inc.          3.52%      0.01%        0.67%      0.20%      29.39%        79.73%
BKWW      Bank of Wilmington                  2.50%     -0.01%        0.73%      0.11%      15.00%        64.43%
HABC      Habersham Bancorp                   3.61%      0.27%        0.95%      0.25%      26.27%        78.03%
CART      Carolina Trust Bank                 3.85%      0.00%        0.80%      0.00%       0.00%        75.79%
VBFC      Village Bank+Trust Fin. Corp.       3.90%      0.80%        0.75%     -0.02%      -2.38%        77.43%
BOMK      Bank of McKenney                    3.75%      0.00%        1.43%      0.45%      31.56%        71.81%
UFBS      Union Financial Bcshrs, Inc.        2.19%     -0.19%        0.82%      0.21%      25.30%        60.37%
CLBH      Carolina Bank Holdings, Inc.        2.23%      0.01%        0.96%      0.33%      34.55%        62.08%
PLE       Pinnacle Bancshares, Inc.           2.67%      0.06%        0.96%      0.27%      28.74%        66.45%

                                                    Last Twelve Months
                                            ---------------------------------
                                            Yield on     Cost of   Yield/Cost     Assets/
Ticker    Company Name                           IEA         IBL       Spread     Employee
------    ------------                           ---         ---       ------     --------
                                                 (%)         (%)          (%)     ($Mil.)
FFDB      FirstFed Bancorp, Inc.               5.55%       2.35%        3.20%      $2,415

          Peer Group
              Average                          5.73%       2.24%        3.49%      $3,250
              Median                           5.65%       2.24%        3.50%       2,697

BKOR      Bank of Oak Ridge                    5.40%       2.12%        3.28%       3,555
ALBY      Comm. Capital Bcshrs, Inc.           5.97%       2.24%        3.73%       2,531
BKWW      Bank of Wilmington                   5.50%       2.27%        3.24%       4,103
HABC      Habersham Bancorp                    5.89%       2.19%        3.70%       2,863
CART      Carolina Trust Bank                  6.25%       2.32%        3.93%       2,214
VBFC      Village Bank+Trust Fin. Corp.           NA          NA           NA       2,190
BOMK      Bank of McKenney                     6.24%       1.88%        4.36%       2,168
UFBS      Union Financial Bcshrs, Inc.         5.24%       2.44%        2.80%       4,866
CLBH      Carolina Bank Holdings, Inc.         5.40%       2.57%        2.83%       5,699
PLE       Pinnacle Bancshares, Inc.            5.65%       2.15%        3.50%       2,309

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.10

earnings, the Company efficiency ratio exceeded the Peer Group's ratio, measured at 78.0% and 71.8%, respectively.

      Net non-operating income for the Company was above the Peer Group average, with the ratios equal to 0.37% of average assets for FFB and 0.10% of average assets for the Peer Group on average, and 0.01% of average assets based on the median. The Company's non-operating revenues consisted of gains on the sale of investments securities, gains on the sale of an equity investment in FFB's data processing vendor, as well as a small amount of income associated with the termination of the Company's pension plan. Such gains will be considered to be one-time non-recurring events for valuation purposes and will be excluded from the valuation earnings base.

      Importantly, while the Company's earnings for the twelve months ended June 30, 2005, have been supported by net non-operating gains on sale, FFB anticipates incurring a termination expense of $810,000 on a pre-tax basis in the quarter ended September 30, 2005, in connection with the termination of its defined benefit pension plan. Thus, the Company is projecting to report a loss for the quarter ended September 30, 2005, and a modest reduction of its stockholders' equity relative to the levels reported as of June 30, 2005, as a result.

      The Company's effective tax rate was 30.43%, while the Peer Group's rate was 18.84% based on the average and 25.79% based on the median.

Summary
-------

      Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, and credit quality all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP(R) Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS

      This section presents the factors considered in our valuation and the primary valuation methodologies employed, and concludes with the valuation results for FFB's common stock. In preparing the valuation of the Company's common stock, we relied primarily on two valuation methodologies: (1) Market Value Approach; and (2) Discounted Cash Flow Approach. Use of these standard valuation methodologies is consistent with relevant Delaware case law in transactions of this type. The specific application of each of these approaches and the relative importance of each to the valuation conclusion will be discussed in the following sections.

      Delaware case law also suggests that the Assets Value Approach, which places a value on the Company's tangible and intangible assets less the value of the Company's liabilities, may be employed for the purpose of corporate valuations. We considered employing this approach in the valuation of FFB but have discounted its applicability for several reasons. First, the application of the Assets Value Approach requires the valuation of all assets and liabilities, both on balance sheet and off-balance sheet. In this regard, while there is a ready market for many of the Company's financial assets, values for such off-balance sheet items as the core deposit base are highly variable.
Furthermore, the value of intangible assets such as the value of the core deposit base may be highly dependent upon the capacity to generate economic income, which is taken into account in both the Market Value Approach and Discounted Cash Flow Approach to valuation. Similarly, portions of the Company's loan portfolio may be highly marketable (i.e., conforming residential loans) but there is not a ready liquid market for construction and commercial mortgage loans, which makes such assets difficult to value and increases the likelihood that an appraised value may differ materially from the value realizable in a sale scenario. Last, this valuation approach (i.e., valuing the various components of a Company) implicitly contemplates a sale of the Company in pieces, which is impractical and would be highly unusual for a regulated insured financial institution.

      For all the above reasons, we have discounted the applicability of this valuation methodology in the final determination of value.

RP(R) Financial, LC.
Page 4.2

Recent Trading Activity in the Company's Stock
----------------------------------------------

      Currently, there is a limited trading market in the Company's stock. FFB's shares trade on the NASDAQ small cap market under the ticker symbol FFDB. There are currently approximately 8 market makers. Based on the trading information available, and for the trades of which management is aware during calendar 2005 through August 26, 2005, a total of 46,155 shares have traded at prices ranging from $7.13 to $9.34 per share, and the stock closed at $8.60 per share as of August 26, 2005

      There may have been other trades effected through third party intermediaries or additional trades in the Company's stock of which management is not aware. Such trades could include transfers in which the per share price was not disclosed or transfers among family members, personal acquaintances, by gift or where a custodian directed the issuance of shares in the name of a different nominee but where there was no change in beneficial ownership. We considered the recent trading activity in the valuation process. However, because of the limited trading market in FFB's stock, our valuation of the Company's shares was derived primarily through standard valuation methodologies, as opposed to actual market trading activity. We did consider the trading activity in our valuation.

1.    Market Value Approach
      ---------------------

      The application of the market value approach focuses on deriving a value for the FFB's shares based on the pricing of similar publicly traded bank and bank holding companies. To derive the publicly-traded value for the stock, we used two common approaches of valuation: the price-to-tangible book value (P/TB) approach, the price-to-earnings (P/E) approach. Exhibit IV-1 presents stock pricing information on publicly-traded banks and bank holding companies as of August 26, 2005. Consideration was also given to the trading history of FFB's common stock but as discussed previously, the limited level of trading activity renders recent trading activity less meaningful.

      In the valuation of most ongoing financial institution entities, the P/E approach is a very important factor in determining value. In view of historical earnings volatility in the banking industry, the investment community also relies on the price/book value approach. For financial

RP(R) Financial, LC.
Page 4.3

institutions, the P/B ratio typically reflects capital adequacy, risk assessments and anticipated equity growth, reflecting the expected "return on equity". We have modified this approach to focus on tangible book value ("P/TB") to exclude intangible assets such as goodwill, which is consistent with industry practice.

      Valuation Analysis
      ------------------

            A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the Company's estimated market value. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, and asset growth.

      1.    Financial Condition
            -------------------

            The financial condition of an institution is an important determinant in market value because investors typically look to such factors as liquidity, capital, asset composition and quality in assessing investment attractiveness. The similarities and differences in the Company's and the Peer Group's financial condition are noted as follows:

      o Asset/Liability Composition. The Company's asset composition includes a slightly higher proportion of loans overall, with both construction and commercial mortgage loans exceeding the Peer Group average. However, FFB has a greater proportion of assets invested in non-interest earning assets which diminishes both the ratio of interest-earning assets/total assets and interest-earning assets/interest-bearing liabilities. The funding compositions were relatively comparable based on the relatively similar ratio of deposits and borrowed funds in proportion to total assets.

      o Credit Quality. The Company's NPAs are modestly below the Peer Group average and reserves/NPAs fall within the range exhibited by the Peer Group. At the same time, the Company's credit quality has historically been impacted by a relatively high level of NPAs and chargeoffs and the ratio of reserves/loans falls below the Peer Group average. Moreover, the Company has recently been expanding the construction and commercial mortgage loan portfolios and thus, these portfolios lack seasoning in comparison to the Peer Group.

RP(R) Financial, LC.
Page 4.4

      o Balance Sheet Liquidity. The Company operated with a lower level of cash and investment securities (including MBS) relative to the Peer Group (8.7% of assets versus 24.5% for the Peer Group). FFB employed borrowings to a similar extent relative to the Peer Group implying a similar future borrowings capacity. Overall, balance sheet liquidity for the Company was considered to be lower in comparison to the Peer Group.

      o Capital. Both FFB and the Peer Group maintain adequate levels of capital with tangible stockholders equity-to-assets ratios equal to 8.7% and 9.5%, respectively. Both FFB and the Peer Group are currently considered well capitalized. In terms of leverage capacity, FFB maintains a modest capital disadvantage.

            On balance, we have made a slight downward adjustment for the Company's financial condition relative to the Peer Group, primarily taking into account FFB's more limited balance sheet liquidity and lower capital level.

      2.    Profitability, Growth and Viability of Earnings
            -----------------------------------------------

            Earnings are a key factor in determining market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

      o Earnings. FFB reported higher profitability than the Peer Group, as the Company's comparatively weak net interest margin was more than offset by its higher ratio of non-interest income and non-operating gains. Overall, FFB's ROA equaled 0.80% of average as compared to 0.67% for the Peer Group.

      o Core Earnings. FFB's core earnings, reflecting reported earnings adjusted to exclude non-operating gains on sale on a tax-effected basis, were lower than the Peer Group. Specifically, core earnings for FFB equaled 0.56% of average assets while non-operating gains and losses were at moderate to de minimis levels for the Peer Group (10 basis points based on the average and 1 basis point based on the median). Thus, the Company's core profitability equal to 0.56% of average assets falls below the Peer Group's core profitability of 0.60% of average assets based on the average and 0.66% of average assets based on the median.

      o Credit Risk. Loss provisions had a lower impact on FFB's earnings for the most recent twelve month period while NPAs are lower and reserve coverage in relation to NPAs is comparable. At the same time, the Company's current NPAs and reserve coverage are favorable relative to the recent historical trend and

RP(R) Financial, LC.
Page 4.5

            recent growth in the portfolios of construction and commercial mortgage loans has limited seasoning.

      o Earnings Growth Potential. The Company's historical growth is below the Peer Group as reflected in the lower growth rate of such key balance sheet aggregates as assets, loans and deposits. The more limited growth is reflective, in part, of constraints imposed by its market area which is experiencing modest growth overall. The Company's tangible capital ratio is modestly lower than the Peer Group's ratio suggesting modestly lower leverage potential. The more limited ability to grow the balance sheet coupled with the limited growth of FFB's market constrain the Company's earnings growth potential in comparison to the Peer Group.

      o Return on Equity. The Company's ROE based on core earnings equaled 6.3% versus the Peer Group's reported ROE equal to 6.8% based on the average and 7.4% based on the median.

            Overall, we concluded that a moderate downward adjustment for profitability, growth and viability of earnings was appropriate.

      3.    Asset Growth
            ------------

            The Company's recent asset growth has been well below the Peer Group average, reflecting the Company's efforts to restructure the loan portfolio to include higher yielding commercial mortgage and construction loans rather than to merely grow the portfolio for growth's sake. At the same time, in comparison to the Peer Group companies, we believe the prospects for future asset growth (and earnings growth as referenced above) are limited and recent historical trends support this conclusion. Accordingly, we have applied a moderate downward adjustment for this factor.

      Summary of Adjustments
      ----------------------

            Overall, based on the factors discussed above, we concluded that the Company's fair market value should reflect the following valuation adjustments relative to the Peer Group:

      Key Valuation Parameters:                             Valuation Adjustment
      ------------------------                              --------------------
      Financial Condition                                   Slight Downward
      Profitability, Growth and Viability of Earnings       Moderate Downward
      Asset Growth                                          Moderate Downward

RP(R) Financial, LC.
Page 4.6

      Valuation Approaches
      --------------------

            The application of the market value approach focuses on deriving a value for the FFB's shares based on the pricing of similar publicly traded bank and bank holding companies. To derive the publicly-traded value for the stock, we used two common approaches of valuation: the price-to-tangible book value (P/TB) approach, the price-to-earnings (P/E) approach. Exhibit IV-1 presents stock pricing information on publicly-traded banks and bank holding companies as of August 26, 2005. Consideration was also given to the trading history of FFB's common stock but as discussed previously, the limited level of trading activity renders recent trading activity somewhat less meaningful.

            In the valuation of most ongoing financial institution entities, the P/E approach is a very important factor in determining value. In view of historical earnings volatility in the banking industry, the investment community also relies on the price/book value approach. For financial institutions, the P/B ratio typically reflects capital adequacy, risk assessments and anticipated equity growth, reflecting the expected "return on equity". We have modified this approach to focus on tangible book value ("P/TB") to exclude intangible assets such as goodwill, which is consistent with industry practice.

            Based on the application of the two valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of August 26, 2005, the fair value of FFB's stock pursuant to the Market Value Approach was equal to $9.25 per share.

      Price-to-Tangible Book Value Approach
      -------------------------------------

            This valuation methodology involves applying an industry P/TB ratio to FFB's tangible book value to derive fair market value. Two essential pieces of information are required in the application of the P/TB approach: an appropriate P/TB ratio (derived from the Peer Group) and the Company's tangible book value. FFB's June 30, 2005 balance sheet indicated tangible book value of $19.0 million, equal to $7.33 per share. Based on the estimated fair market value pursuant to the Market Value Approach, the Company's P/TB ratios equaled 126.2%, which is discounted to the Peer Group's average P/TB ratio of 143.0% by 11.7% (see

RP(R) Financial, LC.
Page 4.7

Table 4.1 for details). RP Financial considered the foregoing discounts under the P/B approach to be reasonable, in light of the previously referenced valuation adjustments

      Price-to-Earnings Approach
      --------------------------

            The application of the P/E valuation method requires calculating the Company's market value by applying a valuation P/E multiple to the earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company's reported earnings equaled $1,677,000 for the 12 months ended June 30, 2005. In deriving FFB's core earnings, there were three significant adjustments made to reported earnings to eliminate non-recurring gains on the sale of investment securities and an equity investment as well as non-recurring income related to the termination of the defined benefit pension plan. As shown below, on a tax-effected basis, assuming an effective marginal tax rate of 34.00% for the gains eliminated, the Company's core or recurring earnings (i.e. earnings adjusted to exclude any one-time non-operating items) is estimated to equal $1.162 million, equal to $0.49 per share.

                                                                         Amount
                                                                         ------
                                                                         ($000)

      Net income                                                         $1,677
      Deduct: Gain on sale of investments                                  (354)
              Gain on sale of equity investment                            (363)
              Gain on termination of defined benefit pension plan           (63)
      Plus:   Tax effect (1)                                                265
                                                                         ------
      Estimated core earnings                                            $1,162

      (1)   Tax effected at 34.00%.

            Overall, based on the comparative analysis contained in Chapter III and the factors impacting the valuation discussed above, we determined that a moderate downward adjustment was required to the Peer Group for the earnings approach to valuation. Based on the estimated fair market value per share pursuant to the Market Value Approach of $9.25 per share, the Company's P/E multiple based on core earnings equaled 18.9 times, which is discounted to the Peer Group's average P/E multiple of 23.5 times based on core earnings by 19.6%. RP Financial

RP Financial, LC.

                                    Table 4.1
                         Peer Group Market Pricing Table
                              As of August 26, 2005



                                                                                           Per Share Data
                                                                               -------------------------------------
                                                                     Price/     Mark.        LTM        LTM     TBV/
  Ticker   Company Name                      City           State    Share      Value   Core EPS   Dil. EPS    Share
  ------   ------------                                                         -----   --------   --------    -----
                                                                        ($)    ($Mil)        ($)        ($)      ($)
           Average                                                    14.08      30.5       0.67       0.68     9.94
           Medians                                                    13.49      27.9       0.66       0.66     9.01

Publicly Traded Companies

  BKOR     Bank of Oak Ridge                 Oak Ridge      NC        10.95      19.6       0.29       0.29     8.29
  ALBY     Community Capital Bcshrs, Inc.    Albany         GA        11.76      34.3       0.32       0.31     8.10
  BKWW     Bank of Wilmington                Wilmington     NC        10.50      35.9       0.41       0.41     7.02
  HABC     Habersham Bancorp                 Cornelia       GA        21.50      62.4       0.93       0.89    16.03
  CART     Carolina Trust Bank               Lincolnton     NC        16.00      20.5       0.63       0.63     9.49
  VBFC     Village Bank+Trust Fin. Corp.     Midlothian     VA        12.98      23.4       0.62       0.62     8.52
  BOMK     Bank of McKenney                  McKenney       VA        11.00      21.2       0.68       0.68     8.19
  UFBS     Union Financial Bcshrs, Inc.      Union          SC        17.90      34.1       1.09       1.08    11.61
  CLBH     Carolina Bank Holdings, Inc.      Greensboro     NC        14.25      32.3       0.81       0.81     9.68
  PLE      Pinnacle Bancshares, Inc.         Jasper         AL        14.00      21.7       0.95       1.08    12.50



                                                              Pricing Ratios                               Dividends
                                             ------------------------------------------------   ------------------------------
                                              P/E     Pr/ LTM    Price/     Price/     Price/   Ann Div.      Div.    Div Pay.
  Ticker   Company Name                       LTM    Core EPS      Book      TBook     Assets       Rate     Yield     Ratio
  ------   ------------                       ---    --------      ----      -----     ------       ----     -----     -----
                                              (x)         (x)       (%)        (%)        (%)        ($)       (%)       (%)
           Average                           23.5        23.5     137.4      143.0      13.50       0.13      0.94     15.92
           Medians                           22.0        22.5     133.2      146.2      13.54       0.04      0.34     12.50

Publicly Traded Companies

  BKOR     Bank of Oak Ridge                 37.8        38.3     132.1      132.1      13.02       0.00      0.00      0.00
  ALBY     Community Capital Bcshrs, Inc.    36.8        37.6     130.5      145.1      14.16       0.08      0.68     25.00
  BKWW     Bank of Wilmington                25.6        25.7     149.6      149.6      13.35       0.00      0.00      0.00
  HABC     Habersham Bancorp                 23.1        24.1     127.3      134.1      15.36       0.31      1.49     33.33
  CART     Carolina Trust Bank               25.4        25.4     165.3      168.6      21.31       0.00      0.00      0.00
  VBFC     Village Bank+Trust Fin. Corp.     20.9        20.9     145.8      152.4      13.73       0.00      0.00      0.00
  BOMK     Bank of McKenney                  16.2        16.2     134.3      134.3      14.94       0.20      1.82     29.41
  UFBS     Union Financial Bcshrs, Inc.      16.4        16.6     131.1      154.2       9.09       0.40      2.23     36.70
  CLBH     Carolina Bank Holdings, Inc.      17.6        17.6     147.2      147.2       9.96       0.00      0.00      0.00
  PLE      Pinnacle Bancshares, Inc.         14.7        13.0     110.3      112.0      10.08       0.33      3.14     34.74

                                                                    Key Financial Data
                                             -----------------------------------------------------------------
                                                                                      Last Twelve Months
                                                                    Tang.      -------------------------------
                                               Total    Equity/   Equity/                        Core     Core
  Ticker   Company Name                       Assets     Assets    Assets      ROAA     ROAE     ROAA     ROAE
  ------   ------------                       ------     ------    ------      ----     ----     ----     ----
                                              ($000)        (%)       (%)       (%)      (%)      (%)      (%)
           Average                           239,415       9.80      9.47      0.67     6.78     0.67     6.84
           Medians                           230,709       9.64      9.46      0.66     7.37     0.65     7.37

Publicly Traded Companies

  BKOR     Bank of Oak Ridge                 150,482       9.86      9.86      0.41     3.56     0.41     3.51
  ALBY     Community Capital Bcshrs, Inc.    241,846      10.85      9.86      0.47     3.89     0.46     3.78
  BKWW     Bank of Wilmington                268,654       8.93      8.93      0.62     6.01     0.62     6.01
  HABC     Habersham Bancorp                 406,040      12.07     11.53      0.70     5.73     0.67     5.51
  CART     Carolina Trust Bank                96,135      12.89     12.67      0.80     6.68     0.80     6.68
  VBFC     Village Bank+Trust Fin. Corp.     169,805       9.42      9.05      0.76     8.05     0.76     8.05
  BOMK     Bank of McKenney                  141,850      11.12     11.12      0.98     8.37     0.98     8.37
  UFBS     Union Financial Bcshrs, Inc.      375,246       6.93      5.95      0.62     8.60     0.61     8.53
  CLBH     Carolina Bank Holdings, Inc.      324,524       6.76      6.76      0.63     8.84     0.63     8.84
  PLE      Pinnacle Bancshares, Inc.         219,572       9.14      9.01      0.68     8.06     0.77     9.11

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 4.9

considered the foregoing discounts under the P/E approach to be reasonable, in light of the previously referenced valuation adjustments including the Company's recent earnings history and the perceived more limited earnings growth potential of FFB versus the Peer Group.

2.    Discounted Cash Flow Approach
      -----------------------------

      The discounted cash flow approach derives a per share value from the present value of the Company's earnings into perpetuity, derived by projecting operations forward for five years and calculating terminal values based on Year 5 earnings and book value. In this approach to valuation, two items of information are required: (1) a reasonable projected earnings stream; and (2) an appropriate discount rate. The Company's future earnings are based upon management's current estimate of earnings for the last six months of fiscal 2005 ($189,000) and projected earnings on a consolidated basis equal to $1.7 million in fiscal 2006 and $2.2 million in fiscal 2007. Thereafter, in fiscal 2008 and 2009, earnings are projected to increase by 10% annually relative to the level reported in fiscal 2007. We have further assumed that the Company's dividend policy remains unchanged equal to $0.35 per share annually over the projection horizon.

      A terminal value in Year 5 was calculated based on the application of current market multiples derived pursuant to the Market Value Approach as applied to earnings and book value per share projected as of the close of fiscal 2009. Specifically, we computed the terminal value based on 18.9 times Year 5 earnings and 1.26 times Year 5 book value. The projected cash flows (both the dividends and terminal value) were discounted back to present value at a 12.5% annual rate, which is the approximate total return generated by small capitalization stocks over the long term as measured by Ibbotson Associates, a well known stock market research firm. The foregoing analysis indicated a value of from $8.25 per share (rounded) pursuant to the book value approach to $14.00 per share (rounded) pursuant to the earnings approach. Exhibit IV-2 provides a summary of the annual results of the discounted cash flow analysis.

RP(R) Financial, LC.
Page 4.10

Valuation Conclusion
--------------------

      The valuation approaches indicate a range of values as set forth below. Given the nature of the banking industry, which is highly regulated, there is considerable uniformity among the operations of the publicly traded Peer Group in comparison to the Company. Accordingly, we have given considerable weight to the market value approach in the determining the Company's value. We have also considered the discounted cash flow approach in our valuation, but this methodology is subject to numerous assumptions regarding growth, earnings, etc., which are subject to change based on interest rates, market forces and other similar external factors.

      The two valuation approaches utilized herein indicated a range of publicly traded equivalent values of $8.25 to $14.00. Placing greatest emphasis on the market value approach, it is our opinion that the fair market value of the Company's stock was $23,173,825 in the aggregate, equal to $9.50 per share based on 2,439,350 shares outstanding. This value is based on the Company's operations, financial condition and shares outstanding as of June 30, 2005 and stock prices as of August 26, 2005.

      A $9.50 per share value indicates the following pricing ratios:

                                                               Peer Group
                                             FirstFed          ----------
                                             Bancorp       Median      Average
                                             -------       ------      -------

      Price/Earnings                          13.57x       22.00x       23.45x
      Price/Core Earnings                     19.39        22.50        23.54
      Price/Book                               1.22x        1.33x        1.37x
      Price/Tangible Book                      1.30x        1.46x        1.43x
      Price/Assets                            11.29%       13.54%       13.50%

Premiums Paid In Going Private Transactions
-------------------------------------------

      Based on our understanding of Delaware Case law, the Company is required to pay at least the Fair Value to the each shareholder who is not a "Qualified Stockholder" as defined in the draft Agreement and Plan of Merger. However, "going private" transactions have become increasingly frequent in the last year as the costs of being a public company have increased while the benefits have diminished. In such transactions, it is apparent that a premium relative to the pre-announcement trading price is commonly paid.

RP(R) Financial, LC.
Page 4.11

      RP Financial has prepared an analysis detailed in Exhibit IV-3 which shows the premiums paid relative to the pre-announcement trading price (i.e., the closing price one day prior to announcement) by financial institutions in each of the 17 "going private" transactions announced over the twelve months ended August 26, 2005. We limited the list to only those companies with a common stock traded on the OTC bulleting board, the NASDAQ market, or an exchange. The data reflects that the premium paid relative to the trading price one day prior to announcement ranged from a low of 7.1% to a high of 38.8% with an average and median premium paid of 17.7% and 14.2%, respectively. These comparable "going private" transactions involved an average of 6.6% of the shares outstanding ranging up to 21.9% of the outstanding shares for one transaction.

                                    EXHIBITS

                                LIST OF EXHIBITS

I-1         Report on Form 10KSB as of December 31, 2004

I-2         Report on Form 10Q as of June 30, 2005

IV-1        Bank Stock Prices as of August 26, 2005

IV-2        Discounted Cash Flow Analysis

V-1         RP Financial Firm Qualifications Statement

                                   Exhibit I-1
                  Report on Form 10KSB as of December 31, 2004


Incorporated by reference herin.

                                   Exhibit I-2
                     Report on Form 10Q as of June 30, 2005

Incorporated by reference herein.

                                  Exhibit IV-1
                     Bank Stock Prices as of August 26, 2005


RP Financial, LC.

                                  Exhibit IV-1
                Commercial Bank Industy Stock Pricing Information
                              As of August 26, 2005

                                                                                               Per Share Data
                                                                                     ---------------------------------
                                                                              Price/     Mark.      LTM      LTM  TBV/
   Ticker Company Name                             City                State   Share     Value Core EPS Dil. EPS Share
   ------ ------------                                                               --------- -------- -------- -----
                                                                                 ($)    ($Mil)      ($)      ($)   ($)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                  26.34   2,751.6     1.53     1.56 11.32
    Medians - Companies Not Under Acquistion                                   23.50     193.7     1.41     1.43 10.04


                                                                                         Pricing Ratios
                                                                             -----------------------------------
                                                                               P/E  Pr/ LTM Price/ Price/ Price/
   Ticker Company Name                             City                State   LTM Core EPS   Book  TBook Assets
   ------ ------------                                                       ----- -------- ------ ------ ------
                                                                               (x)      (x)    (%)    (%)    (%)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                 18.1     18.5  202.2  244.8  18.19
    Medians - Companies Not Under Acquistion                                  16.6     16.7  195.3  231.7  17.28


                                                                                    Dividends
                                                                             -----------------------
                                                                             Ann Div.  Div. Div Pay.
   Ticker Company Name                             City                State     Rate Yield    Ratio
   ------ ------------                                                       -------- ----- --------
                                                                                  ($)   (%)      (%)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                    0.54  1.94    37.13
    Medians - Companies Not Under Acquistion                                     0.47  2.04    33.49


                                                                                                  Key Financial Data
                                                                             -------------------------------------------------------
                                                                                                               Last Twelve Months
                                                                                                     Tang. -------------------------
                                                                                     Total Equity/ Equity/               Core   Core
   Ticker Company Name                             City                State        Assets  Assets  Assets  ROAA   ROAE  ROAA   ROAE
   ------ ------------                                                       ------------- ------- ------- ----- ------ ----- ------
                                                                                    ($000)     (%)     (%)   (%)    (%)   (%)    (%)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                   17,315,217    9.32    8.04  1.06  12.20  1.06  12.14
    Medians - Companies Not Under Acquistion                                     1,107,659    8.84    7.41  1.09  12.56  1.09  12.58





                                  Exhibit IV-2
                          Discounted Cash Flow Analysis

                              FirstFed Bancorp, Inc
                           5 Year Discounted Cashflow

--------------------------------------------------------------------------------

                                                                             Projected as of December 31,
                                                June 30,    -------------------------------------------------------------   Terminal
                                                  2005         2005         2006         2007         2008         2009       Value
                                                  ----         ----         ----         ----         ----         ----       -----
Assets ($000)                                   $205,292     $219,662     $235,039     $258,543     $284,397     $312,837
Capital ($000)                                    19,027       18,789       19,674       21,049       22,646       24,488
Tangible Capital($000)                            17,885       17,647       18,532       19,907       21,504       23,346
Earnings ($000)                                    1,677          189        1,739        2,228        2,451        2,696

RATIO ANALYSIS
 Equity/Assets                                      9.27%        8.55%        8.37%        8.14%        7.96%        7.83%
 Tangible Equity/Assets                             8.71%        8.03%        7.88%        7.70%        7.56%        7.46%
 Return on Average Assets                           0.82%        0.16%        0.76%        0.90%        0.90%        0.90%
 Return on Average Equity                           8.81%        2.00%        9.04%       10.94%       11.22%       11.44%

PER SHARE DATA:
 Shares Outstanding (BV Basis)                 2,439.350    2,439.350    2,439.350    2,439.350    2,439.350    2,439.350
 Shares Outstanding (EPS Basis)                2,387.917    2,387.917    2,387.917    2,387.917    2,387.917    2,387.917
 Book Value/Share                                  $7.80        $7.70        $8.07        $8.63        $9.28       $10.04
 Tang. Book Value/Share                             7.33         7.23         7.60         8.16         8.82         9.57
 EPS                                                0.70         0.08         0.73         0.93         1.03         1.13

PRICING ANALYSIS:
 Dividends Per Share                               $0.35        $0.18        $0.35        $0.35        $0.35        $0.35
 Implied Payout Ratio                              49.84%      221.10%       48.06%       37.51%       34.10%       31.00%

DISCOUNTED CASH FLOW
  Dividends                                                     $0.18        $0.35        $0.35        $0.35        $0.35

I. Projected Cash Flows - Book Value Approach
   Terminal Value-Book Value: (1.26x Book)                         --           --           --           --           --     $12.06
    Value of Dividends                                          $0.18        $0.35        $0.35        $0.35        $0.35         --
                                                                -----        -----        -----        -----        -----     ------
         Total Future Value                                     $0.18        $0.35        $0.35        $0.35        $0.35     $12.06

  Discounted Cashflow Value                        12.50%       $0.17        $0.31        $0.28        $0.25        $0.22      $7.10
  Total Discounted Cashflow                                     $8.32

II. Terminal Value:
    Terminal Value-Earnings: (18.9x Earnings)                      --           --           --           --           --     $21.34
    Value of Dividends                                          $0.18        $0.35        $0.35        $0.35        $0.35         --
                                                                -----        -----        -----        -----        -----     ------
       Terminal Value (Average)                                 $0.18        $0.35        $0.35        $0.35        $0.35     $21.34

  Discounted Cashflow Value                        12.50%       $0.17        $0.31        $0.28        $0.25        $0.22     $12.56
  Total Discounted Cashflow                                    $13.78

Note: Projections for the period ending December 31, 2005, reflect six month results. Ratios are annualized.

                                  Exhibit IV-3
                   Premiums Paid in Going Private Transactions

RP Financial, LC
Financial Services Industry Consultants

                                  Exhibit IV-3
                   Premiums Paid in Going Private Transactions
     Pending Or Announced Transactions Involving Bank and Thrift Deals Since September 1, 2004 In Which Continuing Shareholders had Majority Control on a
                              Pre-Transaction Basis




                                                                        Going
                                                                       Private             Date
Issuer (Ticker/Exchange)                               State          Structure          Announced
------------------------                               -----          ---------          ---------

Iowa First Bancshares (IFST - NASDAQ)                  IA        Reverse Stock Split      7/26/2005
Guaranty Bancshares, Inc. (GNTY - NASDAQ)              TX        Merger Subsidiary        6/13/2005
FFD Financial Corp. (FFDF - NASDAQ)                    OH        Reverse Stock Split      5/24/2005
Home Loan Financial Corp. ( HLFC- NASDAQ)              OH        Reverse Stock Split      5/18/2005
Community Investors Bancorp, Inc.  (CIBI - NASDAQ)     OH        Reverse Stock Split      5/17/2005
United Tennessee Bancshares, Inc.  (UTBI - NASDAQ)     TN        Merger Subsidiary        4/14/2005
Northeast Indiana Bancorp, Inc. (NEIB - NASDAQ)        IN        Reverse Stock Split      3/16/2005
ASB Financial Corp. (ASBP - NASDAQ)                    IN        Reverse Stock Split       3/3/2005
First Manitowoc Bancorp, Inc. (FWBV - NASDAQ)          WI        Merger Subsidiary        2/25/2005
Benchmark Bancshares, Inc. (BMRB - OTCBB)              VA        Reverse Stock Split     12/23/2004
KS Bancorp, Inc.  (KSAV - NASDAQ)                      NC        Reverse Stock Split     12/22/2004
Commercial National Fin. Corp. (CEFC - NASDAQ)         MI        Merger Subsidiary       11/18/2004
Fidelity Federal Bancorp  (FFED - NASDAQ)              IN        Reverse Stock Split     11/17/2004
Central Federal Corporation (CEFC - NASDAQ)            OH        Reverse Stock Split     10/22/2004
Blackhawk Bancorp, Inc. (BKHB - NASDAQ)                WI        Reverse Stock Split     10/22/2004
Sturgis Bancorp, Inc. (STBI - NASDAQ)                  MI        Merger Subsidiary        9/29/2004
Southern Michigan Bancorp, Inc. (SOMC - OTCBB)         MI        Merger Subsidiary         9/3/2004


Average
Median
High
Low

                                                                  Premium Analysis
                                                       ----------------------------------
                                                         Pre-Annc.     Going
                                                       Announcement   Private               % of Outstanding
                                                          Price/       Price/                     Shares
Issuer (Ticker/Exchange)                                  Share        Share      Premium      Repurchased
------------------------                                  -----        -----      -------      -----------
                                                           ($)          ($)         (%)            (%)
Iowa First Bancshares (IFST - NASDAQ)                     $34.50       $38.00      10.1%           2.2%
Guaranty Bancshares, Inc. (GNTY - NASDAQ)                 $22.40       $24.00       7.1%           4.7%
FFD Financial Corp. (FFDF - NASDAQ)                       $15.45       $19.00      23.0%           6.6%
Home Loan Financial Corp. ( HLFC- NASDAQ)                 $14.95       $20.75      38.8%           5.0%
Community Investors Bancorp, Inc.  (CIBI - NASDAQ)        $13.25       $15.00      13.2%           3.8%
United Tennessee Bancshares, Inc.  (UTBI - NASDAQ)        $18.26       $22.00      20.5%          21.9%
Northeast Indiana Bancorp, Inc. (NEIB - NASDAQ)           $21.28       $23.50      10.4%           1.2%
ASB Financial Corp. (ASBP - NASDAQ)                       $20.25       $23.00      13.6%           5.0%
First Manitowoc Bancorp, Inc. (FWBV - NASDAQ)             $15.25       $19.60      28.5%           1.4%
Benchmark Bancshares, Inc. (BMRB - OTCBB)                 $17.00       $19.00      11.8%          20.9%
KS Bancorp, Inc.  (KSAV - NASDAQ)                         $20.00       $24.00      20.0%           4.9%
Commercial National Fin. Corp. (CEFC - NASDAQ)            $11.00       $12.50      13.6%          10.6%
Fidelity Federal Bancorp  (FFED - NASDAQ)                  $1.68        $1.85      10.1%          10.2%
Central Federal Corporation (CEFC - NASDAQ)               $12.70       $14.50      14.2%           4.0%
Blackhawk Bancorp, Inc. (BKHB - NASDAQ)                   $12.00       $15.25      27.1%           2.6%
Sturgis Bancorp, Inc. (STBI - NASDAQ)                     $13.55       $16.00      18.1%           1.7%
Southern Michigan Bancorp, Inc. (SOMC - OTCBB)            $24.10       $29.00      20.3%           5.1%
                                                                                   -----           ----

Average                                                                            17.7%           6.6%
Median                                                                             14.2%           4.9%
High                                                                               38.8%           21.9%
Low                                                                                 7.1%           1.2%

Note: Includes only companies with a traded on the OTC bulletin board, NASDAQ or an exchange.

Source: Corporate Filings.

                                   Exhibit V-1
                   RP Financial Firm Qualifications Statement

[LETTERHEAD OF RP(R) FINANCIAL, LC.]
                                                    FIRM QUALIFICATION STATEMENT

RP(R) Financial provides financial and management consulting and valuation services to the financial services industry nationwide. RP(R) Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, careful structuring of strategic plans and transactions and providing sophisticated valuation analyses consistent with accepted valuation practices. RP(R) Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and a variety of financial service companies.

STRATEGIC AND CAPITAL PLANNING

RP(R) Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. In this regard, RP(R) Financial analyzes strategic options to enhance shareholder value, achieve regulatory approval or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise and/or market value, capital management and planning, earnings improvement, operational matters and charter and organizational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP(R) Financial's merger and acquisition (M&A) services include targeting potential buyers and sellers, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP(R) Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP(R) Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, mark-to-market transactions and various other corporation valuation requirements. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP(R) Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP(R) Financial offers other services including branching and diversification strategies, feasibility studies and special research studies. RP(R) Financial assists banks and thrifts prepare CRA plans and applications for Community Development Entity ("CDE") certification and New Markets Tax Credit ("NMTC") allocation. RP(R) Financial's consulting services are aided by its in-house data bases resource and proprietary valuation and financial simulation models.

RP(R) Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (24)
   William E. Pommerening, Managing Director (20)
   Gregory E. Dunn, Senior Vice President (22)
   James P. Hennessey, Senior Vice President (19)
   James J. Oren, Senior Vice President (17)

                                                                      APPENDIX H

                                     (Date)

Board of Directors
FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama 35020

Members of the Board:

      FirstFed Bancorp, Inc. ("FirstFed" or the "Company") is offering for sale to qualified stockholders newly issued shares of common stock at a price of $10.00 per share (the "$10.00 Offering Price") pursuant to a private placement stock offering (the "Private Placement"). You have requested our opinion, from a financial point of view, of the fairness to FirstFed of the $10.00 Offering Price, as determined by the Board of Directors. Such shares offered in the Private Placement are being issued for the purpose of recapitalizing the Company subsequent to a common stock share repurchase being effected in a "going private" transaction.

      Feldman Financial Advisors, Inc. ("Feldman Financial") specializes in providing financial advisory and consulting services to financial institutions. As part of our business, we are regularly engaged in the independent valuation of businesses and securities in connection with recapitalizations, merger and acquisition transactions, initial public offerings, and private placements.

      During the course of our engagement, we reviewed and analyzed publicly available and confidential materials bearing upon the financial and operating conditions of FirstFed and materials prepared in connection with the Private Placement, including, but not limited to, the following: certain historical and pro forma financial information concerning the Company; the market for common shares of community banks; historical trading prices and activity for the common stock of FirstFed; and financial and other information provided to us by the management of the Company.

      In the course of our review, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was provided by the Company to us or was available to us from public sources. We did not independently verify and have relied on and assumed that the aggregate allowance for loan losses set forth in the balance sheet of the Company at June 30, 2005 was adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practices as of the date of such financial statements. We were not retained and did not conduct a physical inspection of any of the properties or facilities of the Company. We also did not make any independent evaluation or appraisal of the assets, liabilities, or prospects of the Company nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual loan files of the Company.

Board of Directors
FirstFed Bancorp, Inc.
(Date)
Page 2

      In addition, we have discussed financial projections with the Company's management for the purpose of reviewing the future prospects of the Company subsequent to the merger. We assumed that, as of the date such projections were prepared, they were reasonably prepared reflecting the best estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. Additionally, we performed such other studies, analyses, and examinations as we deemed appropriate. We also took into account our assessment of general market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

      We have also assumed that there has been no material adverse change in the Company's assets, financial condition, results of operation, business, or prospects since the date of the last financial statements made available to us by the Company or obtained from public sources. We have undertaken no responsibility for legal matters. Our opinion is necessarily based upon economic, market, monetary, and other conditions as they exist and can be evaluated as of the date hereof and the information made available to us through the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion unless specifically requested by the Company.

      This letter is solely for the information of the Board of Directors of FirstFed and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our prior written consent, except as set forth in our engagement letter dated August 10, 2005. We consent to the inclusion and reference to this letter in the Memorandum to be delivered to holders of FirstFed Common Stock in connection with the Private Placement if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $10.00 Offering Price is fair, from a financial point of view, to FirstFed in connection with the merger.

                                                Sincerely,



                                                Feldman Financial Advisors, Inc.

                                                                      APPENDIX I

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                   FORM 10-KSB

(Mark One)

|X| Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 For the fiscal year ended December 31, 2004.
                                            -----------------

                                       OR

|_| Transition Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 For the Transition Period from __________ To __________.

                         Commission File Number: 0-19609
                                                 -------

                             FirstFed Bancorp, Inc.
              (Exact name of small business issuer in its charter)

             Delaware                                         63-1048648
---------------------------------                         -------------------
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                         identification No.)

      1630 Fourth Avenue North
          Bessemer, Alabama                                       35020
---------------------------------------                         --------
(Address of principal executive office)                         Zip Code

Registrant's telephone number, including area code: (205) 428-8472
                                                    --------------

Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                          ----------------------------
                                (Title of Class)

Check  whether  the issuer  (1) has filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES |X| N0 |_|

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of the Form 10-KSB or any amendment to this Form 10-KSB. |_|

State issuer's revenues for its most recent fiscal year $12,763,000.
                                                        ------------

The aggregate market value of the voting stock held by non-affiliates of the registrant (i.e., persons other than directors, executive officers and 10% stockholders of the registrant), based on the closing sales price of the registrant's common stock as quoted on the NASDAQ SmallCap Market February 24, 2005, was $10,340,878.

As of February 24, 2005, there were outstanding 2,424,816 shares of the registrant's common stock.

                       DOCUMENTS INCORPORATED BY REFERENCE

(1) Portions of the Proxy Statement for the December 31, 2004, Annual Meeting of Stockholders are incorporated by reference into Part III of this Form 10-KSB.

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
PART I.
         ITEM I.    Description of Business.......................................................................1

         ITEM 2.    Description of Property......................................................................15

         ITEM 3.    Legal Proceedings............................................................................16

         ITEM 4.    Submission of Matters to a Vote of Security Holders..........................................16

PART II.
         ITEM 5.    Market for Common Equity, Related Stockholder Matters and Small Business Issuer
                         Purchases of Equity Securities..........................................................16

         ITEM 6.    Management's Discussion and Analysis or Plan of Operation....................................17

         ITEM 7.    Financial Statements.........................................................................22

         ITEM 8.    Changes In and Disagreements With Accountants on
                           Accounting and Financial Disclosure...................................................22

         ITEM 8A.   Controls and Procedures......................................................................22

         ITEM 8B.   Other Information............................................................................23

PART III.
         ITEM 9.    Directors, Promoters and Control Persons; Compliance with Section 16(a)
                           of the Exchange Act...................................................................23

         ITEM 10.   Executive Compensation.......................................................................23

         ITEM 11.   Security Ownership of Certain Beneficial Owners and Management and Related
                           Stockholder Matters...................................................................23

         ITEM 12.   Certain Relationships and Related Transactions...............................................24

         ITEM 13.   Exhibits.....................................................................................24

         ITEM 14.   Principal Accountant Fees and Services.......................................................25

Report of Independent Registered Public Accounting Firm.........................................................A-1

Consolidated Statements of Financial Condition..................................................................A-2

Consolidated Statements of Income...............................................................................A-3

Consolidated Statements of Stockholders' Equity and Comprehensive Income........................................A-4

Consolidated Statements of Cash Flows...........................................................................A-5

Notes to Consolidated Financial Statements......................................................................A-6


                                       i.

                                     PART I
                                     ------

ITEM 1. DESCRIPTION OF BUSINESS:
        ------------------------

THE COMPANY

FirstFed Bancorp, Inc. (the "Company"), a Delaware corporation, is a bank holding company that has registered as a financial holding company. The Company also serves as the holding company for First State Corporation ("FSC"). FSC is the sole shareholder for First Financial Bank ("First Financial" or the "Bank").

The Company's assets consist primarily of its subsidiary investment and liquid investments. It engages in no significant independent activity. The Company had total assets of $214,443,000, total deposits of $157,545,000 and stockholders' equity of $18,418,000 at December 31, 2004.

The Company's earnings are primarily dependent upon the net interest income of First Financial, which is the difference between the income derived from interest-earning assets, such as loans and securities, and the interest expense incurred on interest-bearing liabilities, primarily deposit accounts. Net interest income is affected by (i) the difference between rates of interest earned on interest-earning assets and rates of interest paid on its interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

The Company's executive office is located at the main office of First Financial, 1630 Fourth Avenue North, Bessemer, Alabama 35020. The telephone number is (205) 428-8472.

FIRST FINANCIAL BANK

As of December 31, 2004, the Bank's principal business consisted of attracting deposits from the general public and investing those deposits in one-to-four-family residential mortgage loans, commercial mortgage loans, commercial loans and consumer loans. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposit accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount allowable by the FDIC. The Bank was subject to regulation, examination and supervision by the FDIC and the State Banking Department of the State of Alabama (the "Banking Department").

The Bank conducts business from eight locations in Bibb, Jefferson, Shelby and Tuscaloosa Counties, Alabama, consisting of its home office in Bessemer and seven other branches, one each in Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock. Each branch is a full-service facility.

LIQUIDITY

Liquidity refers to the ability of the Company to meet its cash flow requirements in the normal course of business, including loan commitments, deposit withdrawals, liability maturities and ensuring that the Company is in a position to take advantage of investment opportunities in a timely and cost-efficient manner. Management monitors the Company's liquidity position, and reports to the Board of Directors monthly. The Company may achieve its desired liquidity objectives through management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments, the continuous maturing of other interest-earning assets, the possible sale of available-for-sale securities and the ability to securitize certain types of loans provide sources of liquidity from an asset perspective. The liability base provides sources of liquidity through deposits. The Company also has accessibility to market sources of funds such as FHLB advances, purchase of Fed Funds and correspondent bank borrowings. The Consolidated Statements of Cash Flows, included in the Annual Report, provides an analysis of cash from operating, investing, and financing activities for each of the two years in the period ended December 31, 2004.

Sources of liquidity discussed in Notes to Consolidated Financial Statements include: Note 2 - "Maturity of Securities Portfolio" and Note 8 - "Maturity Distribution of Deposits". Also, see "Loan Maturity" and "Deposits, Borrowings and Other Sources of Funds" herein for additional sources of liquidity.

No trends in the sources or uses of cash by the Company are expected to have a significant impact on the Company's liquidity position. The Company believes that the current level of liquidity is sufficient to meet current and future liquidity requirements.

KEY OPERATING DATA

The following table summarizes certain key ratios for the years ended December 31, 2004, 2003 and 2002.

                                                   2004        2003        2002
                                                   ----        ----        ----

Return on average total assets                      .37%        .21%        .11%
Return on average equity                           4.17%       2.15%       1.08%
Average equity to average total assets             8.93%       9.94%      10.46%
Dividend payout ratio                               109%        206%        389%

AVERAGE BALANCES, YIELDS EARNED AND RATES PAID

The following tables set forth certain information relating to the Company's consolidated statements of financial condition for the years ended December 31, 2004, 2003 and 2002, and reflects the average yield on assets and average cost of liabilities for the periods indicated. Average balances are derived subject to certain adjustments from daily balances. The average balances of loans include non-accrual loans. For further discussion, see Item 6. "Management's Discussion and Analysis or Plan of Operation".

                                                            2004                          2003                        2002
                                                  ------------------------     ------------------------     -----------------------
                                                    Average                      Average                     Average
                                                    Balance       Interest       Balance       Interest      Balance       Interest
                                                  ----------     ---------     ----------     ---------     ---------     ---------
                                                                                   (In thousands)
Interest-earning assets:
   Loans                                          $  153,015     $   8,688     $  123,023     $   7,473     $ 106,603     $   8,429
   Securities                                         25,915         1,150         27,940         1,373        33,280         1,916
   Other interest-earning assets                       3,787            13         18,243           159        27,519           320
                                                  ----------     ---------     ----------     ---------     ---------     ---------

Total interest-earning assets                        182,717         9,851        169,206         9,005       167,402        10,665
                                                                 ---------                    ---------                   ---------
Non-interest-earning assets                           22,627                       18,611                      14,585
                                                  ----------                   ----------                   ---------

   Total assets                                   $  205,344                   $  187,817                   $ 181,987
                                                  ==========                   ==========                   =========

Interest-bearing liabilities:
   Deposits                                       $  155,485     $   2,957     $  148,092     $   3,137     $ 145,094     $   4,021
   Borrowings                                         30,562         1,233         18,285           900        17,504           895
                                                  ----------     ---------     ----------     ---------     ---------     ---------

Total interest-bearing liabilities                   186,047         4,190        166,377         4,037       162,598         4,916
Non-interest bearing liabilities                         955                        2,694                         808
                                                  ----------     ---------     ----------     ---------     ---------     ---------
                                                                 $   5,661                   $    4,968                   $   5,749
                                                                 =========                   ==========                   =========
   Total liabilities                                 187,002                      169,071                     163,406
Stockholders' equity                                  18,342                       18,746                      18,581
                                                  ----------                   ----------                   ---------
   Total liabilities and stockholders' equity     $  205,344                   $  187,817                   $ 181,987
                                                  ==========                   ==========                   =========

                                                         2004                2003               2002
                                                         ----                ----               ----
Yield on:
  Loans                                                   5.68%              6.07%              7.91%
  Securities (1)                                          4.44               4.92               5.76
  Other interest-earning assets                           0.37               0.87               1.16
     All interest-earning assets                          5.39               5.32               6.37

Rate paid on:
  Deposits                                                1.90               2.12               2.77
  Borrowings                                              4.03               4.92               5.11
     All interest-bearing liabilities                     2.25               2.43               3.02

Interest rate spread (2)                                  3.14%              2.89%              3.35%
                                                        ======             ======             ======

Net yield (3)                                             3.10%              2.94%              3.43%
                                                        ======             ======             ======

(1) Yields on tax-exempt obligations have been computed on a full federal tax-exempt basis using an income tax rate of 34% for 2004, 2003 and 2002.

(2)   Interest rate spread  represents the difference  between the average yield
      on  total   interest-earning   assets  and  the  average   rate  of  total
      interest-bearing liabilities.

(3) Net yield represents net interest income as a percentage of average interest-earning assets.

RATE/VOLUME ANALYSIS

The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest- bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

Net interest income increased $693,000 for the year ended December 31, 2004, compared to the year ended December 31, 2003.

                                                            Year Ended                           Year Ended
                                                        December 31, 2004                   December 31, 2003
                                                              Versus                               Versus
                                                            Year Ended                           Year Ended
                                                        December 31, 2003                    December 31, 2002
                                               ---------------------------------      ---------------------------------
                                                Volume        Rate         Net        Volume        Rate          Net
                                               -------      -------      -------      -------      -------      -------
                                                                            (In thousands)
Increase (decrease) in interest earned on:
     Loans                                     $ 1,650      $  (435)     $ 1,215      $ 1,874      $(2,830)     $  (956)
     Securities                                    (95)        (129)        (224)        (284)        (259)        (543)
     Other interest-earning assets                 (66)         (79)        (145)         (92)         (69)        (161)
                                               -------      -------      -------      -------      -------      -------
     Total                                       1,489         (643)         846        1,498       (3,158)      (1,660)
                                               -------      -------      -------      -------      -------      -------

Decrease (increase) in interest paid on:
     Deposits                                     (167)         347          180          (54)         938          884
     Other borrowings                             (456)         123         (333)          (8)           3           (5)
                                               -------      -------      -------      -------      -------      -------
     Total                                        (623)         470         (153)         (62)         941          879
                                               -------      -------      -------      -------      -------      -------

     Net increase (decrease) in net
       interest income                         $   866      $  (173)     $   693      $ 1,436      $(2,217)     $  (781)
                                               =======      =======      =======      =======      =======      =======

ASSET/LIABILITY MANAGEMENT

The principal objective of the Company's asset and liability management process is to maximize profit potential while minimizing the vulnerability of its operations to changes in interest rates by means of managing the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturity or repricing periods. The asset and liability management process is dependent on numerous assumptions, many of which require significant judgments by the Company. The Company's actions in this regard are taken under the guidance of the Bank's Asset Liability Committee ("ALCO") that is comprised of members of senior management. The ALCO generally meets quarterly and is actively involved in formulating the economic assumptions that the Company uses in its financial planning and budgeting process and establishes policies which control and monitor the sources, uses and pricing of funds. The ALCO manages the Company's interest rate risk position using both income simulation and interest rate sensitivity "gap" analysis. The ALCO has established internal parameters for monitoring the income simulation and gap analysis. These guidelines serve as benchmarks for evaluating actions to balance the current position against overall strategic goals. The ALCO monitors current exposures and reports these to the Board of Directors.

The Company has employed various strategies intended to minimize the adverse effect of interest rate risk on future operations by providing a better match between the interest rate sensitivity of assets and liabilities. The strategies are intended to stabilize net interest income for the long-term by protecting the interest rate spread against fluctuations in market interest rates. Such strategies include the origination for portfolio of adjustable-rate mortgage loans. Other strategies include seeking to maintain a stable core deposit base with a relatively high percentage of low cost deposits. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific period if it will mature or reprice within that period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities, and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Generally, during a period of rising interest rates, a negative gap would adversely affect net interest income while a positive gap would result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would result in an increase in net interest income and a positive gap would negatively affect net interest income. At December 31, 2004, the cumulative one-year gap was slightly negative using the indicated assumptions. The primary reason for this is that a relatively large base of deposit products do not reprice on a contractual basis. These deposit products are primarily traditional savings accounts and transaction interest-bearing accounts. Balances for the accounts are reported in the "within one year" repricing category and comprise 30.8% of total interest-bearing liabilities. The rates paid on these accounts are typically sensitive to changes in market interest rates only under certain conditions, such as market interest rates falling to historically low levels. Management believes that the Company's strong capital position is sufficient to protect against the negative effects of interest rate changes on net income.

Simulation is used as a tool for measuring the interest rate risk inherent in the Company's balance sheet at a given point in time by showing the effect on net interest income of interest rate changes up to 200 basis points. The ALCO reviews simulation results to determine the effect resulting from change in market interest rates. At December 31, 2004, net interest income simulation indicate that the Company's exposure to changing interest rates is not significant and within acceptable tolerance.

Interest Rate Sensitivity Analysis
----------------------------------

The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2004, which are expected to reprice or mature in each of the future time periods shown. The amount of assets and liabilities shown which reprice or mature during a particular period was determined in accordance with the contractual terms of the asset or the liability, except as stated below. Loans that have adjustable interest rates are shown as being due in the period during which the interest rates are next subject to change. No prepayment assumptions have been applied to fixed-rate loans. Certificates of deposit are shown as being due in the period of maturity. Savings and transaction accounts are shown as repricing within one year. The assumption that assets and liabilities will reprice or mature in accordance with their contractual terms should not be considered indicative of the actual results that may be experienced by the Bank.

                                                                                              Over
                                               Within           1-3             3-5             5
                                               1 Year          Years           Years          Years           Total
                                             ---------       ---------       ---------      ---------       ---------
                                                                     (Dollars in thousands)
Interest-earning assets:
     Loan receivable (1)                     $ 107,632       $  11,498       $  32,430      $  12,259       $ 163,819
     Securities available-for-sale               4,334          12,919           2,728          2,960          22,941
     Cash investments                            1,665              --              --             --           1,665
                                             ---------       ---------       ---------      ---------       ---------

Total interest-earning assets                  113,631          24,417          35,158         15,219         188,425
                                             ---------       ---------       ---------      ---------       ---------

Interest bearing-liabilities:
     Savings accounts (2)                       26,872              --              --             --          26,872
     Transaction accounts (2)                   35,234              --              --          1,150          36,384
     Certificate accounts                       60,657          21,609          11,996             27          94,289
     Borrowings                                 14,494              --              --         17,000          31,494
     Subordinated debentures                        --              --              --          6,000           6,000
                                             ---------       ---------       ---------      ---------       ---------

Total interest-bearing liabilities             137,257          21,609          11,996         24,177         195,039
                                             ---------       ---------       ---------      ---------       ---------

Interest sensitivity gap per period          $ (23,626) $        2,808       $  23,162      $  (8,958)      $  (6,614)
                                             =========       =========       =========      =========       =========

Cumulative interest sensitivity gap          $ (23,626)      $ (20,818)      $   2,344      $  (6,614)      $  (6,614)
                                             =========       =========       =========      =========       =========

Percentage of cumulative gap to total
assets                                          (11.02)%         (9.71)%          1.09%         (3.08)%         (3.08)%

Cumulative ratio of interest-sensitive
assets to interest-sensitive liabilities         82.79%          86.90%         101.37%         96.61%          96.61%

(1) Includes $739,000 in loans held for sale; such loans are reflected in the above table in the within 1 year category.

(2) Assumes that each savings and transaction account will be withdrawn in favor of an account with a more favorable interest rate within one year. This assumption maximizes the amount of liabilities repricing during such period. Normally, the rates paid on these accounts are not particularly sensitive to changes in market interest rates. If these amounts were spread based on expected repricing characteristics, the cumulative gap would have been significantly reduced. The noninterest-bearing checking accounts were included in the over 5 years category.

LENDING ACTIVITIES

General
-------

The Company's loan portfolio is comprised primarily of first mortgage loans secured by one-to-four family residences and commercial property, a majority of which are adjustable rate. The Company originates loans on real estate located in its primary lending areas in Jefferson, Shelby, Bibb and Tuscaloosa Counties of Alabama, which include Bessemer, Pelham, Hueytown, Hoover, West Blocton, Centreville, Woodstock and Vance.

The Company has not purchased servicing rights. The Company routinely sells fixed rate loans in the secondary market with servicing released. Mortgage servicing rights are capitalized based on relative fair value.

Residential Lending - One-to-Four Family
----------------------------------------

The Company offers various adjustable rate one-to-four family residential loan products ("ARMs"). ARMs generally are subject to a limitation of 2% per annum adjustment for interest rate increases and decreases, with a lifetime cap of 8% on increases. These limits, based on the initial rate, may reduce the interest rate sensitivity of such loans during periods of changing interest rates.
Interest rates and origination fees on ARMs are priced to provide a profit margin and not necessarily to be competitive in the local market. One-to-four family residential ARMs do not provide for negative amortization.

The Company generally makes one-to-four family residential mortgage loans in amounts not to exceed 85% of the appraised value or sale price, whichever is less, of the property securing the loan, or up to 95% if the amount in excess of 85% of the appraised value is secured by private mortgage insurance, and 80% to 85% with an increased interest rate. The Company usually charges an origination fee of 1.00% on one-to-four family residential mortgage loans. The Company's loan policy requires approval by a loan committee or the Board of Directors for loans over specified amounts. The Board of Directors is furnished with an analysis of the respective monthly loan activity.

In addition to ARM lending, the Company may originate fixed rate one-to-four family residential loans. However, at this time, all fixed rate loans are being sold into the secondary market, servicing released. Investor relationships have been established with a major bank and mortgage companies. In addition, the Company is approved by the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA) to sell and service loans. These outlets allow more diversified products and enhance the ability to manage interest rate risk. The Company has these loans underwritten by a contract underwriter or the purchaser making these fixed rate mortgage loans.

Commercial Real Estate Lending
------------------------------

Loans secured by commercial real estate totaled approximately $56.9 million, or 35.3% of the total loan portfolio, at December 31, 2004. Commercial real estate loans are generally originated in amounts up to 80% of the appraised value of the property. Such appraised value is determined by an independent appraiser previously approved by the Company. Commercial real estate loans are permanent loans secured by improved property such as office buildings, retail stores, warehouses, churches, hotels/motels, and other non-residential buildings. Of the commercial real estate loans outstanding at December 31, 2004, most are located within 100 miles of the Company's office locations and were made to local customers. In addition, borrowers generally must personally guarantee loans secured by commercial real estate. Commercial real estate loans generally have 10 to 20 year terms and are made at rates based upon market rates for the type of property. Such loans amortize over the life of the loan. Commercial real estate loans are usually made at adjustable rates. Loans secured by commercial real estate properties are generally larger and involve a greater degree of risk than residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. The Company seeks to minimize these risks by lending to established customers and generally restricting such loans to its primary market area.

Construction Lending
--------------------

The Company has several construction loan programs. At December 31, 2004, the Company had $39.7 million in construction loans or 24.6% of the loan portfolio. Such loans are primarily classified as one-to-four family residential loans or commercial real estate loans depending upon the character of the property used as collateral. Of such amount, $9.7 million was undisbursed at December 31, 2004, and consisted primarily of loans to individuals for construction of residential properties. The Company presently charges adjustable interest rates on construction and construction-permanent loans. Construction and construction-permanent loans may be made for up to 80% of the anticipated value of the property upon completion. Funds are disbursed based upon percentage of completion as verified by an on-site inspection.

Consumer Lending
----------------

As a community-oriented lender, the Company offers certain secured and unsecured consumer loans, including primarily loans secured by deposits, automobile loans, mobile home loans, signature loans and other secured and unsecured loans. Consumer loans totaled $7.0 million or 4.3% of the total loan portfolio at December 31, 2004. Consumer loans, while generally having higher yields than residential mortgage loans, involve a higher credit risk.

Home Equity Lending
-------------------

Home equity lines may be made not to exceed 90% of the first and second combined mortgage loan to value. These loans are credit lines with a maximum loan term of 10 years. The interest rate on these lines of credit adjusts monthly at a rate based on prime. At December 31, 2004, the outstanding home equity loan balance was $8.5 million.

Commercial Lending
------------------

The Company originates commercial loans and commercial lines of credit. The commercial loans are based on serving market needs while limiting risk to reasonable standards and lending only to strong, well established businesses in the Company's market areas. Commercial loans are adjustable rate loans or have short-term maturities (typically one year) and are generally, secured by equipment, accounts receivable and inventory. Commercial loans totaled approximately $7.9 million or 4.9% of the total loan portfolio at December 31, 2004.

Analysis of Loan Portfolio
--------------------------

The following table sets forth the composition of the Company's mortgage and other loan portfolios in dollar amounts and in percentages at the dates indicated. At December 31, 2004, the Company had no concentrations of loans exceeding 10% of total loans that are not disclosed below.

                                                             As of December 31,
                                     -----------------------------------------------------------------
                                        2004          2003          2002          2001          2000
                                     ---------     ---------     ---------     ---------     ---------
                                       Amount        Amount        Amount        Amount        Amount
                                     ---------     ---------     ---------     ---------     ---------
                                                           (Dollars in thousands)
Mortgage loans:
  One-to-four family residential     $  52,207     $  53,569     $  47,903     $  63,075     $  65,061
  Construction                          39,731        27,277        24,542         9,846        13,874
  Commercial real estate                56,986        41,854        17,415        18,529        15,876
                                     ---------     ---------     ---------     ---------     ---------

Total mortgage loans                   148,924       122,700        89,860        91,450        94,811
                                     ---------     ---------     ---------     ---------     ---------

Consumer loans:
  Savings accounts                         133           220           497         1,065         1,035
  Other                                  6,855         7,563         7,674        10,462        12,939
                                     ---------     ---------     ---------     ---------     ---------

Total consumer loans                     6,988         7,563         8,171        11,527        13,974
                                     ---------     ---------     ---------     ---------     ---------

Commercial loans                         7,907         7,485         7,406         6,869        10,702
                                     ---------     ---------     ---------     ---------     ---------

Total loans receivable                 163,819       137,748       105,437       109,846       119,487
                                     ---------     ---------     ---------     ---------     ---------

Less:
  Allowance for loan losses              1,684         1,397         1,059           775           966
  Net deferred loan fees                   294           252            68            85           (15)
                                     ---------     ---------     ---------     ---------     ---------
                                         1,978         1,649         1,127           860           951
                                     ---------     ---------     ---------     ---------     ---------

     Loans receivable, net           $ 161,841     $ 136,099     $ 104,310     $ 108,986     $ 118,536
                                     =========     =========     =========     =========     =========

Loan Maturity
-------------

The following table shows the maturity, without regard to repricing dates, of the loan portfolio at December 31, 2004, based upon contractual maturity. See page 6, "Interest Rate Sensitivity Analysis", for an analysis of loans based on expected repricing or maturity.

                                                     December 31, 2004
                              ----------------------------------------------------------------
                               One-to-Four
                                 Family
                              Residential
                                   and        Commercial
                              Construction    Real Estate   Consumer   Commercial
                                  Loans          Loans        Loans       Loans        Total
                              ------------    ------------  --------   ----------     --------
                                                        (In thousands)
Amounts Due:
  One year or less              $ 34,356       $  3,627     $  1,744     $  5,933     $ 45,660
  One year through 5 years        10,519         11,203        4,335        1,850       27,907
  After 5 years                   47,063         42,156          909          124       90,252
                                --------       --------     --------     --------     --------
                                $ 91,938       $ 56,986     $  6,988     $  7,907      163,819
                                ========       ========     ========     ========

Less:
  Allowance for loan losses                                                              1,684
  Net deferred loan fees                                                                   294
                                                                                      --------

Loans receivable, net                                                                 $161,841
                                                                                      ========

Scheduled contractual principal repayments of loans do not necessarily reflect the actual life of such assets. The average life of long-term loans is substantially less than their contractual terms, due to prepayments. The average life of mortgage loans tends to increase when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and tends to decrease when current mortgage loan market rates are substantially lower than rates on existing mortgage loans.

The following table sets forth at December 31, 2004, the dollar amount of loans due after December 31, 2005, based upon contractual maturity dates, and whether such loans have fixed interest rates for the life of the loan or adjustable interest rates:

                                                  Due After December 31, 2005
                                              ----------------------------------
                                                Fixed     Adjustable      Total
                                              --------    ----------    --------
                                                        (In thousands)
Mortgage Loans:
  One-to-four family & Construction           $ 19,435     $ 38,147     $ 57,582
  Commercial real estate                         4,170       49,189       53,359
                                              --------     --------     --------

       Total mortgage loans                     23,605       87,336      110,941
                                              --------     --------     --------

Consumer loans                                   5,244           --        5,244
                                              --------     --------     --------

Commercial loans                                 1,783          191        1,974
                                              --------     --------     --------

       Total loans receivable, gross          $ 30,632     $ 87,527     $118,159
                                              ========     ========     ========

Loan Origination, Commitment and Other Loan Fees
------------------------------------------------

In addition to interest earned on loans, the Company charges fees for originating and making loan commitments (which are included in interest income), prepayments of non-residential loans, late payments, changes in property ownership and other miscellaneous services. The income realized from such fees varies with the volume of loans made or repaid, and the fees vary from time to time depending upon the supply of funds and other competitive conditions in the mortgage markets. Loan demand and the availability of money also affect these conditions.

Loan Delinquencies, Nonperforming Assets and Classified Assets
--------------------------------------------------------------

Nonperforming assets include nonaccruing loans and real estate owned. The Company's policy is to stop accruing interest income when any loan is past due as to principal or interest in excess of 90 days and the ultimate collection of either is in doubt. Foreclosed real estate occurs when a borrower ultimately does not abide by the original terms of the loan agreement and the Company obtains title of the real estate securing the loan in foreclosure proceedings. At December 31, 2004, the Company had no restructured loans within the meaning of Financial Accounting Standards Board Statement 114. The following table is an analysis of the nonperforming assets and accruing loans 90 days or more past due at December 31, 2004, 2003 and 2002.

                                                           2004           2003             2002
                                                        ---------      ---------        ---------
                                                                  (Dollars in thousands)
      Mortgage loans                                    $     286      $      36        $     198
      Consumer loans                                           13             24               41
      Commercial loans                                         33            229              180
                                                        ---------      ---------        ---------
           Total non-performing loans                         332            289              419

      Real estate owned                                       986          4,216(1)         1,898
                                                        ---------      ---------        ---------

           Total non-performing assets                  $   1,318      $   4,505        $   2,317

      Accruing loans 90 days or more past due                  21            162              236
                                                        ---------      ---------        ---------

           Total non-performing assets and accruing
           loans 90 days or more past due               $   1,339      $   4,667        $   2,553
                                                        =========      =========        =========

      Non-performing assets and accruing loans
      90 days or more past due to total assets               0.62%          2.40%            1.44%
                                                        =========      =========        =========

      Non-performing loans to total loans, net               0.21%          0.21%            0.40%
                                                        =========      =========        =========

(1) Subsequent to December 31, 2003, $2.5 million of the real estate owned was under lease with a purchase option.

At December 31, 2004, there were no loans included in the above table considered potential problem loans that management expects will significantly impact future operating results, liquidity or capital resources or for which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Interest income recognized on nonaccrual loans outstanding at December 31, 2004, would have increased by approximately $11,000, had interest income been recorded under the original terms of the loan. Interest income on non-performing loans included in interest income for the year ended December 31, 2004, was approximately $14,000. The Company had $52,000, $145,000 and $27,000 of specific allowance related to the non- performing loans at December 31, 2004, 2003 and 2002.

Allowance for Loan Losses
-------------------------

Confirmed losses on loans are charged to the allowance for loan losses. Additions to this allowance are made by recoveries of loans previously charged off, as losses occur, and by provisions charged to expense. The determination of the balance of the allowance for loan losses is based on an analysis of the composition of the loan portfolio, current economic conditions, past loss histories and other factors that warrant recognition in providing for an adequate allowance. Losses ultimately confirmed will vary from original estimates, and adjustments, as necessary, are made in the period in which these factors and other relevant considerations become known.

The following table sets forth information regarding the allowance for loan losses for the years ended December 31, 2004, 2003, 2002, 2001 and 2000.

                                                              2004          2003          2002         2001          2000
                                                           --------      --------      --------      --------      --------
                                                                                  (Dollars in thousands)
           Balance at beginning of period                  $  1,397      $  1,059      $    775      $    966      $  1,038

           Provision for loan losses                            684         1,141         1,956            96           135

           Charge-offs:
             Mortgage loans                                     190           578           389           137            82
             Consumer loans                                     270           223           259           120           169
             Commercial loans                                    10            81         1,078            76            --
                                                           --------      --------      --------      --------      --------

               Total Charge-offs                                470           882         1,726           333           251
                                                           --------      --------      --------      --------      --------
           Recoveries:
             Mortgage loans                                      24            34            15            25             5
             Consumer loans                                      49            44            39            16            39
             Commercial loans                                    --             1            --             5            --
                                                           --------      --------      --------      --------      --------

               Total Recoveries                                  73            79            54            46            44
                                                           --------      --------      --------      --------      --------

           Charge-offs, net of recoveries                       397           803         1,672           287           207
                                                           --------      --------      --------      --------      --------

           Balance at end of period                        $  1,684      $  1,397      $  1,059      $    775      $    966
                                                           ========      ========      ========      ========      ========

           Ratio of allowance for loan losses to total
             loans receivable at the end of period             1.04%         1.03%         1.02%          .71%          .82%
                                                           ========      ========      ========      ========      ========

           Ratio of allowance for loan losses to
             non-performing loans (1)                        507.23%       483.39%       252.74%        34.29%        35.87%
                                                           ========      ========      ========      ========      ========

           Ratio of net charge-offs during the period
             to average loans outstanding during
             the period                                        0.26%         0.65%         1.57%          .26%          .18%
                                                           ========      ========      ========      ========      ========

(1) Non-performing loans are comprised of nonaccrual loans. Specific reviews are performed to determine the collectibility and related allowance for loan losses on nonperforming loans.

The following table details the approximate allocation of the allowance for loan losses by category as of December 31, 2004, 2003, 2002, 2001 and 2000. See further discussion regarding the allowance for loan losses in "Management's Discussion and Analysis" in the Annual Report.

                            2004                   2003                   2002                   2001                   2000
                     -----------------      -----------------      -----------------      -----------------      -----------------
                     Amount        %        Amount        %        Amount        %        Amount        %        Amount        %
                     ------     ------      ------     ------      ------     ------      ------     ------      ------     ------
                                                                (Dollars in thousands)
Mortgage loans       $1,187       70.5%     $  827       59.0%     $  212       20.0%     $  426       55.0%     $  517       53.5%
Consumer loans          198       11.8         320       23.0         317       30.0         194       25.0         247       25.6
Commercial loans        299       17.7         250       18.0         530       50.0         155       20.0         202       20.9
                     ------     ------      ------     ------      ------     ------      ------     ------      ------     ------

       Total         $1,684      100.0%     $1,397      100.0%     $1,059      100.0%     $  775      100.0%     $  966      100.0%
                     ======     ======      ======     ======      ======     ======      ======     ======      ======     ======

Classified Assets
-----------------

Regulations provide for the classification of loans and other assets such as debt and equity securities considered to be of lesser quality as "substandard", "doubtful" or "loss" assets. Assets which do not currently expose the insured institution to a sufficient degree of risk to warrant classification in one of the aforementioned categories, but possess credit deficiencies or potential weaknesses, are required to be designated "special mention" by management.

When an insured institution classifies problem assets as either substandard or doubtful, it is required to establish allowances for loan losses in an amount deemed prudent by management. When an insured institution classifies problem assets as "loss", it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge-off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by its various regulators, which can order the establishment of additional general or specific loss allowances. At December 31, 2004, the Company had $30,000 assets classified as loss,

$129,000 of assets classified as doubtful, $4.3 million of assets classified as substandard, and $1.4 million in assets designated as special mention. Total adversely classified assets (defined as those assets classified as substandard, doubtful and loss) represented 2.1% of total assets at December 31, 2004. At that date, primarily all of the classified assets were one-to-four family residences and commercial mortgage loans in the Company's market areas.

INVESTMENT ACTIVITIES

The Company had investments in mortgage-backed securities in the portfolio which are currently insured or guaranteed by the FNMA, GNMA or the FHLMC and have coupon rates as of December 31, 2004, ranging from 3.12% to 9.50%. At December 31, 2004, mortgage-backed securities totaled $1.0 million or 0.5% of total assets.

At December 31, 2004, the Company had 12.03% of total assets in cash, cash equivalents, mortgage-backed securities and investment securities maturing in five years or less. The Company holds cash equivalents in the form of amounts due from depository institutions, overnight interest-bearing deposits in banks, and federal funds sold, the latter being generally sold for one day periods.

The Board of Directors sets the investment policy. This policy dictates that investments will be made based on the following criteria: liquidity requirements, return on investment, and acceptable levels of interest rate risk and credit risk. The policy authorizes investment in various types of liquid assets permissible under applicable regulations, which include United States Government obligations, securities of various federal or federally-sponsored agency obligations, certain municipal obligations, certain corporate bonds, certain certificates of deposit of Board-approved banks and savings institutions and federal funds sold. The policy is to account for the investments as held-to-maturity or available-for-sale based on intent and ability.

DEPOSITS, BORROWINGS AND OTHER SOURCES OF FUNDS

General
-------

The Company's primary sources of funds are deposits and borrowings and principal, interest and dividend payments on loans, mortgage-backed securities and investments, as applicable.

Deposits
--------

The Company offers a variety of deposit accounts having a range of interest rates and terms. Deposits consist of savings accounts, checking accounts, money market deposits, IRA and certificate accounts. The Company currently has seven ATM machines and issues ATM/Debit cards on checking accounts. Compound interest is paid on most deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money markets and prevailing interest rates and competition. Deposits are obtained primarily from the areas in which the branches are located. The Company also maintains collateralized deposits in excess of $100,000 held by the State of Alabama and certain other depositors. Generally, deposit rates are priced relative to existing treasury market rates. The Company relies primarily on customers as their source to attract and retain these deposits. The Company has no brokered deposits as of December 31, 2004.

Average Balance and Average Rate of Deposits
--------------------------------------------

The average balance of deposits and average rates are summarized for the years ended December 31, 2004, 2003 and 2002, in the following table.

                                              Year Ended               Year Ended               Year Ended
                                          December 31, 2004        December 31, 2003         December 31, 2002
                                         -------------------      -------------------      -------------------

                                          Amount        Rate       Amount        Rate       Amount        Rate
                                          ------        ----       ------        ----       ------        ----
                                                                (Dollars in thousands)
Interest bearing demand deposits         $16,830        0.27%     $14,958        0.31%     $17,172        0.44%
Non-interest bearing demand deposits      19,853        0.00       19,188        0.00       13,670        0.00
Savings deposits                          26,507        0.51       25,164        0.62       23,457        0.98
Time deposits                             92,295        3.01       87,727        3.35       90,795        4.09

Large Certificates of Deposit
-----------------------------

The following table indicates the amount of the Banks' certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 2004.

Maturity Period                                                   Amount
---------------                                               --------------
                                                              (In thousands)
Three months or less                                             $  2,837
Over three through six months                                       4,725
Over six through 12 months                                          5,150
Over 12 months                                                     12,544
                                                                 --------

   Total                                                         $ 25,256
                                                                 ========

Borrowings/FHLB Advances
------------------------

Deposits are the Company's primary source of funds. The Company's policy has been to utilize borrowings only when necessary and when they are a less costly source of funds or can be invested at a positive rate of return. The Company may obtain advances from the FHLB-Atlanta upon the security of its capital stock of the FHLB-Atlanta and certain of its mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB-Atlanta advances to a member institution generally is reduced by borrowings from any other source. In addition, the Company has borrowing abilities from various correspondent banks.

At December 31, 2004, there were $17 million in FHLB advances. The advances are at a fixed rate of 5.20% and have a contractual maturity of January 12, 2011. On January 12, 2006, the FHLB has the option to convert the whole advance to a three month floating LIBOR, at which time the Company may terminate the advance.

At December 31, 2004, there were $14.5 million in FHLB overnight borrowings. The borrowings are at an adjustable rate with a rate of 2.44% at December 31, 2004.

The Company has a line of credit for $2,500,000, with an outstanding balance of $0 at December 31, 2004. The line of credit is at a variable rate based on London Interbank Offered Rate ("LIBOR") plus 2.80% and has a maturity date of February 20, 2005.

In June 2004, the Company raised $6.0 million through the issuance of Floating Rate Capital Securities by FirstFed Statutory Trust I, a newly formed special purpose Delaware statutory trust. The securities qualify as Tier I Capital for regulatory purposes and bear an interest rate equal to three-month LIBOR plus 2.63%. The securities are redeemable in whole or part after five years, or earlier under certain circumstances.

CONTRACTUAL OBLIGATIONS

The following table indicates the Company's contractual obligations as of December 31, 2004:

                                                          Term
                            -----------------------------------------------------------------
                                                        Less Than
                              Total         1 Year      1-3 Years     3-5 Years     5+ Years
                            ---------     ---------     ---------     ---------     ---------
                                                     (In thousands)
FHLB Advances               $  17,000     $      --     $      --     $      --     $  17,000
Subordinated Debentures         6,000            --            --            --         6,000
Time Deposits                  94,289        60,657        21,609        11,996            27
                            ---------     ---------     ---------     ---------     ---------
     Total                  $ 117,289     $  60,657     $  21,609     $  11,996     $  23,027
                            =========     =========     =========     =========     =========

The Company has no capital lease obligations and the operating lease obligations are not material.

COMPETITION

The Company faces strong competition both in making loans and in attracting deposits. A large number of financial institutions, including commercial banks, savings associations, credit unions, and other nonbank financial companies, compete in the greater Birmingham, Alabama, metropolitan area, in which the primary service areas of the Company are located. Most of these companies are competitors of the Company to varying degrees. The Company also competes with many larger banks and other financial institutions that have offices over a wide geographic area.

REGULATION, SUPERVISION AND GOVERNMENTAL POLICY

General
-------

The Company is a bank holding company that has elected to be a financial holding company under the Gramm-Leach-Bliley Act of 1999 (the "GLB Act"). As a financial holding company, the Company is subject to FRB regulation and supervision under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Company also is required to file certain reports with, and otherwise comply with the rules and regulations of, the Securities and Exchange Commission ("SEC") under the federal securities laws including the Securities Exchange Act of 1934, as amended (the "Exchange Act").

First Financial Bank, as an Alabama commercial bank that is not a member of the Federal Reserve System, is subject to regulation, supervision and regular examination both by the Banking Department and by the FDIC. The deposits of the Company are insured by the FDIC to the maximum extent provided by law (a maximum of $100,000 for each insured depositor). Federal and Alabama banking laws and regulations control, among other things, the Company's required reserves, investments, loans, mergers and consolidations, issuance of securities, payment of dividends and other aspects of the Company's operations.

Supervision, regulation and examination by the bank regulatory agencies are intended primarily for the protection of depositors rather than for holders of the Company's stock or for the Company as the holder of the stock of First Financial Bank. These regulators have adopted guidelines regarding the capital adequacy of institutions under their respective jurisdictions, which require such institutions to maintain specified minimum ratios of capital to total assets and capital to risk-weighted assets. See Note 19 of Notes to Consolidated Financial Statements.

First Financial Bank is prohibited from paying any dividends or other capital distributions if, after the distribution, it would be undercapitalized under the applicable regulations. In addition, under Alabama Law, the approval of the Alabama Superintendent of Banks is required if the total of all the dividends declared by First Financial Bank in any calendar year exceeds net income as defined for that year combined with its retained net income for the preceding two calendar years. See Note 14 to Consolidated Financial Statements.

Sarbanes-Oxley Act of 2002
--------------------------

The Sarbanes- Oxley Act of 2002 provides for sweeping changes with respect to corporate governance, accounting policies and disclosure requirements for public companies, and also for their directors and officers. Pursuant to the Sarbanes-Oxley Act, the SEC has adopted new financial reporting requirements and rules concerning corporate governance. A reporting company's chief executive and chief financial officers are required to certify certain financial and other information included in the company's quarterly and annual reports. The rules also require these officers to certify that they are responsible for establishing, maintaining and regularly evaluating the effectiveness of the company's disclosure controls and procedures; that they have made certain disclosures to the auditors and to the audit committee of the board of directors about the company's controls and procedures; and that they have included information in their quarterly and annual filings about their evaluation and whether there have been significant changes to the controls and procedures or other factors which would significantly impact these controls subsequent to their evaluation. Certifications by the Company's Chief Executive Officer and Chief Financial Officer of the financial statements and other information have been filed as exhibits to this Annual Report on Form 10-KSB. See Item 8A ("Controls and Procedures") hereof for the Company's evaluation of disclosure controls and procedures. The certifications required by Section 906 of the Sarbanes-Oxley Act have also been filed as exhibits to this Form 10-KSB. The Company has adopted a plan for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder.

USA Patriot Act
---------------

The USA Patriot Act authorizes regulatory powers to combat international terrorism. The provisions that affect financial institutions most directly provide the federal government with enhanced authority to identify, deter, and punish international money laundering and other crimes.

Among other things, the USA Patriot Act prohibits financial institutions from doing business with foreign "shell" banks and requires increased due diligence for private banking transactions and correspondent accounts for foreign banks. In addition, financial institutions have to follow new minimum verification of identity standards for all new accounts and are permitted to share information with law enforcement authorities under circumstances that were not previously permitted.

Financial Modernization Act
---------------------------

The GLB Act significantly changed the regulatory structure and oversight of the financial services industry and expanded financial affiliation opportunities for bank holding companies. Among other changes, the GLB Act permits "financial holding companies" to engage in a range of activities that are "financial in
nature"  or  "incidental"  thereto,  such  as  banking,  insurance,   securities
activities, and merchant banking. To qualify to engage in expanded financial activities, a financial holding company must make certain required regulatory filings, and subsidiary depository institutions must be well- capitalized, well-managed and rated "satisfactory" or better under the Community Reinvestment Act. The Company meets these requirements and has become a financial holding company.

The GLB Act prohibits financial institutions from sharing non-public financial information on their customers to non- affiliated third parties unless the customer is provided the opportunity to opt-out or the customer consents.
However, the GLB Act allows a financial institution to disclose confidential information to non-affiliated third parties pursuant to a joint marketing agreement (after full disclosure to the customer), to perform services on behalf of the institution, to market the institution's own products, and to protect against fraud. The federal banking agencies have issued regulations implementing privacy provisions of the GLB Act.

Effects of Governmental Policy
------------------------------

The earnings and business of the Company are affected by the policies of various regulatory authorities of the United States, particularly the FRB. Important functions of the FRB, in addition to those enumerated above, include the regulation of the supply of money in light of general economic conditions within the United States. The instruments of monetary policy employed by the FRB for these purposes influence in various ways the overall level of investments, loans, other extensions of credit and deposits, and the interest rates paid on liabilities and received on interest-earning assets. The nature and timing of any future changes in the regulatory policies of the FRB and other federal agencies and their impact on the Company are not predictable.

TAXATION

Federal Taxation
----------------

The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Company. For federal income tax purposes, the Company reported its income and expenses on the accrual method of accounting under SFAS No. 109, "Accounting for Income Taxes" and files its federal income tax returns on a consolidated basis. For its taxable year ended December 31, 2003, the Company was subject to a maximum federal income tax rate of 34%. The Company has not been audited by the Internal Revenue Service for any recent year subject to audit. See Notes to Consolidated Financial Statements for additional information related to income taxes.

Corporate Alternative Minimum Tax
---------------------------------

The Company is subject to taxes based on alternative minimum taxable income ("AMTI") at a 20% tax rate. AMTI is increased by an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses).

State and Local Taxation
------------------------

The State of Alabama imposes a 6.5% excise tax on the earnings of financial institutions such as First Financial Bank. The 6.5% excise tax also applies to the Company. In addition to the excise taxes, the State of Alabama imposes an annual state privilege tax for domestic and foreign corporations. The privilege tax is assessed on corporations doing business in the State of Alabama and is applied to each taxpayer's capital employed in the State of Alabama. Each corporation's investment in the capital of a taxpayer doing business in Alabama is excluded from the taxable base. The Company is subject to the Delaware franchise tax.

PERSONNEL

As of December 31, 2004, the Company had 85 full-time employees and 1 part-time employees. The employees are not represented by a collective bargaining unit, and the Company considers its relationship with the employees to be good.

ITEM 2. DESCRIPTION OF PROPERTY:
        ------------------------

First Financial Bank conducts its business through its main office located in Bessemer, Alabama, and seven branch offices located in Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock, Alabama. The Company believes that the current facilities are adequate to meet its present and immediately foreseeable needs. The following table sets forth information relating to each of the offices as of December 31, 2004, which totaled a net book value of $7,377,000. See also Notes 1 and 5 of Notes to Consolidated Financial Statements.

                                     Leased
                                        Or          Date      Net Book Value at
                                      Owned        Opened     December 31, 2004
                                      -----        ------     -----------------
                                                                (In thousands)
Main Office -
   1630 Fourth Avenue, No             Owned         1961           $  839(1)
   Bessemer, Alabama 35020

Branches -
   125 Birmingham Rd                  Owned         1979               53(1)
   Centreville, Alabama 35042

   1604 Montgomery Hwy
   Hoover, Alabama 35216              Owned         1992              454(1)

   1351 Hueytown Road
   Hueytown, Alabama 35023            Owned         1966              866(1)

   3304 Pelham Parkway
   Pelham, Alabama 35124              Owned         2004            1,368(1)

   18704 Highway 11, North
   Vance, Alabama 35490               Owned         1997              390(1)

   Main Street                        Owned         1965              259(1)
   West Blocton, Alabama 35184

   Highway 5                          Owned         1985              121(1)
   Woodstock, Alabama 35188

Other fixed assets, net                                             3,027
                                                                   ------

   Total                                                           $7,377
                                                                   ======

----------
(1)   Includes land, building and improvements.

ITEM 3. LEGAL PROCEEDINGS:
        ------------------

From time to time, the Company is a party to routine legal proceedings occurring in the ordinary course of business. At December 31, 2004, there were no legal proceedings to which the Company was a party, or to which any of its property was subject, which were expected by management to result in a material loss.

For a further discussion of legal matters, see notes to consolidated financial statements (beginning on page A-1).

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS:
        ----------------------------------------------------

No matters were submitted to a vote of security holders during the fourth quarter of the year ended December 31, 2004.

                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS
        ------------------------------------------------------------------------
        ISSUER PURCHASES OF EQUITY SECURITIES:
        --------------------------------------

      The Company's common stock trades on the NASDAQ SmallCap Stock Market under the symbol "FFDB". As of December 31, 2004, there were 2,401,007 shares of common stock outstanding and approximately 372 holders of record of the common stock. The following table sets forth the stock market price ranges of the common stock as reported on NASDAQ SmallCap Market and cash dividends declared per share of common stock for the calendar quarters as indicated.

                                               Stock Market              Cash
                                               Price Range            Dividends
                                               -----------             Declared
                                            Low           High        Per Share
                                            ---           ----        ---------

      Year Ended December 31, 2003:

          First Quarter                  $   6.10       $   7.69       $   .14
          Second Quarter                     6.28           7.78           .07
          Third Quarter                      7.25           8.12           .07
          Fourth Quarter                     8.00           9.21           .07

      Year Ended December 31, 2004:

          First Quarter                  $   8.31       $   9.69       $   .14
          Second Quarter                     7.50           9.74           .07
          Third Quarter                      7.30           8.75           .07
          Fourth Quarter                     7.00           8.00           .07

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION:
        ----------------------------------------------------------

      The following discussion and analysis is intended to assist readers in understanding the financial condition and results of operations of the Company and its subsidiaries as of December 31, 2004, 2003 and 2002, and for the years ended December 31, 2004, 2003 and 2002. This review should be read in conjunction with the audited consolidated financial statements, accompanying footnotes and supplemental financial data included herein.

                              FINANCIAL HIGHLIGHTS

      The Company's net income for 2004 totaled $765,000, or $.32 per share on a diluted basis. This was an 89.8% increase over $403,000, or the $.17 per share, earned for 2003. The key components of the Company's financial condition and earnings performance for 2004, compared with 2003, are summarized below.

o Total loans increased by $25.7 million, or 18.9%. This growth in the loan portfolio is the result of increased emphasis on commercial mortgage lending.

o Net interest income increased 13.9%. The net interest spread increased to 3.14% in 2004 from 2.89% in 2003.

o The provision for loan losses declined $457,000, or 40.1%. The total nonperforming loans remained at a low level of $332,000, or 0.2% of loans receivable at December 31, 2004, compared to $289,000, or 0.2% of loans receivable at December 31, 2003.

o Deposit-related fee income increased $796,000, or 54.6%, primarily due to the implementation of an Overdraft Privilege Program.

o Other operating expense increased $778,000, or 55.6%, primarily due to real estate owned expense of $552,000 in 2004, compared to $187,000 in 2003.

                          CRITICAL ACCOUNTING POLICIES

      Accounting policies involving significant judgements and assumptions by management, which have, or could have, a material impact on the carrying value of certain assets or net income, are considered critical accounting policies. The Company considers the allowance for loan losses to be its critical accounting policy.

      Allowance for Loan Losses

      The  Company's  allowance  for loan  losses  is  determined  quarterly  in accordance with Statement of Financial Accounting Standards ("SFAS") 5, Accounting for Contingencies, and SFAS 114, Accounting by Creditors for Impair-ment of a Loan, as amended. The allowance is reflected in the Consolidated Statements of Financial Condition as a contra- account to loans thereby stating loans at an estimated realizable value. The allowance is recorded by the provision for loan losses in the Consolidated Statements of Income when losses are estimated to have occurred. The loan losses are than charged against the allowance when the loan is determined uncollectible. Any recoveries are credited to the allowance.

      The allowance for loan losses is maintained at levels which management considers adequate to absorb losses currently in the loan portfolio at each reporting date. Management's estimation of this amount includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class, the estimated value of underlying collateral, and the balance of any impaired loans. Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from estimations; however, the allowance is reviewed periodically and as adjustments become necessary they are reported in earnings in the periods in which they become known.

      Each quarter a Watch List Report is prepared. Watch List loans are comprised of non-performing loans and other loans that have been graded by internal loan review as a Watch List loan. These loans are specifically reviewed for impairment and an allowance established as needed. Specific allowances for impaired loans are based on comparisons of the carrying values of the loans to the present value of the loans' estimated cash flows at each loan's original effective interest rate, the fair value of the collateral, or the loans' observable market prices. All remaining loans are considered non- watch list loans. The allowance needed for non-watch list loans is determined by applying a loss factor based on the most recent twelve quarter average loss experience by loan portfolio type. The calculation of allowance methodology and assumptions used are continually reviewed and adjusted accordingly if factors change.

                                    LIQUIDITY

      Liquidity refers to the ability of the Company to meet its cash flow requirements in the normal course of business, including loan commitments, deposit withdrawals, liability maturities and ensuring that the Company is in a position to take advantage of investment opportunities in a timely and cost-efficient manner. Management monitors the Company's liquidity position and reports to the Board of Directors monthly. The Company may achieve its desired liquidity objectives through management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments, the continuous maturing of other interest-earning assets, the possible sale of available-for-sale securities and the ability to securitize certain types of loans provide sources of liquidity from an asset perspective. The liability base provides sources of liquidity through deposits.

      Traditionally, the Bank's principal sources of funds have been deposits, principal and interest payments on loans and proceeds from interest on investments and maturities of investments. If needed, sources of additional liquidity include borrowing abilities from the FHLB-Atlanta and correspondent banks.

       COMPARISON OF FINANCIAL CONDITION AS OF DECEMBER 31, 2004 AND 2003,
           AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
                                  2004 AND 2003

      Changes in Financial Condition

      Cash and cash equivalents decreased $2.8 million, or 37.1%, to $4.8 million at December 31, 2004, compared to $7.6 million at December 31, 2003. The decrease in cash and cash equivalents was primarily the result of the use of cash to fund an increase in portfolio loan originations.

      Securities available-for-sale decreased slightly to $22.9 million at December 31, 2004. The decrease was the result of maturities and calls totaling $9.0 million and sales of $3.0 million offset by securities purchased of $7.1 million. There was also a decrease in fair value.

      Loans receivable, net, at December 31, 2004, were $161.8 million, an increase of $25.7 million, or 18.9%, from $136.1 million at December 31, 2003. The increase in loans receivable, net, was substantially due to the increased emphasis on portfolio originations of adjustable-rate commercial mortgage loans.

      The Company's consolidated allowance for loan losses increased to $1.7 million at December 31, 2004, from $1.4 million at December 31, 2003. This increase of $300,000 was primarily due to a provision of $700,000, less charge-offs over recoveries of $400,000, to maintain the allowance at a level believed appropriate to cover losses inherent in the portfolio. Nonperforming loans, which includes nonaccruing loans, at December 31, 2004, increased slightly to $332,000, or 0.2% of loans receivable, from $289,000, or 0.2% of loans receivable at December 31, 2003.

      Land, building, and equipment, net, increased $2.5 million, or 50.3%, to $7.4 million at December 31, 2004. The increase is partially the result of a new and expanded Pelham branch needed as a result of growth at that location. The previous Pelham facility under lease expired in May 2004. The increase is also attributable to the purchase of land in Calera, Alabama, for a new branch location.

      Real estate owned was $1.0 million at December 31, 2004, a decrease of $3.2 million from December 31, 2003. The decrease is primarily the result of three commercial foreclosures of one borrower which are now under lease with one year purchase options and recorded in other assets. Real estate owned is recorded at the lower of cost or the fair value less estimated cost to dispose.

      Other assets increased $4,481,000, or 171.1%, to $7,100,000 as of December 2004, primarily because of the addition of $3.2 million of property under lease as discussed above. Included in other assets are $1,802,000 of restricted Federal Home Loan Bank Stock and $350,000 of stock in First National Banker's Bank.

      The Company owns Bank Owned Life Insurance ("BOLI") on certain key officers. The life insurance policies can be used to provide funding for liabilities associated with certain existing employee benefits. Income of $359,000 earned on the policies offset, to some extent, benefit expenses. Increases of $359,000 in the cash surrender value of the policies are recorded as a component of noninterest income.

      Total deposits increased $6.4 million to $157.5 million at December 31, 2004, compared to $151.1 million at December 31, 2003. The growth was primarily in the Bank's certificate of deposit accounts.

      Borrowings increased $7.7 million to $31.5 million at December 31, 2004. The increase was substantially the result of overnight borrowings to fund loan demand.

      Subordinated debentures of $6.0 million were recorded during the quarter ended June 30, 2004. The Company established FirstFed Statutory Trust I ("Trust"), a wholly-owned Delaware statutory business trust. The Company is the sole sponsor of the Trust and acquired the Trust's common securities. The Trust was created for the exclusive purpose of issuing 30-year Floating Rate Capital Securities ("Trust Preferred Securities") in the amount of $6,000,000 and using proceeds to purchase junior subordinated debentures issued by the Company. The securities quality as Tier I Capital for regulatory purposes and bear an interest rate equal to three-month LIBOR plus 2.63%. The proceeds from the offering are being used to fund internal and external growth.

      Stockholders' equity decreased $134,000 to $18.4 million at December 31, 2004. The net decrease in equity during the year ended December 31, 2004, was primarily attributable to dividends declared of $836,000, or $.35 per share and a decrease in fair value of investments. This was partially offset by earnings of $765,000 and stock totaling $142,000 issued under the Dividend Reinvestment Plan and upon the exercise of stock options.

      General Results of Operations

      Net income for the year ended December 31, 2004, was $765,000, an increase of $362,000 from the prior year's amount of $403,000. The increase was the result of several components including an increase in net interest income related to growth and an increase in interest rate spread. Also contributing to the increase was a decrease in the provision for loan losses and increase in noninterest income, offset by an increase in noninterest expense.

      Interest Income

      Total interest income increased to $9.9 million for the year ended December 31, 2004, from $9.0 million for the year ended December 31, 2003. This increase was primarily the result of an increase in the average yield on interest earning assets to 5.4% during the year ended December 31, 2004, from 5.3% for the year ended December 31, 2003.

      Interest on loans increased $1.2 million to $8.7 million for the year ended December 31, 2004, from $7.5 million for the year ended December 31, 2003. The average balance of loans between years increased as a result of portfolio originations. There was a decrease in the average yield on loans to 5.7% for the year ended December 31, 2004, from 6.1% for the year ended December 31, 2003.

      Interest earned on securities decreased $211,000 to $1.1 million for the year ended December 31, 2004, from $1.3 million for the year ended December 31, 2003. The decrease was primarily the result of a reduction in the average yield on investments to 4.4% for the year ended December 31, 2004, compared to 4.9% for the year ended December 31, 2003, plus a decrease in the average balance on investments.

      Interest on federal funds sold and interest-bearing deposits decreased $146,000 to $13,000 for the year ended December 31, 2004, from $159,000 for the year ended December 31, 2003. This decrease was primarily attributable to a decrease in average yield to 0.4% for the year ended December 31, 2004, from 0.8% for the year ended December 31, 2003, in addition to a decrease in the average balance of federal funds sold and interest-bearing deposits.

      Interest Expense

      Total interest expense for the year ended December 31, 2004, was $4.2 million compared to $4.0 million for the year ended December 31, 2003. Interest expense on borrowings increased substantially as a result of increased overnight borrowings plus the issuance of Trust Preferred securities. On the other hand, interest expense on deposits for the year ended December 31, 2004, was $3.0 million compared to $3.1 million for the year ended December 31, 2003. This decrease was primarily the result of a decrease in the average rate paid on deposits to 1.9%, from 2.1% for the year ended December 31, 2003. The average balance of deposits increased between fiscal 2004 and fiscal 2003.

      Net Interest Income

      Net interest income for the year ended December 31, 2004, increased approximately $700,000, to $5.7 million from $5.0 million for the previous year. This increase was primarily attributable to an increase in the net interest spread to 3.1% from 2.9% in the prior period.

      Provision for Loan Losses

      The provision for loan losses is a function of the evaluation of the allowance for loan losses. Management increased the Company's total allowance for loan loss by a provision of approximately $700,000 during the year ended December 31, 2004, compared to $1.1 million during the year ended December 31, 2003. The Company's allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of underlying collateral.

      The Bank segregates its loan portfolio into problem and non-problem loans. The Bank then determines the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation of collateral fair value. The allowance for non-problem loans considers historical losses and other relevant factors. The allowances are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

      Noninterest Income

      Noninterest income for the year ended December 31, 2004, totaled $2.9 million as compared to $2.3 million for the year ended December 31, 2003. The increase was substantially the result of increases in deposit-related fee income associated with the implementation of an Overdraft Privilege Program.

      Noninterest Expense

      Noninterest expense for the year ended December 31, 2004, totaled $6.9 million, compared to $5.8 million for the year ended December 31, 2003. Salaries and employee benefits increased $248,000 for the year ended December 31, 2004, when compared to the prior year. The increase was partially the result of an increase in incentive pay when compared to the prior year and general increases in salaries and insurance. Office building and equipment expense for the year ended December 31, 2004, increased when compared to the prior year primarily as the result of the addition of the new Pelham location. Expenses related to real estate owned increased to $552,000 for the year ended December 31, 2004, compared to $187,000 recorded in the prior year. These costs were in a large part associated with completion of construction loan properties. Such properties are now under lease with a purchase option.

      Income Taxes

      Federal and state income tax increased $239,000, to $225,000 in the year ended December 31, 2004, from a benefit of $14,000 for the year ended December 31, 2003. The increase was primarily the result of the increased taxable net income for the year ended December 31, 2004, as compared to the year ended December 31, 2003. The net income before tax for the year ended December 31, 2004, was $990,000, but the taxable net income was reduced by BOLI tax-free income of $359,000 and other items.

       COMPARISON OF FINANCIAL CONDITION AS OF DECEMBER 31, 2003 AND 2002,
           AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
                                  2003 AND 2002

      Changes in Financial Condition

      During the third quarter ended September 30, 2003, the Bank acquired deposits and loans from a branch in Centreville, Alabama, from First Federal of the South. Approximately $8.3 million in deposits were assumed at a premium of 3%, or $250,000. Total loans of approximately $5.6 million were purchased and approximately $2.5 million in cash was received. The purchased branch was merged into the Bank's existing Centreville branch enabling the Bank to maximize utilization of the existing Centreville branch.

      Cash and cash equivalents decreased $17.8 million, or 70.1%, to $7.6 million at December 31, 2003, compared to $25.4 million at December 31, 2002. The decrease in cash and cash equivalents was primarily the result of an increase in portfolio loan originations.

      Securities available-for-sale increased slightly to $29.4 million at December 31, 2003. The increase was the result of securities purchases of $13.6 million, offset by maturities and calls totaling $7.3 million and sales of $6.0 million. There was also a slight decrease in fair value.

      Loans receivable, net, at December 31, 2003, were $136.1 million, an increase of $31.8 million, or 30.5%, from $104.3 million at December 31, 2002. The increase in loans receivable, net, was substantially due to the increased portfolio originations in connection with a new treasury-based, adjustable-rate commercial mortgage program. The increase is also attributable to $5.6 million in loans acquired in connection with the branch purchase discussed above.

      The Company's consolidated allowance for loan losses increased to $1.4 million at December 31, 2003, from $1.1 million at December 31, 2002. This increase of $300,000 was primarily due to a provision of $1.1 million, less charge-offs over recoveries of $800,000, to maintain the allowance at a level believed appropriate to cover losses inherent in the portfolio. Nonperforming loans, which represents nonaccruing loans, at December 31, 2003, decreased to $289,000, or 0.2% of loans receivable, from $419,000, or 0.4% of loans receivable at December 31, 2002.

      Land, building, and equipment, net, increased $643,000, or 15.1%, to $4.9 million at December 31, 2003. The increase is primarily the result of construction in process on a new and expanded Pelham branch location. The new building is needed as a result of growth at that location. The current Pelham facility is under lease which expires in May 2004.

      Real estate owned was $4.2 million at December 31, 2003, an increase of $2.3 million from December 31, 2002, as a result of foreclosures, net of
dispositions.   The  increase  is  primarily  the  result  of  three  commercial foreclosures of one borrower, totaling approximately $2.5 million, during the fourth quarter of 2003. Real estate owned is recorded at the lower of cost or the fair value less estimated cost to dispose.

      The Company owns Bank Owned Life Insurance ("BOLI") on certain key officers. The life insurance policies can be used to provide funding for liabilities associated with certain existing employee benefits. Income of $368,000 earned on the policies offset, to some extent, benefit expenses. Increases of $368,000 in the cash surrender value of the policies are recorded as a component of noninterest income.

      Total deposits increased $11.2 million to $151.1 million at December 31, 2003, compared to $139.9 million at December 31, 2002. This increase was substantially the result of the purchase of a branch in Centreville, Alabama, with total deposits of $8.3. The remaining growth was primarily in the Bank's deposit transaction accounts.

      Borrowings increased $5.8 million to $23.8 million at December 31, 2003. The increase was substantially the result of overnight borrowings to fund loan demand.

      Stockholders' equity decreased $256,000 to $18.6 million at December 31, 2003. The net decrease in equity during the year ended December 31, 2003, was primarily attributable to dividends declared of $800,000, or $.35 per share, partially offset by earnings of $403,000 and stock totaling $262,000 issued under the Dividend Reinvestment Plan and upon the exercise of stock options.

      General Results of Operations

      Net income for the year ended December 31, 2003, was $403,000, an increase of $202,000 from the prior year's amount of $201,000. The increase was substantially the result of a decrease in the provision for loan losses, offset by a decrease in net interest income primarily related to a decrease in the interest rate spread.

      Interest Income

      Total interest income decreased to $9.0 million for the year ended December 31, 2003, from $10.7 million for the year ended December 31, 2002. This decrease was primarily the result of a decrease in the average yield on interest earning assets to 5.3% during the year ended December 31, 2003, from 6.4% for the year ended December 31, 2002.

      Interest on loans decreased $956,000 to $7.5 million for the year ended December 31, 2003, from $8.4 million for the year ended December 31, 2002. There was a decrease in the average yield on loans to 6.1% for the year ended December 31, 2003, from 7.9% for the year ended December 31, 2002. The average balance of loans between years increased as a result of portfolio originations.

      Interest earned on securities decreased $543,000 to $1.4 million for the year ended December 31, 2003, from $1.9 million for the year ended December 31, 2002. The decrease was primarily the result of a reduction in the average yield on investments to 4.9% for the year ended December 31, 2003, compared to 5.8% for the year ended December 31, 2002 plus a decrease in the average balance on investments.

      Interest on federal funds sold and interest-bearing deposits decreased $161,000 to $159,000 for the year ended December 31, 2003, from $320,000 for the year ended December 2002. This decrease was primarily attributable to a decrease in average yield to 0.8% for the year ended December 31, 2003, from 1.2% for the year ended December 31, 2002, in addition to a decrease in the average balance of federal funds sold and interest-bearing deposits. The Company has decreased the high amount of cash and cash equivalents during 2003 through increased loan originations.

      Interest Expense

      Total interest expense for the year ended December 31, 2003, was $4.0 million compared to $4.9 million for the year ended December 31, 2002. Interest expense on deposits for the year ended December 31, 2003, was $3.1 million compared to $4.0 million for the year ended December 31, 2002. This decrease was primarily the result of a decrease in the average rate paid on deposits to 2.1%, from 2.8% for the year ended December 31, 2002. The average balance of deposits increased between fiscal 2003 and fiscal 2002. Interest expense on borrowings increased as a result of the interest on a line of credit which had an average balance outstanding during fiscal 2003 of $1.0 million, compared to $500,000 in fiscal 2002.

      Net Interest Income

      Net interest income for the year ended December 31, 2003, decreased approximately $800,000, to $5.0 million from $5.8 million for the previous year. This decrease was primarily the result of a decrease in the net interest spread to 2.9% from 3.3% in the prior period.

      Provision for Loan Losses

      The provision for loan losses is a function of the evaluation of the allowance for loan losses. Management increased the Company's total allowance for loan loss by a provision of $1.1 million during the year ended December 31, 2003 compared to $2.0 million during the year ended December 31, 2002. The Company's allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of underlying collateral.

      The Bank segregates its loan portfolio into problem and non-problem loans. The Bank then determines the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation or collateral fair value. The allowance for non- problem loans considers historical losses and other relevant factors. The allowance are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

      During 2002, the Company's primary subsidiary financial institution, a federal savings bank, was merged with and into a separate subsidiary with a commercial state bank charter. In connection with the merger, the State Superintendent required that First Financial change certain methodologies previously used to evaluate loan losses, which resulted in additional loan loss provisions in order to maintain the allowance at a level believed appropriate to absorb losses inherent in the portfolio. Also, loan charge-offs were recorded which resulted in additional loan loss provisions. The Company continually evaluates its credit risk and makes provisions for loan losses as deemed appropriate in the period incurred.

      Noninterest Income

      Noninterest income for the year ended December 31, 2003, totaled $2.3 million as compared to $2.2 million for the year ended December 31, 2002. The increase was primarily the result of increases in fee income and fees from loans sold in the secondary market. There was also a slight increase in income due to increases in cash surrender value changes on BOLI.

      Noninterest Expense

      Noninterest expense for the year ended December 31, 2003, totaled $5.8 million, compared to $5.9 million for the year ended December 31, 2002. Salaries and employee benefits increased $169,000 for the year ended December 31, 2003, when compared to the prior year. The increase was substantially the result of an increase in incentive pay when compared to the prior year. During 2002, the Company recorded a nonrecurring pension expense of $238,000, related to the payment of a pension obligation. In accordance with FASB No. 88, a Settlement resulted in an accelerated expense charge caused by the extremely low interest rates and pension plan performance being less than estimated. Office building and equipment expense for the year ended December 31, 2003, increased slightly when compared to the prior year primarily as the result of the addition of the new Hueytown location. Data processing expense for the year ended December 31, 2003, decreased slightly when compared to the prior year, substantially as a result of efficiencies in data processing resulting from the merger of the subsidiary financial institutions. The decrease in other operating expenses resulted from merger-related expenses of approximately $185,000 recorded in fiscal 2002.

      Income Taxes

      Federal and state income tax benefits decreased $87,000, to a benefit of $14,000 in the year ended December 31, 2003, from a benefit of $101,000 for the year ended December 31, 2002. The decrease in the benefit was primarily the result of the increased taxable net income for the year ended December 31, 2003, as compared to the year ended December 31, 2002. The net income before tax for the year ended December 31, 2003, was $389,000, but the taxable net income was reduced by BOLI tax-free income of $368,000 and other items, which resulted in the recording of a tax benefit.

      Forward-Looking Statements

      This report, including Management's Discussion and Analysis, includes certain forward-looking statements addressing, among other things, the Company's prospects for earnings, asset growth and net interest margin. Forward-looking statements are accompanied by, and identified with, such terms as "anticipates," "believes," "expects," "intends," and similar phrases. Management's expectations for the Company's future necessarily involve a number of assumptions and estimates. Factors that could cause actual results to differ from the expectations expressed herein are: substantial changes in interest rates, changes in the general economy, and changes in the Company's strategies for credit-risk management, interest-rate risk management and investment activities. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.

ITEM 7. FINANCIAL STATEMENTS:
        ---------------------

The reports of independent registered public accounting firm and consolidated financial statements are included herein (beginning on page A-1).

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
        ---------------------------------------------------------------
        FINANCIAL DISCLOSURE:
        ---------------------

None.

ITEM 8A. CONTROLS AND PROCEDURES:
         ------------------------

The Company carried out an evaluation under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and the Company's Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures as of December 31, 2004, pursuant to Exchange Act Rule 13a-15(b). Based upon that evaluation, the Company's Chief Executive Officer and the Company's Chief Financial Officer concluded that the Company's disclosure controls and procedures, as designed and implemented, are effective in alerting them in a timely manner to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company's periodic SEC filings.

In addition, the company reviewed its internal controls. There has been no change in the Company's internal control over financial reporting during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect the Company's internal control over financial reporting.

Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed by the Company under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to the Company's management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Disclosure controls include internal controls that are designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported.

Any control system, no matter how well conceived and operated, can provide only reasonable assurance that its objectives are achieved. The design of a control system inherently has limitations, including the controls' cost relative to their benefits. Additionally, controls can be circumvented. No cost-effective control system can provide absolute assurance that all control issues and instances of fraud, will be detected.

Effective as of December 31, 2005, the company will become subject to Section 404 of The Sarbanes-Oxley Act of 2002. Section 404 requires management to assess and report on the effectiveness of the Company's internal controls over financial reporting. Additionally, it requires the Company's independent registered public accounting firm to report on management's assessment as well as report on its own assessment of the effectiveness of the Company's internal controls over financial reporting. Management is currently establishing policies and procedures to assess and report on internal controls, and will retain an outside firm to assist it in determining the effectiveness of the Company's internal controls over financial reporting.

ITEM 8B. OTHER INFORMATION:
         ------------------

Not applicable.

                                    PART III

ITEM 9. DIRECTORS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a)
        -----------------------------------------------------------------------
        OF THE EXCHANGE ACT:
        --------------------

The information contained under the section captioned "Proposal I--Election of Directors" in the Company's definitive proxy statement for the Company's annual meeting of stockholders (the "Proxy Statement") is incorporated herein by reference.

Information regarding Forms 3, 4 or 5 filers is incorporated by reference to the section in the Proxy Statements entitled "Section 16(a) Beneficial Ownership Reporting Compliance."

The Company has adopted a Code of Ethics that applies to all employees, including without exception, the principal executive officer, principal financial officer, principal accounting officer and/or controller, or persons performing similar functions.

The Company has adopted a Nominating and Corporate Governance Committee Charter.

The Company has adopted an Audit Committee Charter which was amended in December, 2004.

The Code of Ethics, Audit Committee Charter and Nominating and Corporate Governance Committee Charter are not currently available on the Company's website. The Code of Ethics was included as an exhibit to the Company's annual Report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee Charter, as amended, is attached as Appendix A to the Company's definitive proxy statement in connection with the 2005 Annual Meeting. The Nominating and Corporate Governance Committee Charter was attached as Appendix B to the Company's definitive proxy statement dated March 22, 2004.

ITEM 10. EXECUTIVE COMPENSATION:
         -----------------------

The information contained in the sections in the Proxy Statement captioned "Proposal I--Election of Directors --Executive Compensation and Other Benefits" and "--Directors' Compensation" in the Proxy Statement is incorporated herein by reference.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
         ------------------------------------------------------------------
         RELATED STOCKHOLDER MATTERS:
         ----------------------------

(a)   Equity Compensation Plans -

      Information required by this item is incorporated herein by reference to the section in the Proxy Statement captioned "Equity Compensation Plans".

(b)   Security Ownership of Certain Beneficial Owners -

      Information required by this item is incorporated herein by reference to the section in the Proxy Statement captioned "Security Ownership of Certain Beneficial Owners and Management."

(c)   Security Ownership of Management -

      Information required by this item is incorporated herein by reference to the sections in the Proxy Statement captioned "Proposal I--Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement.

(d)   Changes in Control -

      Management of the Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:
         -----------------------------------------------

The information required by this item is incorporated herein by reference to the section captioned "Proposal I--Election of Directors -- Transactions with Management" in the Proxy Statement.

ITEM 13. EXHIBITS:
         ---------

      Exhibits-The following is a list of exhibits filed as part of this Annual Report on Form 10-KSB and is also the 0xhibit Index:

      3.1   Certificate of Incorporation of FirstFed Bancorp, Inc. (A)

      3.2   Bylaws of FirstFed Bancorp.Inc. (A)

      4.0   Stock Certificate of FirstFed Bancorp, Inc. (A)

      10.01 First Federal Savings Bank Outside Directors' Recognition and Retention Plan and Trust Agreement (C)

      10.02 First Federal Savings Bank Recognition and Retention Plan and Trust Agreement "B" (C)

      10.03 FirstFed Bancorp, Inc. 1991 Incentive Stock Option Plan (C)

      10.04 FirstFed Bancorp, Inc. 1991 Stock Option Plan for Outside Directors as amended (C) 10.05 Form of Indemnification Agreement (B)

      10.06 FirstFed Bancorp, Inc. Deferred Compensation Plan, as amended (E)

      10.07 FirstFed Bancorp, Inc. Incentive Compensation Plan, as amended (D)

      10.08 Employment Agreement dated January 1, 1996 by and between FirstFed Bancorp, Inc. and B. K. Goodwin, III, as amended (D)

      10.09 Employment Agreement dated January 1, 1996 by and between First Financial Bank (formerly First Federal Savings Bank) and B. K. Goodwin, III, as amended (D)

      10.10 Employment Agreement dated January 1, 1996 by and between FirstFed Bancorp, Inc., First Financial Bank (formerly First Federal Savings
            Bank) and Lynn J. Joyce, as amended (D)

      10.11 FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan, as amended (D)

      10.12 FirstFed Bancorp, Inc. 2001 Stock Incentive Plan (F)

      10.13 Placement Agreement dated as of June 7, 2004, among FirstFed Statutory Trust I, FirstFed Bancorp, Inc. and the placement agents.
            (H)

      10.14 Indenture dated as of June 8, 2004, between FirstFed Bancorp, Inc. and Wilmington Trust Company (H)

      11.0  Statement of Computation of Earnings Per Share

      14.0  FirstFed Bancorp, Inc. Code of Ethics (G)

      21.0  Subsidiaries of the Registrant (filed herewith)

      23.0 Consent of Independent Registered Public Accounting Firm (filed herewith)

      31.1 Certification of Chief Executive Officer Pursuant to Rule 13a-14(a)/15d-14(a)

      31.2 Certification of Chief Financial Officer Pursuant to Rule 13a-14(a)/15d-14(a)

      32.1  Section 1350 Certifications

      A. Incorporated herein by reference into this document from the Exhibits to the Form S-1 Registration Statement, filed on July 3, 1991.

      B. Incorporated herein by reference into this document from the Annual Report on Form 10-K for the year ended March 31, 1993.

      C. Incorporated herein by reference into this document from the Annual Report on Form 10-K for the year ended March 31, 1994.

      D. Incorporated herein by reference into this document from the Annual Report on Form 10-KSB for the year ended March 31, 1998.

      E. Incorporated herein by reference into this document from the Annual Report on Form 10-KSB for nine months ended December 31, 1998.

      F. Incorporated herein by reference into this document from the Annual Report on Form 10-KSB for the year ended December 31, 2000.

      G. Incorporated herein by reference into this document from the Exhibits to the Annual Report on Form 10- KSB for the year ended December 31, 2003.

      H. Incorporated herein by reference into this document from the Exhibits to the Current Report on Form 8-K dated June 8, 2004.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES:
         ---------------------------------------

The information required by this item is incorporated herein by reference to the sections captured "Independent Auditors" in the Proxy Statement.

                                   SIGNATURES
                                   ----------

In accordance with Section 13 or 15 (d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  FIRSTFED BANCORP, INC.


Date: March 18, 2005              /s/ B. K. Goodwin, III
      ----------------            ----------------------------------------------
                                  B. K. Goodwin, III
                                  Chairman of the Board, Chief Executive Officer
                                  and President

In accordance with the Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ B. K. Goodwin, III      Chairman of the Board,       Date: March 18, 2005
-------------------------     Chief Executive Officer          -----------------
B. K. Goodwin, III            and President


/s/ Lynn J. Joyce           Chief Financial Officer,     Date: March 18, 2005
-------------------------     Executive Vice President,        -----------------
Lynn J. Joyce                 Secretary and Treasurer


/s/ Fred T. Blair           Director                     Date:  March 18, 2005
-------------------------                                      -----------------
Fred T. Blair

/s/ James B. Koikos         Director                     Date:  March 18, 2005
-------------------------                                      -----------------
James B. Koikos

/s/ E. H. Moore, Jr.        Director                     Date:  March 18, 2005
-------------------------                                      -----------------
E. H. Moore, Jr.

/s/ James E. Mulkin         Director                     Date:  March 18, 2005
-------------------------                                      -----------------
James E. Mulkin

/s/ G. Larry Russell        Director                     Date:  March 18, 2005
-------------------------                                      -----------------
G. Larry Russell

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The Board of Directors
FirstFed Bancorp, Inc.

      We have audited the accompanying consolidated statements of financial condition of FirstFed Bancorp, Inc. and subsidiaries (the Company) as of December 31, 2004 and 2003, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FirstFed Bancorp, Inc. and subsidiaries as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                                KPMG LLP

Birmingham, Alabama
March 10, 2005

                             FIRSTFED BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        As of December 31, 2004 and 2003
               (Dollar amounts in thousands, except share amounts)

                                                                        2004               2003
                                                                     ----------        ----------
ASSETS
Cash and cash equivalents:
     Cash on hand and in banks                                       $    3,125        $    2,952
     Interest-bearing deposits in other banks                             1,489             4,440
     Federal funds sold                                                     176               229
                                                                     ----------        ----------
                                                                          4,790             7,621
Securities available-for-sale                                            22,941            29,395
Loans held for sale                                                         739             1,033
Loans receivable, net of allowance for loan losses
     of $1,684 and $1,397, respectively                                 161,841           136,099
Land, buildings and equipment, net                                        7,377             4,908
Bank owned life insurance                                                 6,368             6,009
Real estate owned                                                           986             4,216
Accrued interest receivable                                               1,134             1,095
Goodwill and other intangibles                                            1,167             1,216
Other assets                                                              7,100             2,619
                                                                     ----------        ----------
                                                                     $  214,443        $  194,211
                                                                     ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                        $  157,545        $  151,109
     Borrowings                                                          31,494            23,780
     Subordinated debentures                                              6,000                --
     Accrued interest payable                                               238               217
     Dividend payable                                                       168               166
     Other liabilities                                                      580               387
                                                                     ----------        ----------
                                                                        196,025           175,659
                                                                     ----------        ----------

Stockholders' equity:
     Preferred stock, $.01 par value, 1,000,000 shares
         authorized, none issued and outstanding                             --                --
     Common stock, $.01 par value, 10,000,000 shares
         authorized, 3,230,955 issued and 2,401,007
         outstanding at December 31, 2004 and 3,205,485
         issued and 2,375,537 outstanding at December 31, 2003               32                32
     Paid-in capital                                                      8,590             8,426
     Retained earnings                                                   15,976            16,047
     Deferred compensation obligation                                     2,114             1,969
     Deferred compensation treasury stock (240,036 shares
         at December 31, 2004 and 221,283 shares at
         December 31, 2003)                                              (2,114)           (1,969)
     Treasury stock, at cost (829,948 shares at December 31,
          2004 and 2003)                                                 (6,088)           (6,088)
     Unearned compensation                                                 (328)             (416)
     Accumulated other comprehensive income, net                            236               551
                                                                     ----------        ----------
                                                                         18,418            18,552
                                                                     ----------        ----------
                                                                     $  214,443        $  194,211
                                                                     ==========        ==========

        The accompanying notes are an integral part of these consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                 For the Years Ended December 31, 2004 and 2003
               (Dollar amounts in thousands, except share amounts)

                                                                   2004              2003
                                                               -----------       -----------
INTEREST INCOME
     Interest and fees on loans                                $     8,688       $     7,473
     Interest and dividends on securities
         Taxable                                                     1,139             1,350
         Tax exempt                                                     11                23
     Other interest income                                              13               159
                                                               -----------       -----------
         Total interest income                                       9,851             9,005
                                                               -----------       -----------

INTEREST EXPENSE
     Interest on deposits                                            2,957             3,137
     Interest on borrowings                                          1,233               900
                                                               -----------       -----------
         Total interest expense                                      4,190             4,037
                                                               -----------       -----------

     Net interest income                                             5,661             4,968
         Provision for loan losses                                     684             1,141
                                                               -----------       -----------
     Net interest income after provision for loan losses             4,977             3,827
                                                               -----------       -----------

NONINTEREST INCOME
     Service and other charges on deposit accounts                   2,253             1,457
     Gain on sale of investments                                         7               299
     Bank owned life insurance                                         359               368
     Other income                                                      293               215
                                                               -----------       -----------
         Total noninterest income                                    2,912             2,339
                                                               -----------       -----------

NONINTEREST EXPENSE
     Salaries and employee benefits                                  3,400             3,152
     Office building and equipment expense                             889               805
     Data processing expense                                           433               421
     Other operating expense                                         2,177             1,399
                                                               -----------       -----------
         Total noninterest expense                                   6,899             5,777
                                                               -----------       -----------

     Income before income taxes                                        990               389
         Provision (benefit) for income taxes                          225               (14)
                                                               -----------       -----------
NET INCOME                                                     $       765       $       403
                                                               ===========       ===========

AVERAGE NUMBER OF SHARES
     OUTSTANDING - BASIC                                         2,361,694         2,314,055
                                                               ===========       ===========
BASIC EARNINGS PER SHARE                                       $       .32       $       .17
                                                               ===========       ===========

AVERAGE NUMBER OF SHARES
     OUTSTANDING - DILUTED                                       2,385,184         2,355,219
                                                               ===========       ===========
DILUTED EARNINGS PER SHARE                                     $       .32       $       .17
                                                               ===========       ===========

DIVIDENDS DECLARED PER SHARE                                   $       .35       $       .35
                                                               ===========       ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                             FIRSTFED BANCORP, INC.
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                              COMPREHENSIVE INCOME
                 For the Years Ended December 31, 2004 and 2003
               (Dollar amounts in thousands, except share amounts)

                                                                                             Deferred
                                                                                Deferred      Compen-
                                                                                 Compen-      sation
                                           Common     Paid-In      Retained      sation      Treasury
                                            Stock     Capital      Earnings    Obligation      Stock
                                          --------    --------     --------    ----------    --------
BALANCE, December 31, 2002                $     32    $  8,159     $ 16,467     $  1,876     $ (1,876)
     Net income                                 --          --          403           --           --
     Change in unrealized fair value
         of securities available-
         for-sale, net of tax of
         ($123)                                 --          --           --           --           --

     Comprehensive income                       --          --           --           --           --

     Amortization of unearned
         compensation                           --          --           --           --           --
     Awards under stock plans                   --          30           --           --           --
     Exercise of stock options                  --         146           --           --           --
     Dividends declared ($.35
         per share)                             --          --         (823)          --           --
     Change in stock value of
         Employee Stock
         Ownership Plan                         --         (25)          --           --           --
     Purchase of Deferred
         Compensation Treasury Stock            --          --           --          116         (116)
     Distribution of Deferred
         Compensation Treasury Stock            --          --           --          (23)          23
     Stock issued under Dividend
         Reinvestment Plan                      --         116           --           --           --
                                          --------    --------     --------     --------     --------
BALANCE, December 31, 2003                $     32    $  8,426     $ 16,047     $  1,969     $ (1,969)
     Net income                                 --          --          765           --           --
     Change in unrealized fair value
         of securities available-
         for-sale, net of tax of
         ($169)                                 --          --           --           --           --

     Comprehensive income                       --          --           --           --           --

     Amortization of unearned
         compensation                           --          --           --           --           --
     Awards under stock plans                   --          26           --           --           --
     Exercise of stock options                  --          26           --           --           --
     Dividends declared ($.35
         per share)                             --          --         (836)          --           --
     Change in stock value of
         Employee Stock
         Ownership Plan                         --         (23)          --           --           --
     Purchase of Deferred
         Compensation Treasury Stock            --          --           --          159         (159)
     Distribution of Deferred
         Compensation Treasury Stock            --          --           --          (14)          14
     Stock issued under Dividend
         Reinvestment Plan                      --         135           --           --           --
                                          --------    --------     --------     --------     --------
BALANCE, December 31, 2004                $     32    $  8,590     $ 15,976     $  2,114     $ (2,114)
                                          ========    ========     ========     ========     ========

                                                                     Accumulated
                                                                        Other
                                                          Unearned     Compre-       Compre-
                                             Treasury      Compen-     hensive       hensive
                                               Stock       sation       Income       Income
                                             --------     --------   ----------     --------
BALANCE, December 31, 2002                   $ (6,088)    $   (518)    $    756
     Net income                                    --           --           --     $    403
     Change in unrealized fair value
         of securities available-
         for-sale, net of tax of
         ($123)                                    --           --         (205)        (205)
                                                                                    --------
     Comprehensive income                          --           --           --     $    198
                                                                                    ========
     Amortization of unearned
         compensation                              --          132           --
     Awards under stock plans                      --          (30)          --
     Exercise of stock options                     --           --           --
     Dividends declared ($.35
         per share)                                --           --           --
     Change in stock value of
         Employee Stock
         Ownership Plan                            --           --           --
     Purchase of Deferred
         Compensation Treasury Stock               --           --           --
     Distribution of Deferred
         Compensation Treasury Stock               --           --           --
     Stock issued under Dividend
         Reinvestment Plan                         --           --           --
                                             --------     --------     --------
BALANCE, December 31, 2003                   $ (6,088)    $   (416)    $    551
     Net income                                    --           --           --     $    765
     Change in unrealized fair value
         of securities available-
         for-sale, net of tax of
         ($169)                                    --           --         (315)        (315)
                                                                                    --------
     Comprehensive income                          --           --           --     $    450
                                                                                    ========
     Amortization of unearned
         compensation                              --          114           --
     Awards under stock plans                      --          (26)          --
     Exercise of stock options                     --           --           --
     Dividends declared ($.35
         per share)                                --           --           --
     Change in stock value of
         Employee Stock
         Ownership Plan                            --           --           --
     Purchase of Deferred
         Compensation Treasury Stock               --           --           --
     Distribution of Deferred
         Compensation Treasury Stock               --           --           --
     Stock issued under Dividend
         Reinvestment Plan                         --           --           --
                                             --------     --------     --------
BALANCE, December 31, 2004                   $ (6,088)    $   (328)    $    236
                                             ========     ========     ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2004 and 2003
                          (Dollar amounts in thousands)

                                                                                                         2004            2003
                                                                                                      ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                                       $     765       $     403
     Adjustments to reconcile net income to net cash provided by (used in)
         operating activities:
         Depreciation, amortization and accretion                                                           607             501
         Provision (credit) for deferred income taxes                                                      (108)           (179)
         Provision for loan losses                                                                          684           1,141
         Loan fees (cost) deferred, net                                                                     197             230
         Gain on sale of investments                                                                         (7)           (299)
         Gain on sale of fixed assets                                                                        (8)             --
         Loss on sale of real estate, net                                                                   142              70
         Origination of loans held for sale                                                             (11,558)        (19,656)
         Proceeds from the sale of loans held for sale                                                   11,852          20,852
         Provision for deferred compensation                                                                159             116
         Increase in surrender value of Bank Owned Life Insurance                                          (359)           (368)
     Decrease (increase) in operating assets, net of effects of purchase of branch in 2003:
         Accrued interest receivable                                                                        (39)            247
         Other assets                                                                                      (775)           (473)
     Increase (decrease) in operating liabilities, net of effects of purchase of branch in 2003:
         Accrued interest payable                                                                            21             (15)
         Other liabilities                                                                                  301             (44)
                                                                                                      ---------       ---------
             Net cash provided by operating activities                                                    1,874           2,526
                                                                                                      ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash acquired in purchase of branch, net                                                                --           2,458
     Proceeds from maturities, calls and repayments of securities available-for-sale                      8,968           7,269
     Proceeds from sale of securities available-for-sale                                                  3,000           6,048
     Purchase of securities available-for-sale                                                           (6,317)        (13,229)
     Proceeds from sale of real estate and repossessed assets                                             1,601           1,618
     Net loan originations                                                                              (24,186)        (31,514)
     Loans purchased                                                                                     (3,500)             --
     Capital expenditures                                                                                (3,590)           (963)
                                                                                                      ---------       ---------
         Net cash used in investing activities                                                          (24,024)        (28,313)
                                                                                                      ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase in deposits, net                                                                            6,436           2,878
     Repayment of borrowings                                                                           (106,395)         (5,250)
     Proceeds from borrowings                                                                           114,109          11,025
     Proceeds from issuance of trust preferred securities                                                 6,000              --
     Proceeds from exercise of stock options                                                                 26             146
     Proceeds from dividend reinvestment                                                                    135             116
     Cash dividends paid                                                                                   (833)           (823)
     Purchase of treasury stock for Deferred Compensation Plan                                             (159)           (116)
                                                                                                      ---------       ---------
         Net cash provided by financing activities                                                       19,319           7,976
                                                                                                      ---------       ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                                (2,831)        (17,811)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                            7,621          25,432
                                                                                                      ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                              $   4,790       $   7,621
                                                                                                      =========       =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

1.    SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

      Organization and Basis of Presentation

      FirstFed Bancorp, Inc. (the "Company") is the holding company and sole shareholder of First State Corporation ("FSC"). FSC is the sole shareholder of First Financial Bank (the "Bank"). There are no material assets in FSC except for the investment in the Bank. The accompanying consolidated financial statements include the accounts of the Company, the Bank and FSC. All significant intercompany balances and transactions have been eliminated in consolidation.

      Nature of Operations

      The Bank, through eight branch offices located in Alabama, is engaged in a full range of banking services. Those services consist of providing various deposit opportunities to customers and originating 1-4 family mortgage loans, commercial real estate loans, commercial and installment loans. These services are provided in portions of the Birmingham metropolitan areas and counties surrounding its south and west borders.

      Pervasiveness of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The primary estimate herein is the allowance for loan losses.

      Securities

      The  Company  classifies   securities  as  either   available-for-sale  or
held-to-maturity based on management's intent at the time of purchase and the Company's ability to hold such securities to maturity.

      Securities designated as available-for-sale are carried at fair value. The unrealized difference between amortized cost and fair value of securities available-for-sale is excluded from earnings and is reported net of deferred taxes as a component of stockholders' equity in accumulated other comprehensive income. This caption includes securities that management intends to use as part of its asset/liability management strategy or that may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, or for other purposes. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method.

      Restricted stock consists primarily of Federal Home Loan Bank ("FHLB") stock, a required stock holding, and is carried at cost, as there is no readily available market for these shares and management believes fair value approximates cost.

      Premiums and discounts are recognized in interest income using a method that approximates the effective interest method.

      Loans Held for Sale

      Loans held for sale are recorded at the lower of amortized cost or fair value, as such loans are not intended to be held to maturity. As of December 31, 2004 and 2003, loans held for sale consisted of mortgage loans that have been committed for sale to third-party investors.

      Loans Receivable

      Loans receivable are stated at unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees and costs. Interest is credited to income based upon the recorded investment.

      The accrual of interest on loans is discontinued when a loan becomes 90 days past due and, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed against current income unless the collateral for the loan is sufficient to cover the unpaid principal and accrued interest. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

      Interest income recognized on nonaccrual loans outstanding at December 31, 2004 and 2003, would have increased by approximately $11,000 and $15,000, respectively, had interest income been recorded under the original terms of the loan. Interest income on non-performing loans included in interest income for the year ended December 31, 2004 and 2003, was approximately $14,000 and $8,000, respectively.

      Allowance for Loan Losses

      The allowance for loan losses is maintained at levels which management considers adequate to absorb losses currently in the loan portfolio at each reporting date. Management's estimation of this amount includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class, the estimated value of underlying collateral, and the balance of any impaired loans (generally considered to be nonperforming loans, excluding residential mortgages and other homogeneous loans). Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from estimations; however, the allowance is reviewed periodically and as adjustments become necessary they are reported in earnings in the periods in which they become known. Specific allowances for impaired loans are based on comparisons of the carrying values of the loans to the present value of the loans' estimated cash flows at each loan's original effective interest rate, the fair value of the collateral, or the loans' observable market prices. The Company had $332,000 and $289,000 of loans designated as impaired at December 31, 2004 and 2003, respectively. The average investment in impaired loans for the years ended December 31, 2004 and 2003 was $413,000 and $794,000, respectively.

      Loan Origination Fees and Related Costs

      Nonrefundable fees associated with loan originations, net of direct costs associated with originating loans, are deferred and amortized over the contractual lives of the loans or the repricing period for certain loans using the level yield method. Such amortization is reflected in "Interest and fees on loans" in the accompanying Consolidated Statements of Income. Loan commitment fees are recognized in income upon expiration of the commitment period, unless the commitment results in the loan being funded.

      Goodwill

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations, which requires that the purchase method of accounting be used for all business combinations after June 30, 2001, and SFAS 142, Goodwill and Other Intangible Assets, which changed the accounting for goodwill from an amortization method to an impairment-only approach. Upon adoption of SFAS 142 on January 1, 2002, the Company ceased amortizing goodwill. Based on the initial goodwill impairment test completed on January 1, 2002, as required by SFAS 142, no goodwill impairment was indicated. In addition, the goodwill impairment testing completed during the years ended December 31, 2004 and 2003, indicated there was no goodwill impairment. Therefore, the Company had no changes in the carrying amount of goodwill from December 31, 2003 to December 31, 2004.

      Long-Lived Assets

      Land is stated at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation is provided at straight-line rates over the estimated service lives of the related property (15-50 years for buildings and improvements and 3-10 years for furniture and equipment). Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and improvements are capitalized and written off through depreciation and amortization charges. Equipment retired or sold is removed from the asset and related accumulated depreciation accounts, and any profit or loss resulting therefrom is reflected in "other operating expense" in the accompanying Consolidated Statements of Income.

      The Company continually evaluates whether events and circumstances have occurred that indicate that such long-lived assets have been impaired. Measurement of any impairment of such long-lived assets is based on those assets' fair values and is recognized through a charge to the income statement. There were no significant impairment losses recorded during either period reported herein.

      Mortgage Servicing Rights

      The Company from time to time sells its originated loans into the secondary market. During 2002, the Company sold approximately $10 million of mortgage loans to Federal National Mortgage Association ("FNMA"). For FNMA sales, mortgage servicing rights ("MSRs") are capitalized based on relative fair values of the mortgages and MSRs when the mortgages are sold and the servicing is retained.

      For the valuation of MSRs, management obtains external information, evaluates overall portfolio characteristics and monitors economic conditions to arrive at appropriate prepayment speeds and other assumptions. Impairment is recognized for the amount by which MSRs exceed their fair value. The Company amortizes MSRs over the estimated lives of the underlying loans in proportion to the resultant servicing income stream.

      Derivatives

      The Bank uses derivatives to hedge interest rate exposures by mitigating the interest rate risk of mortgage loans held for sale and mortgage loans in process. The Bank regularly enters into derivative financial instruments in the form of forward contracts, as part of its normal asset/liability management strategies. The Bank's obligations under forward contracts consist of "best effort" commitments to deliver mortgage loans originated in the secondary market at a future date. Interest rate lock commitments related to loans that are originated for later sale are classified as derivatives. In the normal course of business, the Bank regularly extends these rate lock commitments to customers during the loan origination process. The fair values of the Bank's forward contracts and rate lock commitments to customers as of December 31, 2004 and 2003, were not material.

      Comprehensive Income

      Comprehensive income is the total of net income and unrealized gains and losses on securities available-for-sale, net of income taxes. Comprehensive income is displayed in the accompanying Consolidated Statements of Stockholders' Equity. There were sales and calls of securities available-for-sale during the years ended December 31, 2004 and 2003; however, the net realized gains/losses were not material.

      Statements of Cash Flows

      For purposes of presenting the Consolidated Statements of Cash Flows, the Company considers cash on hand and in banks, interest-bearing deposits in other banks and federal funds sold to be cash and cash equivalents.

                                                                           2004         2003
                                                                         -------       -------
      SUPPLEMENTAL CASH FLOW INFORMATION:                                    (In thousands)
        Cash paid during the period for-
           Income taxes                                                  $   250       $   271
           Interest                                                        4,169         4,052
        Non-cash transactions-
           Transfers of loans receivable to real estate owned              1,268         4,552
           Noncash compensation under stock plans                             26            30
           Noncash distribution of Deferred Compensation Stock               (14)          (23)
           Transfer of real estate owned to other assets                   3,498            --
           Acquisition of loans in branch purchase                            --         5,600
           Acquisition of deposits in branch purchase                         --         8,300

      Earnings Per Share

      Basic earnings per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock are exercised or converted into common stock. A reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation is as follows:

                                               Year Ended                                    Year Ended
                                           December 31, 2004                              December 31, 2003
                              ------------------------------------------      ------------------------------------------
                                                Dilutive                                      Dilutive
                                               Effect of                                      Effect of
                                                Options                                        Options
                                 Basic          Issued          Diluted          Basic          Issued          Diluted
                              ----------      ----------      ----------      ----------      ----------      ----------
Net income                    $  765,000              --      $  765,000      $  403,000              --      $  403,000
Shares available to
     common stockholders       2,361,694          23,490       2,385,184       2,314,055          41,164       2,355,219
                              ----------      ----------      ----------      ----------      ----------      ----------
Earnings Per Share            $     0.32              --      $     0.32      $     0.17              --      $     0.17
                              ==========      ==========      ==========      ==========      ==========      ==========

      Options to purchase 160,934 and 33,094 shares of common stock at prices in excess of the average market price were outstanding at December 31, 2004 and 2003, respectively, but not included in the computation of diluted EPS. There were 26,359 and 35,145 shares of common stock held by the Employee Stock Ownership Plan and unallocated at December 31, 2004 and 2003, respectively. These shares are outstanding but not included in the computation of earnings per share.

      Stock-Based Compensation

      In accordance with the provisions of SFAS No. 123R, Accounting for Stock-Based Compensation, the Company has elected to continue to apply APB Opinion 25 and related Interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost for options granted at market value. If the Company had elected to recognize compensation cost for options granted during the years ended December 31, 2004 and 2003, based on the fair value of the options granted at the grant date as required by SFAS No. 123, net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands except share amounts):

                                                              2004        2003
                                                            -------     -------

            Net income - as reported                        $   765     $   403
            Stock-based compensation expense, net of tax        (88)        (96)
                                                            -------     -------
            Net income - pro forma                          $   677     $   307
                                                            =======     =======
            Earnings per share - as reported - basic            .32         .17
            Earnings per share - pro forma - basic              .29         .13
            Earnings per share - as reported - diluted          .32         .17
            Earnings per share - pro forma - diluted            .28         .13

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                              2004         2003
                                                            -------      -------

            Expected dividend yield                            4.25%       4.17%
            Expected stock price volatility                      31%         31%
            Risk-free interest rate                            3.63%       3.20%
            Expected life of options                         5 years     5 years

     Recent Accounting Pronouncements

      At the November 2003 meeting of FASB's Emerging Issues Task Form ("EITF"), the EITF reached consensus on EITF Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus requires new disclosure requirements for holders of debt or marketable equity securities that are accounted for under SFAS 115, "Accounting for Certain Investment in Debt and Equity Securities." The new disclosure requirements relate to temporarily impaired investments and are effective for fiscal years ending after December 15, 2003. The requirements apply only to annual financial statements and comparative disclosures for prior periods are not required. The guidance also dictates when impairment is deemed to exist, provides guidance on determining if impairment is other than temporary, and directs how to calculate impairment loss. The Company adopted the EITF's recommendations on December 31, 2003, and has provided additional disclosures regarding any possible other-than-temporary impaired investments. Adoption of these recommendations did not have a material impact on the Company's financial position or results of operations.

      In September 2004, the EITF issued EITF 03-1-1, "Effective Date of Paragraphs 10-20 of EITF Issue 03-1, 'The Meaning of Other-Than-Temporary
Impairment and its Application to Certain Investments'", which delays the effective date of those paragraphs to be concurrent with the final issuance of EITF 03-1-a, "Implementation Guidance for the Application of Paragraph 16 of EITF 03-1, 'The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments'." EIFT 03-1-a is currently being debated by the FASB in regards to final guidance and effective date with a comment period that ended October 29, 2004. EITF 03-1, as issued, was originally effective for periods beginning after June 15, 2004. The Company anticipates that the adoption of EITF 03-1-1 or EITF 03-1-a will not have a material impact on the Company's financial position or results of operations.

      In December 2004, the FASB issued SFAS 123-R, "Share-Based Payment", which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS 123-R is effective for public entities that file as small business issuers in 2006.

      In December 2003, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 03-3, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer." SOP 03-3 requires loans acquired through a transfer, such as a business combination, where there are differences in expected cash flows and contractual cash flows due to part to credit quality be recognized at their fair value. The yield that may be accreted is limited to the excess of the investor's estimate of undiscounted expected principal, interest and other cash flows over the investor's initial investment in the loan. The excess of contractual cash flows over expected cash flows is not to be recognized as an adjustment of yield, loss accrual or valuation allowance. Valuation allowances can not be created nor "carried over" in the initial accounting for loans acquired in a transfer of loans with evidence of deterioration of credit quality since origination. However, valuation allowances for non-impaired loans acquired in a business combination can be carried over. This SOP is effective for loans acquired in fiscal years beginning after December 15, 2004, with early adoption encouraged. The Company does not believe the adoption of SOP 03-3 will have a material impact on the Company's financial position or results of operations.

      In December 2003, the FASB issued FASB Interpretation ("FIN") 46-R, "Consolidation of Variable Interest Entities- Revised." FIN46-R revises FIN 46, "Consolidation of Variable Interest Entities" which is an interpretation of Account-ing Research Bulletin 51, "Consolidated Financial Statements." FIN 46-R provides guidance regarding the consolidation of special purpose entities, and removed uncertainty over whether FIN 46 required consolidation or deconsolidation of special purpose entities that issue trust preferred securities. FIN 46-R clarified that even those entities that issue trust preferred securities with call options must be deconsolidated. FIN 46-R is effective for financial statements for periods ending after December 15, 2003, with no requirement for restatement of previous periods. The Company adopted FIN 46-R on December 31, 2004. Adoption of this Interpretation did not have a material impact on the Company's financial position or results of operations.

      Branch Purchase

      During September 30, 2003, the Bank purchased all loans and assumed all deposits of a branch in Centreville, Alabama from First Federal of the South. Approximately $8.3 million in deposits were assumed at a premium of 3%, or $250,000. Total loans of approximately $5.6 million were purchased and approximately $2.5 million in cash was received. This transaction enabled the Bank to expand and further utilize the existing Centreville branch.

2.    SECURITIES AVAILABLE-FOR-SALE:

      The amortized cost, approximate fair value and gross unrealized gains and losses of the Bank's securities as of December 31, 2004 and 2003, were as follows:

                                                                       SECURITIES AVAILABLE-FOR-SALE
                                   -------------------------------------------------------------------------------------------------
                                                        2004                                              2003
                                   ----------------------------------------------    -----------------------------------------------
                                                  Gross       Gross                                 Gross        Gross
                                   Amortized   Unrealized   Unrealized      Fair     Amortized   Unrealized   Unrealized      Fair
                                      Cost        Gain        (Loss)        Value       Cost        Gain         (Loss)       Value
                                   ---------   ----------   ----------    --------   ---------   ----------   ----------    --------
                                                                             (In thousands)
U. S. Government Agency
     securities                     $  6,534    $     --     $   (103)    $  6,431    $ 11,990    $     40     $     (9)    $ 12,021
Corporate Bonds                       14,815         462          (17)      15,260      15,014         821          (31)      15,804
Obligations of states and
     political subdivisions              200           7           --          207         200          12           --          212
Mortgage-backed securities             1,023          20           --        1,043       1,330          29           (1)       1,358
                                    --------    --------     --------     --------    --------    --------     --------     --------
                                    $ 22,572    $    489     $   (120)    $ 22,941    $ 28,534    $    902     $    (41)    $ 29,395
                                    ========    ========     ========     ========    ========    ========     ========     ========

      There were no securities held-to-maturity for the years ended December 31, 2004 and 2003.

      The amortized cost and estimated fair value of debt securities available-for-sale at December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Securities
                                                       Available-for-Sale
                                                      ----------------------
                                                     Amortized
                                                        Cost      Fair Value
                                                        ----      ----------
                                                          (In thousands)
            Due in one year or less                   $ 4,268      $ 4,333
            Due after one year through five years      15,559       15,635
            Due after five years through ten years         --           --
            Due after ten years                         1,722        1,930
                                                      -------      -------
                                                       21,549       21,898
            Mortgage-backed securities                  1,023        1,043
                                                      -------      -------
                                                      $22,572      $22,941
                                                      =======      =======

      Securities available-for-sale totaling $6,431,000 and $7,507,000 were pledged as collateral against certain public deposits at December 31, 2004 and 2003, respectively. Deposits associated with pledged securities had an aggregate balance of $6,047,000 and $6,387,000 at December 31, 2004 and 2003,
respectively.

      Proceeds from sales of available-for-sale securities were $3.0 million and $6.0 million in 2004 and 2003, respectively. Gross gains of $7,000 and $299,000 were realized on those sales in 2004 and 2003, respectively. There were no gross losses realized in 2004 or 2003.

      The following table shows the combined investments' gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004.

                               Less than 12 Months        12 Months or More               Total
                              --------------------      --------------------      --------------------
                                            Unrea-                    Unrea-                    Unrea-
                                Fair        lized         Fair        lized        Fair         lized
                               Value         Loss        Value         Loss        Value         Loss
                              -------      -------      -------      -------      -------      -------
                                                           (In thousands)
U.S. Government Agency
     securities               $ 5,446      $    88      $   985      $    15      $ 6,431      $   103
Corporate Bonds                 3,112           17           --           --        3,112           17
                              -------      -------      -------      -------      -------      -------
         Total                $ 8,558      $   105      $   985      $    15      $ 9,543      $   120
                              =======      =======      =======      =======      =======      =======

      At December 31, 2004, the Company had twelve individual investment positions that were in an unrealized loss position or impaired for the time frames indicated above. All of these investment positions' impairments are deemed not to be other-than-temporary impairments. The majority of the positions have experienced volatility in their market prices as a result of current market conditions, with no credit concerns related to the entities that issued the positions.

3.    LOANS RECEIVABLE:

      Loans receivable at December 31, 2004 and 2003, consisted of the following:

                                                      2004          2003
                                                    --------      --------
                                                        (In thousands)
            Mortgage loans:
                One-to-four family residential      $ 52,085      $ 53,468
                Commercial real estate                56,986        41,854
                Construction                          39,731        27,277
                Other                                    122           101
            Commercial loans                           7,907         7,485
            Consumer loans                             6,988         7,563
                                                    --------      --------
                                                     163,819       137,748
            Less --
                Allowance for loan losses              1,684         1,397
                Net deferred loan fees                   294           252
                                                    --------      --------
                                                    $161,841      $136,099
                                                    ========      ========

      Substantially all of the Bank's customers are located in the trade areas of Jefferson, Shelby and Bibb Counties in Alabama. Although the Bank has established underwriting standards, including a collateral policy that stipulates thresholds for loan to collateral values, the ability of its borrowers to meet their obligations is dependent upon local economic conditions.

      In the ordinary course of business, the Bank makes loans to officers, directors, employees and other related parties. These loans are made on substantially the same terms as those prevailing for comparable transactions with others. Such loans do not involve more than normal risk of collectibility nor do they present other unfavorable features. The amounts of such related party loans at December 31, 2004 and 2003, were $3,010,000 and $2,997,000, respectively. During the year ended December 31, 2004, new loans totaled $3,409,000, repayments were $3,305,000 and loans to parties who are no longer related totaled $91,000.

      An analysis of the allowance for loan losses is detailed below.

                                               For the Year Ended December 31,
                                               -------------------------------
                                                   2004                2003
                                                 --------            --------
                                                         (In thousands)
            Balance, beginning of period         $  1,397            $  1,059
            Provision                                 684               1,141
            Charge-offs                              (470)               (882)
            Recoveries                                 73                  79
                                                 --------            --------
            Balance, end of period               $  1,684            $  1,397
                                                 =======             ========

4.    MORTGAGE SERVICING RIGHTS:

      Loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balance of mortgage loans serviced were $3,699,000 and $5,408,000 at December 31, 2004 and 2003, respectively. The loans are subserviced by a third party.

      The balance of capitalized servicing rights included in "other assets" in the Consolidated Statements of Financial Condition at December 31, 2004 and 2003, was $60,000 and $75,000, respectively. The servicing rights are recorded at cost which approximates fair value. The following summarizes mortgage servicing rights.

                                                        2004           2003
                                                     ---------       ---------
                                                           (In thousands)
            Beginning balance                        $      75       $     102
            Amortization                                   (15)            (27)
                                                     ---------       ---------
            Ending balance                           $      60       $      75
                                                     =========       =========

5.    LAND, BUILDINGS AND EQUIPMENT:

      Land, buildings and equipment at December 31, 2004 and 2003, are summarized as follows:

                                                        2004           2003
                                                     ---------       ---------
                                                           (In thousands)
            Land                                     $   3,465       $   1,656
            Buildings and improvements                   4,333           3,644
            Furniture and equipment                      2,550           2,314
                                                     ---------       ---------
                                                        10,348           7,614
                 Less: Accumulated depreciation          2,971           2,706
                                                     ---------       ---------
                                                     $   7,377       $   4,908
                                                     =========       =========

6.    REAL ESTATE OWNED:

      Real estate owned was $986,000 and $4,216,000 at December 31, 2004 and 2003, respectively. Real estate owned includes real estate acquired through foreclosure or deed taken in lieu of foreclosure. These amounts are recorded at the lower of the loan balance prior to foreclosure, plus certain costs incurred for improvements to the property ("cost") or fair value less estimated costs to sell the property. Any write-down from the cost to fair value required at the time of foreclosure is charged to the allowance for loan losses. Subsequent write-downs and gains or losses recognized on the sale of these properties are included in noninterest income or expense.

7.    GOODWILL AND OTHER INTANGIBLE ASSETS:

      Total goodwill at December 31, 2004 and 2003, was $983,000. The core deposit intangible asset was $184,000 and $233,000 at December 31, 2004 and 2003, respectively. Amortization expense was $49,000 and $17,000 for 2004 and 2003, respectively. Estimated amortization expense related to core deposit intangible assets for the next five years is as follows: $50,000 in 2005, $50,000 in 2006, $50,000 in 2007, and $34,000 in 2008.

8.    DEPOSITS:

      Deposits at December 31, 2004 and 2003, were as follows:

                                                        2004           2003
                                                     ---------       ---------
                                                           (In thousands)

            Transaction accounts                     $  36,384       $  35,844
            Savings accounts                            26,872          25,519
            Savings certificates                        94,289          89,746
                                                     ---------       ---------
                                                     $ 157,545       $ 151,109
                                                     =========       =========

      The aggregate amount of jumbo savings certificates with a minimum denomination of $100,000 was $25,256,000 and $19,711,000 at December 31, 2004
and 2003, respectively.

      At December 31, 2004 and 2003, the scheduled maturities of savings certificates were as follows:

                                                        2004           2003
                                                     ---------       ---------
                                                           (In thousands)

            Within one year                          $  60,657       $  44,115
            One to three years                          21,609          32,642
            Three to five years                         12,023          12,989
                                                     ---------       ---------
                                                     $  94,289       $  89,746
                                                     =========       =========

      Interest on deposits for the year ended December 31, 2004 and 2003, consisted of the following:

                                                     2004           2003
                                                  ---------      ---------
                                                       (In thousands)

            Transaction accounts                  $      45      $      46
            Savings accounts                            134            155
            Savings certificates                      2,778          2,936
                                                  ---------      ---------
                                                  $   2,957      $   3,137
                                                  =========      =========

9.    BORROWINGS:

      The Company has long-term Federal Home Loan Bank ("FHLB") advances of $17,000,000 at December 31, 2004 and 2003. The advance is at a fixed rate of 5.20% and has a maturity date of January 12, 2011. On January 12, 2006, the FHLB has the option to convert the whole advance to a 3-month floating London Interbank Offered Rate ("LIBOR"), at which time the Bank may terminate the advance. The Bank has a blanket lien on its one-to-four family first mortgage loans pledged as collateral to the FHLB.

      The Company has a $2,500,000 line of credit with an outstanding balance of $0 and $1,080,000 at December 31, 2004 and 2003, respectively. The line of credit is at LIBOR plus 2.80% and has a maturity date of February 20, 2006. A portion of the stock of the Bank is pledged as collateral.

      The following presents information concerning short-term borrowings with the FHLB at December 31, 2004 and 2003. Such short-term borrowings are issued on normal banking terms.

                                                           2004           2003
                                                        ---------      --------
                                                              (In thousands)
      Other short-term borrowings:
          Balance                                       $  14,494      $  5,700
          Daily weighted-average rate during year            1.59%         1.19%
          Weighted-average rate at year end                  2.44%         1.15%

10.  SUBORDINATED DEBENTURES:

      On June 8, 2004, the Company established FirstFed Statutory Trust I ("Trust"), a wholly-owned statutory business trust. The Company is the sole sponsor of the Trust and acquired the Trust's common securities for $186,000. The Trust was created for the exclusive purpose of issuing 30-year capital trust securities ("Trust Preferred Securities") in the aggregate amount of $6,000,000 and using proceeds to purchase junior subordinated debentures ("Subordinated Debentures") issued by the Company. The assets of the Trust consist primarily of the Subordinated Debentures. The Company has applied FASB Interpretation No. 46 (FIN 46) and Revised Amendment to FIN 46 (FIN 46-R). Accordingly, in the accompanying Consolidated Statements of Financial Condition, the Company's $186,000 investment in the Trust is included in other assets and the $6,000,000 obligation of the Company is included in subordinated debt.

      The Trust Preferred Securities bear a floating interest rate based on a spread over 3-month LIBOR which is set each quarter and matures on June 17, 2034. Distributions are payable quarterly. The Trust Preferred Securities are subject to mandatory redemption upon repayment of the Subordinated Debentures at their stated maturity date or their earlier redemption in an amount equal to their liquidation amount plus accumulated and unpaid distributions to the date of redemption. The Company guarantees the payment of distributions and payments for redemption or liquidation of the Trust Preferred Securities to the extent of funds held by the Trust.

      The Subordinated Debentures are unsecured, bear an interest rate based on a spread over a 3 month LIBOR (equal to the spread paid by the Trust on the Trust Preferred Securities) which is set each quarter and matures on June 17, 2034. Interest is payable quarterly. The Company may defer the payment of interest at any time for a period not exceeding 20 consecutive quarters provided that deferral period does not extend past the stated maturity. During any such deferral period, distributions on the Trust Preferred Securities will also be deferred and the Company's ability to pay dividends on the common shares will be restricted.

11.   INCENTIVE COMPENSATION AND EMPLOYEE BENEFITS:

      Defined Benefit Pension Plan

      First Financial has a noncontributory defined benefit pension plan available to all eligible employees. The plan provides benefits based on final average earnings, covered compensation, and years of benefit service. The measurement date is December 31. The following table sets forth the Plan's funded status and amounts recognized in the Company's consolidated financial statements at, or during, the years ended December 31, 2004 and 2003:

                                                             2004         2003
                                                           -------      -------
      Change in benefit obligation:                            (In thousands)
          Benefit obligation at beginning of year          $ 2,207      $ 2,250
            Service cost                                       177          156
            Interest cost                                      125          118
            Actuarial gain                                     (46)         (75)
            Benefits and expenses paid                        (291)        (242)
                                                           -------      -------
          Benefit obligation at end of year                  2,172        2,207
                                                           -------      -------
      Change in plan assets:
          Fair value of plan assets at beginning of year     1,887        1,535
            Actual gain on plan assets                         105          252
            Employer contribution                              295          342
            Benefits and expenses paid                        (291)        (242)
                                                           -------      -------
          Fair value of plan assets at end of year           1,996        1,887
                                                           -------      -------
      Funded status of plan:
          Funded status of plan                               (175)        (320)
            Unrecognized actuarial loss                        650          723
            Unrecognized net transition asset                   --           (1)
                                                           -------      -------
          Net asset recognized - prepaid pension cost      $   475      $   402
                                                           =======      =======

     The accumulated benefit obligation for the defined benefit pension plan was $1.5 million and $1.6 as of December 31, 2004 and 2003, respectively.

     Net periodic pension cost for 2004 and 2003 includes the following components:

      Service cost                                         $   177      $   156
      Interest cost                                            125          118
      Expected return on plan assets                          (103)         (80)
      Amortization of transitional asset                        (1)          (2)
      Recognized actuarial loss                                 23           17
                                                           -------      -------
        Net periodic benefit cost                          $   221      $   209
                                                           =======      =======

      Assumptions used to determine the net periodic pension cost for the years ended December 31, 2004 and 2003 (the measurement date), include the following:

                                                             2004         2003
                                                           -------      -------

      Weighted average discount rate                          6.25%        6.75%
      Weighted average expected return on plan assets         5.00%        5.00%
      Rate of annual compensation increase                    5.00%        5.00%

     Assumptions used to determine the benefit obligations at December 31, 2004 and 2003 (the measurement date), include the following:

                                                             2004         2003
                                                           -------      -------
      Weighted average discount rate                          6.25%        6.75%
      Weighted average expected return on plan assets         5.00%        5.00%
      Rate of annual compensation increase                    5.00%        5.00%

      The expected long-term rate of return for the pension plan's total assets is based on historical returns of the target allocation categories. The pension plan's long-term rate of return would meet or exceed the 8.0% expected long-term rate of return.

      The Company's pension plan weighted-average asset allocations and target allocations at December 31, 2004 and 2003, by asset category, are as follows:

                                                          Plan Assets at
                                                           December 31,
                                                      --------------------
                                                       2004           2003
                                                      -----          -----
      Asset Category:
        Equity Securities                                30%            26%
        Debt Securities                                  49%            44%
        Cash equivalents                                 21%            30%
                                                      -----          -----
           Total                                        100%           100%
                                                      =====          =====

                                                      Target Allocation at
                                                           December 31,
                                                      --------------------
                                                       2004           2003
                                                      -----          -----
      Asset Category:
        Equity Securities                             10-50%         10-50%
        Debt Securities                               20-95%         20-95%
        Cash equivalents                              10-30%         10-30%
                                                      -----          -----
           Total                                        100%           100%
                                                      =====          =====

      The investment strategy for the pension plan assets is to seek high current income and some capital appreciation while accepting a low to moderate level of risk. Management meets periodically to review the strategy of the plan and to review the performance of the plan assets and trustee.

      Generally, the Company contributes the maximum amount deductible based on current income tax laws. The Company expects to contribute $299,038 to the pension plan is 2005.

      The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

           2005                                       $        0
           2006                                          164,258
           2007                                          187,174
           2008                                          186,080
           2009                                          153,809
           Years 2010-2014                             1,098,120

      Employee Stock Ownership Plan

      The Company maintains an Employee Stock Ownership Plan ("ESOP") for eligible employees. In December 1997, the ESOP purchased 87,862 shares from treasury with the proceeds from a $950,000 note from the Company. The note is secured by the common stock owned by the ESOP. Principal payments under the note are due in equal and annual installments through December 2007; interest is payable at a rate of prime + 1%. The compensation expense related to the ESOP for the years ended December 31, 2004 and 2003, was approximately $72,000 and $69,000, respectively. Unearned compensation related to the ESOP was approximately $285,000 and $381,000 at December 31, 2004 and 2003, respectively, and is shown as a reduction of stockholders' equity in the accompanying Consolidated Statements of Financial Condition.

      Deferred Compensation Plan

      The Company maintains a Deferred Compensation Plan pursuant to which directors, officers and select employees may annually elect to defer the receipt of Board fees and up to 25% of their salary, as applicable. Associated with the Deferred Compensation Plan is a separate grantor trust to which all fee and salary deferrals may be contributed. The trust assets will be used to pay benefits to participants, but are subject to the claims of general creditors of the Company until distributed from the trust. Subject to the guidelines under the Deferred Compensation Plan, each participant may elect (i) the time and manner under which his or her Plan benefit will be paid, and (ii) the measure of the deemed investment return on his or her deferred compensation account. Such return may be based in whole or in part on either the rate of return on the Company's common stock or First Financial's highest yielding one-year certificate of deposit. A participant who elects the Company's common stock rate of return will be distributed shares of the Company's common stock when his or her plan benefit is paid. Vested benefits become payable at the election of a participant as made one year prior to distribution. If a participant dies prior to collecting his or her entire vested benefit under the Deferred Compensation Plan, the value of such vested but unpaid benefit will be paid to the director's designated beneficiary or estate. The total amount deferred for the years ended December 31, 2004 and 2003, was approximately $61,000 and $34,000, respectively. In accordance with Emerging Issues Task Force No. 97-14, the Company shares owned by the trust are recorded as treasury stock and the amount owed to participants is recorded in the stockholders' equity section of the accompanying Consolidated Statements of Financial Condition. The trust owned 240,036 and 221,283 shares of the Company's common stock as of December 31, 2004 and 2003, respectively. These shares are considered in the calculation of EPS.

     Stock Option and Incentive Plans

      Options to purchase common stock of the Company have been granted under various incentive plans to directors, officer, and other key employees. All plans provide for the grant of options at an exercise price equal to the fair market value of the underlying stock on the date of grant. Options become exercisable on a basis as determined by the Stock Option Committee. In 2004, all options were exercisable at the date of grant. In 2003, 67,500 options became exercisable in December 2004 and all other options were exercisable at the date of grant. Options under all plans expire no later than 10 years from date of grant. An analysis of stock options for the years ended December 31, 2004 and 2003, follows:

                                                          2004                        2003
                                                -----------------------      -----------------------
                                                               Weighted                     Weighted
                                                                Average                      Average
                                                               Exercise                     Exercise
                                                 Shares          Price        Shares         Price
                                                --------       --------      --------       --------
          Outstanding at beginning of year       333,510       $   7.57       247,055       $   6.81
          Granted                                 23,245           7.53       155,670           8.34
          Exercised                               (4,485)          5.72       (25,590)          5.73
          Forfeited                              (12,311)          8.39       (43,625)          6.84
                                                --------       --------      --------       --------
          Outstanding at end of year             339,959           7.55       333,510           7.57
                                                ========                     ========
          Exercisable at end of year             339,959           7.55       266,010           7.48
                                                ========                     ========
          Weighted average fair value
              of options granted                $   1.41                     $   1.67
                                                ========                     ========

      There were 80,041and 97,595 shares available for future grants at December 31, 2004 and 2003, respectively. The following table summarizes information about these stock options at December 31, 2004:

                                                             Weighted
                                                              Average         Weighted
                                                             Remaining         Average
               Range of          Number Outstanding         Contractual       Exercise
          Exercise Prices       at December 31, 2004            Life            Price
          ---------------       --------------------        -----------       --------
          $5.25 - $7.75                143,726              5.76 years         $ 6.26
          $7.89 - $11.00               194,659              7.56 years         $ 8.48
              $12.50                     1,574              3.50 years         $12.50
                                       -------
                                       339,959
                                       =======

      Some plans allow for the grant of restricted stock awards. The restricted stock awards are considered unearned compensation at the time of the award and compensation is earned and recorded over the vesting period. There were 3,484 and 3,734 shares of restricted stock awarded during the periods ended December 31, 2004 and 2003, repsectively. The compensation expense related to the restricted stock awards for the years ended December 31, 2004 and 2003, was approximately $19,300 and $35,000, respectively. At December 31, 2004 and 2003, unearned compensation related to restricted stock awards was approximately $42,600 and $35,000, respectively, and is shown as a reduction to stockholders' equity in the accompanying Consolidated Statements of Financial Condition.

12.   INCOME TAXES:

      The provision (credit) for income taxes for the years ended December 31, 2004 and 2003, was as follows:

                                              2004           2003
                                            --------       --------
                                                 (In thousands)
            Current:
                 Federal                    $    295       $    140
                 State                            38             25
                                            --------       --------
                                                 333            165
                                            --------       --------
            Deferred:
                 Federal                         (95)          (174)
                 State                           (13)            (5)
                                            --------       --------
                                                (108)          (179)
                                            --------       --------
                     Totals                 $    225       $    (14)
                                            ========       ========

      The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income taxes for the years ended December 31, 2004 and 2003, were as follows:

                                                          2004           2003
                                                        --------       --------
                                                            (In thousands)
                Pre-tax income at statutory rates       $    337       $    132
                Add (deduct):
                State taxes                                   17             --
                Tax exempt income                           (126)          (133)
                Employee stock ownership plan
                     expense                                 (12)           (14)
                Other, net                                     9              1
                                                        --------       --------
                     Totals                             $    225       $    (14)
                                                        ========       ========

     The components of the net deferred tax asset as of December 31, 2004 and 2003, were as follows:

                                                          2004           2003
                                                        --------       --------
                                                            (In thousands)

            Deferred tax asset:
                Retirement and other benefit plans      $    335       $    393
                Allowance for loan losses                    640            530
                Other                                         86             38
                                                        --------       --------
                                                           1,061            961
                                                        --------       --------
            Deferred tax liability:
                Deferred loan fees                           (79)           (71)
                FHLB stock dividend                         (203)          (203)
                Unrealized gain on securities
                     available-for-sale                     (133)          (302)
                Depreciation                                (225)          (214)
                Other                                        (28)           (55)
                                                        --------       --------
                                                            (668)          (845)
                                                        --------       --------
            Net deferred tax asset                      $    393       $    116
                                                        ========       ========

13.   COMMITMENTS AND CONTINGENCIES:

      Loan Commitments

      The Bank's policy as to collateral and assumption of credit risk for loan commitments are essentially the same as those for extensions of credit to its customers. At December 31, 2004, the Bank's loan commitments outstanding to originate and fund single-family mortgage loans, construction loans, commercial loans, home equity loans and lines of credit totaled $23.4 million to be held in the Bank's loan portfolio. These commitments expire or mature as follows: $5.7 million within 90 days, $2.9 in 91-180 days, $9.1 million in 181 days to one year, $0.5 million in one to three years, and $5.2 million in five to ten years.

      Leases

      First Financial had a lease agreement for a building in which a branch office is located. Rental expense under this lease was $13,000 and $31,000 for the years ended December 31, 2004 and 2003, respectively. The lease agreement expired May 31, 2004. There are no future minimum lease payments.

      Employment Agreements

      The Company and the Bank have employment agreements with two executive officers which provide for salary continuation for the remaining term of the contract and insurance benefits for a six-month period in the event of a change in control of the Company or the death of the officer. These contracts currently expire on December 31, 2007, and the maximum aggregate liability to the Company at December 31, 2004, is approximately $1.0 million.

      Litigation

      The Company and the Bank are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

14.   STOCKHOLDERS' EQUITY:

      Banking laws and other regulations limit the amount of dividends a bank subsidiary may pay without prior regulatory approval. At December 31, 2004, no dividend payments could be paid without such prior approval.

      The Company maintains a Dividend Reinvestment and Stock Purchase Plan. Under this Plan, participating stockholders may elect to reinvest dividends into additional shares of the Company's common stock. In addition, monthly optional cash payments, not less than $50 and up to $2,000 per month, may be made into the Plan by participating stockholders to purchase shares of the Company's common stock. There were 500,000 shares of common stock reserved for participants of the Plan. At December 31, 2004 and 2003, 113,826 shares and 96,325 shares, respectively, had been purchased for participants under the Plan. The costs associated with this Plan were immaterial during the years ended December 31, 2004 and 2003.

15.   FAIR VALUES OF FINANCIAL INSTRUMENTS:

      The Company's fair values of financial instruments as presented in accordance with the requirements of SFAS No. 107 and their related carrying amounts at December 31, 2004 and 2003, are as follows:

                                                                   2004                        2003
                                                          -----------------------     -----------------------
                                                          Carrying     Estimated      Carrying     Estimated
                                                           Amount      Fair Value      Amount      Fair Value
                                                           ------      ----------      ------      ----------
            FINANCIAL ASSETS:                                               (In thousands)
            Cash on hand and in banks                     $  3,125      $  3,125      $  2,952      $  2,952
            Interest-bearing deposits in other banks         1,489         1,489         4,440         4,440
            Federal funds sold                                 176           176           229           229
            Securities available-for-sale                   22,941        22,941        29,395        29,395
            Loans held for sale                                739           739         1,033         1,033
            Loans receivable, net                          161,841       163,898       136,099       137,323
            Accrued interest receivable                      1,134         1,134         1,095         1,095

            FINANCIAL LIABILITIES:
            Deposits                                      $157,545      $158,945      $151,109      $155,365
            Borrowings                                      31,494        32,737        23,780        24,485
            Subordinated debentures                          6,000         6,000            --            --
            Accrued interest payable                           238           238           217           217

      In cases where quoted market prices are not available, fair values have been estimated using present value or other valuation techniques. These methods are highly sensitive to the assumptions used, such as those concerning appropriate discount rates and estimates of future cash flows. In that regard, estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current settlement of the underlying financial instruments, and they are not intended to represent a measure of the underlying value of the Company.

      The following methods and assumptions were used by the Company in estimating the fair values provided above:

      Cash on Hand and in Banks, Interest-Bearing Deposits in Other Banks, and Federal Funds Sold

      The carrying value of highly liquid instruments, such as cash on hand, interest-bearing deposits in financial institutions and federal funds sold, are considered to approximate their fair values.

      Securities Available-for-Sale

      Substantially all of the Company's securities have a readily determinable fair value. Fair values for these securities are based on quoted market prices, where available. If not available, fair values are based on market prices of comparable instruments. The carrying amount of accrued interest on securities approximates fair value.

      Loans Held for Sale

      All of the Company's loans held for sale are to be sold to third-party investors and have a readily determinable fair value.

      Loans Receivable, Net

      For loans with rates that are repriced in coordination with movements in market rates and with no significant change in credit risk, fair value estimates are based on carrying values. The fair values for other types of loans are estimated by discounting future cash flows using current rates at which loans with similar terms would be made to borrowers of similar credit ratings. The carrying amount of accrued interest on loans approximates fair value.

      Deposits

      The fair value of deposit liabilities with no stated maturity are disclosed as the amount payable on demand at the reporting date (i.e., at their carrying amount). The fair values of fixed maturity deposits are estimated using a discounted cash flow calculation that applies rates currently offered for time deposits of similar remaining maturities.

      The economic value attributable to the long-term relationship with depositors who provide low-cost funds to the Company is considered to be a separate intangible asset and is excluded from the presentation above. The carrying amount of accrued interest on deposits approximates fair value.

      Borrowings

      The fair value of FHLB advances are estimated using a discounted cash flow calculation that applies the rate currently offered for borrowings of similar terms and remaining maturity. The carrying amount of accrued interest on FHLB advances approximates fair value.

      The fair value of the amount outstanding under the variable rate line of credit and accrued interest approximates their fair value.

      Subordinated Debentures

      The amount of subordinated debentures outstanding are at a variable rate and approximate fair value.

      Off-Balance Sheet Instruments

      Off-balance sheet financial instruments include commitments to extend credit and standby letters of credit to be held in the Bank's loan portfolio. The fair value of such instruments is negligible since the arrangements are at current rates, are for short periods, and have no significant credit exposure.

16.   OTHER OPERATING EXPENSE:

     The principal components of other operating expense for the years ended December 31, 2004 and 2003, were as follows:

                                                   2004          2003
                                                 --------      --------
                                                    (In thousands)

            Legal and professional               $    182      $    141
            Supplies and printing                     104           100
            Insurance and bonds                       118           117
            Advertising                               105            87
            Real estate owned expense                 552           187
            Data processing and ATM expense           632           544
            Other expense                             484           223
                                                 --------      --------
                                                 $  2,177      $  1,399
                                                 ========      ========

17.   PARENT COMPANY FINANCIAL STATEMENTS:

      Separate condensed financial statements of the Company as of and for the years ended December 31, 2004 and 2003, are presented below:

                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2004 AND 2003
                                 (In thousands)

                                                                  2004           2003
                                                                --------       --------
           ASSETS:
               Interest-bearing deposits                        $  1,682       $    140
               Investment in subsidiaries                         20,070         17,361
               Bank owned life insurance                           1,692          1,592
               Other assets                                        1,296            799
                                                                --------       --------
                                                                $ 24,740       $ 19,892
                                                                ========       ========
           LIABILITIES:
               Borrowings                                       $     --       $  1,080
               Subordinated debentures                             6,000             --
               Dividend payable                                      168            166
               Other liabilities                                     154             94
                                                                --------       --------
                                                                   6,322          1,340
           STOCKHOLDERS' EQUITY:
               Preferred stock                                        --             --
               Common stock                                           32             32
               Paid-in-capital                                     8,590          8,426
               Retained earnings                                  15,976         16,047
               Deferred compensation obligation                    2,114          1,969
               Deferred compensation treasury stock               (2,114)        (1,969)
               Treasury stock                                     (6,088)        (6,088)
               Unearned compensation                                (328)          (416)
               Accumulated other comprehensive income, net           236            551
                                                                --------       --------
                                                                  18,418         18,552
                                                                --------       --------
                                                                $ 24,740       $ 19,892
                                                                ========       ========

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                 (In thousands)

                                                                  2004           2003
                                                                --------       --------
      Income from subsidiaries:
        Interest                                                $     21       $     25
      Other income                                                   113            101
      Interest expense                                              (176)            --
      Operating expense                                             (310)          (573)
                                                                --------       --------
      Loss before income taxes and equity in
        undistributed current year subsidiaries'
        earnings                                                    (352)          (447)
      Income tax benefit                                             165            201
                                                                --------       --------
      Loss before equity in undistributed current
        year subsidiaries' earnings                                 (187)          (246)
      Equity in undistributed current year
        subsidiaries' earnings                                       952            649
                                                                --------       --------
        Net income                                              $    765       $    403
                                                                ========       ========

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                 (In thousands)

            Operating Activities:                                                  2004          2003
                                                                                ---------     ---------
              Net income                                                        $     765     $     403
              Distribution in excess of equity in current year earnings of
              subsidiaries                                                           (952)         (649)
                                                                                ---------     ---------
                                                                                     (187)         (246)
                                                                                ---------     ---------
              Adjustments to reconcile net income to net cash
              provided by (used in) operating activities:
                 Amortization of unearned compensation                                114           132
                 Increase in cash surrender value of
                   Bank Owned Life Insurance                                         (100)         (102)
                 Provision for deferred compensation                                  159           116
                 Other, net                                                          (488)          700
                                                                                ---------     ---------
              Net cash provided by (used in) operating activities                    (315)          846
                                                                                ---------     ---------

            Investing Activities:
              Capital contribution to subsidiary                                    2,000            --
                                                                                ---------     ---------
              Net cash used in investing activities                                (2,000)           --
                                                                                ---------     ---------

            Financing Activities:
              Proceeds from exercise of stock options                                  26           146
              Proceeds from dividend reinvestment                                     135           116
              Dividends paid                                                         (833)         (823)
              Purchase of treasury stock for Deferred Compensation
                 Plan                                                                (159)         (116)
              Proceeds from issuance of subordinated debentures                     6,000            --
              Proceeds from borrowings                                              1,950           825
              Repayment of borrowings                                              (3,075)         (750)
                                                                                ---------     ---------
              Net cash provided by (used in) financing activities                   4,044          (602)
                                                                                ---------     ---------

            Increase (decrease) in cash and cash equivalents                        1,542            (2)
            Cash and cash equivalents at beginning of year                            140           142
                                                                                ---------     ---------
            Cash and cash equivalents at end of year                            $   1,682     $     140
                                                                                =========     =========

18.  SEGMENT DISCLOSURE:

      The Company considers the holding company a separate reportable segment from the banking operations since it does not offer products or services or interact with customers, but does meet the quantitative threshold as outlined in the SFAS No.131.

      The Company's segment disclosure is as follows for the years ended December 31, 2004 and 2003:

                                                              2004
                                     ----------------------------------------------------
                                      Banking        Holding                       Total
                                     Operations      Company     Eliminations     Company
                                     ----------     --------       --------      --------
                                                       (In thousands)
Net interest income                   $  5,816      $   (155)      $     --      $  5,661
Provision for loan losses                  684            --             --           684
Noninterest income                       2,799           113             --         2,912
Noninterest expense                      6,589           310             --         6,899
                                      --------      --------       --------      --------
     Income (loss) before income
         taxes                           1,342          (352)            --           990
Income tax expense (benefit)               390          (165)            --           225
                                      --------      --------       --------      --------
     Net income (loss)                $    952      $   (187)      $     --      $    765
                                      ========      ========       ========      ========
     Total assets                     $211,732      $ 24,740       $(22,029)     $214,443
                                      ========      ========       ========      ========
     Capital expenditures             $  3,590      $     --       $     --      $  3,590
                                      ========      ========       ========      ========
     Goodwill                         $    983      $     --       $     --      $    983
                                      ========      ========       ========      ========

                                                          2003
                                  ------------------------------------------------------
                                    Banking       Holding                        Total
                                  Operations      Company      Eliminations     Company
                                  ----------     ---------     ------------    ---------
                                                      (In thousands)
Net interest income               $   4,943      $      25       $     --      $   4,968
Provision for loan losses             1,141             --             --          1,141
Noninterest income                    2,238            101             --          2,339
Noninterest expense                   5,204            573             --          5,777
                                  ---------      ---------       --------      ---------
     Income before
         income taxes                   836           (447)            --            389
Income tax expense (benefit)            187           (201)            --            (14)
                                  ---------      ---------       --------      ---------
     Net income                   $     649      $    (246)      $     --      $     403
                                  =========      =========       ========      =========
     Total assets                 $ 192,195      $  19,892       $(17,876)     $ 194,211
                                  =========      =========       ========      =========
     Capital expenditures         $     963      $      --       $     --      $     963
                                  =========      =========       ========      =========
     Goodwill                     $     983      $      --       $     --      $     983
                                  =========      =========       ========      =========

      Depreciation expense is not disclosed separately by segment, since this is not considered a significant component of the profitability of a financial institution.

19.   REGULATORY MATTERS:

      The  Bank  is   subject  to  various   regulatory   capital   requirements
administered by the federal and state banking agencies. The quantitative measures to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, set forth in the table below, of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), of Tier 1 capital (as defined) to average assets (as defined), and Tangible capital to average assets. Failure to meet minimum capital requirements can initiate certain actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Management believes, as of December 31, 2004 and 2003, that the Bank meets all capital adequacy requirements to which they are subject.

      As of December 31, 2004 and 2003, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institutions' category.

      Actual capital amounts in addition to required amounts and amounts needed to be well capitalized for Tier 1, Total, Tier 1 Leverage, and Tangible ratios for the Company and the Bank, as applicable, are as follows:

                                                             December 31, 2004
                                   ------------------------------------------------------------------
                                                       (Dollar amounts in thousands)
                                                                                        To Be Well
                                                                                    Capitalized Under
                                                                For Capital         Prompt Corrective
                                         Actual             Adequacy Purposes       Action Provisions
                                   ------------------      ------------------      ------------------
                                    Amount      Rate        Amount       Rate      Amount        Rate
                                   -------      -----      -------       ----      -------       ----
Tier 1 Risk-Based Capital
     Consolidated                  $22,957      12.6%          N/A       N/A           N/A       N/A
     First Financial Bank           18,598      10.4%      $ 7,188       4.0%      $10,782       6.0%

Total Risk-Based Capital
     Consolidated                  $24,641      13.5%          N/A       N/A           N/A       N/A
     First Financial Bank           20,282      11.3%      $14,377       8.0%      $17,971      10.0%

Tier 1 Leverage
     Consolidated                  $22,957      10.9%          N/A       N/A           N/A       N/A
     First Financial Bank           18,598       8.8%      $ 8,416       4.0%      $10,521       5.0%

                                                          December 31, 2003
                                  -----------------------------------------------------------------
                                                    (Dollar amounts in thousands)
                                                                                      To Be Well
                                                                                  Capitalized Under
                                                             For Capital          Prompt Corrective
                                         Actual           Adequacy Purposes       Action Provisions
                                  -----------------       -----------------       -----------------
                                   Amount      Rate       Amount       Rate       Amount       Rate
                                   ------      ----       -------      ----       -------      ----
Tier 1 Risk-Based Capital
     Consolidated                 $16,820      11.5%          N/A       N/A           N/A       N/A
     First Financial Bank          15,509      10.8%      $ 5,761       4.0%      $ 8,642       6.0%

Total Risk-Based Capital
     Consolidated                 $18,057      12.3%          N/A       N/A           N/A       N/A
     First Financial Bank          16,906      11.7%      $11,523       8.0%      $14,404      10.0%

Tier 1 Leverage
     Consolidated                 $16,820       9.0%          N/A       N/A           N/A       N/A
     First Financial Bank          15,509       8.3%      $ 7,506       4.0%      $ 9,382       5.0%

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                               State of              Percentage
         Subsidiary                         Incorporation            Ownership
         ----------                         -------------            ----------

First State Corp.                              Alabama                   100%

         Subsidiary of First State
         Corp.:

           First Financial Bank                Alabama                   100%

                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The Board of Directors
FirstFed Bancorp, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-40559 on Form S-3 and 33-51662, 33-58260, 33-81798, 333-09065,
333-61165 and 333-62018 on Form S-8) of FirstFed Bancorp, Inc. of our report dated March 10, 2005 with respect to the consolidated statement of financial condition of FirstFed Bancorp, Inc. as of December 31, 2004, 2003 and 2002 and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended, which report appears in the December 31, 2004, annual report on Form 10-KSB of FirstFed Bancorp, Inc.


/s/ KPMG LLP
---------------------------
KPMG LLP

Birmingham, Alabama
March 15, 2005

                                  Exhibit 31.1

                                 CERTIFICATIONS

I, B. K. Goodwin, III, certify that:

      1. I have reviewed this annual report on Form 10-KSB of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

            a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: March 18, 2005              By: \s\ B. K. Goodwin, III
      ------------------          ----------------------------------------------
                                  Chairman of the Board, Chief Executive Officer
                                                  and President

                                  Exhibit 31.2

                                 CERTIFICATIONS

I, Lynn J. Joyce, certify that:

      1. I have reviewed this annual report on Form 10-KSB of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

            a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: March 18, 2005          By: \s\ Lynn J. Joyce
      -----------------       --------------------------------------------------
                              Chief Financial Officer, Executive Vice President,
                                             Secretary and Treasurer

                                  EXHIBIT 32.1

                           SECTION 1350 CERTIFICATIONS

      In connection with the Annual Report on Form 10-KSB for the period ended December 31, 2004 (the "Report") of FirstFed Bancorp, Inc. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby each certify that to the best of our knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.


\s\ B. K. Goodwin, III                               March 18, 2005
-------------------------------------------          ---------------------------
B. K. Goodwin, III, Chief Executive Officer          Date


\s\ Lynn J. Joyce                                    March 18, 2005
-------------------------------------------          ---------------------------
Lynn J. Joyce, Chief Financial Officer               Date

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                                                PRELIMINARY COPY
                                                                ----------------
                                 REVOCABLE PROXY

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020
                                 (205) 428-8472

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ____________, 2005

      The undersigned hereby appoints _____________ and _______________, and each of them separately, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of FirstFed Bancorp, Inc. (the "Company") owned of record by the undersigned at the Special Meeting of Stockholders, to be held at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama, on ____________, 2005, at ____ p.m., local time, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement and as directed by a majority of the Board of Directors with respect to any other business that may properly come before the Special Meeting. Any prior proxy or voting instructions are hereby revoked.

      I. PROPOSAL TO APPROVE the Agreement and Plan of Merger dated as of ___________, 2005, by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation, and the transactions contemplated by the agreement.

            |_| FOR |_| AGAINST |_| ABSTAIN

      II. PROPOSAL TO APPROVE any adjournments of the special meeting for the purpose of allowing additional time in order to solicit proxies in favor of Proposal I or to satisfy other conditions to the completion of the merger.

            |_| FOR |_| AGAINST |_| ABSTAIN

      III. Such other matters that may properly come before the Special Meeting or any adjournment of the Special Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                This Proxy Is Solicited by the Board of Directors

      This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies as directed by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

      The undersigned acknowledges receipt from the Company, before the execution of this proxy, of a Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


                                        -------------------------------------
                                        SIGNATURE OF STOCKHOLDER


                                        -------------------------------------
                                        SIGNATURE OF CO-HOLDER (IF ANY)

Date:

                                                                      APPENDIX J

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                  FORM 10-QSB/A
                                 Amendment No. 1

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2005

[_]   TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
      OF 1934 FOR THE TRANSITION PERIOD FROM               TO
                                             -------------     ----------------

                        Commission File Number: 0-19609
                                                -------

                             FirstFed Bancorp, Inc.
         ---------------------------------------------------------------
        (Exact name of Small Business Issuer as specified in its charter)

           Delaware                                              63-1048648
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1630 Fourth Avenue North
Bessemer, Alabama                                                   35020
-------------------------------                              -------------------
(Address of principal executive offices)                          (Zip Code)

Issuer's telephone number, including area code: (205) 428-8472
                                                --------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES [X] NO [_]

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

            Class                                  Outstanding at April 29, 2005
----------------------------                       -----------------------------
Common Stock, $.01 par value                             2,431,779 shares

Transitional Small Business Disclosure Format
(Check one):

YES [X] NO [_]

                                EXPLANATORY NOTE

The purpose of this amendment on Form 10-QSB/A to the Quarterly Report on Form 10-QSB of FirstFed Bancorp, Inc. for the quarter ended March 31, 2005, is to amend and restate our consolidated financial statements for the quarter ended March 31, 2005 and the Condensed Consolidated Balance Sheets as of March 31, 2005 and related disclosures, as described in Note 3 of the Notes to Condensed Consolidated Financial Statements. The previously filed Form 10-QSB for March 31, 2005, should not be relied upon.

For the convenience of the reader, this March 31, 2005, Form 10-QSB/A amends and restates in its entirety the original filing of this Quarterly Report on Form 10-QSB. Except for the foregoing information required to reflect the effects of the amendment and restatement, this Form 10-QSB/A continues to describe conditions as presented in the original report on Form 10-QSB. The following items have been amended and restated:

      o Part I - Item 1 - Financial Statements have been amended and restated.
      o Part I - Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations has been amended and restated.
      o The certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 have been refiled.
      o The certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2005, have been refiled.

The Board of Directors  approved  termination of the Company's  Defined  Benefit
Pension Plan ("Pension Plan") in March 2005. Because an estimate of the termination cost was known to the Company, and it was probable that such expense would be incurred, the cost was recorded as of March 31, 2005, and reported on Form 10-QSB. In August 2005, the Company concluded that the cost recorded in connection with the decision by the Board of Directors to terminate the Pension Plan had been recorded earlier than allowed by Statement of Financial Accounting Standards ("SFAS") No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." SFAS No. 88 provides that such an expense should not be recognized until the period in which regulatory approval of the termination is received. SFAS No. 88 also requires that the curtailment gain and normal pension expense be recorded in the first quarter ended March 31, 2005. The Company incurred additional expense under an incentive plan due to restatement of the termination expense discussed above.

In addition, in March 2005, the stockholders of the Company's third-party data processor approved the sale of their company. As a stockholder of the data processor, the Company recorded a gain on the sale of its stock in the data processor in the quarter ended March 31, 2005. However, the Company subsequently determined that the gain should have been recorded in April 2005, which was the effective time of the filing of the Certificate of Merger. The result was an overstatement of income in the quarter ended March 31, 2005, for the amount of this transaction.

In summary, costs of $679,000, or $436,000 after income taxes, as well as a net gain of $342,000, or $223,000 after income taxes, have been reversed from the first quarter results as reported on Form 10-QSB. Also, additional incentive compensation expense of $58,000, or $38,000 after income taxes, was recorded as incurred in the first quarter. When regulatory approval is received, which is expected to be in the third quarter of 2005, the termination expense will be recorded. The amount of termination expense is expected to be $810,000, or $525,000 after income taxes.

The effect of the amendment and restatement on the Company's Consolidated Statements of Income for the quarter ended March 31, 2005, is an increase in net income of $175,000, or $0.07 per share for the quarter ended March 31, 2005. The effects of the restatement on the Company's Condensed Consolidated Statement of Financial Condition as of March 31, 2005 are an increase in other assets of $233,000, an increase in other liabilities of $58,000 and an increase in retained earnings of $175,000.

See Note 3 of the Notes to Condensed Consolidated Financial Statements for additional information.


                                                  FIRSTFED BANCORP, INC.
                                                  ----------------------

                                                                                                               Page
                                                                                                               ----
PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS:

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
  AS OF MARCH 31, 2005 AND DECEMBER 31, 2004......................................................................3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME  FOR THE THREE
 MONTHS ENDED MARCH 31, 2005 AND 2004.............................................................................4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME FOR THE THREE MONTHS
ENDED MARCH 31, 2005 AND 2004 ....................................................................................5

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
  THREE MONTHS ENDED MARCH 31, 2005 AND 2004......................................................................6

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ...................................................7

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
  OF OPERATION.................................................................................................. 12

ITEM 3.  CONTROLS AND PROCEDURES.................................................................................15

PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS.......................................................................................15

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.............................................16

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.........................................................................16

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.....................................................16

ITEM 5.  OTHER INFORMATION.......................................................................................16

ITEM 6.  EXHIBITS................................................................................................16

SIGNATURES.......................................................................................................17


THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FURNISHED HAVE NOT BEEN AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, BUT REFLECT, IN THE OPINION OF MANAGEMENT, ALL ADJUSTMENTS NECESSARY FOR A FAIR PRESENTATION OF FINANCIAL CONDITION AND THE RESULTS OF OPERATIONS FOR THE PERIODS PRESENTED.

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                             FIRSTFED BANCORP, INC.
                             ----------------------
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
       ------------------------------------------------------------------
                   As of March 31, 2005 and December 31, 2004
                          (Dollar amounts in thousands)

                                                                       March 31,   December 31,
ASSETS                                                                    2005         2004
                                                                       ---------    ---------
                                                                      (As restated,
Cash and Cash Equivalents:                                             see Note 3)
         Cash on hand and in banks                                     $   3,104    $   3,125
         Interest-bearing deposits in other banks                          5,489        1,489
         Federal funds sold                                                  469          176
                                                                       ---------    ---------
                                                                           9,062        4,790
Securities available-for-sale, at fair value                               7,957       22,941
Loans held for sale                                                          213          739
Loans receivable, net                                                    163,360      161,841
Land, buildings and equipment, net                                         7,313        7,377
Bank owned life insurance                                                  6,462        6,368
Real estate owned                                                            904          986
Accrued interest receivable                                                  836        1,134
Goodwill and other intangibles                                             1,154        1,167
Other assets                                                               7,385        7,100
                                                                       ---------    ---------
                                                                       $ 204,646    $ 214,443
                                                                       =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
         Deposits                                                      $ 161,925    $ 157,545
         Borrowings                                                       17,000       31,494
         Subordinated debentures                                           6,000        6,000
         Accrued interest payable                                            234          238
         Dividends payable                                                   170          168
         Other liabilities                                                   833          580
                                                                       ---------    ---------
                                                                         186,162      196,025
Stockholders' Equity:
         Preferred stock, $.01 par value, 1,000,000 shares
                  authorized, none outstanding                                --           --
         Common stock, $.01 par value, 10,000,000 shares
                  authorized, 3,258,062 shares issued and 2,428,114
                  shares outstanding at March 31, 2005 and 3,230,955
                   shares issued and 2,401,007 shares outstanding at
                  December 31, 2004                                           33           32
         Paid-in capital                                                   8,739        8,590
         Retained earnings                                                16,195       15,976
         Deferred compensation obligation                                  2,105        2,114
         Deferred compensation treasury stock (239,548
                  shares at March 31, 2005 and 240,036 shares
                  at December 31, 2004)                                   (2,105)      (2,114)
         Treasury stock, at cost (829,948 shares at March 31, 2005
                  and December 31, 2004)                                  (6,088)      (6,088)
         Unearned compensation                                              (299)        (328)
         Accumulated other comprehensive (loss) income                       (96)         236
                                                                       ---------    ---------
                                                                          18,484       18,418
                                                                       ---------    ---------
                                                                       $ 204,646    $ 214,443
                                                                       =========    =========

See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              -----------------------------------------------------
               For the Three Months Ended March 31, 2005 and 2004
             (Dollar amounts in thousands, except per share amounts)

                                                           Three Months Ended
                                                               March 31,
                                                          2005           2004
                                                       ----------     ----------
                                                      (As restated,
                                                       See Note 3)
INTEREST INCOME:
         Interest and fees on loans                    $    2,417     $    2,025
                                                       ----------     ----------
         Interest and dividends on
           securities                                         105            306
         Other interest income                                 19              3
           Total interest income                            2,541          2,334
                                                       ----------     ----------

INTEREST EXPENSE:
         Interest on deposits                                 787            720
         Interest on borrowings                               322            258
                                                       ----------     ----------
            Total interest expense                          1,109            978
                                                       ----------     ----------

  Net interest income                                       1,432          1,356
         Provision for loan losses, net                        19            220
                                                       ----------     ----------
  Net interest income after
    provision for loan losses, net                          1,413          1,136
                                                       ----------     ----------

NONINTEREST INCOME:
         Fees and other noninterest income                    678            580
         Gain on sale of investments                          354              7
         Bank owned life insurance                             94             91
                                                       ----------     ----------
           Total noninterest income                         1,126            678
                                                       ----------     ----------

NONINTEREST EXPENSE:
         Salaries and employee benefits                       891            783
         Office building and equipment
           expenses                                           204            239
         Other operating expenses                             618            667
                                                       ----------     ----------
           Total noninterest expenses                       1,713          1,689
                                                       ----------     ----------
  Income before income taxes                                  826            125

         Provision for income taxes                           267             13
                                                       ----------     ----------
  NET INCOME                                           $      559     $      112
                                                       ==========     ==========

AVERAGE NUMBER OF SHARES
         OUTSTANDING - BASIC                            2,392,709      2,344,794
                                                       ==========     ==========
BASIC EARNINGS PER SHARE                               $      .23     $      .05
                                                       ==========     ==========
AVERAGE NUMBER OF SHARES
         OUTSTANDING - DILUTED                          2,408,378      2,403,367
                                                       ==========     ==========
DILUTED EARNINGS PER SHARE                             $      .23     $      .05
                                                       ==========     ==========
DIVIDENDS DECLARED PER SHARE                           $      .14     $      .14
                                                       ==========     ==========

See accompanying notes to unaudited condensed consolidated financial statements.

                                                        FIRSTFED BANCORP, INC.
                                                        ----------------------
                                 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                                 -----------------------------------------------------------------------
                                                         COMPREHENSIVE INCOME
                                                         --------------------
                                         For the Three Months Ended March 31, 2005 and 2004
                                         (Dollar amounts in thousands, except per share amounts)


                                                                                Deferred                       Accumulated
                                                                     Deferred    Compen-                          Other     Compre-
                                                                      Compen-    sation               Unearned   Compre-    hensive
                                     Common   Paid-In    Retained     sation   Treasury   Treasury     Compen-   hensive    Income
                                     Stock    Capital    Earnings   Obligation   Stock      Stock      sation    Income    (Note 1)
                                     -----    -------    --------   ----------   -----      -----      ------    ------    --------

BALANCE, December 31, 2003          $     32  $  8,426   $ 16,047   $  1,969   $ (1,969)  $ (6,088)  $   (416)  $    551

     Net income                           --        --        112         --         --         --         --         --   $    112
     Change in unrealized gain
         (loss) on securities
         available for sale, net
         of tax of $63                    --        --         --         --         --         --         --        109        109
                                                                                                                           --------
     Comprehensive income                 --        --         --         --         --         --         --         --   $    221
                                                                                                                           ========
     Amortization of unearned
         compensation                     --        --         --         --         --         --         29         --
     Dividends declared ($.14
         per share)                       --        --       (333)        --         --         --         --         --
     Exercise of stock options            --        10         --         --         --         --         --         --
     Stock issued under Dividend
         Reinvestment Plan                --        50         --         --         --         --         --         --
     Purchase of deferred comp
         treasury shares                  --        --         --          7         (7)        --         --         --
     Change in stock value of
         Employee Stock
         Ownership Plan                   --        (4)        --         --         --         --         --         --
                                    --------  --------   --------   --------   --------   --------   --------   --------

BALANCE, March 31, 2004             $     32  $  8,482   $ 15,826   $  1,976   $ (1,976)  $ (6,088)  $   (387)  $    660
                                    ========  ========   ========   ========   ========   ========   ========   ========


BALANCE, December 31, 2004          $     32  $  8,590   $ 15,976   $  2,114   $ (2,114)  $ (6,088)  $   (328)  $    236

     Net income
         (As restated, See Note 3)        --        --        559         --         --         --         --         --   $    559
Change in unrealized gain
         (loss) on securities
         available for sale, net
         of tax of ($191)                 --        --         --         --         --         --         --       (332)      (332)
                                                                                                                           --------
     Comprehensive income
         (As restated, see Note 3)        --        --         --         --         --         --         --         --   $    227
                                                                                                                           ========
     Amortization of unearned
         compensation                     --        --         --         --         --         --         29         --
     Dividends declared ($.14
         per share)                       --        --       (340)        --         --         --         --         --
     Exercise of stock options            --       105         --         --         --         --         --         --
     Stock issued under Dividend
         Reinvestment Plan                 1        51         --         --         --         --         --         --
     Purchase of deferred comp
         treasury shares                  --        --         --         24        (24)        --         --         --
     Distribution of deferred comp
         treasury shares                  --        --         --        (33)        33         --         --         --
     Change in stock value of
         Employee Stock
         Ownership Plan                   --        (7)        --         --         --         --         --         --
                                    --------  --------   --------   --------   --------   --------   --------   --------

BALANCE, March 31, 2005
     (As restated, See Note 3)      $     33  $  8,739   $ 16,195   $  2,105   $ (2,105)  $ (6,088)  $   (299)  $    (96)
                                    ========  ========   ========   ========   ========   ========   ========   ========


See accompanying notes to unaudited condensed consolidated financial statements.


                                                                    5

                                       FIRSTFED BANCORP, INC.
                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          For the Three Months Ended March 31, 2005 and 2004
                                   (Dollar amounts in thousands)

                                                                                     Three Months Ended
                                                                                         March 31,
CASH FLOWS FROM OPERATING ACTIVITIES:                                                 2005        2004
                                                                                    --------    --------
                                                                                  (As restated,
                                                                                   See Note 3)
  Net income                                                                        $    559    $    112
  Adjustments to reconcile net income
     to net cash provided by (used in) operating activities:
       Depreciation, amortization and accretion                                          115         130
       Loan fees deferred, net                                                            53          76
       Provision for loan losses, net                                                     19         220
       Gain on sale of investments                                                      (354)         (7)
       Gain on sale of fixed assets                                                       --          (9)
       Loss on sale of real estate, net                                                   16          99
       Origination of loans held for sale                                             (1,170)     (3,018)
       Proceeds from loans held for sale                                               1,696       3,015
       Proceeds from sale of other assets                                                378          --
       Gain on sale of other assets                                                     (363)         --
       Provision for deferred compensation                                                24           7
       Increase in surrender value of Bank Owned Life Insurance                          (94)        (91)
  Decrease (increase) in assets:
       Accrued interest receivable                                                       298         (49)
       Other assets                                                                     (138)        272
  Increase (decrease) in liabilities:
         Accrued interest payable                                                         (4)          4
       Other liabilities                                                                 258          68
                                                                                    --------    --------
         Net cash provided by operating activities                                     1,293         829
                                                                                    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities, calls and repayments of securities available-for-sale        144       6,097
  Proceeds from sale of securities available-for-sale                                 15,169       3,000
  Purchase of securities available-for-sale                                             (500)     (4,788)
  Proceeds from sales of real estate and repossessed assets                              196         315
  Net loan originations                                                               (1,684)     (9,806)
  Capital expenditures                                                                   (26)     (1,289)
                                                                                    --------    --------
         Net cash provided by (used in) investing activities                          13,299      (6,471)
                                                                                    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in deposits, net                                                            4,380       3,584
  Proceeds from borrowings                                                             7,304      22,600
  Repayment of borrowings                                                            (21,798)    (19,255)
  Proceeds from exercise of stock options                                                105          10
  Dividends paid                                                                        (338)       (333)
  Proceeds from dividend reinvestment                                                     51          50
  Purchase of treasury stock for Deferred Compensation Plan                              (24)         (7)
                                                                                    --------    --------
         Net cash provided by (used in) financing activities                         (10,320)      6,649
                                                                                    --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   4,272       1,007
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       4,790       7,621
                                                                                    --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $  9,062    $  8,628
                                                                                    ========    ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for -
       Income taxes                                                                 $     25    $     19
       Interest                                                                        1,037         962
  Non-cash transactions -
       Transfer of loans receivable to real estate owned                                 110         228
       Transfer of leased real estate owned to other assets                               --       3,246


See accompanying notes to unaudited condensed consolidated financial statements

                             FIRSTFED BANCORP, INC.
                             ----------------------
               NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
               ---------------------------------------------------
                                   STATEMENTS
                                   ----------

1. BASIS OF PRESENTATION:
   ---------------------

FirstFed Bancorp, Inc. (the "Company") is the holding company and sole shareholder of First State Corp. ("FSC"), which in turn is the sole shareholder of First Financial Bank ("First Financial" or the "Bank").

The accompanying unaudited condensed consolidated financial statements as of March 31, 2005, and December 31, 2004, and for the three months ended March 31, 2005 and 2004, include the accounts of the Company, FSC and the Bank. All significant intercompany transactions and accounts have been eliminated in consolidation.

In the opinion of management, all adjustments (none of which are other than normal recurring accruals) necessary for a fair presentation of the results of such interim periods have been included. The results of operations for the three months ended March 31, 2005, are not necessarily indicative of the results of operations which may be expected for the entire year.

These unaudited condensed financial statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto incorporated in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. The accounting policies followed by the Company are set forth in the Summary of Significant Accounting Policies in the Company's December 31, 2004, Consolidated Financial Statements.

2. SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------

Loans Held for Sale

Loans held for sale are recorded at the lower of amortized cost or fair value, as such loans are not intended to be held to maturity. As of March 31, 2005, and December 31, 2004, loans held for sale consisted of mortgage loans that have been committed for sale to third-party investors.

Loans Receivable

Loans receivable are stated at unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees and costs. Interest is credited to income based upon the recorded investment.

The accrual of interest on loans is discontinued and an allowance established when a loan becomes 90 days past due and/or, in the opinion of management, the ultimate collection is in doubt. Upon such discontinuance, all unpaid accrued interest is reversed against current income unless the collateral for the loan is sufficient to cover the accrued interest. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current and the ultimate collectibility of the total contractural principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is maintained at levels which management considers adequate to absorb losses currently in the loan portfolio at each reporting date. Management's estimation of this amount includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class, the estimated value of underlying collateral, and the balance of any impaired loans (generally considered to be nonperforming loans, excluding residential mortgages and other homogeneous loans). Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from estimations; however, the allowance is reviewed periodically and as adjustments become necessary they are reported in earnings in the periods in which they become known. Specific allowances for impaired loans are based on comparisons of the carrying values of the loans to the present value of the loans' estimated cash flows at each loan's original effective interest rate, the fair value of the collateral, or the loans' observable market prices.

3. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS:
   -----------------------------------------------------

The Board of Directors  approved  termination of the Company's  Defined  Benefit
Pension Plan ("Pension Plan") in March 2005. Because an estimate of the termination cost was known to the Company, and it was probable that such expense would be incurred, the cost was recorded as of March 31, 2005, and reported on Form 10-QSB. In August 2005, the Company concluded that the cost recorded in connection with the decision by the Board of Directors to terminate the Pension Plan had been recorded earlier than allowed by Statement of Financial Accounting Standards ("SFAS") No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." SFAS No. 88 provides that such an expense should not be recognized until the period in which regulatory approval of the termination is received. SFAS No. 88 also requires that the curtailment gain and normal pension expense be recorded in the first quarter ended March 31, 2005. The Company incurred additional expense under an incentive plan due to restatement of the termination expense discussed above.

In addition, in March 2005, the stockholders of the Company's third-party data processor approved the sale of their company. As a stockholder of the data processor, the Company recorded a gain on the sale of its stock in the data processor in the quarter ended March 31, 2005. However, the Company subsequently determined that the gain should have been recorded in April 2005, which was the effective time of the filing of the Certificate of Merger. The result was an overstatement of income in the quarter ended March 31, 2005, for the amount of this transaction.

In summary, costs of $679,000, or $436,000 after income taxes, as well as a net gain of $342,000, or $223,000 after income taxes, have been reversed from the first quarter results as reported on Form 10-QSB. Also, additional incentive compensation expense of $58,000, or $38,000 after income taxes, was recorded as incurred in the first quarter. When regulatory approval is received, which is expected to be in the third quarter of 2005, the termination expense will be recorded. The amount of termination expense is expected to be $810,000, or $525,000 after income taxes.

The effect of the amendment and restatement on the Company's Consolidated Statements of Income for the quarter ended March 31, 2005, is an increase in net income of $175,000, or $0.07 per share for the quarter ended March 31, 2005. The effects of the restatement on the Company's Condensed Consolidated Statement of Financial Condition as of March 31, 2005 are an increase in other assets of $233,000, an increase in other liabilities of $58,000 and an increase in retained earnings of $175,000.

The impact of the amendment and restatement on the Company's consolidated financial statements is summarized below:

                                                              March 31, 2005
                                                         -----------------------
                                                             As
                                                         Previously        As
                                                          Reported      Restated
                                                          --------      --------
Consolidated Statements of Financial Conditi                  (In thousands)

Other assets                                              $  7,152      $  7,385
Total assets                                               204,413       204,646
Other liabilities                                              775           833
Total liabilities                                          186,104       186,162
Retained Earnings                                           16,020        16,195
Total stockholders' equity                                  18,309        18,484
Total liabilities and stockholders' equity                 204,413       204,646

                                                            Three Months Ended
                                                              March 31, 2005
                                                          ----------------------
                                                              As
                                                          Previously       As
                                                           Reported     Restated
                                                          (In thousands, except
                                                              per share data)
Consolidated Statements of Income:

Fees and other noninterest income                          $    973    $    678
Total noninterest income                                      1,421       1,126
Salaries and employee benefits                                  786         891
Pension plan termination expense                                679          --
Total noninterest expenses                                    2,287       1,713
Income before income taxes                                      547         826
Provision for income taxes                                      163         267
Net income                                                      384         559
Earnings per common share:
Basic                                                          0.16        0.23
Diluted                                                        0.16        0.23

Consolidated Statements of Stockholders' Equity and
Comprehensive Income:

Net Income                                                      384         559
Retained Earnings                                            16,020      16,195
Comprehensive Income                                             52         227

Consolidated Statements of Cash Flows:

Net Income                                                      384         559
Other assets                                                     95        (138)
Other liabilities                                               200         258

4. EARNINGS AND DIVIDENDS PER SHARE:
   --------------------------------

Earnings per share ("EPS") for the three months ended March 31, 2005 and 2004, were as follows:


                                                        Three Months                                    Three Months
                                                    Ended March 31, 2005                            Ended March 31, 2004
                                          ------------------------------------------     -------------------------------------------
                                                          Dilutive                                        Dilutive
                                                          Effect of                                       Effect of
                                                           Options                                         Options
                                            Basic           Issued          Diluted          Basic          Issued          Diluted
                                          ----------      ----------      ----------      ----------      ----------      ----------
Net income
(as restated, See Note 3)                 $  559,000              --      $  559,000      $  112,000              --      $  112,000

Shares available to
   common shareholders                     2,392,709          15,669       2,408,378       2,344,794          58,573       2,403,367
                                          ----------      ----------      ----------      ----------      ----------      ----------

Earnings per share
(as restated, See Note 3)                 $     0.23              --      $     0.23      $     0.05              --      $     0.05
                                          ==========      ==========      ==========      ==========      ==========      ==========

Options to purchase 193,548 and 11,384 shares of common stock at prices in excess of the average market price were outstanding during the quarter ended March 31, 2005 and 2004, respectively, but not included in the computation of diluted earnings per share.

There were 26,359 and 35,145 shares of common stock held by the Employee Stock Ownership Plan and unallocated at March 31, 2005 and 2004, respectively. These shares are outstanding but not included in the computation of earnings per share.

Dividends declared for the quarter ended March 31, 2005, consisted of a $.07 per share quarterly dividend and a $.07 per share special dividend.

5. SEGMENT DISCLOSURE:
   ------------------

The holding company is considered a separate reportable segment from the banking operations since it does not offer products or services or interact with customers, but does meet the quantitative threshold as outlined in the accounting standards. The Company's segment disclosure is as follows for the three month ended March 31, 2005 and 2004.

                                        Three Months Ended March 31, 2005
                                  ----------------------------------------------
                                   Banking      Holding                   Total
                                  Operations    Company   Eliminations   Company
                                  ----------    -------   ------------   -------
                                                    (In thousands)

Net interest income (expense)      $  1,505    $    (73)    $     --    $  1,432
Provision for loan losses                19          --           --          19
Noninterest income                    1,099          27           --       1,126
Noninterest expense                   1,642          71           --       1,713
                                   --------    --------     --------    --------
     Income (loss) before income
         taxes                          943        (117)          --         826
Income tax expense (benefit)            319         (52)          --         267
                                   --------    --------     --------    --------
     Net income (loss)             $    624    $    (65)    $     --    $    559
                                   ========    ========     ========    ========
     Total assets                  $202,146    $ 24,645     $(22,145)   $204,646
                                   ========    ========     ========    ========
     Capital expenditures          $     26    $     --     $     --    $     26
                                   ========    ========     ========    ========

                                        Three Months Ended March 31, 2004
                                  ----------------------------------------------
                                   Banking      Holding                   Total
                                  Operations    Company   Eliminations   Company
                                  ----------    -------   ------------   -------

Net interest income                $  1,363    $     (7)    $     --    $  1,356
Provision for loan losses               220          --           --         220
Noninterest income                      653          25           --         678
Noninterest expense                   1,617          72           --       1,689
                                   --------    --------     --------    --------
     Income (loss) before income
         taxes                          179         (54)          --         125
Income tax expense (benefit)             42         (29)          --          13
                                   --------    --------     --------    --------
     Net income (loss)             $    137    $    (25)    $     --    $    112
                                   ========    ========     ========    ========
     Total assets                  $198,844    $ 20,387     $(18,045)   $201,186
                                   ========    ========     ========    ========
     Capital expenditures          $  1,289    $     --     $     --    $  1,289
                                   ========    ========     ========    ========

6. STOCK-BASED COMPENSATION:
   ------------------------

In accordance with provisions of Statement of Financial Accounting Standard ("SFAS") 123, the Company has elected to continue to apply APB Opinion 25 and related Interpretations. In December 2002, SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, was issued which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. This Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

There were no options granted during the quarters ended March 31, 2005 and 2004.

7. PENSION DISCLOSURES:
   -------------------

The Company is terminating the Defined Benefit Pension Plan ("Pension Plan") effective June 8, 2005. By terminating the Pension Plan, the Company anticipates incurring a termination expense of approximately $810,000, which is anticipated to be recorded during the three months ended September 30, 2005. Termination of the Pension Plan, distribution to participants of its assets, and recording termination expense will not occur until a standard termination notice is received with the Pension Benefit Guaranty Corporation.

The Financial Accounting Standards Board ("FASB") issued SFAS 132 (revised 2003) in December of 2003. The Statement revises employers' disclosures about pension plans and other postretirement benefits by requiring additional disclosures to those in the original SFAS 132 about the assets, obligations, cash flows, investment strategy, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The Company does not have any postretirement benefits. The effect of the required interim information for the Pension Plan is reflected in the following table:

                                     Three Months Ended
                                          March 31,
                                       2005     2004
                                      ------   ------
                                       (In thousands)
Service cost                          $   35   $   44
Interest cost                             24       31
Expected return on plan assets           (19)     (25)
Amortization of transitional asset         7       (1)
Recognized actuarial loss                 --        6
                                      ------   ------
Net periodic benefit cost             $   47   $   55
                                      ======   ======

The estimated contribution to the Pension Plan for fiscal 2005 is $314.

8. PENDING ACCOUNTING PRONOUNCEMENTS:
   ---------------------------------

There are no pending accounting pronouncements that have not been previously disclosed.

9. SUBORDINATED DEBT:
   -----------------

On June 8, 2004, the Company established FirstFed Statutory Trust I ("Trust"), a wholly-owned statutory business trust. The Company is the sole sponsor of the Trust and acquired the Trust's common securities for $186,000. The Trust was created for the exclusive purpose of issuing 30-year capital trust securities ("Trust Preferred Securities") in the aggregate amount of $6,000,000 and using proceeds to purchase junior subordinated debentures ("Subordinated Debentures") issued by the Company. The assets of the Trust consist primarily of the Subordinated Debentures. The Company's $186,000 investment in the Trust is included in other assets in the accompanying consolidated balance sheet and the $6,000,000 obligation of the Company is included in subordinated debt.

The Trust Preferred Securities bear a floating interest rate based on a spread over 3-month LIBOR which is set each quarter and matures on June 17, 2034. Distributions are payable quarterly. The Trust Preferred Securities are subject to mandatory redemption upon repayment of the Subordinated Debentures at their stated maturity date or their earlier redemption in an amount equal to their liquidation amount plus accumulated and unpaid distributions to the date of redemption. The Company guarantees the payment of distributions and payments for redemption or liquidation of the Trust Preferred Securities to the extent of funds held by the Trust. The Company's obligation under the Subordinated
Debentures together with the guarantee and other back-up obligation, in aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Trust Preferred Securities.

The Subordinated Debentures are unsecured, bear an interest rate based on a spread over a 3 month LIBOR (equal to the spread paid by the Trust on the Trust Preferred Securities) which is set each quarter and matures on June 17, 2034. Interest is payable quarterly. The Company may defer the payment of interest at any time for a period not exceeding 20 consecutive quarters provided that deferral period does not extend past the stated maturity. During any such deferral period, distributions on the Trust Preferred Securities will also be deferred and the Company's ability to pay dividends on the common shares will be restricted.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management's Discussion and Analysis includes certain forward-looking statements addressing, among other things, the Company's prospects for earnings, asset growth and net interest margin. Forward-looking statements are accompanied by, and identified with, such terms as "anticipates," "believes," "expects," "intends," and similar phrases. Management's expectations for the Company's future necessarily involve a number of assumptions and estimates. Factors that could cause actual results to differ from the expectations expressed herein include: changes in interest rates, changes in the general economy, changes in the Company's strategies for credit-risk management, interest-rate risk management and investment activities, change in accounting principals, policies or guidelines, legislative or regulatory changes, changes in monetary or fiscal policies, and other economic, competitive, governmental, regulatory and technological factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.

Comparison of Financial Condition as of March 31, 2005, and December 31, 2004
-----------------------------------------------------------------------------

All dollar amounts, except per share amounts, included hereafter in Management's Discussion and Analysis are in thousands.

Interest-bearing deposits and federal funds sold increased $4,272, or 89.2%, to $9,062 at March 31, 2005. The increase was substantially the result of an increase in deposits.

Securities available-for-sale decreased $14,984, or 65.3%, to $7,957 at March 31, 2005. During the three months ended March 31, 2005, investments totaling $144 were called or matured, $500 were purchased and $15,169 were sold.

Loans receivable, net, at March 31, 2005, were $163,360, an increase of $1,519, or 0.9%, from $161,841 at December 31, 2004. The increase was primarily the result of increased portfolio originations in connection with adjustable rate commercial mortgages.

The Company's consolidated allowance for loan losses decreased to $1,679 at March 31, 2005, from $1,684 at December 31, 2004. This decrease was partially due to a provision to the allowance for loan losses of $19 for the three months ended March 31, 2005, net of recoveries over charge-offs of $24. Nonperforming loans at March 31, 2005, decreased to $138, or 0.08% of loans receivable, from $961, or 0.66% of loans receivable, at December 31, 2004. At March 31, 2005, there were no material loans not included in nonperforming loans which represented material credits about which management was aware of any information which caused management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Land, buildings and equipment, net, decreased $64, or 0.9%, to $7,313 at March 31, 2005. The decrease was substantially the result of increases in accumulated depreciation.

Real estate owned was $904 at March 31, 2005, a decrease of $82 from $986 at December 31, 2004. The decrease was substantially the result of the disposition of three properties, net of two foreclosures, during the three months ended March 31, 2005.

Deposits increased $4,380, or 2.8%, to $161,925 at March 31, 2005, from $157,545 at December 31, 2004. The increase was substantially the result of increases in commercial checking accounts and, to a lesser extent, increases in certificates of deposit.

Borrowings decreased by $14,494, or 46.0%, to $17,000 at March 31, 2005, substantially as a result of the repayment of overnight borrowings with the proceeds of investment sales.

The Company had stockholders' equity of $18,484 as of March 31, 2005, an increase of $66, or 0.4%, from $18,418 as of December 31, 2004. Net income for the three months ended March 31, 2005, was $559. Equity was decreased by dividends of $.14 per share, or $340. Included in such dividends was a special dividend of $.07 per share, which was declared during the first quarter. In addition, accumulated other comprehensive income decreased $332, or 140.78%, due to an unrealized loss of $96 at March 31, 2005, as a result of decreases in the fair value of the securities available-for-sale. This was primarily due to higher market rates of interest and the sale of $14,984 in available-for-sale securities.

Liquidity and Capital Resources
-------------------------------

Liquidity refers to the ability of the Company to meet its cash flow requirements in the normal course of business, including loan commitments, deposit withdrawals, and liability maturities, and ensuring that the Company is in a position to take advantage of investment opportunities in a timely and cost-efficient manner. Management monitors the Company's liquidity position and reports to the Board of Directors monthly. The Company may achieve its desired liquidity objectives through management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments, the continuous maturing of other interest-earning assets, the possible sale of available-for-sale securities and the ability to securitize certain types of loans provide sources of liquidity from an asset perspective. The liability base provides sources of liquidity through deposits. In addition, at March 31, 2005, the Bank has borrowing ability from the Federal Home Loan Bank of Atlanta and correspondent banks if the need for additional funds arises. At March 31, 2005, the Bank had commitments to originate and fund loans of $17.3 million. The Bank anticipates that it will have sufficient funds available to meet its current commitments.

Under applicable regulations, First Financial and the Company are each required to maintain minimum capital ratios. Set forth below are actual capital ratios and the minimum regulatory capital requirements as of March 31, 2005.

                                                       March 31, 2005
                                  -----------------------------------------------------------
                                                 (Dollar amounts in thousands)
                                                  (As restated, see Note 3)
                                                                               To Be Well
                                                                            Capitalized Under
                                                          For Capital       Prompt Corrective
                                       Actual          Adequacy Purposes    Action Provisions
                                  ----------------     -----------------    -----------------
                                   Amount     Rate      Amount      Rate     Amount      Rate
                                  --------    ----     --------     ----    --------     ----
Tier 1 Risk-Based Capital
     Consolidated                 $ 23,368    13.6%         N/A      N/A         N/A      N/A
     First Financial Bank           19,254    11.4%    $  6,776     4.0%    $ 10,164     6.0%

Total Risk-Based Capital
     Consolidated                 $ 25,047    14.6%         N/A      N/A         N/A      N/A
     First Financial Bank           20,933    12.4%    $ 13,552     8.0%    $ 16,940    10.0%

Tier 1 Leverage
     Consolidated                 $ 23,368    11.7%         N/A      N/A         N/A      N/A
     First Financial Bank           19,254     9.6%    $  8,008     4.0%    $ 10,010     5.0%


As of March 31, 2005, management was not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the Company's or the Bank's liquidity, capital resources or operations.

Results of Operations - Comparison of the Three Months Ended March 31, 2005 and
-------------------------------------------------------------------------------
2004
----

Net income for the three months ended March 31, 2005, was $559, an increase of $447, or 399.1%, from net income of $112 for the three months ended March 31, 2004. The increase was primarily the result of gains on the sale of investments of $354, net of the provisions for income taxes. Nonrecurring items recorded during the three months ended March 31, 2005, includes a reduction in loan loss provision which reflects recoveries and a reduction in losses.

Interest Income
---------------

Total interest income increased $207, or 8.9%, to $2,541 for the three months ended March 31, 2005. This increase was due to an increase in the average balance on interest-earning assets for the three months ended March 31, 2005, compared to the same quarter a year ago, coupled with an increase in the average yield on interest-earning assets to 5.6% for the three months ended March 31, 2005, compared to 5.2% for the same quarter a year ago.

Interest Expense
----------------

Interest expense for the quarter ended March 31, 2005, was $1,109, an increase of $131, or 13.4%, from $978 for the quarter ended March 31, 2004. The increase was substantially the result of an increase in the average balance of interest-bearing liabilities compared to the same quarter a year ago. In addition, the average rate paid on interest-bearing liabilities increased to 2.4% for the three months ended March 31, 2005 compared to 2.2% for the same period a year ago.

Net Interest Income
-------------------

Net interest income for the quarter ended March 31, 2005, increased $76, or 5.6%, to $1,432 from the quarter ended March 31, 2004, level of $1,356. The increase was primarily the result of an increase in the average net interest spread to 3.2% for the quarter ended March 31, 2005, compared to 3.0% for the same period a year ago. The net interest margin also increased to 3.2% for the quarter ended March 31, 2005, from 3.0% for the same quarter a year ago.

Provision for Loan Losses
-------------------------

Management increased the Company's total allowance for loan losses by a charge to the provision of $19 during the quarter ended March 31, 2005, compared to $220 for the quarter ended March 31, 2004. The allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of the underlying collateral. The Bank segregates its loan portfolio into problem and non-problem loans. The Bank then determines the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation of collateral fair value. The allowance for non-problem loans considers historical losses and other relevant factors. The allowances are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

Noninterest Income
------------------

Noninterest income during the quarter ended March 31, 2005, increased $448, to $1,126, from the March 31, 2004, level of $678. The increase was primarily the result of a gain on the sale of investments of $354. A curtailment gain of $68 was recorded in connection with the Board of Director's approval of the termination of the Pension Plan.

Noninterest Expenses
--------------------

Noninterest expenses during the quarter ended March 31, 2005, increased $24, or 1.4%, to $1,713, from the March 31, 2004, quarter of $1,689. The slight increase in other operating expense was primarily attributable to general increases in salary and benefits net of a reduction in other operating expenses.

Income Taxes
------------

The provision for income taxes increased $254, to $267 for the quarter ended March 31, 2005, as compared to $13 for the corresponding quarter in the previous year. The increased tax expense was due primarily to an increase in pretax income.

ITEM 3.  CONTROLS AND PROCEDURES

The Company carried out an evaluation under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and the Company's Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures as of March 31, 2005, pursuant to Exchange Act Rule 13a-15(b). Based upon that evaluation, the Company's Chief Executive Officer and the Company's Chief Financial Officer concluded that the Company's disclosure controls and procedures, as designed and implemented, were not effective in alerting them in a timely manner to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company's periodic SEC filings. The Company had two instances where transactions were recorded in the Company's Form 10-QSB for the three-month period ended March 31, 2005, earlier than prescribed under generally accepted accounting principles as discussed below. In the future, for a non-recurring item, a third party accounting resource will be consulted.

Subsequent to the filing of Form 10-QSB for the quarterly period ended March 31, 2005, the Company determined that an error had been made in the application of accounting principals generally accepted in the U.S. related to the recognition of the termination of its Defined Benefit Pension Plan, as well as the timing of the recognition of a gain on the sale of a stock investment in its data processor. The net result was an overstatement of expense, causing an understatement of net income, in the three-month period ended March 31, 2005, for the amount of the non-recurring transactions. Accordingly, on August 10 and 11, 2005, the Company determined to restate such quarterly financial statements to reflect the necessary corrections. The restatement is further described in
Note 3 to the unaudited condensed consolidated financial statements included in this quarterly report on Form 10-QSB/A.

In addition, the Company reviewed its internal controls. There has been no change in the Company's internal control over financial reporting during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect the Company's internal control over financial reporting.

Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed by the Company under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to the Company's management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Disclosure controls include internal controls that are designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported.

Any control system, no matter how well conceived and operated, can provide only reasonable assurance that its objectives are achieved. The design of a control system inherently has limitations, including the controls' cost relative to their benefits. Additionally, controls can be circumvented. No cost-effective control system can provide absolute assurance that all control issues and instances of fraud, will be detected.

Effective in 2006, the Company will become subject to Section 404 of The Sarbanes-Oxley Act of 2002. Section 404 requires management to assess and report on the effectiveness of the Company's internal controls over financial reporting. Additionally, it requires the Company's independent registered public accounting firm to report on management's assessment as well as report on its own assessment of the effectiveness of the Company's internal controls over financial reporting. Management is currently establishing policies and procedures to assess and report on internal controls, and will retain an outside firm to assist it in determining the effectiveness of the Company's internal controls over financial reporting.

                            PART II-OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

From time to time, the Company and Bank are parties to routine legal proceedings occurring in the ordinary course of business. At March 31, 2005, there were no legal proceedings to which the Company and/or the Bank were a party or parties, or to which any of their property was subject, which were expected by management to result in a material loss.

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS

Exhibit 31.1 - Certifications of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 31.2 - Certifications of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.1 - Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               FIRSTFED BANCORP, INC.


Date: August 22, 2005                          \s\ B. K. Goodwin , III
      ---------------                          -------------------------
                                               B. K. Goodwin, III,
                                               Chairman of the Board,
                                               Chief Executive Officer,
                                               and President



Date: August 22, 2005                          \s\ Lynn J. Joyce
      ---------------                          -------------------------
                                               Lynn J. Joyce
                                               Chief Financial Officer,
                                               Executive Vice President,
                                               Secretary and Treasurer

                                 EXHIBIT 31.1

                                 CERTIFICATIONS

I, B. K. Goodwin, III, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB/A of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: August 22, 2005             By: \s\ B. K. Goodwin, II
---------------------             ----------------------------------------------
                                  Chairman of the Board, Chief Executive Officer
                                                  and President

                                  EXHIBIT 31.2

                                 CERTIFICATIONS

I, Lynn J. Joyce, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB/A of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 22, 2005         By: \s\ Lynn J. Joyce
      ---------------         --------------------------------------------------
                              Chief Financial Officer, Executive Vice President,
                                          Secretary and Treasurer

                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report on Form 10-QSB/A for the period ended March 31, 2005 (the "Report") of FirstFed Bancorp, Inc. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby each certify that to the best of our knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.



\s\ B. K. Goodwin, III                                August 22, 2005
-------------------------------------------           --------------------------
B. K. Goodwin, III, Chief Executive Officer           Date


\s\ Lynn J. Joyce                                     August 22, 2005
-------------------------------------------           --------------------------
Lynn J. Joyce, Chief Financial Officer                Date


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                                                      APPENDIX K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2005

[_]   TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
      OF 1934 FOR THE TRANSITION PERIOD FROM               TO
                                             -------------     ----------------

                        Commission File Number: 0-19609
                                                -------

                             FirstFed Bancorp, Inc.
         ---------------------------------------------------------------
        (Exact name of Small Business Issuer as specified in its charter)

           Delaware                                              63-1048648
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1630 Fourth Avenue North
Bessemer, Alabama                                                   35020
-------------------------------                              -------------------
(Address of principal executive offices)                          (Zip Code)

Issuer's telephone number, including area code: (205) 428-8472
                                                --------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES [X] NO [_]

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

            Class                                 Outstanding at August 10, 2005
----------------------------                      ------------------------------
Common Stock, $.01 par value                             2,439,350 shares

Transitional Small Business Disclosure Format
(Check one):

YES [X] NO [_]


                                                   FIRSTFED BANCORP, INC.
                                                   ----------------------

                                                                                                               Page
                                                                                                               ----
PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS:

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
  AS OF JUNE 30, 2005 AND DECEMBER 31, 2004.......................................................................2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME  FOR THE THREE
 AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004......................................................................3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2005
AND 2004 .........................................................................................................4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
  SIX MONTHS ENDED JUNE 30, 2005 AND 2004.........................................................................5

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ...................................................6

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
  OF OPERATION.................................................................................................. 11

ITEM 3.  CONTROLS AND PROCEDURES.................................................................................15

PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS.......................................................................................16

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.............................................16

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.........................................................................16

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.....................................................16

ITEM 5.  OTHER INFORMATION.......................................................................................16

ITEM 6.  EXHIBITS................................................................................................17

SIGNATURES.......................................................................................................18


THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FURNISHED HAVE NOT BEEN AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, BUT REFLECT, IN THE OPINION OF MANAGEMENT, ALL ADJUSTMENTS NECESSARY FOR A FAIR PRESENTATION OF FINANCIAL CONDITION AND THE RESULTS OF OPERATIONS FOR THE PERIODS PRESENTED.

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                             FIRSTFED BANCORP, INC.
                             ----------------------
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
       ------------------------------------------------------------------
                   As of June 30, 2005 and December 31, 2004
                         (Dollar amounts in thousands)

                                                                       June 30,   December 31,
ASSETS                                                                   2005         2004
                                                                      ---------    ---------
Cash and Cash Equivalents:
         Cash on hand and in banks                                    $   3,538    $   3,125
         Interest-bearing deposits in other banks                         5,634        1,489
         Federal funds sold                                               1,300          176
                                                                      ---------    ---------
                                                                         10,472        4,790
Securities available-for-sale, at fair value                              7,437       22,941
Loans held for sale                                                         301          739
Loans receivable, net                                                   162,170      161,841
Land, buildings and equipment, net                                        7,683        7,377
Bank owned life insurance                                                 6,555        6,368
Real estate owned                                                         1,509          986
Accrued interest receivable                                                 858        1,134
Goodwill and other intangibles                                            1,142        1,167
Other assets                                                              7,165        7,100
                                                                      ---------    ---------
                                                                      $ 205,292    $ 214,443
                                                                      =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
         Deposits                                                     $ 162,190    $ 157,545
         Borrowings                                                      17,000       31,494
         Subordinated debentures                                          6,000        6,000
         Accrued interest payable                                           243          238
         Dividends payable                                                  171          168
         Other liabilities                                                  661          580
                                                                      ---------    ---------
                                                                        186,265      196,025
Stockholders' Equity:
         Preferred stock, $.01 par value, 1,000,000 shares
                  authorized, none outstanding                               --           --
         Common stock, $.01 par value, 10,000,000 shares
                  authorized, 3,269,298 shares issued and 2,439,350
                  shares outstanding at June 30, 2005 and 3,230,955
                  shares issued and 2,401,007 shares outstanding at
                  December 31, 2004                                          33           32
         Paid-in capital                                                  8,809        8,590
         Retained earnings                                               16,604       15,976
         Deferred compensation obligation                                 2,105        2,114
         Deferred compensation treasury stock (239,548
                  shares at June 30, 2005 and 240,036 shares
                  at December 31, 2004)                                  (2,105)      (2,114)
         Treasury stock, at cost (829,948 shares at June 30, 2005
                  and December 31, 2004)                                 (6,088)      (6,088)
         Unearned compensation                                             (270)        (328)
         Accumulated other comprehensive income                             (61)         236
                                                                      ---------    ---------
                                                                         19,027       18,418
                                                                      ---------    ---------
                                                                      $ 205,292    $ 214,443
                                                                      =========    =========

See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              -----------------------------------------------------
           For the Three and Six Months Ended June 30, 2005 and 2004
             (Dollar amounts in thousands, except per share amounts)

                                            Three Months Ended         Six Months Ended
                                                 June 30,                  June 30,
                                             2005         2004         2005         2004
                                          ----------   ----------   ----------   ----------
INTEREST INCOME:
         Interest and fees on loans       $    2,521   $    2,099   $    4,938   $    4,124
         Interest and dividends on
           securities                             65          285          170          591
         Other interest income                    28            4           47            7
                                          ----------   ----------   ----------   ----------
           Total interest income               2,614        2,388        5,155        4,722
                                          ----------   ----------   ----------   ----------

INTEREST EXPENSE:
         Interest on deposits                    829          710        1,616        1,430
         Interest on other borrowings            316          289          638          547
                                          ----------   ----------   ----------   ----------
           Total interest expense              1,145          999        2,254        1,977
                                          ----------   ----------   ----------   ----------

  Net interest income                          1,469        1,389        2,901        2,745
         Provision for loan losses                17          209           36          429
                                          ----------   ----------   ----------   ----------
  Net interest income after
    provision for loan losses                  1,452        1,180        2,865        2,316
                                          ----------   ----------   ----------   ----------

NONINTEREST INCOME:
         Fees and other noninterest
           income                              1,009          659        1,687        1,239
         Gain on sale of investments              --           --          354            7
         Bank owned life insurance                93           88          187          179
                                          ----------   ----------   ----------   ----------
           Total noninterest income            1,102          747        2,228        1,425
                                          ----------   ----------   ----------   ----------

NONINTEREST EXPENSE:
         Salaries and employee benefits          822          833        1,713        1,616
         Office building and equipment
           expenses                              210          222          414          461
         Other operating expenses                680          748        1,298        1,415
                                          ----------   ----------   ----------   ----------
           Total noninterest expense           1,712        1,803        3,425        3,492
                                          ----------   ----------   ----------   ----------

  Income before income taxes                     842          124        1,668          249
         Provision for income taxes              263           10          530           23
                                          ----------   ----------   ----------   ----------
  NET INCOME                              $      579   $      114   $    1,138   $      226
                                          ==========   ==========   ==========   ==========
AVERAGE NUMBER OF SHARES
         OUTSTANDING - BASIC               2,407,943    2,358,657    2,400,368    2,347,922
                                          ==========   ==========   ==========   ==========
BASIC EARNINGS PER SHARE                  $      .24   $      .05   $      .47   $      .10
                                          ==========   ==========   ==========   ==========
AVERAGE NUMBER OF SHARES
         OUTSTANDING - DILUTED             2,430,559    2,380,048    2,419,511    2,387,904
                                          ==========   ==========   ==========   ==========
DILUTED EARNINGS PER SHARE                $      .24   $      .05   $      .47   $      .09
                                          ==========   ==========   ==========   ==========
DIVIDENDS DECLARED PER SHARE              $      .07   $      .07   $      .21   $      .21
                                          ==========   ==========   ==========   ==========

See accompanying notes to unaudited condensed consolidated financial statements.

                                                        FIRSTFED BANCORP, INC.
                                                        ----------------------
                                 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                                 -----------------------------------------------------------------------
                                                         COMPREHENSIVE INCOME
                                                         --------------------
                                            For the Six Months Ended June 30, 2005 and 2004
                                        (Dollar amounts in thousands, except per share amounts)


                                                                                Deferred                       Accumulated
                                                                     Deferred    Compen-                          Other     Compre-
                                                                      Compen-    sation               Unearned   Compre-    hensive
                                     Common   Paid-In    Retained     sation   Treasury   Treasury     Compen-   hensive    Income
                                     Stock    Capital    Earnings   Obligation   Stock      Stock      sation    Income    (Note 1)
                                     -----    -------    --------   ----------   -----      -----      ------    ------    --------

BALANCE, December 31, 2003          $     32  $  8,426   $ 16,047   $  1,969   $ (1,969)  $ (6,088)  $   (416)  $    551

     Net income                           --        --        226         --         --         --         --         --   $    226
     Change in unrealized gain
         (loss) on securities
         available for sale, net
         of tax of ($181)                 --        --         --         --         --         --         --        324        324
                                                                                                                           --------
     Comprehensive income                 --        --         --         --         --         --         --         --   $    (98)
                                                                                                                           ========
     Amortization of unearned
         compensation                     --        --         --         --         --         --         58         --
     Dividends declared ($.21
         per share)                       --        --       (501)        --         --         --         --         --
     Exercise of stock options            --        10         --         --         --         --         --         --
     Purchase of deferred comp
         Treasury Shares                  --        --         --         78        (78)        --         --         --
     Stock issued under Dividend
         Reinvestment Plan                --        75         --         --         --         --         --         --
     Change in stock value of
         Employee Stock
         Ownership Plan                   --        (8)        --         --         --         --         --         --
                                    --------  --------   --------   --------   --------   --------   --------   --------

BALANCE, June 30, 2004              $     32  $  8,508   $ 15,772   $  2,047   $ (2,047)  $ (6,088)  $   (358)  $    227
                                    ========  ========   ========   ========   ========   ========   ========   ========


BALANCE, December 31, 2004          $     32  $  8,590   $ 15,976   $  2,114   $ (2,114)  $ (6,088)  $   (328)  $    236

     Net income                           --        --      1,138         --         --         --         --         --   $  1,138
Change in unrealized gain
         (loss) on securities
         available for sale, net
         of tax of ($171)                 --        --         --         --         --         --         --       (297)      (297)
                                                                                                                           --------
     Comprehensive income                 --        --         --         --         --         --         --         --   $    841
                                                                                                                           ========
     Amortization of unearned
         compensation                     --        --         --         --         --         --         58         --
     Dividends declared ($.21
         per share)                       --        --       (510)        --         --         --         --         --
     Exercise of stock options             1        53         --         --         --         --         --         --
     Purchase of Deferred Comp
         Treasury Shares                  --        --         --         24        (24)        --         --         --
     Distribution of Deferred Comp
         Treasury Shares                  --        --         --        (33)        33         --         --         --
     Stock issued under Dividend
         Reinvestment Plan                --        79         --         --         --         --         --         --
     Change in stock value of
         Employee Stock
         Ownership Plan                   --       (13)        --         --         --         --         --         --
                                    --------  --------   --------   --------   --------   --------   --------   --------

BALANCE, March 31, 2005             $     33  $  8,809   $ 16,604   $  2,105   $ (2,105)  $ (6,088)  $   (270)  $    (61)
                                    ========  ========   ========   ========   ========   ========   ========   ========

See accompanying notes to unaudited condensed consolidated financial statements.

                                                FIRSTFED BANCORP, INC.
                                                ----------------------
                             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             ---------------------------------------------------------
                                  For the Six Months Ended June 30, 2005 and 2004
                                           (Dollar amounts in thousands)
                                                                                      Six Months Ended
                                                                                          June 30,
                                                                                    --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                 2005        2004
                                                                                    --------    --------
  Net income                                                                        $  1,138    $    226
  Adjustments to reconcile net income
     to net cash provided by (used in) operating activities:
       Depreciation, amortization and accretion                                          238         288
       Loan fees (cost) deferred, net                                                     98         159
       Provision for loan losses                                                          36         429
       Gain on sale of investments                                                      (354)         (7)
       Gain on sale of fixed assets                                                       --          (9)
       Loss (gain) on sale of real estate, net                                            50          99
       Origination of loans held for sale                                             (2,960)     (5,283)
       Proceeds from loans held for sale                                               3,398       5,406
       Provision for deferred compensation                                                24          78
       Increase in surrender value of Bank Owned Life Insurance                         (187)       (179)
  Decrease (increase) in assets:
       Accrued interest receivable                                                       276          (3)
       Other assets                                                                       46         (62)
  Increase (decrease) in liabilities:
         Accrued interest payable                                                          5           2
       Other liabilities                                                                  87         179
                                                                                    --------    --------
         Net cash provided by (used in) operating activities                           1,895       1,323
                                                                                    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities, calls and repayments of securities available-for-sale        716       6,892
  Proceeds from sale of securities available-for-sale                                 15,169       3,000
  Purchase of securities available-for-sale                                             (500)     (5,563)
  Proceeds from sales of real estate and repossessed assets                              694         909
  Purchase of loans                                                                       --      (3,500)
  Net loan originations                                                               (1,378)    (18,117)
  Capital expenditures                                                                  (765)     (1,716)
                                                                                    --------    --------
         Net cash provided by (used in) investing activities                          13,936     (18,095)
                                                                                    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposits, net                                                 4,645       7,427
  Proceeds from borrowings                                                             7,304      62,650
  Repayment of borrowings                                                            (21,798)    (59,270)
  Proceeds from issuance of subordinated debentures                                       --       6,000
  Proceeds from exercise of stock options                                                153          15
  Dividends paid                                                                        (508)       (500)
  Proceeds from dividend reinvestment                                                     79          75
  Purchase of treasury stock for Deferred Compensation Plan                              (24)        (78)
                                                                                    --------    --------
         Net cash provided by (used in) financing activities                         (10,149)     16,319
                                                                                    --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   5,682        (453)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       4,790       7,621
                                                                                    --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $ 10,472    $  7,168
                                                                                    ========    ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for -
       Income taxes                                                                 $     46    $    113
       Interest                                                                        2,173       1,983
  Non-cash transactions -
       Transfer of loans receivable to real estate owned                               1,208       1,044
       Transfer of leased real estate owned to other assets                               --       3,246


See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
              NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
              ---------------------------------------------------
                                   STATEMENTS
                                   ----------

1. BASIS OF PRESENTATION:
   ---------------------

FirstFed Bancorp, Inc. (the "Company") is the holding company and sole shareholder of First State Corp. ("FSC"), which in turn is the sole shareholder of First Financial Bank ("First Financial" or the "Bank").

The accompanying unaudited condensed consolidated financial statements as of June 30, 2005, and December 31, 2004, and for the three and six months ended June 30, 2005 and 2004, include the accounts of the Company, FSC and the Bank. All significant intercompany transactions and accounts have been eliminated in consolidation.

In the opinion of management, all adjustments (none of which are other than normal recurring accruals) necessary for a fair presentation of the results of such interim periods have been included. The results of operations for the six months ended June 30, 2005, are not necessarily indicative of the results of operations which may be expected for the entire year.

These unaudited condensed financial statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto incorporated in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. The accounting policies followed by the Company are set forth in the Summary of Significant Accounting Policies in the Company's December 31, 2004, Consolidated Financial Statements.

2. SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------

Loans Held for Sale

Loans held for sale are recorded at the lower of amortized cost or fair value, as such loans are not intended to be held to maturity. As of June 30, 2005, and December 31, 2004, loans held for sale consisted of mortgage loans that have been committed for sale to third-party investors.

Loans Receivable

Loans receivable are stated at unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees and costs. Interest is credited to income based upon the recorded investment.

The accrual of interest on loans is discontinued and an allowance established when a loan becomes 90 days past due and/or, in the opinion of management, the ultimate collection is in doubt. Upon such discontinuance, all unpaid accrued interest is reversed against current income unless the collateral for the loan is sufficient to cover the accrued interest. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current and the ultimate collectibility of the total contractural principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is maintained at levels which management considers adequate to absorb losses currently in the loan portfolio at each reporting date. Management's estimation of this amount includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class, the estimated value of underlying collateral, and the balance of any impaired loans (generally considered to be nonperforming loans, excluding residential mortgages and other homogeneous loans). Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from estimations; however, the allowance is reviewed periodically and as adjustments become necessary they are reported in earnings in the periods in which they become known. Specific allowances for impaired loans are based on comparisons of the carrying values of the loans to the present value of the loans' estimated cash flows at each loan's original effective interest rate, the fair value of the collateral, or the loans' observable market prices.

3. EARNINGS AND DIVIDENDS PER SHARE:
   --------------------------------

Earnings per share ("EPS") for the three and six months ended June 30, 2005 and 2004, were as follows:


                                                         Three Months                                    Three Months
                                                     Ended June 30, 2005                             Ended June 30, 2004
                                          ------------------------------------------      ------------------------------------------
                                                           Dilutive                                        Dilutive
                                                          Effect of                                       Effect of
                                                           Options                                         Options
                                            Basic           Issued          Diluted          Basic          Issued          Diluted
                                          ----------      ----------      ----------      ----------      ----------      ----------
Net income                                $  579,000              --      $  579,000      $  114,000              --      $  114,000

Shares available to
   common shareholders                     2,407,943          22,616       2,430,559       2,358,657          21,391       2,380,048
                                          ----------      ----------      ----------      ----------      ----------      ----------

Earnings per share                        $     0.24              --      $     0.24      $     0.05              --      $     0.05
                                          ==========      ==========      ==========      ==========      ==========      ==========

                                                          Six Months                                      Six Months
                                                     Ended June 30, 2005                             Ended June 30, 2004
                                          ------------------------------------------      ------------------------------------------
                                                           Dilutive                                        Dilutive
                                                          Effect of                                       Effect of
                                                           Options                                         Options
                                            Basic           Issued          Diluted          Basic          Issued          Diluted
                                          ----------      ----------      ----------      ----------      ----------      ----------
Net income                                $1,138,000              --      $1,138,000      $  226,000              --      $  226,000

Shares available to
   common shareholders                     2,400,368          19,143       2,419,511       2,347,922          39,982       2,387,904
                                          ----------      ----------      ----------      ----------      ----------      ----------

Earnings per share                        $     0.47              --      $     0.47      $     0.10              --      $     0.09
                                          ==========      ==========      ==========      ==========      ==========      ==========

Options to purchase 158,469 and 153,604 shares of common stock at prices in excess of the average market price were outstanding during the quarter ended June 30, 2005 and 2004, respectively, but not included in the computation of diluted earnings per share.

Options to purchase 158,469 and 11,099 shares of common stock at prices in excess of the average market price were outstanding during the six months ended June 30, 2005 and 2004, respectively, but not included in the computation of diluted earnings per share.

There were 26,359 and 35,145 shares of common stock held by the Employee Stock Ownership Plan and unallocated at June 30, 2005 and 2004, respectively. These shares are outstanding but not included in the computation of earnings per share.

Dividends declared for the quarter ended June 30, 2005, consisted of a $.07 per share quarterly dividend.

4. SEGMENT DISCLOSURE:
   ------------------

The holding company is considered a separate reportable segment from the banking operations since it does not offer products or services or interact with customers, but does meet the quantitative threshold as outlined in the accounting standards. The Company's segment disclosure is as follows for the three and six months ended June 30, 2005 and 2004.

                                          Three Months Ended June 30, 2005
                                  ----------------------------------------------
                                   Banking      Holding                   Total
                                  Operations    Company   Eliminations   Company
                                  ----------    -------   ------------   -------
                                                   (In thousands)

Net interest income (expense)      $  1,553    $    (84)    $     --    $  1,469
Provision for loan losses                17          --           --          17
Noninterest income                    1,075          27           --       1,102
Noninterest expense                   1,633          79           --       1,712
                                   --------    --------     --------    --------
     Income (loss) before income
         taxes                          978        (136)          --         842
Income tax expense (benefit)            323         (60)          --         263
                                   --------    --------     --------    --------
     Net income (loss)             $    655    $    (76)    $     --    $    579
                                   ========    ========     ========    ========
     Total assets                  $202,747    $ 24,907     $(22,362)   $205,292
                                   ========    ========     ========    ========
     Capital Expenditures          $    739    $     --     $     --    $    739
                                   ========    ========     ========    ========


                                          Three Months Ended June 30, 2004
                                  ----------------------------------------------
                                   Banking      Holding                   Total
                                  Operations    Company   Eliminations   Company
                                  ----------    -------   ------------   -------
                                                   (In thousands)

Net interest income (expense)      $  1,414    $    (25)    $     --    $  1,389
Provision for loan losses               209          --           --         209
Noninterest income                      717          30           --         747
Noninterest expense                   1,723          80           --       1,803
                                   --------    --------     --------    --------
     Income (loss) before income
         taxes                          199         (75)          --         124
Income tax expense (benefit)             47         (37)          --          10
                                   --------    --------     --------    --------
     Net income (loss)             $    152    $    (38)    $     --    $    114
                                   ========    ========     ========    ========
     Total assets                  $208,178    $ 24,441     $(21,878)   $210,741
                                   ========    ========     ========    ========
     Capital Expenditures          $    427    $     --     $     --    $    427
                                   ========    ========     ========    ========


                                           Six Months Ended June 30, 2005
                                  ----------------------------------------------
                                   Banking      Holding                   Total
                                  Operations    Company   Eliminations   Company
                                  ----------    -------   ------------   -------
                                                   (In thousands)
Net interest income (expense)      $  3,058    $   (157)    $     --    $  2,901
Provision for loan losses                36          --           --          36
Noninterest income                    2,174          54           --       2,228
Noninterest expense                   3,275         150           --       3,425
                                   --------    --------     --------    --------
     Income (loss) before income
         taxes                        1,921        (253)          --       1,668
Income tax expense (benefit)            642        (112)          --         530
                                   --------    --------     --------    --------
     Net income (loss)             $  1,279    $   (141)    $     --    $  1,138
                                   ========    ========     ========    ========
     Total assets                  $202,747    $ 24,907     $(22,362)   $205,292
                                   ========    ========     ========    ========
     Capital Expenditures          $    765    $     --     $     --    $    765
                                   ========    ========     ========    ========

                                          Six Months Ended June 30, 2004
                                  ----------------------------------------------
                                   Banking      Holding                   Total
                                  Operations    Company   Eliminations   Company
                                  ----------    -------   ------------   -------
                                                   (In thousands)
Net interest income (expense)      $  2,777    $    (32)    $     --    $  2,745
Provision for loan losses               429          --           --         429
Noninterest income                    1,370          55           --       1,425
Noninterest expense                   3,340         152           --       3,492
                                   --------    --------     --------    --------
     Income (loss) before income
         taxes                          378        (129)          --         249
Income tax expense (benefit)             89         (66)          --          23
                                   --------    --------     --------    --------
     Net income (loss)             $    289    $    (63)    $     --    $    226
                                   ========    ========     ========    ========
     Total assets                  $208,178    $ 24,441     $(21,878)   $210,741
                                   ========    ========     ========    ========
     Capital Expenditures          $  1,716    $     --     $     --    $  1,716
                                   ========    ========     ========    ========

5. STOCK-BASED COMPENSATION:
   ------------------------

In accordance with provisions of Statement of Financial Accounting Standard ("SFAS") 123, the Company has elected to continue to apply APB Opinion 25 and related Interpretations. In December 2002, SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, was issued which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. This Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

There were no options granted during the quarter and six months ended June 30, 2005.

If the Company had elected to recognize compensation cost for options granted during the quarter and six months ended June 30, 2004, based on the fair value of the options as required by SFAS 123, net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                             Three Months     Six Months
                                                Ended           Ended
                                             June 30, 2004  June 30, 2004
                                             -------------  -------------
                                        (In thousands, except per share amounts)

Net income - as reported                         $   114       $   226
Stock-based compensation expense                       3             3
                                                 -------       -------
Net income - proforma                                111           223
                                                 =======       =======

Earnings per share - as reported
     Basic                                       $   .05       $   .10
     Diluted                                     $   .05       $   .09

Earnings per share - pro forma
     Basic                                       $   .05       $   .09
     Diluted                                     $   .05       $   .09

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model using the following assumptions:

                                                          2004
                                                          ----

                Expected dividend yield                  4.67%
                Expected stock price volitility            30%
                Risk-free interest rate                  3.62%
                Expected life of options               5 Years

6. PENSION DISCLOSURES:
   -------------------

The Company terminated the Defined Benefit Pension Plan ("Pension Plan") effective June 8, 2005. By terminating the Pension Plan, the Company anticipates incurring a termination expense of approximately $810,000, during the three months ended September 30, 2005. Termination of the Pension Plan, distribution to participants of its assets, and recording termination expense will not occur until termination approval is received from the Pension Benefit Guaranty Corporation.

The Financial Accounting Standards Board ("FASB") issued SFAS 132 (revised 2003) in December of 2003. The Statement revises employers' disclosures about pension plans and other postretirement benefits by requiring additional disclosures to those in the original SFAS 132 about the assets, obligations, cash flows, investment strategy, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The Company does not have any postretirement benefits. The effect of the required interim information for the Defined Benefit Pension Plan is reflected in the following table:

                                    Three Months Ended        Six Months Ended
                                          June 30,               June 30,
                                    -------------------    --------------------
                                      2005       2004        2005        2004
                                    --------   --------    --------    --------
                                                  (In thousands)
Service cost                        $     --   $     44    $     41    $     88
Interest cost                             --         31          28          62
Expected return on plan assets            --        (25)        (22)        (50)
Amortization of transitional asset        --         (1)         (8)         (2)
Recognized actuarial loss                 --          6          --          12
                                    --------   --------    --------    --------
Net periodic benefit cost           $     --   $     55    $     47    $    110
                                    ========   ========    ========    ========

The Company will contribute the necessary funds for termination. The Company contributed $264,000 during the three month period ended June 30, 2005, and anticipates contributing an additional $50,000 prior to the termination of the plan.

7. PENDING ACCOUNTING PRONOUNCEMENTS:
   ---------------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payment. SFAS No. 123(R) revises SFAS No. 123 and calls for companies to expense the fair value of employee stock options and other forms of stock-based compensation. SFAS No. 123(R) requires companies to (1) use fair value to measure stock-based compensation awards and (2) cease using the "intrinsic value" method of accounting, which APB No. 25 allowed and resulted in no expense for many awards of stock options for which the exercise price of the option equaled the price of the underlying stock at the grant date. Under SFAS No. 123(R), the fair value of a stock-based compensation award is recognized over the employee's service period. The Company is required to adopt SFAS No. 123(R) as of January 1, 2006.

On March 25, 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). SAB 107 provides guidance regarding the valuation of share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS No. 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123(R), the modification of employee share options prior to adoption of SFAS No. 123(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS No. 123(R).

8. SUBORDINATED DEBT:
   -----------------

On June 8, 2004, the Company established FirstFed Statutory Trust I ("Trust"), a wholly-owned statutory business trust. The Company is the sole sponsor of the Trust and acquired the Trust's common securities for $186,000. The Trust was created for the exclusive purpose of issuing 30-year capital trust securities ("Trust Preferred Securities") in the aggregate amount of $6,000,000 and using proceeds to purchase junior subordinated debentures ("Subordinated Debentures") issued by the Company. The assets of the Trust consist primarily of the Subordinated Debentures. The Company's $186,000 investment in the Trust is included in other assets in the accompanying consolidated balance sheet and the $6,000,000 obligation of the Company is included in subordinated debt.

The Trust Preferred Securities bear a floating interest rate based on a spread over 3-month LIBOR which is set each quarter and matures on June 17, 2034. Distributions are payable quarterly. The Trust Preferred Securities are subject to mandatory redemption upon repayment of the Subordinated Debentures at their stated maturity date or their earlier redemption in an amount equal to their liquidation amount plus accumulated and unpaid distributions to the date of redemption. The Company guarantees the payment of distributions and payments for redemption or liquidation of the Trust Preferred Securities to the extent of funds held by the Trust. The Company's obligation under the Subordinated
Debentures together with the guarantee and other back-up obligation, in aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Trust Preferred Securities.

The Subordinated Debentures are unsecured, bear an interest rate based on a spread over a 3 month LIBOR (equal to the spread paid by the Trust on the Trust Preferred Securities) which is set each quarter and matures on June 17, 2034. Interest is payable quarterly. The Company may defer the payment of interest at any time for a period not exceeding 20 consecutive quarters provided that deferral period does not extend past the stated maturity. During any such deferral period, distributions on the Trust Preferred Securities will also be deferred and the Company's ability to pay dividends on the common shares will be restricted.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management's Discussion and Analysis includes certain forward-looking statements addressing, among other things, the Company's prospects for earnings, asset growth and net interest margin. Forward-looking statements are accompanied by, and identified with, such terms as "anticipates," "believes," "expects," "intends," and similar phrases. Management's expectations for the Company's future necessarily involve a number of assumptions and estimates. Factors that could cause actual results to differ from the expectations expressed herein include: changes in interest rates, changes in the general economy, changes in the Company's strategies for credit-risk management, interest-rate risk management and investment activities, change in accounting principals, policies or guidelines, legislative or regulatory changes, changes in monetary or fiscal policies, and other economic, competitive, governmental, regulatory and technological factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.

Comparison of Financial Condition as of June 30, 2005, and December 31, 2004
----------------------------------------------------------------------------

All dollar amounts, except per share amounts, included hereafter in Management's Discussion and Analysis are in thousands.

Cash, interest-bearing deposits, and federal funds sold increased $5,682, or 118.6%, to $10,472 at June 30, 2005. The increase was substantially the result of increased deposits.

Securities available-for-sale decreased $15,504, or 67.6%, to $7,437 at June 30, 2005. During the six months ended June 30, 2005, investments totaling $716 were called or matured, $500 were purchased and $15,169 were sold.

Loans receivable, net, at June 30, 2005, were $162,170, an increase of $329, or 0.20%, from $161,841 at December 31, 2004.

The Company's consolidated allowance for loan losses decreased to $1,524 at June 30, 2005, from $1,684 at December 31, 2004. This decrease was partially due to charge-offs over recoveries of $196, net of a provision to the allowance for loan losses of $36 for the six months ended June 30, 2005. Nonperforming loans at June 30, 2005, decreased to $86, or 0.05% of loans receivable, from $961, or 0.66% of loans receivable, at December

31, 2004. At June 30, 2005, there were no material loans not included in nonperforming loans which represented material credits about which management was aware of any information which caused management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Land, buildings and equipment, net, increased $306, or 4.1%, to $7,683 at June 30, 2005. The increase was substantially the result of the purchase of land in McCalla, Alabama, for a new branch facility.

Real estate owned was $1,509 at June 30, 2005, an increase of $523 from $986 at December 31, 2004. The increase was substantially the result of eight homes under construction by one builder acquired by foreclosure prior to June 30, 2005.

Deposits  increased $4,645, or 2.9%, to $162,190 at June 30, 2005, from $157,545 at December 31, 2004. The increase was substantially the result of increases in commercial checking accounts and, to a lesser extent, increases in savings accounts.

Borrowings decreased by $14,494, or 46.0%, to $17,000 at June 30, 2004, substantially as a result of the repayment of overnight borrowings with the proceeds of investment sales.

The Company had stockholders' equity of $19,027 as of June 30, 2005, an increase of $609, or 3.3%, from $18,418 as of December 31, 2004. Net income for the six months ended June 30, 2005, was $1,138. Equity was decreased by dividends of $.21 per share, or $510. Included in such dividends was a special dividend of $.07 per share, which was declared during the first quarter. In addition, accumulated other comprehensive income decreased $297, or 125.8%, due to an unrealized loss of $61 at June 30, 2005, as a result of decreases in fair value of the securities available-for-sale. This was primarily due to higher market rates of interest and the sale of $15,504 in available-for-sale securities.

Liquidity and Capital Resources
-------------------------------

Liquidity refers to the ability of the Company to meet its cash flow requirements in the normal course of business, including loan commitments, deposit withdrawals, and liability maturities, and ensuring that the Company is in a position to take advantage of investment opportunities in a timely and cost-efficient manner. Management monitors the Company's liquidity position and reports to the Board of Directors monthly. The Company may achieve its desired liquidity objectives through management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments, the continuous maturing of other interest-earning assets, the possible sale of available-for-sale securities and the ability to securitize certain types of loans provide sources of liquidity from an asset perspective. The liability base provides sources of liquidity through deposits. In addition, the Bank has borrowing ability from the Federal Home Loan Bank of Atlanta and correspondent banks if the need for additional funds arises. At June 30, 2005, the Bank had commitments to originate and fund loans of $19.9 million. The Bank anticipates that it will have sufficient funds available to meet its current commitments.

Under applicable regulations, First Financial and the Company are each required to maintain minimum capital ratios. Set forth below are actual capital ratios and the minimum regulatory capital requirements as of June 30, 2005.


                                                                           June 30, 2005
                                             -----------------------------------------------------------------------
                                                                   (Dollar amounts in thousands)
                                                                                                      To Be Well
                                                                                                  Capitalized Under
                                                                          For Capital             Prompt Corrective
                                                    Actual             Adequacy Purposes          Action Provisions
                                             ----------------          -----------------         ------------------
                                              Amount     Rate            Amount    Rate            Amount      Rate
                                             --------    ----          ---------   ----          ---------     ----
Tier 1 Risk-Based Capital
     Consolidated                            $ 23,893    13.6%                N/A    N/A               N/A      N/A
     First Financial Bank                      19,945    11.6%         $    6,903   4.0%         $  10,355     6.0%

Total Risk-Based Capital
     Consolidated                            $ 25,416    14.5%                N/A   N/A                N/A      N/A
     First Financial Bank                      21,468    12.4%         $  13,806    8.0%         $  17,258    10.0%

Tier 1 Leverage
     Consolidated                            $ 23,893    11.9%               N/A    N/A                N/A      N/A
     First Financial Bank                      19,945     9.9%         $    8,024   4.0%         $  10,029     5.0%


As of June 30, 2005, management was not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the Company's or the Bank's liquidity, capital resources or operations.

Results of Operations - Comparison of the Three Months Ended June 30, 2005 and
------------------------------------------------------------------------------
2004
----

Net income for the three months ended June 30, 2005, was $359, an increase of $245, or 214.9%, from net income of $114 for the three months ended June 30, 2004. The increase was primarily the result of an increase in net interest income and reduced loan loss provision partially resulting from recoveries.

Interest Income
---------------

Total interest income increased $226, or 9.5%, to $2,614 for the three months ended June 30, 2005. This increase was substantially due to an increase in the average yield on interest-earnings assets to 5.8% for the three months ended June 30, 2005, compared to 5.2% for the same quarter a year ago, offset slightly by a decrease in the average balance on interest-earnings assets for the three months ended June 30, 2005, compared to the same quarter a year ago.

Interest Expense
----------------

Interest expense for the quarter ended June 30, 2005, was $1,145, an increase of $146, or 14.6%, from $999 for the quarter ended June 30, 2004. The increase was substantially the result of an increase in the average rate paid on interest-bearing liabilities to 2.5% for the three months ended June 30, 2005, compared to 2.2% for the corresponding quarter of the previous year, somewhat offset by a slight decrease in the average balance of interest-bearing liabilities compared to the same quarter a year ago. Net Interest Income

Net interest income for the quarter ended June 30, 2005, increased $80, or 5.8%, to $1,469 from the quarter ended June 30, 2004, level of $1,389. The increase was primarily the result of an increase in the average net interest spread to 3.3% for the quarter ended June 30, 2005, compared to 3.1% for the same period a year ago. The net interest margin also increased to 3.3% for the quarter ended June 30, 2005, from 3.1% for the same quarter a year ago.

Provision for Loan Losses
-------------------------

Management increased the Company's total allowance for loan losses by a charge to the provision of $17 during the quarter ended June 30, 2005, compared to $209 for the quarter ended June 30, 2004. The allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of the underlying collateral. The Bank segregates its loan portfolio into problem and non-problem loans. The Bank then determines the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation of collateral fair value. The allowance for non-problem loans considers historical losses and other relevant factors. The allowances are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

Noninterest Income
------------------

Noninterest income during the quarter ended June 30, 2005, increased $355, to $1,102 from the June 30, 2004, level of $747. The increase is primarily the result of a gain on the sale of an equity investment in the Bank's data processing company of $363.

Noninterest Expenses
--------------------

Noninterest expenses during the quarter ended June 30, 2005, decreased $91, or 5.0%, to $1,712, from the June 30, 2004, quarter of $1,803. This decrease is primarily the result of reduced salary and benefit expense associated with the Board of Director's approval of the termination of the Pension Plan coupled with less operating expense from reduced real estate owned expense.

Income Taxes
------------

The provision for income taxes increased $253, to $263 for the quarter ended June 30, 2005, as compared to $10 for the corresponding quarter in the previous year. The increased tax expense was due primarily to an increase in pretax income.

Results of Operations - Comparison of the Six Months Ended June 30, 2005 and
----------------------------------------------------------------------------
2004
----

Net income for the six months ended June 30, 2005, was $1,138, an increase of $912, or 403.5%, from net income of $226 for the six months ended June 30, 2004. The increase was primarily the result of an increase in net interest income and a reduction in loan loss provision partially resulting from recoveries. Included in the six months ended June 30, 2005, was a gain on sale of investments of $354 and a gain on the sale of an equity investment in the Bank's data processing company.

Interest Income
---------------

Total interest income increased $433, or 9.2%, to $5,155 for the six months ended June 30, 2005. This increase was substantially the result of an increase in the average yield on the interest-earning assets to 5.7% during the six months ended June 30, 2005, from 5.3% during the six months ended June 30, 2004, in addition to a slight increase in the average balance on interest-earning assets for the six months ended June 30, 2005, compared to the same quarter a year ago.

Interest Expense
----------------

Interest expense for the six months ended June 30, 2005, increased $277, or 14.0%, to $2,254, from $1,977 during the six months ended June 30, 2005. This increase was primarily attributable to an increase in the average rate paid on interest-bearing liabilities to 2.4% for the six month period ended June 30, 2005, compared to 2.2% for the same period a year ago, in addition to an increase in the average balance of interest-bearing liabilities.

Net Interest Income
-------------------

Net interest  income for the six months ended June 30, 2005,  increased $156, or
5.7 %, to $2,901, from $2,745 for the six months ended June 30, 2004. This increase was due primarily to an increase in the average net interest spread to 3.3% for the six months ended June 30, 2005, compared to 3.0% for the same period a year ago. The net interest margin increased to 3.2% for the six months ended June 30, 2005, from 3.1% for the six months ended June 30, 2004.

Provision for Loan Losses
-------------------------

Management increased the Company's total allowance for loan losses by a charge to the provision of $36 during the six months ended June 30, 2005, compared to $429 for the six months ended June 30, 2004. The allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of the underlying collateral. The Bank segregates its loan portfolio into problem and non-problem loans. The Bank then determines the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation of collateral fair value. The allowance for non-problem loans considers historical losses and other relevant factors. The allowances are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

Noninterest Income
------------------

Noninterest income for the six months ended June 30, 2005, totaled $2,228, as compared to $1,425 for the six months ended June 30, 2004. The increase was primarily the result of a gain on the sale of investments of $354 and a gain on the sale of an equity investment in the Bank's data processing company of $363. In addition, a curtailment gain of $68 was recorded in connection with the termination of the Pension Plan.

Noninterest Expenses
--------------------

Noninterest expenses during the six months ended June 30, 2005, decreased $67 to $3,425 from the 2004 level of $3,492. The decrease is primarily the result of reduced salary and benefit expense associated with the Board of Director's approval of the termination of the Pension Plan and less other operating expense resulting from less real estate owned expense.

Income Taxes
------------

The provision for income taxes increased $507, to $530 for the six months ended June 30, 2005, as compared to $23 for the corresponding period of the prior year. The increased tax expense was due to the increase in pretax income.

ITEM 3.  CONTROLS AND PROCEDURES

The Company carried out an evaluation under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and the Company's Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures as of June 30, 2005, pursuant to Exchange Act Rule 13a-15(b). Based upon that evaluation, the Company's Chief Executive Officer and the Company's Chief Financial Officer concluded that the Company's disclosure controls and procedures, as designed and implemented, are effective in alerting them in a timely manner to material information relating to the Company
(including its consolidated subsidiaries) required to be included in the Company's periodic SEC filings.

In addition, the Company reviewed its internal controls. There has been no change in the Company's internal control over financial reporting during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect the Company's internal control over financial reporting.

Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed by the Company under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to the Company's management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Disclosure controls include internal controls that are designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported.

Any control system, no matter how well conceived and operated, can provide only reasonable assurance that its objectives are achieved. The design of a control system inherently has limitations, including the controls' cost relative to their benefits. Additionally, controls can be circumvented. No cost-effective control system can provide absolute assurance that all control issues and instances of fraud, will be detected.

Effective in 2006, the Company will become subject to Section 404 of The Sarbanes-Oxley Act of 2002. Section 404 requires management to assess and report on the effectiveness of the Company's internal controls over financial reporting. Additionally, it requires the Company's independent registered public accounting firm to report on management's assessment as well as report on its own assessment of the effectiveness of the Company's internal controls over financial reporting. Management is currently establishing policies and procedures to assess and report on internal controls, and will retain an outside firm to assist it in determining the effectiveness of the Company's internal controls over financial reporting.

                            PART II-OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

From time to time, the Company and Bank are parties to routine legal proceedings occurring in the ordinary course of business. At June 30, 2005, there were no legal proceedings to which the Company and/or the Bank were a party or parties, or to which any of their property was subject, which were expected by management to result in a material loss.

ITEM 2. CHANGES IN SECURITIES AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Not applicable.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 26, 2005, the Company held the 2005 Annual Meeting of Stockholders. The election of James B. Koikos and E. H. Moore, Jr. as directors, each for a three-year term, was submitted to a vote of the stockholders. The following is the result of the vote:
                                    For         Withheld
                                    ---         --------
James B. Koikos                  1,979,092       19,279
E. H. Moore, Jr.                 1,979,092       19,279

There were no abstentions or broker non-votes.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS

Exhibit 31.1 - Certifications of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 31.2 - Certifications of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.1 - Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               FIRSTFED BANCORP, INC.


Date: August 22, 2005                          \s\ B. K. Goodwin , III
      ---------------                          -------------------------
                                               B. K. Goodwin, III,
                                               Chairman of the Board,
                                               Chief Executive Officer,
                                               and President



Date: August 22, 2005                          \s\ Lynn J. Joyce
      ---------------                          -------------------------
                                               Lynn J. Joyce
                                               Chief Financial Officer,
                                               Executive Vice President,
                                               Secretary and Treasurer

                                  EXHIBIT 31.1

                                 CERTIFICATIONS

I, B. K. Goodwin, III, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: August 22, 2005             By: \s\ B. K. Goodwin, II
---------------------             ----------------------------------------------
                                  Chairman of the Board, Chief Executive Officer
                                                  and President

                                  EXHIBIT 31.2

                                 CERTIFICATIONS

I, Lynn J. Joyce, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 22, 2005         By: \s\ Lynn J. Joyce
      ---------------         --------------------------------------------------
                              Chief Financial Officer, Executive Vice President,
                                          Secretary and Treasurer

                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report on Form 10-QSB for the period ended June 30, 2005 (the "Report") of FirstFed Bancorp, Inc. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby each certify that to the best of our knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.


\s\ B. K. Goodwin, III                                August 22, 2005
-------------------------------------------           --------------------------
B. K. Goodwin, III, Chief Executive Officer           Date


\s\ Lynn J. Joyce                                     August 22, 2005
-------------------------------------------           --------------------------
Lynn J. Joyce, Chief Financial Officer                Date


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                                                      APPENDIX L


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ---------------------------

                                   FORM 10-QSB

(Mark One)

|X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2005

|_| TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ____________ TO ____________

                         Commission File Number: 0-19609
                                                 -------

                             FirstFed Bancorp, Inc.
               --------------------------------------------------
        (Exact name of Small Business Issuer as specified in its charter)

           Delaware                                              63-1048648
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1630 Fourth Avenue North
Bessemer, Alabama                                                   35020
------------------------                                        --------------
(Address of principal executive offices)                          (Zip Code)

Issuer's telephone number, including area code: (205) 428-8472
                                                --------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

      YES |X|   NO |_|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

      YES |_|   NO |X|

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

           Class                               Outstanding at November 1, 2005
----------------------------                   -------------------------------
Common Stock, $.01 par value                           2,445,850 shares

Transitional Small Business Disclosure Format
(Check one):

      YES |_|   NO |X|

                             FIRSTFED BANCORP, INC.
                             ----------------------

                                                                            Page
                                                                            ----
PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS:

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
  AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004...............................2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME  FOR THE THREE
 AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004.............................3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR
  THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 ...........................4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
  NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004................................5

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ................6

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
  OF OPERATION............................................................... 11

ITEM 3.  CONTROLS AND PROCEDURES..............................................16

PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS....................................................16

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS..........16

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES......................................17

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS..................17

ITEM 5.  OTHER INFORMATION....................................................17

ITEM 6.  EXHIBITS.............................................................17

SIGNATURES....................................................................18

THE  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS  FURNISHED  HAVE  NOT  BEEN
      AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, BUT REFLECT, IN THE OPINION OF MANAGEMENT, ALL ADJUSTMENTS NECESSARY FOR A FAIR PRESENTATION OF FINANCIAL CONDITION AND THE RESULTS OF OPERATIONS FOR THE PERIODS PRESENTED.


                                       i.

                         PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                             FIRSTFED BANCORP, INC.
                             ----------------------
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
       ------------------------------------------------------------------
                 As of September 30, 2005 and December 31, 2004
                          (Dollar amounts in thousands)

                                                                               September 30,    December 31,
                                                                                   2005            2004
                                                                                 ---------       ---------
ASSETS
Cash and Cash Equivalents:
       Cash on hand and in banks                                                 $   6,441       $   3,125
       Interest-bearing deposits in other banks                                      1,017           1,489
       Federal funds sold                                                               25             176
                                                                                 ---------       ---------
                                                                                     7,483           4,790
Securities available-for-sale, at fair value                                         7,340          22,941
Loans held for sale                                                                  1,013             739
Loans receivable, net                                                              167,520         161,841
Land, buildings and equipment, net                                                   7,695           7,377
Bank owned life insurance                                                            6,649           6,368
Real estate owned                                                                    1,187             986
Assets held for sale                                                                   940              --
Accrued interest receivable                                                            873           1,134
Goodwill and other intangibles                                                       1,129           1,167
Other assets                                                                         3,976           7,100
                                                                                 ---------       ---------
                                                                                 $ 205,805       $ 214,443
                                                                                 =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
       Deposits                                                                  $ 162,327       $ 157,545
       Borrowings                                                                   18,000          31,494
       Subordinated debentures                                                       6,000           6,000
       Accrued interest payable                                                        256             238
       Dividends payable                                                               171             168
       Other liabilities                                                               672             580
                                                                                 ---------       ---------
                                                                                   187,426         196,025
                                                                                 ---------       ---------
Stockholders' Equity:
       Preferred stock, $.01 par value, 1,000,000 shares
                authorized, none outstanding                                            --              --
       Common stock, $.01 par value, 10,000,000 shares
                authorized, 3,275,798 shares issued and 2,445,850 shares
                outstanding at September 30, 2005 and 3,230,955 shares issued and 2,401,007 shares outstanding at
                December 31, 2004                                                       33              32
       Paid-in capital                                                               8,850           8,590
       Retained earnings                                                            15,899          15,976
       Deferred compensation obligation                                              2,130           2,114
       Deferred compensation treasury stock (239,548
                shares at September 30, 2005 and 240,036 shares
                at December 31, 2004)                                               (2,130)         (2,114)
       Treasury stock, at cost (829,948 shares at September 30, 2005
                and December 31, 2004)                                              (6,088)         (6,088)
       Unearned compensation                                                          (241)           (328)
       Accumulated other comprehensive income (loss)                                   (74)            236
                                                                                 ---------       ---------
                                                                                    18,379          18,418
                                                                                 ---------       ---------
                                                                                 $ 205,805       $ 214,443
                                                                                 =========       =========

See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              -----------------------------------------------------
         For the Three and Nine Months Ended September 30, 2005 and 2004
             (Dollar amounts in thousands, except per share amounts)

                                                  Three Months Ended           Nine Months Ended
                                                     September 30,               September 30,
                                              --------------------------   -------------------------
                                                  2005           2004          2005          2004
                                              -----------    -----------   -----------   -----------
INTEREST INCOME:
       Interest and fees on loans             $     2,650    $     2,241   $     7,588   $     6,365
       Interest and dividends on
         securities                                    65            283           235           874
       Other interest income                           51              3            98            10
                                              -----------    -----------   -----------   -----------
         Total interest income                      2,766          2,527         7,921         7,249
                                              -----------    -----------   -----------   -----------

INTEREST EXPENSE:
       Interest on deposits                           869            753         2,485         2,183
       Interest on other borrowings                   326            330           964           877
                                              -----------    -----------   -----------   -----------
         Total interest expense                     1,195          1,083         3,449         3,060
                                              -----------    -----------   -----------   -----------

  Net interest income                               1,571          1,444         4,472         4,189
       Provision for loan losses                      166            119           202           548
                                              -----------    -----------   -----------   -----------
  Net interest income after
    provision for loan losses                       1,405          1,325         4,270         3,641
                                              -----------    -----------   -----------   -----------

NONINTEREST INCOME:
       Fees and other noninterest
         income                                       654            624         2,341         1,863
       Gain on sale of investments                     --             --           354             7
       Bank owned life insurance                       94             90           281           269
                                              -----------    -----------   -----------   -----------
         Total noninterest income                     748            714         2,976         2,139
                                              -----------    -----------   -----------   -----------

NONINTEREST EXPENSE:
       Salaries and employee benefits                 895            923         2,608         2,539
       Office building and equipment
         expenses                                     218            215           632           676
       Pension plan termination expense               843             --           843            --
       Other operating expenses                     1,083            610         2,381         2,025
                                              -----------    -----------   -----------   -----------
         Total noninterest expense                  3,039          1,748         6,464         5,240
                                              -----------    -----------   -----------   -----------

  Income (loss) before income taxes                  (886)           291           782           540
       Provision (benefit) for income taxes          (353)            72           177            95
                                              -----------    -----------   -----------   -----------
NET INCOME (LOSS)                             $      (533)   $       219   $       605   $       445
                                              ===========    ===========   ===========   ===========
AVERAGE NUMBER OF SHARES
       OUTSTANDING - BASIC                      2,420,398      2,338,221     2,404,923     2,350,332
                                              ===========    ===========   ===========   ===========
BASIC EARNINGS (LOSS) PER SHARE               $      (.22)   $       .09   $       .25   $       .19
                                              ===========    ===========   ===========   ===========
AVERAGE NUMBER OF SHARES
       OUTSTANDING - DILUTED                    2,469,678      2,369,329     2,434,112     2,388,010
                                              ===========    ===========   ===========   ===========
DILUTED EARNINGS (LOSS) PER SHARE             $      (.22)   $       .09   $       .25   $       .19
                                              ===========    ===========   ===========   ===========
DIVIDENDS DECLARED PER SHARE                  $       .07    $       .07   $       .28   $       .28
                                              ===========    ===========   ===========   ===========

See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
     UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
     -----------------------------------------------------------------------
                              COMPREHENSIVE INCOME
                              --------------------
              For the Nine Months Ended September 30, 2005 and 2004
             (Dollar amounts in thousands, except per share amounts)

                                                                                               Deferred
                                                                                  Deferred     Compen-
                                                                                   Compen-      sation
                                             Common     Paid-In      Retained      sation      Treasury     Treasury
                                             Stock      Capital      Earnings    Obligation     Stock        Stock
                                            --------    --------     --------     --------     --------     --------
BALANCE, December 31, 2003                  $     32    $  8,426     $ 16,047     $  1,969     $ (1,969)    $ (6,088)

   Net income                                     --          --          445           --           --           --
   Change in unrealized gain
       (loss) on securities
       available for sale, net
       of tax of $138                             --          --           --           --           --           --

   Comprehensive income                           --          --           --           --           --           --

   Amortization of unearned
       compensation                               --          --           --           --           --           --
   Dividends declared ($.28
       per share)                                 --          --         (668)          --           --           --
   Exercise of stock options                      --          15           --           --           --           --
   Purchase of Deferred Compensation
       Treasury Shares                            --          --           --          105         (105)          --
   Stock issued under Dividend
       Reinvestment Plan                          --         101           --           --           --           --
   Change in stock value of
       Employee Stock
       Ownership Plan                             --         (14)          --           --           --           --
                                            --------    --------     --------     --------     --------     --------

BALANCE, September 30, 2004                 $     32    $  8,528     $ 15,824     $  2,074     $ (2,074)    $ (6,088)
                                            ========    ========     ========     ========     ========     ========

BALANCE, December 31, 2004                  $     32    $  8,590     $ 15,976     $  2,114     $ (2,114)    $ (6,088)

   Net income                                     --          --          605           --           --           --
   Change in unrealized gain
       (loss) on securities
       available for sale, net
       of tax of $(124)                           --          --           --           --           --           --

   Comprehensive income                           --          --           --           --           --           --

   Amortization of unearned
       compensation                               --          --           --           --           --           --
   Dividends declared ($.28
       per share)                                 --          --         (682)          --           --           --
   Exercise of stock options                       1         194           --           --           --           --
   Purchase of Deferred Compensation
       Treasury Shares                            --          --           --           49          (49)          --
   Distribution of Deferred Compensation
       Treasury Shares                            --          --           --          (33)          33           --
   Stock issued under Dividend
       Reinvestment Plan                          --          79           --           --           --           --
   Change in stock value of
       Employee Stock
       Ownership Plan                             --         (13)          --           --           --           --
                                            --------    --------     --------     --------     --------     --------

BALANCE, September 30, 2005                 $     33    $  8,850     $ 15,899     $  2,130     $ (2,130)    $ (6,088)
                                            ========    ========     ========     ========     ========     ========

                                                        Accumulated
                                                           Other       Compre-
                                             Unearned      Compre-     hensive
                                              Compen-      hensive      Income
                                              sation       Income      (Note 1)
                                             --------     --------     --------
BALANCE, December 31, 2003                   $   (416)    $    551

   Net income                                      --           --     $    445
   Change in unrealized gain
       (loss) on securities
       available for sale, net
       of tax of $138                              --         (186)        (186)
                                                                       --------
   Comprehensive income                            --           --     $    259
                                                                       ========
   Amortization of unearned
       compensation                                86           --
   Dividends declared ($.28
       per share)                                  --           --
   Exercise of stock options                       --           --
   Purchase of Deferred Compensation
       Treasury Shares                             --           --
   Stock issued under Dividend
       Reinvestment Plan                           --           --
   Change in stock value of
       Employee Stock
       Ownership Plan                              --           --
                                             --------     --------

BALANCE, September 30, 2004                  $   (330)    $    365
                                             ========     ========

BALANCE, December 31, 2004                   $   (328)    $    236

   Net income                                      --           --     $    605
   Change in unrealized gain
       (loss) on securities
       available for sale, net
       of tax of $(124)                            --         (310)        (310)
                                                                       --------
   Comprehensive income                            --           --     $    295
                                                                       ========
   Amortization of unearned
       compensation                                87           --
   Dividends declared ($.28
       per share)                                  --           --
   Exercise of stock options                       --           --
   Purchase of Deferred Compensation
       Treasury Shares                             --           --
   Distribution of Deferred Compensation
       Treasury Shares                             --           --
   Stock issued under Dividend
       Reinvestment Plan                           --           --
   Change in stock value of
       Employee Stock
       Ownership Plan                              --           --
                                             --------     --------

BALANCE, September 30, 2005                  $   (241)    $    (74)
                                             ========     ========

See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            ---------------------------------------------------------
              For the Nine Months Ended September 30, 2005 and 2004
                          (Dollar amounts in thousands)

                                                                                       Nine Months Ended
                                                                                         September 30,
                                                                                     ---------------------
                                                                                       2005         2004
                                                                                     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                         $    605     $    445
  Adjustments to reconcile net income
     to net cash provided by (used in) operating activities:
       Depreciation, amortization and accretion                                           322          432
       Loan fees (cost) deferred, net                                                     128          169
       Provision for loan losses                                                          202          548
       Gain on sale of investments                                                       (354)          (7)
       Gain on sale of fixed assets                                                        --           (9)
       Loss (gain) on sale of real estate, net                                            516          133
       Origination of loans held for sale                                              (5,969)      (8,883)
       Proceeds from loans held for sale                                                5,695        8,655
       Provision for deferred compensation                                                 49          105
       Increase in surrender value of Bank Owned Life Insurance                          (281)        (269)
  Decrease (increase) in assets:
       Accrued interest receivable                                                        261           25
       Other assets                                                                       136          131
  Increase (decrease) in liabilities:
       Accrued interest payable                                                            18           10
       Other liabilities                                                                   92          204
                                                                                     --------     --------
         Net cash provided by (used in) operating activities                            1,420        1,689
                                                                                     --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities, calls and repayments of securities available-for-sale         786        8,495
  Proceeds from sale of securities available-for-sale                                  15,169        3,000
  Purchase of securities available-for-sale                                              (500)      (6,238)
  Proceeds from sales of real estate and repossessed assets                             1,164        1,441
  Purchase of loans                                                                        --       (3,500)
  Net loan originations                                                                (5,078)     (19,715)
  Capital expenditures                                                                 (1,001)      (1,776)
                                                                                     --------     --------
         Net cash provided by (used in) investing activities                           10,440      (18,293)
                                                                                     --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposits, net                                                  4,782        8,715
  Proceeds from borrowings                                                              8,304       83,485
  Repayment of borrowings                                                             (21,798)     (80,187)
  Proceeds from issuance of subordinated debentures                                        --        6,000
  Proceeds from exercise of stock options                                                 195           15
  Dividends paid                                                                         (680)        (668)
  Proceeds from dividend reinvestment                                                      79          101
  Purchase of treasury stock for Deferred Compensation Plan                               (49)        (105)
                                                                                     --------     --------
         Net cash provided by (used in) financing activities                           (9,167)      17,356
                                                                                     --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    2,693          752
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        4,790        7,621
                                                                                     --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                           $  7,483     $  8,373
                                                                                     ========     ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for -
       Income taxes                                                                  $    433     $    145
       Interest                                                                         3,431        3,060
  Non-cash transactions -
       Transfer of loans receivable to real estate owned                                1,228        1,211
       Transfer of leased real estate owned to other assets                                --        3,246
       Transfer of leased real estate to loans receivable                               1,818           --
       Transfer of leased real estate to assets held for sale                             940           --

See accompanying notes to unaudited condensed consolidated financial statements.

                             FIRSTFED BANCORP, INC.
                             ----------------------
               NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
               ---------------------------------------------------
                                   STATEMENTS
                                   ----------

1. BASIS OF PRESENTATION:
   ----------------------

FirstFed Bancorp, Inc. (the "Company") is the holding company and sole shareholder of First State Corp. ("FSC"), which in turn is the sole shareholder of First Financial Bank ("First Financial" or the "Bank").

The accompanying unaudited condensed consolidated financial statements as of September 30, 2005, and December 31, 2004, and for the three and nine months ended September 30, 2005 and 2004, include the accounts of the Company, FSC and the Bank. All significant intercompany transactions and accounts have been eliminated in consolidation.

In the opinion of management, all adjustments (none of which are other than normal recurring accruals) necessary for a fair presentation of the results of such interim periods have been included. The results of operations for the nine months ended September 30, 2005, are not necessarily indicative of the results of operations which may be expected for the entire year.

These unaudited condensed financial statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto incorporated in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. The accounting policies followed by the Company are set forth in the Summary of Significant Accounting Policies in the Company's December 31, 2004, Consolidated Financial Statements.

2. SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

Loans Held for Sale

Loans held for sale are recorded at the lower of amortized cost or fair value, as such loans are not intended to be held to maturity. As of September 30, 2005, and December 31, 2004, loans held for sale consisted of mortgage loans that have been committed for sale to third-party investors.

Loans Receivable

Loans receivable are stated at unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees and costs. Interest is credited to income based upon the recorded investment.

The accrual of interest on loans is discontinued and an allowance established when a loan becomes 90 days past due and/or, in the opinion of management, the ultimate collection is in doubt. Upon such discontinuance, all unpaid accrued interest is reversed against current income unless the collateral for the loan is sufficient to cover the accrued interest. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current and the ultimate collectibility of the total contractural principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is maintained at levels which management considers adequate to absorb losses currently in the loan portfolio at each reporting date. Management's estimation of this amount includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class, the estimated value of underlying collateral, and the balance of any impaired loans (generally considered to be nonperforming loans, excluding residential mortgages and other homogeneous loans). Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from estimations; however, the allowance is reviewed periodically and as adjustments become necessary they are reported in earnings in the periods in which they become known. Specific allowances for impaired loans are based on comparisons of the carrying values of the loans to the present value of the loans' estimated cash flows at each loan's original effective interest rate, the fair value of the collateral, or the loans' observable market prices.

Assets Held For Sale

Assets held for sale are recorded at the selling price less cost to dispose. As of September 30, 2005, assets held for sale consisted of one parcel of commercial real estate.

3. EARNINGS AND DIVIDENDS PER SHARE:
   ---------------------------------

Earnings per share ("EPS") for the three and nine months ended September 30, 2005 and 2004, were as follows:

                                            Three Months                                  Three Months
                                      Ended September 30, 2005                      Ended September 30, 2004
                             ------------------------------------------     -----------------------------------------
                                              Dilutive                                      Dilutive
                                              Effect of                                     Effect of
                                               Options                                       Options
                                Basic          Issued         Diluted          Basic         Issued         Diluted
                             -----------     -----------    -----------     -----------    -----------    -----------
Net income (loss)            $  (533,000)             --    $  (533,000)    $   219,000             --    $   219,000

Shares available to
   common shareholders         2,420,398          49,280      2,469,678       2,338,221         31,108      2,369,329
                             -----------     -----------    -----------     -----------    -----------    -----------

Earnings (loss) per share    $     (0.22)             --    $     (0.22)    $      0.09             --    $      0.09
                             ===========     ===========    ===========     ===========    ===========    ===========

                                             Nine Months                                   Nine Months
                                      Ended September 30, 2005                      Ended September 30, 2004
                             ------------------------------------------     -----------------------------------------
                                              Dilutive                                       Dilutive
                                              Effect of                                      Effect of
                                               Options                                        Options
                                Basic          Issued         Diluted          Basic          Issued        Diluted
                             -----------     -----------    -----------     -----------    -----------    -----------
Net income                   $   605,000              --    $   605,000     $   445,000             --    $   445,000

Shares available to
   common shareholders         2,404,923          29,189      2,434,112       2,350,332         37,678      2,388,010
                             -----------     -----------    -----------     -----------    -----------    -----------

Earnings per share           $      0.25              --    $      0.25     $      0.19             --    $      0.19
                             ===========     ===========    ===========     ===========    ===========    ===========

Options to purchase 7,099 and 196,233 shares of common stock at prices in excess of the average market price were outstanding during the quarter ended September 30, 2005 and 2004, respectively, but not included in the computation of diluted earnings per share.

Options to purchase 9,099 and 9,099 shares of common stock at prices in excess of the average market price were outstanding during the nine months ended September 30, 2005 and 2004, respectively, but not included in the computation of diluted earnings per share.

There were 26,359 and 35,145 shares of common stock held by the Employee Stock Ownership Plan and unallocated at September 30, 2005 and 2004, respectively. These shares are outstanding but not included in the computation of earnings per share.

Dividends declared for the quarter ended September 30, 2005, consisted of a $.07 per share quarterly dividend.

4. SEGMENT DISCLOSURE:
   -------------------

The holding company is considered a separate reportable segment from the banking operations since it does not offer products or services or interact with customers, but does meet the quantitative threshold as outlined in the accounting standards. The Company's segment disclosure is as follows for the three and nine months ended September 30, 2005 and 2004.

                                           Three Months Ended September 30, 2005
                                  ------------------------------------------------------
                                   Banking        Holding                       Total
                                  Operations      Company      Eliminations    Company
                                  ----------     ----------    ------------   ----------
                                                      (In thousands)
Net interest income (expense)     $    1,657     $      (86)    $       --    $    1,571
Provision for loan losses                166             --             --           166
Noninterest income                       721             27             --           748
Noninterest expense                    2,967             72             --         3,039
                                  ----------     ----------     ----------    ----------
   Income (loss) before income
       taxes                            (755)          (131)            --          (886)
Income tax expense (benefit)            (297)           (56)            --          (353)
                                  ----------     ----------     ----------    ----------
   Net income (loss)              $     (458)    $      (75)    $       --    $     (533)
                                  ==========     ==========     ==========    ==========
   Total assets                   $  203,153     $   25,036     $  (22,384)   $  205,805
                                  ==========     ==========     ==========    ==========
   Capital Expenditures           $      236     $       --     $       --    $      236
                                  ==========     ==========     ==========    ==========

                                           Three Months Ended September 30, 2004
                                  ------------------------------------------------------
                                   Banking       Holding                       Total
                                  Operations     Company      Eliminations    Company
                                  ----------    ----------    ------------   ----------
                                                      (In thousands)
Net interest income (expense)     $    1,502    $      (58)    $       --    $    1,444
Provision for loan losses                119            --             --           119
Noninterest income                       686            28             --           714
Noninterest expense                    1,674            74             --         1,748
                                  ----------    ----------     ----------    ----------
   Income (loss) before income
       taxes                             395          (104)            --           291
Income tax expense (benefit)             119           (47)            --            72
                                  ----------    ----------     ----------    ----------
   Net income (loss)              $      276    $      (57)    $       --    $      219
                                  ==========    ==========     ==========    ==========
   Total assets                   $  209,648    $   24,668     $  (22,042)   $  212,274
                                  ==========    ==========     ==========    ==========
   Capital Expenditures           $       60    $       --     $       --    $       60
                                  ==========    ==========     ==========    ==========

                                           Nine Months Ended September 30, 2005
                                  -----------------------------------------------------
                                   Banking        Holding                      Total
                                  Operations      Company     Eliminations    Company
                                  ----------    ----------    ------------   ----------
                                                      (In thousands)
Net interest income (expense)     $    4,715    $     (243)    $       --    $    4,472
Provision for loan losses                202            --             --           202
Noninterest income                     2,895            81             --         2,976
Noninterest expense                    6,242           222             --         6,464
                                  ----------    ----------     ----------    ----------
   Income (loss) before income
       taxes                           1,166          (384)            --           782
Income tax expense (benefit)             345          (168)            --           177
                                  ----------    ----------     ----------    ----------
   Net income (loss)              $      821    $     (216)    $       --    $      605
                                  ==========    ==========     ==========    ==========
   Total assets                   $  203,153    $   25,036     $  (22,384)   $  205,805
                                  ==========    ==========     ==========    ==========
   Capital Expenditures           $    1,001    $       --     $       --    $    1,001
                                  ==========    ==========     ==========    ==========

                                           Nine Months Ended September 30, 2004
                                  -----------------------------------------------------
                                   Banking       Holding                       Total
                                  Operations     Company      Eliminations    Company
                                  ----------    ----------    ------------   ----------
                                                     (In thousands)
Net interest income (expense)     $    4,279    $      (90)    $       --    $    4,189
Provision for loan losses                548            --             --           548
Noninterest income                     2,056            83             --         2,139
Noninterest expense                    5,014           226             --         5,240
                                  ----------    ----------     ----------    ----------
   Income (loss) before income
       taxes                             773          (233)            --           540
Income tax expense (benefit)             208          (113)            --            95
                                  ----------    ----------     ----------    ----------
   Net income (loss)              $      565    $     (120)    $       --    $      445
                                  ==========    ==========     ==========    ==========
   Total assets                   $  209,648    $   24,668     $  (22,042)   $  212,274
                                  ==========    ==========     ==========    ==========
   Capital Expenditures           $    1,776    $       --     $       --    $    1,776
                                  ==========    ==========     ==========    ==========

5. STOCK-BASED COMPENSATION:
   -------------------------

In accordance with provisions of Statement of Financial Accounting Standard ("SFAS") 123, the Company has elected to continue to apply APB Opinion 25 and related Interpretations. In December 2002, SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, was issued which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. This Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

There were no options granted during the quarter and nine months ended September 30, 2005 and all previous grants were fully vested prior to 2005. No stock based compensation has been recognized for any period presented.

If the Company had elected to recognize compensation cost for options granted during the quarter and nine months ended September 30, 2004, based on the fair value of the options as required by SFAS 123, net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                          Three Months           Nine Months
                                             Ended                  Ended
                                       September 30, 2004     September 30, 2004
                                       ------------------     ------------------
                                       (In thousands, except per share amounts)

Net income - as reported                      $ 219                 $ 445
Stock-based compensation expense                 24                    27
                                              -----                 -----
Net income - proforma                           195                   418
                                              =====                 =====

Earnings per share - as reported
   Basic                                      $ .09                 $ .19
   Diluted                                    $ .09                 $ .19

Earnings per share - pro forma
   Basic                                      $ .08                 $ .18
   Diluted                                    $ .08                 $ .18

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model using the following assumptions:

                                                      2004
                                                     ------
             Expected dividend yield                  4.67%
             Expected stock price volitility            31%
             Risk-free interest rate                  3.36%
             Expected life of options               5 Years

6. PENSION DISCLOSURES:
   --------------------

The Company terminated the Defined Benefit Pension Plan ("Pension Plan") effective June 8, 2005. By terminating the Pension Plan, the Company incurred termination expense of $843, during the three months ended September 30, 2005. Termination of the Pension Plan, distribution to participants of its assets, and recording termination expense occurred when termination approval was received from the Pension Benefit Guaranty Corporation in the quarter ended September 30, 2005. A curtailment gain of $68 was recorded in the first quarter ended March 31, 2005, in connection with the Board of Director's approval of the termination.

The Financial Accounting Standards Board ("FASB") issued SFAS 132 (revised 2003) in December of 2003. The Statement revises employers' disclosures about pension plans and other postretirement benefits by requiring additional disclosures to those in the original SFAS 132 about the assets, obligations, cash flows, investment strategy, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The Company does not have any postretirement benefits. The effect of the required interim information for the Defined Benefit Pension Plan is reflected in the following table:

                                    Three Months Ended       Nine Months Ended
                                       September 30,            September 30,
                                    ------------------      -------------------
                                     2005        2004        2005         2004
                                    ------      ------      ------       ------
                                                  (In thousands)
Service cost                        $   --      $   44      $   35       $  132
Interest cost                           --          31          24           93
Expected return on plan assets          --         (25)        (19)         (75)
Amortization of transitional asset      --          (1)          7           (3)
Recognized actuarial loss               --           6          --           18
                                    ------      ------      ------       ------
Net periodic benefit cost           $   --      $   55      $   47       $  165
                                    ======      ======      ======       ======

The Company contributed the necessary funds for termination. The Company contributed $344,000 during the nine month period ended September 30, 2005.

7. PENDING ACCOUNTING PRONOUNCEMENTS:
   ----------------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share- Based Payment. SFAS No. 123(R) revises SFAS No. 123 and calls for companies to expense the fair value of employee stock options and other forms of stock-based compensation. SFAS No. 123(R) requires companies to (1) use fair value to measure stock-based compensation awards and (2) cease using the "intrinsic value" method of accounting, which APB No. 25 allowed and resulted in no expense for many awards of stock options for which the exercise price of the option equaled the price of the underlying stock at the grant date. Under SFAS No. 123(R), the fair value of a stock-based compensation award is recognized over the employee's service period. The Company is required to adopt SFAS No. 123(R) as of January 1, 2006.

On March 25, 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). SAB 107 provides guidance regarding the valuation of share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS No. 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123(R), the modification of employee share options prior to adoption of SFAS No. 123(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS No. 123(R).

8. SUBORDINATED DEBT:
   ------------------

On June 8, 2004, the Company established FirstFed Statutory Trust I ("Trust"), a wholly-owned statutory business trust. The Company is the sole sponsor of the Trust and acquired the Trust's common securities for $186,000. The Trust was created for the exclusive purpose of issuing 30-year capital trust securities ("Trust Preferred Securities") in the aggregate amount of $6,000,000 and using proceeds to purchase junior subordinated debentures ("Subordinated Debentures") issued by the Company. The assets of the Trust consist primarily of the Subordinated Debentures. The Company's $186,000 investment in the Trust is included in other assets in the accompanying consolidated balance sheet and the $6,000,000 obligation of the Company is included in subordinated debt.

The Trust Preferred Securities bear a floating interest rate based on a spread over 3-month LIBOR which is set each quarter and matures on June 17, 2034. Distributions are payable quarterly. The Trust Preferred Securities are subject to mandatory redemption upon repayment of the Subordinated Debentures at their stated maturity date or their earlier redemption in an amount equal to their liquidation amount plus accumulated and unpaid distributions to the date of redemption. The Company guarantees the payment of distributions and payments for redemption or liquidation of the Trust Preferred Securities to the extent of funds held by the Trust. The Company's obligation under the Subordinated
Debentures together with the guarantee and other back-up obligation, in aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Trust Preferred Securities.

The Subordinated Debentures are unsecured, bear an interest rate based on a spread over a 3 month LIBOR (equal to the spread paid by the Trust on the Trust Preferred Securities) which is set each quarter and matures on June 17, 2034. Interest is payable quarterly. The Company may defer the payment of interest at any time for a period not exceeding 20 consecutive quarters provided that deferral period does not extend past the stated maturity. During any such deferral period, distributions on the Trust Preferred Securities will also be deferred and the Company's ability to pay dividends on the common shares will be restricted.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management's Discussion and Analysis includes certain forward-looking statements addressing, among other things, the Company's prospects for earnings, asset growth and net interest margin. Forward-looking statements are accompanied by, and identified with, such terms as "anticipates," "believes," "expects," "intends," and similar phrases. Management's expectations for the Company's future necessarily involve a number of assumptions and estimates. Factors that could cause actual results to differ from the expectations expressed herein include: changes in interest rates, changes in the general economy, changes in the Company's strategies for credit-risk management, interest-rate risk management and investment activities, change in accounting principals, policies or guidelines, legislative or regulatory changes, changes in monetary or fiscal policies, and other economic, competitive, governmental, regulatory and technological factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.

Comparison of Financial Condition as of September 30, 2005, and December 31,
----------------------------------------------------------------------------
2004
----

All dollar amounts, except per share amounts, included hereafter in Management's Discussion and Analysis are in thousands.

Cash, interest-bearing deposits, and federal funds sold increased $2,693, or 56.2%, to $7,483 at September 30, 2005. The increase was substantially the result of increased deposits.

Securities available-for-sale decreased $15,601, or 68.0%, to $7,340 at September 30, 2005. During the nine months ended September 30, 2005, investments totaling $786 were called or matured, $500 were purchased and $15,169 were sold.

Loans receivable, net, at September 30, 2005, were $167,520, an increase of $5,679, or 3.5%, from $161,841 at December 31, 2004. The increase was primarily the result of an increase in commercial real estate lending.

The Company's consolidated allowance for loan losses decreased to $1,605 at September 30, 2005, from $1,684 at December 31, 2004. This decrease was partially due to charge-offs over recoveries of $281, net of a provision to the allowance for loan losses of $202 for the nine months ended September 30, 2005. Nonperforming loans at September 30, 2005, increased to $1,607, or 0.96% of loans receivable, from $961, or 0.66% of loans receivable, at December 31, 2004. At September 30, 2005, there were no material loans not included in nonperforming loans which represented material credits about which management was aware of any information which caused management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Land, buildings and equipment, net, increased $318, or 4.3%, to $7,695 at September 30, 2005. The increase was substantially the result of the purchase of land in McCalla, Alabama, for a new branch facility.

Real estate owned was $1,187 at September 30, 2005, an increase of $201 from $986 at December 31, 2004. The increase was substantially the result of eight homes under construction by one builder acquired by foreclosure prior to June 30, 2005, net of disposition of several properties.

Assets held for sale of $940 represents commercial real estate that was previously under a lease contract with a purchase option. Management entered into a plan to sell during the quarter ended September 30, 2005. The property was written down to selling price less cost to dispose and transferred from Other Assets to Assets Held For Sale during the quarter ended September 30, 2005. The property was placed under contract subsequent to September 30, 2005.

Other assets decreased by $3,124, or 44.0%, to $3,976 at September 30, 2005. The decrease was primarily the result of the sale of two parcels of commercial property that were under lease and the transfer of another parcel of commercial property to Assets Held For Sale as previously discussed. The Company recognized a loss of $446 related to the sale of the two parcels.

Deposits increased $4,782, or 3.0%, to $162,327 at September 30, 2005, from $157,545 at December 31, 2004. The increase was substantially the result of increases in commercial checking accounts and, to a lesser extent, increases in savings accounts.

Borrowings decreased by $13,494, or 42.8%, to $18,000 at September 30, 2004, substantially as a result of the repayment of overnight borrowings with the proceeds of investment sales.

The Company had stockholders' equity of $18,379 as of September 30, 2005, a decrease of $39, or 0.2%, from $18,418 as of December 31, 2004. Net income for the nine months ended September 30, 2005, was $605. Equity was decreased by dividends of $.28 per share, or $682. Included in such dividends was a special dividend of $.07 per share, which was declared during the first quarter. In addition, accumulated other comprehensive income decreased $310, or 131.4%, due to an unrealized loss of $74 at September 30, 2005, as a result of decreases in fair value of the securities available-for-sale. This was primarily due to higher market rates of interest and the sale of $15,504 in available-for-sale securities.

Liquidity and Capital Resources
-------------------------------

Liquidity refers to the ability of the Company to meet its cash flow requirements in the normal course of business, including loan commitments, deposit withdrawals, and liability maturities, and ensuring that the Company is in a position to take advantage of investment opportunities in a timely and cost-efficient manner. Management monitors the Company's liquidity position and reports to the Board of Directors monthly. The Company may achieve its desired liquidity objectives through management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments, the continuous maturing of other interest-earning assets, the possible sale of available-for-sale securities and the ability to securitize certain types of loans provide sources of liquidity from an asset perspective. The liability base provides sources of liquidity through deposits. In addition, the Bank has borrowing ability from the Federal Home Loan Bank of Atlanta and correspondent banks if the need for additional funds arises. At September 30, 2005, the Bank had commitments to originate and fund loans of $18.2 million. The Bank anticipates that it will have sufficient funds available to meet its current commitments.

Under applicable regulations, First Financial and the Company are each required to maintain minimum capital ratios. Set forth below are actual capital ratios and the minimum regulatory capital requirements as of September 30, 2005.

                                                        September 30, 2005
                                 -----------------------------------------------------------------
                                                   (Dollar amounts in thousands)
                                                                                   To Be Well
                                                                                Capitalized Under
                                                            For Capital         Prompt Corrective
                                       Actual            Adequacy Purposes      Action Provisions
                                 ------------------     ------------------     -------------------
                                  Amount      Rate       Amount      Rate       Amount       Rate
                                 --------    ------     --------    ------     --------     ------
Tier 1 Risk-Based Capital
     Consolidated                $ 23,561     13.3%          N/A      N/A           N/A       N/A
     First Financial Bank          19,575     11.4%     $  6,960      4.0%     $ 10,441       6.0%

Total Risk-Based Capital
     Consolidated                $ 25,166     14.2%          N/A      N/A           N/A       N/A
     First Financial Bank          21,131     12.3%     $ 13,921      8.0%     $ 17,401      10.0%

Tier 1 Leverage
     Consolidated                $ 23,561     11.6%          N/A      N/A           N/A       N/A
     First Financial Bank          19,575      9.8%     $  8,113      4.0%     $ 10,142       5.0%

As of September 30, 2005, management was not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the Company's or the Bank's liquidity, capital resources or operations.

Results of Operations - Comparison of the Three Months Ended September 30, 2005
-------------------------------------------------------------------------------
and 2004
--------

Net loss for the three months ended September 30, 2005, was $533, a decrease of $752, from net income of $219 for the three months ended September 30 , 2004. The loss and decrease in earnings was the result of $843 of pension termination expense recorded during the three months ended September 30, 2005. Also contributing to the loss was $446 recorded in connection with the disposition of two parcels of commercial property and the write-down of one parcel of commercial real estate previously under lease.

Interest Income
---------------

Total interest income increased $239, or 9.5%, to $2,766 for the three months ended September 30, 2005. This increase was substantially due to an increase in the average yield on interest-earnings assets to 6.3% for the three months ended September 30, 2005, compared to 5.5% for the same quarter a year ago, offset by a decrease in the average balance on interest-earnings assets for the three months ended September 30, 2005, compared to the same quarter a year ago primarily as a result of the sale of approximately $15,000 in investments in the first quarter of 2005.

Interest Expense
----------------

Interest expense for the quarter ended September 30, 2005, was $1,195, an increase of $112, or 10.3%, from $1,083 for the quarter ended September 30, 2004. The increase was substantially the result of an increase in the average rate paid on interest-bearing liabilities to 2.6% for the three months ended September 30, 2005, compared to 2.4% for the corresponding quarter of the previous year, somewhat offset by a decrease in the average balance of interest-bearing liabilities compared to the same quarter a year ago as a result of the repayment of overnight deposits with funds from the approximate $15,000 sale of investments in the first quarter of 2005.

Net Interest Income
-------------------

Net interest income for the quarter ended September 30, 2005, increased $127, or 8.8%, to $1,571 from the quarter ended September 30, 2004, level of $1,444. The increase was primarily the result of an increase in the average net interest spread to 3.7% for the quarter ended September 30, 2005, compared to 3.1% for the same period a year ago. The net interest margin also increased to 3.6% for the quarter ended September 30, 2005, from 3.1% for the same quarter a year ago.

Provision for Loan Losses
-------------------------

Management increased the Company's total allowance for loan losses by a charge to the provision of $166 during the quarter ended September 30, 2005, compared to $119 for the quarter ended September 30, 2004. The allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of the underlying collateral. The Bank segregates its loan portfolio into problem and non-problem loans. The Bank then determines the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation of collateral fair value. The allowance for non-problem loans considers historical losses and other relevant factors. The allowances are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

Noninterest Income
------------------

Noninterest income during the quarter ended September 30, 2005, increased slightly to $748 from the September 30, 2004, level of $714. The increase is the result in slight increase of fee income.

Noninterest Expenses
--------------------

Noninterest expenses during the quarter ended September 30, 2005, increased $1,291, or 73.9%, to $3,039, from the September 30, 2004, quarter of $1,748.
This increase was substantially the result of $843 of pension plan termination expense recorded during the three months ended September 30, 2005. Also contributing to the increase was $446 recorded in connection with the disposition and write-down of three parcels of commercial real estate previously under lease.

Income Taxes
------------

The provision (benefit) for income taxes increased $425, to a benefit of $353 for the quarter ended September 30, 2005, as compared to a provision of $72 for the corresponding quarter in the previous year. The decreased tax expense was due primarily to a decrease in pretax income.

Results of Operations - Comparison of the Nine Months Ended September 30, 2005
------------------------------------------------------------------------------
and 2004
--------

Net income for the nine months ended September 30, 2005, was $605, an increase of $160, or 36.0%, from net income of $445 for the nine months ended September 30, 2004. The increase was primarily the result of an increase in net interest income and a reduction in loan loss provision partially resulting from recoveries. Included in the nine months ended September 30, 2005, were the following transactions; a gain on sale of investments of $354, a gain on the sale of an equity investment in the Bank's data processing company of $363, pension plan termination expense of $843 and losses totaling $446 on disposition of two parcels of commercial property and the write-down of one parcel of commercial real estate previously under lease.

Interest Income
---------------

Total interest income increased $672, or 9.3%, to $7,921 for the nine months ended September 30, 2005. This increase was substantially the result of an increase in the average yield on the interest-earning assets to 6.0% during the nine months ended September 30, 2005, from 5.3% during the nine months ended September 30, 2004, offset by a slight decrease in the average balance on interest-earning assets for the nine months ended September 30, 2005, compared to the same quarter a year ago.

Interest Expense
----------------

Interest expense for the nine months ended September 30, 2005, increased $389, or 12.7%, to $3,449, from $3,060 during the nine months ended September 30, 2005. This increase was primarily attributable to an increase in the average rate paid on interest-bearing liabilities to 2.5% for the nine month period ended September 30, 2005, compared to 2.3% for the same period a year ago, in addition to an increase in the average balance of interest-bearing liabilities.

Net Interest Income
-------------------

Net interest income for the nine months ended September 30, 2005, increased $283, or 6.8 %, to $4,472, from $4,189 for the nine months ended September 30, 2004. This increase was due primarily to an increase in the average net interest spread to 3.5% for the nine months ended September 30, 2005, compared to 3.1% for the same period a year ago. The net interest margin increased to 3.4% for the nine months ended September 30, 2005, from 3.1% for the nine months ended September 30, 2004.

Provision for Loan Losses
-------------------------

Management increased the Company's total allowance for loan losses by a charge to the provision of $202 during the nine months ended September 30, 2005, compared to $548 for the nine months ended September 30, 2004. The allowance for loan losses is based on management's evaluation of losses inherent in the loan portfolio and considers, among other factors, prior years' loss experience, economic conditions, distribution of portfolio loans by risk class and the estimated value of the underlying collateral. The Bank segregates its loan portfolio  into problem and  non-problem  loans.  The Bank then  determines  the allowance for loan losses based on specific review of all problem loans by internal loan review committees. This detailed analysis primarily determines the allowance on problem loans by specific evaluation of collateral fair value. The allowance for non-problem loans considers historical losses and other relevant factors. The allowances are reviewed throughout the year to consider changes in the loan portfolio and classification of loans which results in a self-correcting mechanism.

Noninterest Income
------------------

Noninterest income for the nine months ended September 30, 2005, totaled $2,976, as compared to $2,139 for the nine months ended September 30, 2004. The increase was primarily the result of a gain on the sale of investments of $354 and a gain on the sale of an equity investment in the Bank's data processing company of $363. In addition, a curtailment gain of $68 was recorded in connection with the termination of the Pension Plan.

Noninterest Expenses
--------------------

Noninterest expenses during the nine months ended September 30, 2005, increased $1,224 to $6,464 from the 2004 level of $5,240. The increase was substantially the result of $843 of pension plan termination expense recorded during the three months ended September 30, 2005. Also contributing to the increase was $446 of expense recorded in connection with the disposition and write-down of three parcels of commercial real estate previously under lease.

Income Taxes
------------

The provision for income taxes increased $82, to $177 for the nine months ended September 30, 2005, as compared to $95 for the corresponding period of the prior year. The increased tax expense was due to the increase in pretax income.

Recent Events
-------------

On September 8, 2005, the Company announced that the Board of Directors has approved proceeding with a proposed going private transaction which, if completed, would reduce the number of stockholders of record to less than 100. The purpose of the transaction is to allow the Company to deregister its shares of common stock under the Securities Exchange Act of 1934 and to elect to be taxed as a Subchapter S corporation. Consummation of the transaction is subject to approval of the Company's stockholders.

ITEM 3. CONTROLS AND PROCEDURES

The Company carried out an evaluation under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and the Company's Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures as of September 30, 2005, pursuant to Exchange Act Rule 13a-15(b). Based upon that evaluation, the Company's Chief Executive Officer and the Company's Chief Financial Officer concluded that the Company's disclosure controls and procedures, as designed and implemented, are effective in alerting them in a timely manner to material information relating to the Company
(including its consolidated subsidiaries) required to be included in the Company's periodic SEC filings.

In addition, the Company reviewed its internal controls. There has been no change in the Company's internal controls over financial reporting during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed by the Company under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to the Company's management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Disclosure controls include internal controls that are designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported.

Any control system, no matter how well conceived and operated, can provide only reasonable assurance that its objectives are achieved. The design of a control system inherently has limitations, including the controls' cost relative to their benefits. Additionally, controls can be circumvented. No cost-effective control system can provide absolute assurance that all control issues and instances of fraud, will be detected.

Effective in 2006, the Company will become subject to Section 404 of The Sarbanes-Oxley Act of 2002. Section 404 requires management to assess and report on the effectiveness of the Company's internal controls over financial reporting. Additionally, it requires the Company's independent registered public accounting firm to report on management's assessment as well as report on its own assessment of the effectiveness of the Company's internal controls over financial reporting. Management is currently establishing policies and procedures to assess and report on internal controls, and will retain an outside firm to assist it in determining the effectiveness of the Company's internal controls over financial reporting.

                            PART II-OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

From time to time, the Company and Bank are parties to routine legal proceedings occurring in the ordinary course of business. At September 30, 2005, there were no legal proceedings to which the Company and/or the Bank were a party or parties, or to which any of their property was subject, which were expected by management to result in a material loss.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

ITEM 5. OTHER INFORMATION

Not applicable.

ITEM 6. EXHIBITS

Exhibit 31.1 - Certifications of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.2 - Certifications of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1 - Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                FIRSTFED BANCORP, INC.


Date: November 14, 2005                         \s\ B. K. Goodwin, III
      ----------------------                    --------------------------------
                                                B. K. Goodwin, III,
                                                Chairman of the Board,
                                                Chief Executive Officer,
                                                and President


Date: November 14, 2005                         \s\ Lynn J. Joyce
      ----------------------                    --------------------------------
                                                Lynn J. Joyce
                                                Chief Financial Officer,
                                                Executive Vice President,
                                                Secretary and Treasurer

                                  EXHIBIT 31.1

                                 CERTIFICATIONS

I, B. K. Goodwin, III, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

            a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: November 14, 2005                   By: \s\ B. K. Goodwin, III
      ----------------------              --------------------------------------
                                          Chairman of the Board, Chief Executive
                                                 Officer and President

                                  EXHIBIT 31.2

                                 CERTIFICATIONS

I, Lynn J. Joyce, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB of FirstFed Bancorp, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

            a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: November 14, 2005                  By: \s\ Lynn J. Joyce
      ----------------------             ---------------------------------------
                                         Chief Financial Officer, Executive Vice
                                           President, Secretary and Treasurer

                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2005 (the "Report") of FirstFed Bancorp, Inc. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby each certify that to the best of our knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.


\s\ B. K. Goodwin, III                                  November 14, 2005
---------------------------------------------           ------------------------
B. K. Goodwin, III, Chief Executive Officer             Date


\s\ Lynn J. Joyce                                       November 14, 2005
---------------------------------------------           ------------------------
Lynn J. Joyce, Chief Financial Officer                  Date

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                                                      APPENDIX M

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2005

                             FIRSTFED BANCORP, INC.
                             ----------------------
               (Exact name of Registrant as Specified in Charter)

          Delaware                     0-19609                   63-1048648
          --------                     -------                   ----------
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)           Identification No.)

                1630 Fourth Avenue North, Bessemer, Alabama 35020
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (205) 428-8472
                                 --------------
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On November 15, 2005, the Registrant dismissed its independent registered public accounting firm, KPMG LLP ("KPMG"), and appointed Mauldin & Jenkins, Certified Public Accountants, LLC ("MJ") as its new independent registered public accounting firm. This determination followed the Registrant's decision to seek proposals from independent accountants to audit the Registrant's financial statements for the fiscal year ending December 31, 2005. The decision to terminate the engagement of KPMG and to retain MJ was approved by the Audit Committee. KPMG's report on the Registrant's 2004 financial statements dated March 10, 2005, was issued in conjunction with the filing of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

      During the Registrant's two most recent fiscal years ended December 31, 2004, and the subsequent interim period through November 15, 2005, there were no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to KPMG's satisfaction, would have caused KPMG to make reference thereto in their reports on the financial statements for such fiscal years.

      The audit reports of KPMG on the consolidated financial statements of the Registrant and subsidiary for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

      During the Registrant's two most recent fiscal years ended December 31, 2004 and through November 15, 2005, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

      The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter, dated November __, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

      During the Registrant's two most recent fiscal years ended December 31, 2004, and the subsequent interim period through November 15, 2005, the Registrant did not consult with MJ regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter of KPMG LLP dated November __, 2005, regarding change in independent registered public accounting firm.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           FIRSTFED BANCORP, INC.



DATE:  November 21, 2005                   By:  /s/  B. K. Goodwin III
                                                --------------------------------
                                                B. K. Goodwin III
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit
Number
------
16.1 Letter of KPMG LLP dated November __, 2005, regarding change in independent registered public accounting firm.

                                                                    Exhibit 16.1


November 18, 2005




Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for FirstFed Bancorp, Inc. (the Company) and, under the date of March 10, 2005, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003. On November 17, 2005 we were notified by the Company that our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4.01 of its Form 8-K dated November 17, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements that (i) it appointed Mauldin & Jenkins, Certified Public Accountants, LLC (MJ) as its new independent registered public accounting firm, (ii) the determination followed the Registrant's decision to seek proposals from independent accountants to audit the Registrant's financial statements for the fiscal year ending December 31, 2005, (iii) the decision to terminate KPMG and to retain MJ was approved by the audit committee, or (iv) that the Company has not consulted with MJ regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B, during the two most recent fiscal years ended December 31, 2004, and subsequent interim period through November 17, 2005.

Very truly yours,

/s/ KPMG LLP